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                                                                  EXHIBIT 10.5.1

                               SUBLEASE AGREEMENT

         This Sublease Agreement ("Sublease") is entered as of May 22, 2003, between Amazon.com Holdings, Inc., a Delaware corporation ("Sublandlord") and Blue Nile, Inc., a Delaware corporation ("Subtenant").

                                R E C I T A L S:

         A. Amazon.com, Inc., a Delaware corporation ("Original Tenant") and Opus Union Station, L.L.C. ("Original Landlord") are parties to a Multi-Tenant Office Lease Agreement dated as of August 23, 1999, as amended by that certain Amendment 1 to the Multi-Tenant Office Agreement dated as of May 21, 2001 (the "First Amendment") (as amended from time to time, the "Prime Lease"), Original Tenant's interest in which is now held by Sublandlord. Effective June 12, 2001, Original Landlord's interest in the Prime Lease was transferred to Seattle Union Station II, LLC, a Washington limited liability company ("Landlord'). Pursuant to the Prime Lease, Sublandlord leases 253,769 square feet of Rentable Area (as defined in the Prime Lease) (the "Leased Premises") from Landlord at the Opus Center South Building (the "Building"). The Leased Premises and the Building are more fully described in the Prime Lease attached as EXHIBIT A to this Sublease.

         B. Subtenant wishes to acquire from Sublandlord the right to occupy part of the 9th floor of the Building (as depicted on the illustration attached hereto as EXHIBIT B and consisting of 21,135 square feet of Rentable Area of a total of 24,184 square feet of Rentable Area on the 9th floor), as determined in this Sublease for such floor as set forth in the First Amendment) (the "Subleased Premises").

                                    AGREEMENT

In consideration of the mutual promises of the parties and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.       SUBLEASE OF SUBLEASED PREMISES

         1.1 INITIAL SUBLEASED PREMISES. Sublandlord subleases to Subtenant, and Subtenant subleases from Sublandlord, the Subleased Premises, subject and pursuant to the terms and conditions of this Sublease. Within 10 business days after completion of the Subtenant's Improvements (defined in Section 6.1 below) in the Subleased Premises, or after any space is added to the Subleased Premises under the terms of Sections 1.2, 1.3 or 1.4 of this Sublease, Subtenant and Sublandlord shall measure the Subleased Premises, or, as applicable, any area(s) hereafter added to the Subleased Premises, by such person as shall be reasonably acceptable to Subtenant, Sublandlord and Landlord, and the Rentable Area shall be determined by such person using the standards set forth in the Prime Lease. Sublandlord and Subtenant shall each pay one half of the cost of such measurement. If Sublandlord, Subtenant or Landlord disputes the measurement provided by the designated architect, the parties will jointly agree upon a second person to perform the measurements and the results of this second measurement will be final and binding upon the parties hereto for all purposes hereunder, including, without limitation, the

                                       1.
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determination of the total Basic Rent and Subtenant's Share (both as defined in this Sublease). If the Rentable Area determined by any such measurement should differ from that set forth in this Sublease, the parties shall jointly execute an amendment to this Sublease setting forth the Rentable Area of the Subleased Premises, the Basic Rent, Subtenant's Share and such other matters herein (if any) that vary with the size of the Subleased Premises; provided, however, any failure to execute such amendment shall not affect the results of such remeasurement. Until such measurement occurs, the approximate Rentable Area of the Subleased Premises set forth in Recital B above will be binding.

         1.2 OPTION TO EXPAND. Commencing on the Sublease Commencement Date and for a period of eight (8) months thereafter, Subtenant shall have the right to exercise an option ("Expansion Option") to expand into the balance of the 9th floor of the Building ("Expansion Space") by providing written notice to Sublandlord. If Subtenant timely exercises its Expansion Option, then the balance of the 9th floor of the Building shall be added to the Subleased Premises effective 120 days from the effective date of Subtenant's notice ("Expansion Effective Date"). The parties will promptly sign an amendment to this Sublease adding the Expansion Space to the Subleased Premises as of the Expansion Effective Date. Subtenant's sublease of the Expansion Space will be co-terminous with its sublease of the initial Subleased Premises. The amendment will provide for the Expansion Space to be included as part of the Subleased Premises and all terms and conditions of this Sublease will apply to the Expansion Space, except that (a) the Subtenant Improvement Allowance for the Expansion Space will be a prorated portion of the Subtenant Improvement Allowance provided pursuant to Section 6.1 below stated on a per square foot basis, based upon the total number of months that the Expansion Space will be a part of the Subleased Premises as compared to the total number of months of the Sublease Term, and (b) there will be no abatements in Base Rent for past time periods. The following example is for purposes of clarification of the manner in which the Subtenant Improvement Allowance will be calculated for the Expansion
Space: Assuming that the Expansion Space is 4,000 Square Feet of Rentable Area and that it becomes a part of the Subleased Premises at the commencement of the 8th month of the Sublease Term, and assuming that the Sublease Term is 93 months, then the total available allowance stated on a per square foot basis would be 86/93 times $58.50 (the Subtenant Improvement Allowance stated in
Section 6.1).

         1.3 SAME FLOOR RIGHT OF FIRST OFFER. After that date which is twelve months from the Sublease Commencement Date, Subtenant will have a right of first offer to sublease any space that Sublandlord intends to sublease in the same floor of the Building ("Floor RFO"), subject to the pre-existing rights of other subtenants of the Building as of the date of this Sublease Agreement. When such space becomes available for sublease, Sublandlord will give written notice ("Floor RFO Notice") to Subtenant containing a proposal to add the available space ("Floor RFO Space") to the Subleased Premises on all terms and conditions of this Sublease (except Base Rent and the amount of any tenant improvement allowance (if any), which will be on such terms and conditions as Sublandlord is prepared to accept in view of market conditions at the time for comparable space). If Subtenant wants to accept Sublandlord's offer to sublease the Floor RFO Space, it will give Sublandlord an irrevocable notice of acceptance of such space within 7 business days and, in such case, the parties will promptly sign an amendment to this Sublease adding the Floor RFO Space to the Subleased Premises on the terms of the Floor RFO Notice. Subtenant's sublease of the Floor RFO Space will be co-terminus with its sublease of the initial Subleased Premises. If Subtenant does not timely

                                       2.
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notify Sublandlord of its desire to accept the offer, Sublandlord will be free to sublease the RFO Space on any terms to any other party and Subtenant shall have no further rights with respect to such Floor RFO Space; provided, however, that if Sublandlord proposes to sublease the RFO Space to any other party at a Basic Rent that is less than 90% of the rate offered to Subtenant, then Sublandlord shall give notice to Subtenant of the new Basic Rent that it proposes for that sublease and Subtenant shall have 3 business days in which to give Sublandlord an irrevocable notice of acceptance, and in such case, the parties will promptly sign an amendment to this Sublease adding the Floor RFO Space to the Subleased Premises on the terms set forth in Landlord's second notice. This right of first offer applies only with respect to the entire Floor RFO Space and may not be exercised with respect to only a portion. This right of first offer will, at Sublandlord's election, be null and void with respect to the subject Floor RFO Space for its current availability if any Event of Default (as defined in the Prime Lease) under the Sublease exists on the date Sublandlord would otherwise notify Subtenant of its offer for the Floor RFO Space or at any time thereafter before the parties sign an amendment adding the Floor RFO Space to this Sublease. If Subtenant declines to sublease Floor RFO Space, Sublandlord subleases to a third party and the same Floor RFO Space subsequently becomes available once again, then for the first 72 calendar months of the Sublease Term Tenant will have a continuing right of first offer to sublease any Floor RFO Space that becomes available on the terms set forth in this Section 1.3.

         1.4 ADJACENT FLOOR RIGHT OF FIRST OFFER. In addition to the Same Floor RFO, at any time after the expiration of the forty-eighth (48th) month of the Sublease Term ("Adjacent Floor RFO Date"), Subtenant will have a right of first offer to sublease any space that Sublandlord intends to sublease on a floor that is adjacent to a floor on which Subtenant is already subleasing space from Sublandlord, subject to the pre-existing rights of other subtenants of the Building as of the Adjacent Floor RFO Date. For purposes of this Section 1.4, any floor in the Building shall be deemed to be an adjacent floor if all rentable area on all floors lying between the subject floor and the Premises is fully subleased at the time that space becomes available on the subject floor. When such space becomes available for sublease, Sublandlord will give written notice ("Adjacent Floor RFO Notice") to Subtenant containing a proposal to add the available space ("Adjacent Floor RFO Space") to the Subleased Premises on all terms and conditions of this Sublease (except (a) Basic Rent which will be on such terms and conditions as Sublandlord is prepared to accept in view of market conditions at the time for comparable space, and (b) any other allowances under the Sublease, which will provided only in the sole discretion of Sublandlord). If Subtenant wants to accept Sublandlord's offer to sublease the Adjacent Floor RFO Space, it will give Sublandlord an irrevocable notice of acceptance of such space within 7 business days and, in such case, the parties will promptly sign an amendment to this Sublease adding the Adjacent Floor RFO Space to the Subleased Premises, on the terms of the Adjacent Floor RFO Notice. Subtenant's sublease of the Adjacent Floor RFO Space will be co-terminus with its sublease of the initial Subleased Premises. If Subtenant does not timely notify Sublandlord of its desire to accept the offer, Sublandlord will be free to sublease the Adjacent Floor RFO Space an any terms to any other party and Subtenant shall have no further rights with respect to such Adjacent Floor RFO Space. Notwithstanding the foregoing, if the entire 9th floor of the Building is subleased to Subtenant or to Subtenant and any third party, then if Sublandlord proposes to sublease the Adjacent Floor RFO Space to any party other than Subtenant at a Basic Rent that is less than 90% of the rate offered to Subtenant, then Sublandlord shall give notice to Subtenant of the new Basic Rent that it proposes for that sublease and Subtenant shall have 3

                                       3.
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business days in which to give Sublandlord an irrevocable notice of acceptance, and in such case, the parties will promptly sign an amendment to this Sublease adding the Adjacent Floor RFO Space to the Subleased Premises on the terms set forth in Landlord's second notice. This right of first offer applies only with respect to the entire Adjacent Floor RFO Space and may not be exercised with respect to only a portion. This right of first offer will, at Sublandlord's election, be null and void with respect to the subject Adjacent Floor RFO Space for its current availability if any Event of Default (as defined in the Prime Lease) under the Sublease exists on the date Sublandlord would otherwise notify Subtenant of its offer for the Adjacent Floor RFO Space or at any time thereafter before the parties sign an amendment adding the Adjacent Floor RFO Space to this Sublease. If Subtenant declines to sublease Adjacent Floor RFO Space, Sublandlord subleases to a third party and the same Adjacent Floor RFO Space subsequently becomes available once again, then for the first 72 calendar months of the Sublease Term Tenant will have a continuing right of first offer to sublease that Adjacent Floor RFO Space on the terms set forth in this Section 1.4.

         1.5 TEMPORARY LICENSE DURING BUILDOUT. During construction of Subtenant's Improvements, Subtenant shall have a license to use approximately 3,000 square feet of space on the 9th Floor of the Building that is not a part of the Premises for use as a staging area for construction work and to make certain improvements as described in Section 6.1 below, and for no other use or purpose whatsoever. All of the terms and conditions of this Sublease shall apply with respect to this temporary license except for payment of Rent.

2.       TERM OF SUBLEASE.

         2.1 The term of this Sublease ("Sublease Term") will commence ("Sublease Commencement Date") the earlier of (i) August 1, 2003 or (ii) Substantial Completion (as defined in the Prime Lease) of the Subtenant's Improvements (as defined below); provided, however, that if the conditions precedent that are set forth in Sections 8.1 and 8.2 below are not satisfied within fifteen days of the date this Sublease has been executed by both Sublandlord and Subtenant, then the date of August 1, 2003 that is set forth in
(i) above shall be extended one day for each day that elapses until the conditions precedent have been satisfied, up to a maximum of 16 days; and provided, further, that if either Landlord or Tenant fails to act on Subtenant's proposed space plan or final plans within the time lines specified in the Prime Lease, then the date of August 1, 2003 that is set forth in (i) above shall be extended one day for each day that elapses until both Landlord and Tenant have acted on Subtenant's Proposed space plan or final plans, as the case may be. Unless earlier terminated in accordance with the terms and conditions of this Sublease, the Sublease Term shall expire with respect to the entire Subleased Premises at 11:59 p.m. on April 29, 2011. If the Commencement Date is a day other than August 1, 2003, the parties shall promptly sign an amendment to this Sublease confirming the Commencement Date.

         Subtenant shall have access to the Subleased Premises for the purposes of constructing Subtenant's Improvements and for installation of furniture and equipment from and after the date that the conditions precedent that are set forth in Section 8.1 below are satisfied, and all of the terms and conditions of this Sublease shall apply from and after that date except for payment of Rent.

                                       4.
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         2.2      Subtenant will have a one time right to terminate this
Sublease without cause ("Termination Right") by providing Sublandlord with written notice of termination on or before the first day of the 48th month ("Notice Date") of the Sublease Term and paying the Early Termination Fee described below prior to the Early Termination Date (as that term is defined below). If Subtenant properly exercises the Termination Right then: (a) the termination will become effective upon the last day of the 59th month of the Sublease Term ("Early Termination Date"), and (b) prior to the Early Termination Date, Subtenant shall pay an early termination fee equal to the sum of the then-unamortized portions of the Subtenant Improvement Allowance and Architectural Allowance ("Early Termination Fee"). In the event that Subtenant fails to exercise the Termination Right by the Notice Date, or exercises the Termination Right by the Notice Date but fails to pay the Early Termination Fee prior to the Early Termination Date, then the Termination Right and the effectiveness of any notice given by Subtenant exercising the Termination Right shall expire and be of no further force or effect; provided, however, that if Subtenant exercises the Termination Right by the Notice Date but fails to pay the Early Termination Fee prior to the Early Termination Date, then Sublandlord shall have the right, but not the obligation, to accept the early termination of the Sublease Term and to recover from Subtenant Sublandlord's losses, costs and damages arising out of Subtenant's failure to timely pay the Early Termination Fee, including, but not limited to, interest at the Maximum Rate.

         2.3 Sublandlord agrees to waive its renewal rights under the Prime Lease with respect to the Subleased Premises until the earlier of: (a) Subtenant's failure to provide written notice to Sublandlord prior to the expiration of the end of the 80th month of the term of this Sublease that Subtenant intends to enter into a direct lease for the Subleased Premises upon the expiration of this Sublease, (b) the termination of this Sublease prior to the expiration of the Subleased Term, or (c) an event of default by Subtenant under this Sublease.

3.       BASIC RENT AND ADDITIONAL RENT.

         Rent to be paid under this Sublease will include Basic Rent and Additional Rent as described in this Section 3, and all other sums that may be owing from Subtenant to Sublandlord under the terms of this Sublease.

3.1      BASIC RENT

         Basic Rent during the Sublease Term will be $13.12 per square foot of Rentable Area in the Subleased Premises per year, except that, provided there is no Event of Default by Subtenant under this Sublease at any time during the Sublease Term, Basic Rent and Tenant's Share of Operating Expenses (calculated on an annualized basis) for months 1, 2, 3, 13, 25, 37, 49, 61, 73 and 85 of the Sublease Term shall abate. For example, if the Subleased Premises contain the Rentable Area that is set forth in Recital B above, then Basic Rent will be $23,107.60 per month (except as it may be abated pursuant to the previous sentence of this Section 3.1). For purposes of this Section 3.1, the first month of the Sublease Term shall commence on the Sublease Commencement Date and subsequent months shall commence on the same day of the following months. Basic Rent shall be paid in equal monthly installments and without previous demand, invoice or notice for payment. Each installment of Basic Rent shall be due and payable in advance on the first day of each month during the Sublease Tenn. Rent for any partial months during the Sublease Term shall be prorated based upon the actual number of days in the month.

                                       5.
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         3.2      ADDITIONAL RENT

         Commencing on the Sublease Commencement Date, Subtenant will pay as Additional Rent (i) Subtenant's Share (as that term is defined below) of the amounts owed by Sublandlord as Tenant's Share of Operating Expenses (as that term is defined in the Prime Lease) under Section 2.2 and Article 3 of the Prime Lease and (ii) all other sums that constitute Additional Rent under the terms of the Prime Lease and that pertain to the Subleased Premises or to Subtenant's use or occupancy of the Subleased Premises. "Subtenant's Share" shall be a fraction, the numerator of which is the number of rentable square feet in the Subleased Premises and the denominator of which shall be 253,769. Upon receipt of a statement from Sublandlord containing the amount of Subtenant's Share of Operating Expenses (in accordance with estimates provided by Landlord under Sections 3.2 and 3.4 of the Prime Lease), Subtenant will pay Subtenant's Share of the amounts payable pursuant to clause (i) above, together with Basic Rent, on the first day of each month during the Sublease Term without previous demand, invoice or notice for payment. Subtenant will pay all amounts payable pursuant to clause (ii), and of any other Additional Rent due under this Sublease, within 30 days after receiving Sublandlord's invoice therefor.

         3.3      MANNER AND METHOD OF PAYMENT

         All rent payments shall be made in United States Dollars, without deduction or offset, except as otherwise provided herein, and delivered to Sublandlord at the address set forth in Section 9 of this Sublease, or to such other entity and/or at such other address as Sublandlord may designate in writing from time to time. Basic Rent and Additional Rent relating to Operating Expenses for any partial month shall be prorated in proportion to the number of days in that month.

         3.4      SECURITY DEPOSIT

         Upon execution of this Sublease, Subtenant shall deposit with Sublandlord a cash security deposit ("Security Deposit") in the amount of $40,896.23 (the "Deposit Amount"). If additional Rentable Area is added to the Subleased Premises, the Deposit Amount shall be adjusted so that it is equal to the Basic Rent plus estimated Tenant's Share of Operating Expenses for the last month of the Sublease Tenn. The Security Deposit shall be held by Sublandlord as security for Subtenant's performance of its obligations under this Sublease and may be applied, at Sublandlord's sole discretion, against any obligation incurred by Subtenant in connection with this Sublease that is not timely paid or performed (as the case may be), including the payment of Basic Rent and Additional Rent, the repair of any damage that is Subtenant's responsibility, and all other obligations of Subtenant under this Sublease. If Sublandlord debits the Security Deposit, Sublandlord shall notify Subtenant of the occurrence and amount of the debit, and Subtenant shall promptly pay to Sublandlord the amount necessary to restore the Security Deposit to the full Deposit Amount. Sublandlord is not required to keep the Security Deposit separate from its general funds and Subtenant is not entitled to interest on the Security Deposit. If Subtenant performs each of its obligations under this Sublease, then the Security Deposit, or any then-remaining balance thereof, shall be returned to Subtenant within 30 days after the later of (i) the expiration of the Sublease Term or termination of this Sublease, and

                                       6.
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(ii) the date on which Subtenant surrenders the Subleased Premises to
Sublandlord in the condition required by this Sublease.

4.       ADDITIONAL OBLIGATIONS OF SUBTENANT

         4.1      INCORPORATION BY REFERENCE OF PRIME LEASE TERMS

         In addition to the payment of rent, Subtenant agrees, for the benefit of Sublandlord and Landlord, that during the Sublease Term Subtenant shall perform each and every one of the obligations of the tenant under the Prime Lease that is incorporated into this Sublease. The following terms, covenants, and conditions of the Prime Lease are incorporated into this Sublease with the same force and effect as if Sublandlord were the landlord under the Prime Lease and Subtenant were the tenant under the Prime Lease, except that, except as may be otherwise expressly provided, each reference in such incorporated provisions to "Lease" shall be deemed a reference to this "Sublease" and each reference to "Premises" shall be deemed a reference to the "Subleased Premises": Sections 1.2.3; 1.2.4; 2.3; 2.4; 3.6; 3.8; Article 4 (except (i) the last sentence of
Section 4.1, (ii) with respect to Section 4.4, only the first three sentences thereof and (iii) with respect to Section 4.3, the term "Landlord" shall mean "either Landlord or Sublandlord" except in the last sentence of Section 4.3, in which the term "Landlord" shall mean "Landlord and Sublandlord"); Article 5 (except for the second paragraph of Article 5.4, and except that with respect to Article 5, the term "Landlord Parties" shall have the meaning ascribed to it in the Prime Lease and shall also include Sublandlord and its officers, directors and shareholders); the third sentence of Section 6.1.2; Section 6.2; Section 6.4; Section 7.2.1 (except the first and fifth sentences thereof); the first and third sentences of Section 7.2.2; the first and third paragraphs of Section 8.1;
Section 8.2 (except that with respect to Section 8.2 the term "Landlord" shall mean "both Landlord and Sublandlord" and the reference to $150,000 shall be changed to $10,000); Section 8.3 (except that the reference to $100,000 shall be changed to $10,000); Sections 8.4; 8.5 (except that with respect to Section 8.5, the term "Landlord Parties" shall have the meaning ascribed to it in the Prime Lease and shall also include Sublandlord and its officers, directors and shareholders); Sections 9.1 (first four sentences only) and 9.6; 10.1 and, with respect to Section 10.1.5, the term "Landlord Parties" shall have the meaning ascribed to it in the Prime Lease and shall also include Sublandlord and its officers, directors and shareholders); 10.2.3; 10.3 (except that with respect to
Section 10.3, the term "Landlord Parties" shall have the meaning ascribed to it in the Prime Lease and shall also include Sublandlord and its officers, directors and shareholders); 10.4 (except that with respect to Section 10.4, the term "Landlord Parties" shall mean Sublandlord and its officers, directors and shareholders); 10.5; 10.6; 10.7; Article 13; 14.1 (except that the applicable cure or grace periods under Sections 14.1.2 and 14.1.4 shall be reduced by 3 business days); 14.2; 14.3; 14.4; the first paragraph of 14.5; 14.6; 14.7; 15.4
(except that, in addition, Subtenant will execute any such document at Landlord's request); 16.1 (except that the term "Commencement Date" shall mean the Sublease Commencement Date and excluding the proviso in the 3rd sentence and excluding the 4th sentence); 16.2 (except that the term "Term" shall mean the Sublease Term); Sections 17.1.14 (as modified by the First Amendment); 17.11.1; 18; 19.1 (as to notices to Landlord); 19.4; 19.5; 19.7; 19.8; 19.9; 19.10
(except that with respect to Section 19.10, the term "Landlord Parties" shall mean "Sublandlord and its officers, directors and shareholders"); 19.12; 19.13; 19.16; 19.17; 19.18; 19.20 (except the last sentence); 19.21; 19.23; 19.24;
Exhibit A of the Prime Lease with respect to those terms used in the foregoing provisions or that are necessary in order

                                       7.
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to accurately define those terms; and paragraph 11 of the First Amendment.
Notwithstanding anything to the contrary in the foregoing, Subtenant shall obtain the insurance required by Section 10.1 of the Prime Lease and shall name Landlord and its Property Manager and Sublandlord as additional insureds thereunder.

         4.2      SUBJECT TO PRIME LEASE

         This Sublease is subject and subordinate to the Prime Lease (including the provisions thereof not incorporated herein by reference) and to all of Landlord's rights under the terms of the Prime Lease. Subtenant has no authority, and shall not attempt to exercise any of Sublandlord's options (if any exist) to extend or terminate the Prime Lease or to add or remove space from the Leased Premises. Subtenant shall, within ten (10) business days after request made by either Landlord or Sublandlord, execute and deliver a subordination agreement requested by any current or future mortgagee or ground lessor of the Building or any portion thereof in a commercially reasonable form, subordinating this Sublease to the interest of such mortgagee or ground lessor. Sublandlord will not modify or amend the Prime Lease during the Sublease Term in a manner that affects Subtenant's rights or obligations under this Sublease without Subtenant's prior consent (which will not be unreasonably withheld, conditioned or delayed).

         Sublandlord and Landlord (but, with respect to Landlord, subject to the terms and conditions of any agreement between Landlord and Subtenant to recognize Subtenant as Landlord's tenant in the event of a termination of the Prime Lease) shall have no liability whatsoever to Subtenant with respect to (i) termination of the Prime Lease for any reason (including without limitation Sublandlord's default thereunder) or (ii) termination of this Sublease as a result of termination of the Prime Lease. However, notwithstanding the foregoing, Sublandlord shall be liable to reimburse Subtenant for any amount paid by Subtenant to Sublandlord as Basic Rent or Additional Rent under this Sublease which Sublandlord fails to pay as rent to Landlord (to the extent actually due under the Prime Lease).

         4.3      BUILDING SERVICES/BUILDING SECURITY

         Notwithstanding anything to the contrary in this Sublease (including
Section 4.1 above), Subtenant acknowledges that Sublandlord does not have control of the Building, Building security or the Building systems, and that Sublandlord will not provide Building security, utilities, maintenance, repair or restoration work or other Building services (including, without limitation, those services and obligations to be performed by Landlord under Articles 6, 7, 11, 12 and 17.12 of the Prime Lease). Subject to the terms of this paragraph 4.3 and the Landlord's Consent, Subtenant will took solely to Landlord for performance of the services to which Sublandlord is entitled under Article 6,
7.1 and 17.12 of the Prime Lease. In the event that Subtenant utilizes HVAC after hours, Subtenant will be required to pay only the actual cost due for such services under the Prime Lease, which is currently $13.40 per hour per floor. Without limiting the generality of the foregoing, Sublandlord shall have no liability for any interruption or stoppage of services, and no such interruption or stoppage of services shall relieve Subtenant from any obligation that it may have under this Sublease, including without limitation, the obligation to pay Basic Rent and Additional Rent; provided, however, that if Sublandlord's Basic Rent is abated with respect to any portion of the Subleased Premises pursuant to
Section 6.3 of

                                       8.
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the Prime Lease, and if the interruption or stoppage is not caused by misuse or neglect by Subtenant or Subtenant's agents or employees, then Basic Rent for the portion of the Subleased Premises that is not usable shall abate for the period of time that Sublandlord's Basic Rent abates pursuant to Section 6.3 of the Prime Lease with respect to that portion of the Subleased Premises. Sublandlord, upon receipt of written notice from Subtenant, shall make demand upon Landlord to take all appropriate action for the correction of any defect, inadequacy or insufficiency in Landlord's performance under the Prime Lease that interferes with Subtenant's use of the Subleased Premises, including, but not limited to, Landlord's obligations to repair and restore the Premises as described in
Section 11.5 of the Prime Lease.

         4.4      SUBTENANT TO COMPLY WITH PRIME LEASE

         Subtenant shall neither do nor permit anything to be done that would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture or default reserved or vested in Landlord under the Prime Lease, and Subtenant shall indemnify and hold Sublandlord harmless from and against all claims, actions, liabilities, damages, costs, penalties, forfeitures, losses or expenses of any kind whatsoever including, without limitation, reasonable attorneys' fees, arising out of Subtenant's breach of the foregoing covenant.

         4.5      USE OF SUBLEASED PREMISES

         Subtenant will use the Subleased Premises for general, non-governmental office purposes and for no other use or purpose whatsoever. Subtenant shall not use the Subleased Premises for any unlawful purpose or in any manner prohibited by the Prime Lease.

         4.6      NOTICES FROM LANDLORD OR GOVERNMENTAL AUTHORITY

         Subtenant agrees to forward to Sublandlord, promptly upon receipt thereof, copies of any notices relating to Subtenant's occupancy or use of the Subleased Premises received by Subtenant from Landlord or from any governmental authority. Sublandlord will forward to Subtenant, promptly upon receipt thereof, copies of any notices relating to the Subleased Premises or this Sublease from Landlord or from any governmental authority.

5.       PARKING

         5.1      PARKING

         Subtenant shall have the right to use up to 1 Regular Parking Stall (as defined in the Prime Lease) per 1,000 rentable square feet of the Subleased Premises in the manner and on the allocation and payment terms described in the Parking Agreement attached hereto as EXHIBIT C. Subtenant's right shall be subject to the terms of Section 17.8 of the Prime Lease, the Parking Agreement, and to all rules and regulations imposed by the Garage Operator (as that term is defined in the Prime Lease), including but not limited to the right of the Garage Operator to impose and adjust hours and charges for parking.

                                       9.

6.       ACCEPTANCE OF PREMISES; ALTERATIONS; MOVING ALLOWANCE

6.1      INITIAL SUBTENANT IMPROVEMENTS

         Subtenant will build out its initial improvements ("Subtenant's Improvements") at its sole cost in accordance with all terms and conditions of the Prime Lease. Sublandlord hereby assigns to Subtenant the right to receive from Landlord a portion of the Improvement Allowance equal to $30 per square foot of the Rentable Area in the Subleased Premises ("Base Improvement Allowance"), provided that such assignment may be immediately revoked during the existence of any Event of Default (as defined in the Prime Lease) under this Sublease that remains uncured or that is no longer susceptible of cure in accordance herewith. In addition to the Base Improvement Allowance, Sublandlord agrees to provide Subtenant with a tenant improvement allowance equal to $28.50 per square foot of the Rentable Area in the Subleased Premises ("Additional Allowance") over the base building items to be provided by Landlord as reflected in the Base Building Specifications in the Master Lease, provided that such allowance may be immediately revoked during the existence of any Event of Default (as defined in the Prime Lease) under this Sublease that remains uncured or that is no longer susceptible of cure in accordance herewith. The Base Improvement Allowance and the Additional Allowance are collectively referred to as the "Subtenant Improvement Allowance". The Subtenant Improvement Allowance will be applied to the cost of tenant improvements and any Additional Architectural Services, but, except as is expressly provided below, not to fixtures, furniture or equipment. The Base Improvement Allowance will be disbursed in accordance with the Prime Lease and the Additional Allowance will be disbursed by Sublandlord within thirty (30) days of Sublandlord's receipt of valid invoices for completion of the Subtenant's Improvements. Sublandlord will not charge a plan review fee or any other fee to Subtenant for its involvement in the design and construction process (other than amounts payable to Landlord pursuant to Section 8.2 of the Prime Lease). Subtenant will deliver to Sublandlord copies of all drawings, materials, documents and submissions at the same time as Subtenant delivers such items to Landlord in connection with the design and construction of Subtenant's Improvements. In the event that Subtenant does not spend the entire Additional Allowance on Subtenant's Improvements, then notwithstanding anything to the contrary in this Sublease, the unspent amount of the Additional Allowance may be applied, at Subtenant's Option to (a) as additional rent abatement commencing in the 4th month of the Sublease Term, (b) additional Architectural Services (defined below) and construction supervision services, and/or (c) to offset any costs associated with the furniture, telephone/data cabling, or any moving costs in excess of the Moving Allowance (defined in Section 6.3 below).

         Subtenant shall have the right to install a ceiling grid in the Expansion Space ("Subtenant's Additional Improvements") as a part of constructing Subtenant's Improvements to the Premises, subject to the terms of this Sublease concerning approval of all of Subtenant's Improvements by Landlord and Sublandlord. Subtenant acknowledges that Subtenant shall have no right whatsoever to use, appropriate or otherwise enjoy the benefit of Subtenant's Additional Improvements unless and until Subtenant takes occupancy of the Expansion Space pursuant to an amendment to this Sublease. If Subtenant exercises the Option to Expand, and if the total cost of Subtenant's Improvements (including Subtenant's Additional Improvements) exceeds the Subtenant Improvement Allowance such that Subtenant is required to make additional payments in order to complete construction ("Subtenant's Payments"), then at the time that Subtenant takes

                                      10.

occupancy of the Expansion Space pursuant to an amendment to this Sublease Sublandlord shall credit to Subtenant against rent due under this Sublease the reasonable cost of Subtenant's Additional Improvements up to the amount of Subtenant's Payments.

         6.2      AS IS

         Subtenant hereby confirms that by taking possession of the Subleased Premises, Subtenant accepts the Subleased Premises in their "AS IS" condition. Sublandlord makes no warranty of any kind concerning the Subleased Premises, the Building or the project of which they are a part, and Sublandlord expressly disclaims any warranty concerning latent defects, any warranty of fitness for use, and any other express or implied warranty (including any warranty of MERCHANTABILITY).

         6.3 MOVING ALLOWANCE. No later than sixty (60) days from the Commencement Date, Subtenant will provide Sublandlord with copies of invoices (together with all applicable lien releases) of its expenses incurred in moving from Subtenant's prior office space into the Subleased Premises ("Moving Expenses"). Sublandlord will reimburse Subtenant for Moving Expenses of up to $1.00 per square foot of the Rentable Area in the Subleased Premises ("Moving Allowance") within 30 days of receipt of Subtenant's Moving Expenses invoices. Moving Expenses shall include only the direct costs to relocate Subtenant's facilities (e.g. packers, movers, transportation).

         6.4 ARCHITECTURAL SERVICES ALLOWANCE. Sublandlord agrees to reimburse Subtenant up to $2.00 per square foot of the Usable Area in the Subleased Premises ("Architectural Allowance") for the schematic and construction drawings and a construction work letter, including the cost of permits and the fees and charges of the designers, relating to the Subleased Premises ("Architectural Services"). Within 30 days of Sublandlord's receipt of valid invoices for such architectural services, Sublandlord will pay the applicable amounts due for the Architectural Allowance. Sublandlord agrees that any unused Additional Allowance (defined in Section 6.1) may be applied to pay for Architectural Services in excess of the Architectural Allowance.

7.       HOLDING OVER

         If Subtenant remains in possession of the Subleased Premises after expiration of the Sublease Term or after the earlier termination of the Sublease, Sublandlord may be treated by Landlord as being in breach of the Prime Lease. Sublandlord may be obligated to pay damages to Landlord, including consequential damages that are presently difficult or impossible to calculate. In the event of any Subtenant holdover, the Base Rent due shall be 150% of the then current Base Rent for each portion of the Subleased Premises. Subtenant agrees to indemnify, defend and hold harmless Sublandlord from any and all actions, liabilities, damages, costs, penalties, losses or expenses that may arise out of or be in any way connected with any holding over by Subtenant following the expiration or earlier termination of the Sublease Term.

8.       CONDITION PRECEDENT

         8.1 Subtenant acknowledges that Sublandlord's right to sublease the Subleased Premises is subject to obtaining the prior written consent of Landlord, and that Landlord's

                                      11.

consent may be contingent upon execution by Subtenant of a subordination agreement pursuant to Section 4.2 in favor of Bank of America. If such consent is not obtained in the form attached hereto as EXHIBIT D, or Landlord has not received approval from Bank of America to a form of subordination agreement that is acceptable to Subtenant, within thirty (30) days of the date of this Sublease, then either party may, at its option, terminate this Sublease by written notice given within ten (10) business days of the expiration of the thirty (30) day period.

         8.2 The effectiveness of this Sublease is expressly conditioned upon Landlord's execution and delivery of an agreement recognizing Subtenant as Landlord's tenant in the event of a termination of the Prime Lease in form and substance satisfactory to Subtenant within thirty days after the date of this Sublease, and if such an agreement is not received by Subtenant within that thirty-day period, then Subtenant may, at its option, terminate this Sublease by written notice given to Sublandlord within ten (10) days after expiration of such thirty (30) day period.

9.       NOTICES

         Any notice or demand which either party may or must give pursuant to or in connection with this Sublease shall be in writing, delivered personally, sent by prepaid overnight courier, sent by first class mail, postage prepaid, registered or certified, return receipt requested, or sent by facsimile transmission as follows:

To Sublandlord:                  Amazon.com Holdings, Inc.
                                 1200 12th Ave. South, Suite 1200
                                 Seattle, Washington 98144
                                 Attn: Director, Global Real Estate
                                 Fax: (206) 266-1820

with a copy to:                  Amazon.com Holdings, Inc.
                                 1200 12th Ave. South, Suite 1200
                                 Seattle, Washington 98144
                                 Attn: General Counsel
                                 Fax: (206) 266-7010

Address for
Rent Payments:                   Amazon.com Holdings, Inc.
                                 1200 12th Ave. South, Suite 1200
                                 Seattle, Washington 98144
                                 Attn: Global Property Manager
                                 Fax: (206) 266-1820

If to Subtenant:                 Prior to the commencement date of the Sublease
                                 Term:
                                 Blue Nile, Inc.
                                 2025 First Avenue,Suite 300
                                 Seattle, WA 98121
                                 Attn: Bob Paquin
                                 Fax: (206) 336-6809

                                      12.

                                 After the commencement date of the Sublease
                                 Term:
                                 Blue Nile, Inc.
                                 At the address of the Premises
                                 To the attention of Mr. Paquin
                                 And the same Fax number

with a copy to:                  Tousley Brain Stephens PLLC
                                 700 Fifth Avenue, 56th Floor
                                 Seattle, WA 98104
                                 Attn: Russell F. Tousley, P.S.
                                 Fax: (206) 667-0229

         Either party may, by notice in writing, direct that future notices or demands be sent to a different address that is not a post-office box. Notices given by mail are deemed effective three business days after deposit, postage prepaid, with the United States Post Office. Notices delivered by courier are deemed effective on the next business day after deposit with the courier for overnight (next day) delivery. Notices sent by facsimile or delivered personally are effective upon receipt.

10.      DAMAGE OR DESTRUCTION

         Notwithstanding anything to the contrary contained in this Sublease, in the event any fire or other casualty renders the whole or any material part of the Subleased Premises or the Building untenantable, then, whether or not any fire or other casualty renders the whole or any material part of the Subleased Premises untenantable, in such event (i) if either Landlord or Sublandlord exercises a right under the Prime Lease to terminate the Prime Lease, then this Sublease shall terminate upon termination of the Prime Lease, and (ii) if neither Landlord nor Sublandlord exercises a right to terminate the Prime Lease, then this Sublease shall remain in full force and effect, and for so long as any portion of the Subleased Premises are untenantable Basic Rent and Subtenant's Share of Operating Expenses shall abate pro rata based upon the Rentable Area of the Subleased Premises that is untenantable as compared to the total Rentable Area of the Subleased Premises. Notwithstanding the foregoing, if Landlord exercises its right to terminate the Prime Lease, then Sublandlord shall have the right at its election to terminate this Sublease and shall have no obligation whatsoever to exercise its right under Section 11.4 of the Prime Lease to avoid termination of the Prime Lease. If, however, Sublandlord does elect to avoid termination of the Prime Lease, and if Subtenant promptly pays to Sublandlord Subtenant's Share of the amount payable by Sublandlord to Landlord in order to avoid termination, and not otherwise, then this Sublease shall continue in full force and effect.

         The provisions of this Section 10 are Subtenant's sole and exclusive rights and remedies in the event of a casualty. To the extent permitted by the Laws (as that term is defined in the Prime Lease), Subtenant waives the benefit of any Law that provides to Subtenant any abatement or termination right by virtue of a casualty.

                                      13.

11.      EMINENT DOMAIN

         In the event a Condemning Authority effects a Taking (as those terms are defined in the Prime Lease) of all or a portion of the Leased Premises, then, (i) if either Landlord or Sublandlord exercises a right to terminate the Prime Lease, then this Sublease shall terminate upon termination of the Prime Lease, and (ii) if neither Landlord nor Sublandlord exercises a right to terminate the Prime Lease, then this Sublease shall remain in full force and effect. If a portion of the Subleased Premises are taken and this Sublease does not terminate, then Basic Rent shall be adjusted based upon the formula set forth in Section 12.2 of the Prime Lease as applied to the Subleased Premises, and Sublandlord shall equitably adjust Subtenant's Share of Operating Expenses to account for any reduction in the number of rentable square feet in the Subleased Premises.

         Subtenant waives and assigns to Sublandlord any interest it may have in any damage, award or payment resulting from or paid on account of any Taking, provided that Subtenant shall have the right to recover from any Condemning Authority any compensation that may be separately recoverable for damages to or condemnation of Subtenant's movable trade fixtures and equipment and for moving expenses. Subtenant shall not have any right to receive any award for its interest in this Sublease or for loss of leasehold. The provisions of this
Section 11 are Subtenant's sole and exclusive rights and remedies in the event of a Taking. To the extent permitted by the Laws (as that term is defined in the Prime Lease), Subtenant waives the benefits of any Law that provides Subtenant any abatement or termination rights or any right to receive any payment or award by virtue of a Taking.

12.      NO RECORDING

         Neither party shall record this Sublease or any memorandum of this Sublease.

13.      SUCCESSORS AND ASSIGNS

         Subject to the limitations set forth in this Sublease, the covenants and agreements in this Sublease shall bind and inure to the benefit of Sublandlord, Subtenant and their respective successors and permitted assigns.

14.      ACCESS/INSPECTION

         Subtenant acknowledges and agrees to Landlord's access rights reserved under Section 9.1 the Prime Lease and acknowledges and agrees that those rights apply to the Subleased Premises and that Landlord has no obligation to give notice to Subtenant of its intent to enter. Sublandlord shall make commercially reasonable efforts to advise Subtenant promptly if and when Sublandlord receives notice that Landlord intends to enter upon the Subleased Premises.

15.      SIGNAGE

         Subtenant will have the right, at no extra charge and in common with Sublandlord and other occupants of the Building, to install the signage described in subsection (1) of Section 17.11.2 of the Prime Lease. Subtenant will comply with and satisfy all restrictions,

                                      14.

obligations and liabilities concerning signage under the Prime Lease and will pay all costs associated therewith.

16.      AGENTS AND BROKERS

         At the signing of this Agreement, Washington Partners represented Sublandlord and Washington Partners represented Subtenant, subject to separate agreements that are not part of this Sublease. Sublandlord will be responsible for payment of and will indemnify and hold Subtenant harmless from and against all commissions or fees due to Washington Partners in connection with this Sublease pursuant to a separate agreement between Sublandlord and Washington Partners. Each party represents to the other that it has engaged no other agent broker or agent in connection with the negotiation leading to this agreement, and shall bold the other harmless from any claim or demand from any other agent or broker claiming to have acted on behalf of the indemnifying party in connection with this Sublease.

17.      ENTIRE AGREEMENT

         This Sublease represents the entire agreement of the Sublandlord and Subtenant with respect to this subject matter and supersedes all prior oral and written understandings and agreements of the parties, all of which are merged within this Sublease. This Sublease may not be amended, modified, or supplemented in any manner other than by the written agreement of the parties signed by the authorized representatives of the parties.

18.      EXHIBITS

         The following Exhibits attached to this Sublease are incorporated into and made a part of it by this reference:

         EXHIBIT A                    Prime Lease
         EXHIBIT B                    Illustration of Subleased Premises
         EXHIBIT C                    Parking Agreement
         EXHIBIT D                    Landlord's Consent

Executed in duplicate as of the date first written above.

                                      SUBLANDLORD:

                                      AMAZON.COM HOLDINGS, INC.

                                      By: /s/ Mark S. Peek
                                         ----------------------------------
                                      Name: Mark S. Peek
                                      Title: VP CAO

                                      15.

                                       SUBTENANT:

                                       BLUE NILE, INC.

                                       By: /s/ Robert L. Paquin
                                           -----------------------------------
                                       Name: Robert L. Paquin
                                       Title: COO

                                      16.

STATE OF WASHINGTON   )
                      )    ss.
COUNTY OF KING        )

         On this 22 day of May, 2003, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Mark Peek, to me known to be the person who signed as Vice President of Amazon.com Holdings, Inc., the corporation that executed the within and forgoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he was duly elected, qualified and acting as said officer of the corporation, that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

         IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.

                                       /s/ K.J. Freeman
                                       ----------------------------
                                       (Signature of Notary)

                                       K.J. Freeman
                                       -----------------------------
                                       (Print or stamp name of Notary)

                                       NOTARY PUBLIC in and for the State of
                                       Washington, residing at 3118 S. 381st Way
                                       Auburn
                                       My appointment expires: June 29, 2006

                                      17.

STATE OF WASHINGTON   )
                      )    ss.
COUNTY OF KING        )

         On this 15th day of May, 2003, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Robert L. Paquin, to me known to be the person who signed as COO of Blue Nile, Inc., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he was duly elected, qualified and acting as said officer of the corporation, that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.

                                       /s/ Sandra J. Wong
                                       ----------------------------------
                                       (Signature of Notary)

                                       Sandra J. Wong
                                       ----------------------------------
                                       (Print or stamp name of Notary)

                                       NOTARY PUBLIC in and for the State of
                                       Washington, residing at Kenmore.
                                       My appointment expires: 10/5/03.

                                       _________________________________________
                                       (Signature of Notary)

                                       _________________________________________
                                       (Print or stamp name of Notary)

                                       NOTARY PUBLIC in and for the State of
                                       Washington, residing at_________________
                                       My appointment expires:_________________

                                      18.

                              EXHIBIT A TO SUBLEASE

                                   PRIME LEASE

                                      19.

                                  MULTI-TENANT
                                     OFFICE
                                LEASE AGREEMENT

                    OPUS UNION STATION, L.L.C., AS LANDLORD,

                                       AND

                          AMAZON.COM, INC., AS TENANT.

                                   BUILDING 4

                           OPUS CENTER @ UNION STATION

                                   SEATTLE, WA

                                TABLE OF CONTENTS

ARTICLE 1        LEASE OF PREMISES AND LEASE TERM............................................     3
            1.1  Premises....................................................................     3
            1.2  Term, Delivery and Commencement.............................................     3
                 1.2.1  Commencement and Expiration of Term..................................     3
                 1.2.2  Tender of Possession.................................................     3
                 1.2.3  Commencement Date Memorandum.........................................     3
                 1.2.4  Early Access.........................................................     3
            1.3  Effect of Acceptance........................................................     4
ARTICLE 2        RENTAL AND OTHER PAYMENTS...................................................     4
            2.1  Basic Rent..................................................................     4
            2.2  Additional Rent.............................................................     4
            2.3  Delinquent Rental Payments..................................................     4
            2.4  Independent Obligations.....................................................     4
ARTICLE 3        OPERATING EXPENSES..........................................................     4
            3.1  Payment of Operating Expenses...............................................     5
            3.2  Estimation of Tenant's Share of Operating Expenses..........................     5
            3.3  Payment of Estimated Tenant's Share of Operating Expenses...................     5
            3.4  Re-Estimation of Operating Expenses.........................................     5
            3.5  Confirmation of Tenant's Share of Operating Expenses........................     5
            3.6  Tenant's Inspection and Audit Rights........................................     5
            3.7  Amendments to Tenant's Share of Operating Expenses Percentage...............     6
            3.8  Personal Property Taxes.....................................................     6
            3.9  Right to Contest Property Taxes.............................................     6
            3.10 [Reserved]..................................................................     7
ARTICLE 4        USE.........................................................................     7
            4.1  Permitted Use...............................................................     7
            4.2  [Reserved]..................................................................     7
            4.3  Increased Insurance.........................................................     7
            4.4  Laws/Building Rules.........................................................     7
            4.5  Common Area.................................................................     7
ARTICLE 5        HAZARDOUS MATERIALS.........................................................     8
            5.1  Compliance with Hazardous Materials Laws....................................     8
            5.2  Notice of Actions...........................................................     8
            5.3  Disclosure and Warning Obligations..........................................     8
            5.4  Indemnification.............................................................     9
ARTICLE 6        SERVICES....................................................................     9
            6.1  Landlord's Obligations......................................................     9
                 6.1.1  Janitorial Service...................................................     9
                 6.1.2  Electrical Energy....................................................     9
                 6.1.3  Heating, Ventilation and Air Conditioning............................    10
                 6.1.4  Water................................................................    10
                 6.1.5  Elevator Service.....................................................    10
            6.2  Tenant's Obligations........................................................    10
            6.3  Other Provisions Relating to Services.......................................    10
            6.4  Tenant Devices..............................................................    11
ARTICLE 7        MAINTENANCE AND REPAIR......................................................    11
            7.1  Landlord's Obligations......................................................    11
            7.2  Tenant's Obligations........................................................    11
                 7.2.1  Maintenance of Premises..............................................    11
                 7.2.2  Alterations Required by Laws.........................................    11
ARTICLE 8        CHANGES AND ALTERATIONS.....................................................    12
            8.1  Landlord Approval...........................................................    12
            8.2  Tenant's Responsibility for Cost and Insurance..............................    12
            8.3  Construction Obligations and Ownership......................................    13

            8.4  Liens.......................................................................    13
            8.5  Indemnification.............................................................    13
ARTICLE 9        RIGHTS RESERVED BY LANDLORD.................................................    13
            9.1  Landlord's Entry............................................................    13
            9.2  Control of Property.........................................................    14
            9.3  Lock Box Agent/Rent Collection Agent........................................    14
            9.4  [Reserved]..................................................................    15
            9.5  Telecommunications..........................................................    15
                 9.5.1  Landlord's Rights....................................................    15
                 9.5.2  Limited Liability....................................................    15
            9.6  Electromagnetic Fields......................................................    16
ARTICLE 10       INSURANCE...................................................................    16
           10.1  Tenant's Insurance Obligations..............................................    16
                 10.1.1  Liability Insurance.................................................    16
                 10.1.2  Property Insurance..................................................    16
                 10.1.3  Other Insurance.....................................................    16
                 10.1.4  Miscellaneous Insurance Provisions..................................    17
                 10.1.5  Tenant's Waiver and Release of Claims and Subrogation...............    17
                 10.1.6  No Limitation.......................................................    17
           10.2  Landlord's Insurance Obligations............................................    17
                 10.2.1  Property Insurance..................................................    17
                 10.2.2  Liability Insurance.................................................    17
                 10.2.3  Landlord's Waiver and Release of Claims and Subrogation.............    18
           10.3  Tenant's Indemnification of Landlord........................................    18
           10.4  Landlord's Indemnification of Tenant........................................    18
           10.5  Tenant's Failure to Insure..................................................    18
           10.6  Limitation on Indemnities...................................................    18
           10.7  Intent Concerning Insurance.................................................    19
ARTICLE 11       DAMAGE OR DESTRUCTION.......................................................    19
           11.1  Tenantable Within 270 Days..................................................    19
           11.2  Not Tenantable Within 270 Days..............................................    19
           11.3  Building Substantially Damaged..............................................    19
           11.4  Insufficient Proceeds.......................................................    20
           11.5  Landlord's Repair Obligations...............................................    20
           11.6  Rent Apportionment..........................................................    20
           11.7  Exclusive Casualty Remedy...................................................    21
ARTICLE 12       EMINENT DOMAIN..............................................................    21
           12.1  Termination of Lease........................................................    21
           12.2  Landlord's Repair Obligations...............................................    21
           12.3  Tenant's Participation......................................................    21
           12.4  Exclusive Taking Remedy.....................................................    21
ARTICLE 13       TRANSFERS...................................................................    22
           13.1  Restriction on Transfers....................................................    22
                 13.1.1  General Prohibition.................................................    22
                 13.1.2  Transfers to Affiliates.............................................    22
           13.2  Costs.......................................................................    22
ARTICLE 14       DEFAULTS; REMEDIES..........................................................    22
           14.1  Events of Default...........................................................    22
                 14.1.1  Failure to Pay Rent.................................................    23
                 14.1.2  Failure to Perform..................................................    23
                 14.1.3  [Reserved]..........................................................    23
                 14.1.4  Other Defaults......................................................    23
                 14.1.5  Notice Requirements.................................................    23
           14.2  Remedies....................................................................    23
                 14.2.1  Termination of Tenant's Possession; Re-entry and Reletting Right....    23
                 14.2.2  Termination of Lease................................................    24

                 14.2.3  Self Help...........................................................    24
           14.3  Costs.......................................................................    24
           14.4  Waiver and Release by Tenant................................................    24
           14.5  Landlord's Default..........................................................    24
           14.6  No Waiver...................................................................    25
           14.7  Parties' Remedies...........................................................    25
ARTICLE 15       CREDITORS; ESTOPPEL CERTIFICATES............................................    25
           15.1  Subordination...............................................................    25
           15.2  Attornment..................................................................    26
           15.3  Mortgagee Protection Clause.................................................    26
           15.4  Estoppel Certificates.......................................................    26
                 15.4.1 Contents.............................................................    26
ARTICLE 16       TERMINATION OF LEASE........................................................    26
           16.1  Surrender of Premises.......................................................    26
           16.2  Holding Over................................................................    27
ARTICLE 17       ADDITIONAL PROVISIONS.......................................................    27
           17.1  Initial Improvements........................................................    27
                 17.1.1  Landlord's Improvements.............................................    27
                 17.1.2  Improvement Allowance...............................................    28
                 17.1.3  Tenant's Improvements...............................................    28
                 17.1.4  Property Manager/Site Superintendent................................    29
                 17.1.5  Space Plan..........................................................    29
                 17.1.6  Working Drawings and Specifications.................................    29
                 17.1.7  Changes to Final Plans..............................................    30
                 17.1.8  Substantial Completion..............................................    30
                 17.1.9  Failure to Complete Construction....................................    30
                 17.1.10 Tenant Delays.......................................................    30
                 17.1.11 Punch List..........................................................    31
                 17.1.12 Construction Warranty...............................................    31
                 17.1.13 Representatives.....................................................    32
                 17.1.14 Delivery in Segments................................................    32
           17.2  Special Termination Option..................................................    33
           17.3  Renewal Terms...............................................................    33
                 17.3.1  Renewal Term Basic Rent.............................................    34
                 17.3.2  Appraisal Procedure.................................................    34
                 17.3.3  Tenant's Right Not to Renew.........................................    35
           17.4  [Reserved]..................................................................    35
           17.5  [Reserved]..................................................................    35
           17.6  Rights of First Opportunity and Right of First Refusal to Purchase..........    35
           17.7  [Reserved]..................................................................    36
           17.8  Parking Allotment...........................................................    36
           17.9  [Reserved]..................................................................    37
           17.10 Hazardous Materials.........................................................    37
           17.11 Signs.......................................................................    37
                 17.11.1 Building Standard Signs.............................................    37
                 17.11.2 Other Permitted Signs...............................................    38
           17.12 Security....................................................................    38
           17.13 Waiver of Landlord's Lien...................................................    38
           17.14 Telecommunications Lines....................................................    38
                 17.14.1 Landlord's Consent..................................................    38
                 17.14.2 New Provider Installations..........................................    39
           17.15 Electric Utility Provider...................................................    39
           17.16 Integration with Condominium................................................    40
           17.17 License for Satellite Equipment Site........................................    40
           17.18 Security Deposit............................................................    41
                 17.18.1 General Requirements................................................    41

                 17.18.2 Cash Security Deposit...............................................    42
                 17.18.3 Letter of Credit / Security Deposit.................................    42
                 17.18.4 Pledged Securities / Security Deposit...............................    42
                 17.18.5 Reduction of Security Deposit.......................................    43
           17.19 Special Contingency.........................................................    43
           17.20 Disaster Recovery Plan......................................................    43
ARTICLE 18       INSOLVENCY..................................................................    44
ARTICLE 19       MISCELLANEOUS PROVISIONS....................................................    44
           19.1  Notices.....................................................................    44
           19.2  Transfer of Landlord's Interest.............................................    44
           19.3  Successors..................................................................    45
           19.4  Captions and Interpretation.................................................    45
           19.5  Relationship of Parties.....................................................    45
           19.6  Entire Agreement; Amendment.................................................    45
           19.7  Severability................................................................    45
           19.8  Landlord's Limited Liability................................................    45
           19.9  Survival....................................................................    45
           19.10 Attorneys' Fees.............................................................    45
           19.11 Brokers.....................................................................    46
           19.12 Governing Law...............................................................    46
           19.13 Time is of the Essence......................................................    46
           19.14 Joint and Several Liability.................................................    47
           19.15 Barrier Code................................................................    47
           19.16 Tenant's Organization Documents; Authority..................................    47
           19.17 Provisions are Covenants and Conditions.....................................    47
           19.18 Force Majeure...............................................................    47
           19.19 Management..................................................................    47
           19.20 Financial Statements........................................................    47
           19.21 Quiet Enjoyment.............................................................    48
           19.22 Short Form: Title Insurance.................................................    48
           19.23 Confidentiality of Lease and Lease Matters..................................    48
           19.24 Construction of Lease and Terms.............................................    49

EXHIBITS:

Exhibit A Definitions
Exhibit B Site Plan
Exhibit C Floor Plans
Exhibit D Form of Commencement Date Memorandum
Exhibit E Building Rules
Exhibit F Landlord's Improvements
Exhibit G Tenant's Improvements Outline Specification
Exhibit H [Reserved]
Exhibit I Janitorial Specifications
Exhibit J HVAC Specifications
Exhibit K [Reserved]
Exhibit L Form of Letter of Credit
Exhibit M Form of Stock Pledge Agreement
Exhibit M Form of Custodial Agreement

                       MULTI-TENANT OFFICE LEASE AGREEMENT

         This Multi-tenant Office Lease Agreement is made and entered into as of the Effective Date by and between OPUS UNION STATION, L.L.C., a Delaware limited liability company, as Landlord, and AMAZON.COM, INC., a Delaware corporation, as Tenant.

                                   DEFINITIONS

         Capitalized terms used in this Lease have the meanings ascribed to them on the attached EXHIBIT A.

                                   BASIC TERMS

         The following Basic Terms are applied under and governed by the particular section(s) in this Lease pertaining to the following information:

1.       PREMISES:                        The entire Rentable Area, containing
                                          approximately 249,970 square feet, and
                                          located on the 1st floor through the
                                          11th floor of the Opus Center South
                                          Building on the Property. Each floor
                                          of the Premises is depicted
                                          approximately as shown on EXHIBIT C.

2.       TERM:

             INITIAL TERM:                10 Lease Years (120 months) (See
                                          Section 1.2)

             RENEWAL TERMS:               Two 5 year options (See Section 17.3).

             TERMINATION RIGHT:           See Section 17.2.

3.       DELIVERY DATE:                   February 1, 2001 (See Section 1.2)

             OUTSIDE DELIVERY DATE:       Either (a) May 1, 2001 if Landlord
                                          receives a building permit from City
                                          for the Landlord's Improvements on or
                                          before December 31, 1999, or (b) if
                                          said building permit is received after
                                          December 31, 1999, 16 months after the
                                          date Landlord receives from City a
                                          Building permit for the Landlord's
                                          Improvements (See Section 17.1.9).

             LANDLORD TERMINATION OPTION: See Section 17.19.

4.       BASIC RENT:

             INITIAL TERM:

          Months              Annual Basic Rent Per Square Foot of Rentable Area
          ------              --------------------------------------------------
 1  -   60 Floors 10 & 11
 3  -   60 Floors 7, 8 & 9
 5  -   60 Floors 4, 5 & 6
 7  -   60 Floors 1, 2 & 3
61  -  120 Floors 10 & 11
61  -  120 Floors 7, 8 & 9
61  -  120 Floors 4, 5 & 6
61  -  120 Floors 1, 2 & 3

                                                 (See Sections 2.1 and 17.1.14)

             RENEWAL TERMS:               See Section 17.3.1.

5.       INITIAL TENANT'S SHARE OF
         OPERATING EXPENSES PERCENTAGE:   100% (See Section 3.7)

         ESTIMATED OPERATING EXPENSES:    $8.00 per square foot of Rentable Area
                                          of the Premises

6.       IMPROVEMENT ALLOWANCE:              per square foot of Rentable Area in
                                          the Premises.

7.       CURRENT PROPERTY MANAGER/RENT    Opus Union Station, L.L.C.
         PAYMENT ADDRESS:                 915 - 118th Avenue SE
                                          Bellevue, WA 98005
                                          Attn: Thomas B. Parsons

8.       ADDRESS OF LANDLORD FOR NOTICES: Opus, L.L.C.
                                          10350 Bren Road West
                                          Minnetonka, MN 55343
                                          Attn: Legal Department

         WITH A COPY TO:                  Property Manager, if different from
                                          Landlord, at the address described in
                                          a notice delivered to Tenant after the
                                          Effective Date.

9.       ADDRESS OF TENANT FOR NOTICES:   Amazon.com, Inc.
                                          1200 12th Ave. South, Suite 1200
                                          Seattle, WA 98144
                                          Attn: Director, Global Real Estate

         WITH A COPY TO:                  Amazon.com, Inc.
                                          1200 12th Ave. South, Suite 1200
                                          Seattle, WA 98144
                                          Attn: General Counsel

10.      BROKER:                          Washington Partners (Ed Curtis)
                                          Kidder Mathews & Segner, Inc.
                                          (See Section 19.11)

11.      SECURITY DEPOSIT                       per square foot of Rentable Area
                                          (See Section 17.18)

12.      PARKING ALLOTMENT:               Up to 1 parking stall per 1,000 square
                                          feet of Rentable Area in the Premises,
                                          a maximum of 15% of which may be
                                          Executive Parking Stalls and the
                                          balance of which will be Regular
                                          Parking Stalls. (See Section 17.8)

                                       2.

                                   ARTICLE 1

                        LEASE OF PREMISES AND LEASE TERM

         1.1      PREMISES.

         Landlord has the right to acquire fee simple title to the Unit within which Landlord will construct or cause to be constructed the Building. The Unit is a condominium unit in Union Station Condominium.

         In consideration of the mutual covenants this Lease describes, Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, upon and subject to the terms, covenants and conditions set forth in this Lease. The estimated Rentable Area of the Premises is the Rentable Area specified in the Basic Terms. Prior to the Commencement Date, Landlord and Tenant will determine jointly the Rentable Area of the Premises substantially in accordance with BOMA Standards. If Landlord or Tenant cannot agree on the measurement of the Premises, the parties will appoint a neutral architect to resolve the dispute. The architect's fees will be divided between Landlord and Tenant. At the request of either party, after Landlord acquires fee simple title to the Unit, the parties will re-execute and reconfirm this Lease.

         1.2      TERM, DELIVERY AND COMMENCEMENT.

                  1.2.1    COMMENCEMENT AND EXPIRATION OF TERM.

                           The Term of this Lease is the period stated in the
Basic Terms. The Term commences on the Commencement Date and unless earlier terminated in accordance with the terms and conditions of this Lease, expires on the last day of the last calendar month of the Term. SEE SECTION 17.2.

                  1.2.2    TENDER OF POSSESSION.

                           Landlord will use commercially reasonable efforts to
tender possession of the Premises to Tenant on or before the Delivery Date, subject to any extension of such date under Section 19.18. If Landlord is unable to tender possession of the Premises to Tenant on or before the Delivery Date because of Force Majeure or Tenant Delay, then, except as provided in Section 17.1.9, this Lease remains in full force and effect and Landlord is not liable to Tenant for any resulting loss or damage; provided, however, except to the extent the delay is caused by Tenant Delay of more than 15 days, the Commencement Date and Rent Commencement Date will not be postponed. If the Commencement Date has not occurred on or before July 30, 2004, this Lease will automatically terminate without notice and be of no force or effect. SEE SECTION 17.1.14.

                  1.2.3    COMMENCEMENT DATE MEMORANDUM.

                           Within a reasonable time after the Commencement Date,
Landlord will execute and deliver to Tenant the Commencement Date Memorandum with all blanks relating to dates completed. Tenant, within 10 days after receipt from Landlord of an accurate Commencement Date Memorandum, will execute and deliver it to Landlord. Tenant's failure to execute and deliver to Landlord the Commencement Date Memorandum does not affect any obligation of Tenant under this Lease.

                  1.2.4    EARLY ACCESS.

                           Tenant will not occupy the Premises for the Permitted
Use before Substantial Completion without Landlord's prior written consent. Notwithstanding the foregoing, Landlord will give Tenant access to the Premises not less than 30 days prior to the Delivery Date for the sole purpose of installing Tenant's furniture, cabling, fixtures and equipment in the Premises, provided that Tenant will comply with and observe all terms and conditions of this Lease (other than Tenant's obligation to pay Rent) during the early occupancy period. SEE SECTION 17.1.14.

                                       3.

         1.3      EFFECT OF ACCEPTANCE.

         Subject to the Warranty Terms, Tenant's acceptance of the Premises conclusively establishes that Landlord completed the Improvements as required by this Lease in a manner satisfactory to Tenant. The Warranty Terms provide Tenant with its sole and exclusive remedies for Landlord's incomplete or defective construction of the Improvements. Tenant's failure to strictly comply with the Warranty Terms with respect to any item included as part of the Improvements constitutes Tenant's waiver and release of any and all rights, benefits, claims or warranties available to Tenant under this Lease, at law or in equity in connection with each such item. SEE SECTION 17.1.14.

                                   ARTICLE 2

                            RENTAL AND OTHER PAYMENTS

         2.1      BASIC RENT.

         Tenant will pay Basic Rent in monthly installments to Landlord, in advance, without notice, and, without setoff or deduction (except as may be expressly provided in this Lease), commencing on the Rent Commencement Date and continuing on the first day of each and every calendar month after the Rent Commencement Date during the Term. Tenant will make all Basic Rent payments to Property Manager at the address specified in the Basic Terms or at such other place or in such other manner as Landlord may from time to time designate in writing. Tenant will make all Basic Rent payments without Landlord's previous demand, invoice or notice for payment. Landlord and Tenant will prorate, on a per diem basis, Basic Rent for any partial month within the Term.

         2.2      ADDITIONAL RENT.

         Article 3 of this Lease requires Tenant to pay certain Additional Rent pursuant to estimates Landlord delivers to Tenant. Tenant will make all payments of estimated Additional Rent in accordance with Sections 3.3 and 3.4 without deduction or offset (except as may be expressly provided in this Lease) and without Landlords previous demand, invoice or notice for payment. Tenant will pay all other Additional Rent described in this Lease that is not estimated under Sections 3.3 and 3.4 within 30 days after receiving Landlord's invoice for such Additional Rent. Tenant will make all Additional Rent payments to the same location and, except as described in the previous sentence, in the same manner as Tenant's Basic Rent payments.

         2.3      DELINQUENT RENTAL PAYMENTS.

         If Tenant does not pay any installment of Basic Rent or any Additional Rent or other payment due under this Lease within five days after notice of nonpayment from Landlord (provided that no such notice will be required more than two times in any twelve-month period) or, if no notice is required under this Lease, then within 8 days after the date due, Tenant will pay Landlord an additional amount equal to interest on the delinquent payment calculated at the Maximum Rate from the date when the payment is due through the date the payment is made. If, however, Tenant does not pay any installment of Basic Rent or any Additional Rent within five Business Days after the date the payment is due, more than two times in any twelve month period, then, in lieu of interest, Tenant will pay Landlord a late payment charge equal to 5% of the amount of the delinquent payment. Landlord's right to such compensation for the delinquency is in addition to all of Landlord's rights and remedies under this Lease, at law or in equity.

         2.4      INDEPENDENT OBLIGATIONS.

         Notwithstanding any contrary term or provision of this Lease, Tenant's covenant and obligation to pay Rent is independent from any of Landlord's covenants, obligations, warranties or representations in this Lease.

                                   ARTICLE 3

                               OPERATING EXPENSES

                                       4.

         3.1      PAYMENT OF OPERATING EXPENSES.

         Tenant will pay, as Additional Rent and in the manner this Article 3 describes, Tenant's Share of Operating Expenses for each and every calendar year of the Term. Landlord will prorate Tenant's Share of Operating Expenses for the calendar year in which the Lease commences or terminates as of the Commencement Date or termination date, as applicable, on a per diem basis based on the number of days of the Term within such calendar year.

         3.2      ESTIMATION OF TENANT'S SHARE OF OPERATING EXPENSES.

         Landlord will deliver to Tenant not later than April 1 in each calendar year a written estimate of the following for that calendar year of the Term: (a) Operating Expenses, (b) Tenant's Share of Operating Expenses Percentage and (c) the annual and monthly Additional Rent attributable to Tenant's Share of Operating Expenses.

         3.3      PAYMENT OF ESTIMATED TENANT'S SHARE OF OPERATING EXPENSES.

         Tenant will pay the amount Landlord estimates as Tenant's Share of Operating Expenses under Section 3.2 for each and every calendar year of the Term in equal monthly installments, in advance, commencing on the Rent Commencement Date and continuing on the first day of each and every month during the Term. If Landlord has not delivered the estimates to Tenant by the first day of January of the applicable calendar-year, Tenant will continue paying Tenant's Share of Operating Expenses based on Landlord's estimates for the previous calendar year. When Tenant receives Landlord's estimates for the current calendar year, Tenant will pay the estimated amount (less amounts Tenant paid to Landlord in accordance with the immediately preceding sentence) in equal monthly installments over the balance of such calendar year, with the number of installments being equal to the number of full calendar months remaining in such calendar year.

         3.4      RE-ESTIMATION OF OPERATING EXPENSES.

         Landlord may re-estimate Operating Expenses from time to time during the Term in but not more than twice in any calendar year. In such event, Landlord will re-estimate the monthly Additional Rent attributable to Tenant's Share of Operating Expenses to an amount sufficient for Tenant to pay the re-estimated monthly amount over the balance of the calendar year. Landlord will notify Tenant of the re-estimate and Tenant will pay the re-estimated amount in the mariner provided in the last sentence of Section 3.3.

         3.5      CONFIRMATION OF TENANT'S SHARE OR OPERATING EXPENSES.

         After the end of each calendar year within the Term, Landlord will determine the actual amount of Operating Expenses and Tenant's Share of Operating Expenses for the expired calendar year and deliver to Tenant a written statement of such amounts. If Tenant paid less than the actual amount of Tenant's Share of Operating Expenses specified in the statement, Tenant will pay the difference to Landlord as Additional Rent in the manner Section 2.2 describes. If Tenant paid more than the actual amount of Tenant's Share of Operating Expenses specified in the statement, Landlord, will either (a) if the Lease has ended, refund the excess amount to Tenant within 30 days, or (b) if the Lease is still in effect, credit the excess amount against Tenant's next due monthly installment or installments of estimated Additional Rent. If Landlord is delayed in delivering such statement to Tenant, such delay does not constitute Landlord's waiver of Landlord's rights under this section; notwithstanding the foregoing, if Landlord has not delivered such statement in the calendar year following the year for which the statement is required to be given, then Landlord will be deemed to have waived the right to recover any short fall in Tenant's payments of Operating Expenses for the year in question.

         3.6      TENANT'S INSPECTION AND AUDIT RIGHTS.

         If no Event of Default exists and Tenant questions Landlord's determination of the actual amount of Operating Expenses or Tenant's Share of Operating Expenses for a calendar year and Tenant delivers to Landlord written notice within 180 days after Landlord's delivery of the statement of such amount under Section 3.5, Tenant, at its sole cost and expense, upon prior written notice and during regular business hours at a time and place

                                       5.

reasonably acceptable to Landlord (which will be the location within the boundaries of King County, Washington, where Landlord or Property Manager maintains the applicable records), may cause a certified public accountant reasonably acceptable to Landlord to audit Landlord's records relating to the disputed amounts. The foregoing audit right is personal to Tenant, and may not be exercised by any assignee or subtenant of Tenant other than an entity to which Tenant has assigned all or any of its interest in this Lease as permitted by Section 13.1.2; provided, however, that at the time of any such permitted assignment the instrument of assignment and assumption delivered to Landlord pursuant to Section 13.1.2 will state that either: (a) Tenant has retained all of Tenant's rights under this section, or (b) Tenant has assigned to the permitted assignee all of Tenant's rights under this section. Tenant will not object to Landlord's determination of Operating Expenses or Tenant's Share of Operating Expenses unless Tenant completes the audit within 60 days after the date Tenant delivers its notice to Landlord under this section. If the audit shows that the amount Landlord charged Tenant for Tenant's Share of Operating Expenses was greater than the amount this Article 3 obligates Tenant to pay, Landlord will refund the excess amount to Tenant, together with interest on the excess amount at the Maximum Rate (computed from the date Tenant delivers its dispute notice to Landlord) within 10 days after Landlord receives a copy of the audit report. If the audit shows that the amount Landlord charged Tenant for Tenant's Share of Operating Expenses was less than the amount this Article 3 obligates Tenant to pay, Tenant will pay to Landlord, as Additional Rent, the difference between the amount Tenant paid and the amount determined in the audit. Pending resolution of any audit under this section, Tenant will continue to pay to Landlord the estimated amounts of Tenant's Share of Operating Expenses in accordance with Sections 3.3 and 3.4. Tenant will keep all information it obtains in any audit strictly confidential and may only use such information for the limited purpose this section describes and for Tenant's own account. If Tenant's audit discloses that Tenant was overcharged by more than three percent (3%), Landlord will reimburse Tenant reasonable for the cost of the audit but not more than $3,000, which amount will be increased $125.00 per annum on each anniversary of the Commencement Date. If Tenant does not perform an audit, Landlord's written statement delivered pursuant to Section 3.5 will be final and binding on Landlord and Tenant 180 days after Landlord's delivery of the statement. If Tenant does perform an audit, the audit as resolved will be final and binding on Landlord and Tenant.

         3.7      AMENDMENTS TO TENANT'S SHARE OF OPERATING EXPENSES PERCENTAGE.

         Tenant's Share of Operating Expenses Percentage will be a percentage equal to a fraction, the numerator of which is the Rentable Area of the Premises and the denominator of which is the Rentable Area of the Building as determined pursuant to Section 1.1.

         3.8      PERSONAL PROPERTY TAXES.

         Tenant, prior to delinquency, will pay all taxes charged against Tenant's trade fixtures and other personal property. Tenant will use all reasonable efforts to have such trade fixtures and other personal property taxed separately from the Property. If any of Tenant's trade fixtures and other personal property are taxed with the Property, Tenant will pay the taxes attributable to Tenant's trade fixtures and other personal property to Landlord as Additional Rent.

         3.9      RIGHT TO CONTEST PROPERTY TAXES.

         Landlord is not obligated to but may contest the amount or validity, in whole or in part, of any Property Taxes. Landlord's contest will be at Landlord's sole cost and expense, except that if Property Taxes are reduced (or if a proposed increase is avoided or reduced) because of Landlord's contest, Landlord may include in its computation of Property Taxes the costs and expenses Landlord incurred in connection with the contest, including, but not limited to, reasonable attorney's fees, up to the amount of any Property Tax reduction Landlord realized from the contest or any Property Tax increase avoided or reduced in connection with the contest, as the case may be.

         If Landlord does not contest property taxes, then Tenant at its sole cost and expense may, by appropriate legal proceedings conducted in good faith and with due diligence, contest the amount or validity of Property Taxes if: (a) the proceedings suspend the collection of the Property Taxes from Landlord, Tenant and the Property, unless Tenant will have furnished security as provided in this paragraph; (b) Tenant will have furnished such security, if any, as may be required in the proceedings to suspend the collection of the Property Taxes, or otherwise will have furnished the security in an amount equal to 150% of the amount of the Property Taxes being contested; and (c) Tenant will give Landlord reasonable notice of, and information pertaining to, the contest. Tenant will indemnify,

                                       6.

protect and hold Landlord and the Property harmless from any lien or liability with respect to any such contest. Tenant will also have the right to contest any lien, encumbrance or charge against the Premises arising from work done or materials provided to or for Tenant pursuant to the terms of this Section 3.9.

         3.10     [RESERVED]

                                   ARTICLE 4

                                       USE

         4.1      PERMITTED USE.

         Tenant will not use the Premises for any purpose other than general non-governmental office purposes, a data center, and uses incidental thereto ("Permitted Use"). Tenant will not use the Property or knowingly permit the Premises to be used in violation of any Laws or in any manner that would (a) violate any certificate of occupancy affecting the Building; (b) cause injury or damage to the Building; or (c) constitute a public or private nuisance or waste. Landlord represents and warrants that the Permitted Use does not violate local zoning rules or any of the Permitted Encumbrances, including the condominium documents pursuant to which the Unit was created.

         4.2      [RESERVED]

         4.3      INCREASED INSURANCE.

         So long as Landlord has notified Tenant of any applicable restrictions and such restrictions are not violated by the Permitted Use, Tenant will not do in the Building or permit to be done on the Premises anything that will (a) increase the premium of any insurance policy Landlord carries covering the Premises or the Building; (b) cause a cancellation of or be in conflict with any such insurance policy; or (c) result in any insurance company's refusal to issue or continue any such insurance in amounts satisfactory to Landlord. Tenant, at Tenant's sole cost and expense, will comply with all rules, orders, regulations and requirements of insurers and of the American Insurance Association or any other organization performing a similar function. Tenant will reimburse Landlord, as Additional Rent, for any additional premium charges for such policy or policies resulting from Tenant's failure to comply with the provisions of this section.

         4.4      LAWS/BUILDING RULES.

         This Lease is subject and subordinate to all Laws. Except as provided in the last paragraph of this Section 4.4, Tenant will, at Tenant's sole cost, promptly comply with all Laws regarding the Premises or use or occupancy thereof. A copy of the current Building Rules is attached to this Lease as EXHIBIT E. Landlord may amend the Building Rules from time to time in Landlord's sole discretion; provided, however, that the Building Rules shall at all times be reasonable.

         In the event of any inconsistency between the Lease and the Building Rules, the Lease will prevail and control. Landlord will enforce the Rules and Regulations in a non-discriminatory manner.

         Landlord represents and warrants that the Building will be in compliance with all material and applicable Federal, state and local laws, ordinances, rules and regulations ("Laws and Requirements"). During the Term Landlord will, at its sole cost and expense (subject however to Article 3), comply with all future Laws and Requirements that may require structural modifications or other capital improvements to be performed to the building and the Premises unless such Laws and Requirements specifically apply solely by reason of the Tenant's particular use of the Premises or relate solely to Tenant's Improvements.

         4.5      COMMON AREA.

         Landlord grants Tenant the non-exclusive right, together with all other occupants of the Building and their agents, employees and invitees, to use the Common Area during the Term, subject to all Laws; provided, however,

                                       7.

that at any time that Tenant occupies all of the Rentable Area of the Building, it shall have the exclusive right to use the Common Area. Landlord, at Landlord's sole and exclusive discretion, may (a) restrain unauthorized persons from using the Common Area; (b) temporarily close any portion of the Common Area
(i) for repairs, improvements or Alterations, (ii) to discourage unauthorized use, (iii) to prevent dedication or prescriptive rights, or (iv) for any other reason Landlord deems sufficient in Landlord's reasonable judgment; (c) change the shape and size of the Common Area; (d) add, eliminate or change the location of any improvements located in the Common Area; and (e) impose and revise Building Rules concerning use of the Common Area, including, but not limited to, any parking facilities comprising a portion of the Common Area. Landlord's rights under this Section 4.5 will be exercised at all times in a manner so as
(a) not to prevent, impair or materially alter access to the Premises, (b) to minimize the interference with Tenant's business in the Premises and (c) to the extent it is under Landlord's control, maintain reasonable ingress to and ingress between the Premises and the Parking Garage.

                                   ARTICLE 5

                               HAZARDOUS MATERIALS

         5.1      COMPLIANCE WITH HAZARDOUS MATERIALS LAWS.

         Tenant will not cause any Hazardous Material to be brought upon, kept or used on the Property in a manner or for a purpose prohibited by or that could result in liability under any Hazardous Materials Law. Tenant, at its sole cost and expense, will comply with all Hazardous Materials Laws and prudent industry practice relating to the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under or about the Union Station Condominium the Tenant brings upon, keeps or uses on Union Station Condominium and will notify Landlord of any and all Hazardous Materials Tenant brings upon, keeps or uses on the Property (other than small quantities of office cleaning or other office supplies as are customarily used by a tenant in the ordinary course in a general office or call center facility). On or before the expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, will completely remove from the Property (regardless whether any Hazardous Materials Law requires removal), in compliance with all Hazardous Materials Laws, all Hazardous Materials Tenant causes to be present in, on, under or about the Property other than Hazardous Materials incorporated into Improvements as a part of construction materials. Tenant will not take any remedial action in response to the presence of any Hazardous Materials in on, under or about the Property, nor enter into any settlement agreement, consent decree or other compromise with respect to any Claims relating to or in any way connected with Hazardous Materials in, on, under or about the Property, without first notifying Landlord of Tenant's intention to do so and affording Landlord reasonable opportunity to investigate, appear, intervene and otherwise assert and protect Landlord's interest in the Property. See Section 17.10.

         5.2      NOTICE OF ACTIONS.

         Tenant will notify Landlord of any of the following actions affecting Landlord, Tenant or the Property that result from or in any way relate to Tenant's use of the Property immediately after receiving notice of the same: (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened against Tenant or Landlord under any Hazardous Materials Law; (b) any Claim made or threatened by any person against Tenant or Landlord relating to damage, contribution, liability, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Material; and (c) any reports made by any person, including Tenant, to any environmental agency relating to any Hazardous Material, including any complaints, notices, warnings or asserted violations. Tenant will also deliver to Landlord, as promptly as possible and in any event within five Business Days after Tenant first receives or sends the same, copies of all Claims, reports, complaints, notices, warnings or asserted violations relating to Hazardous Materials Laws and to the Premises or Tenant's use of the Premises. Upon Landlord's written request, Tenant will promptly deliver to Landlord documentation reasonably acceptable to Landlord reflecting the legal and proper disposal of all Hazardous Materials removed or to be removed from the Premises, if such materials were in fact placed there by Tenant. All such documentation will list Tenant or its agent as a responsible party and will not attribute responsibility for any such Hazardous Materials to Landlord or Property Manager.

         5.3      DISCLOSURE AND WARNING OBLIGATIONS.

                                       8.

         Tenant acknowledges and agrees that all reporting and warning obligations required under Hazardous Materials Laws resulting from or in any way relating to Tenant's use of the Premises or Property are Tenant's sole responsibility, regardless whether the Hazardous Materials Laws permit or require Landlord to report or warn.

         5.4      INDEMNIFICATION.

         Tenant releases and will indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless the Landlord Parties from and against any and all Claims whatsoever to the extent arising or resulting from the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under, upon or from the Union Station Condominium (including, but not limited to, water tables and atmosphere) that Tenant brings upon, keeps or uses on the Premises or Union Station Condominium. Tenant's obligations under this section include, without limitation and whether foreseeable or unforeseeable, (a) the costs of any required or necessary repair, clean-up, detoxification or decontamination of the Union Station Condominium;
(b) the costs of implementing any closure, remediation or other required action in connection therewith as stated above; and (c) consultants' fees, experts' fees and response costs. The obligations of Tenant under this section survive the expiration or earlier termination of this Lease.

         Landlord releases, and will indemnify, defend (with counsel reasonably acceptable to Tenant), protect and hold harmless the Tenant from and against any and all Claims whatsoever to the extent arising or resulting (unless constituting Claims for which Tenant is responsible pursuant to the first paragraph of this Section 5.4), from the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under, upon or from the Union Station Condominium (including, but not limited to, water tables and atmosphere) resulting from or in any way related to the use of the Property, but only to the extent that (i) the Hazardous Materials have been brought onto or released upon Union Station Condominium by any of the Landlord Parties, or (ii) pursuant to applicable Laws Landlord has a duty to remove such Hazardous Materials from Union Station Condominium. Landlord's obligations under this section include, without limitation and whether foreseeable or unforeseeable, (a) the costs of any required or necessary repair, clean-up, detoxification or decontamination of the Union Station Condominium;
(b) the costs of implementing any closure, remediation or other required action in connection therewith as stated above; and (c) consultants' fees, experts' fees and response costs. The obligations of Landlord under this section survive the expiration or earlier termination of this Lease.

                                   ARTICLE 6

                                    SERVICES

         6.1      LANDLORD'S OBLIGATIONS.

         Landlord will provide the following services, the costs of which are Operating Expenses:

                  6.1.1    JANITORIAL SERVICE.

                  Janitorial service in the Premises, five nights per week, appropriate for a first class office building similar in construction, general location, use, occupancy and design to the Building and in compliance with the specifications for janitorial service attached hereto as EXHIBIT I (the "Janitorial Specifications"), including cleaning, trash removal, necessary dusting and vacuuming, maintaining towels, tissue and other restroom supplies and such other work as is customarily performed in connection with nightly janitorial services in office complexes similar in construction, location, use and occupancy to the Property. Landlord will also provide periodic interior and exterior window washing and cleaning and waxing of uncarpeted floors appropriate for a first class office building similar in construction, general location, use, occupancy and design to the Building

                  6.1.2    ELECTRICAL ENERGY.

                  Electrical energy to the Premises for lighting and for operating office machines for general office use. Electrical energy will be sufficient for Tenant to operate personal computers and other equipment of similar low electrical consumption, but will not be sufficient for lighting in excess of the standards established in EXHIBIT F.

                                       9.

Tenant will not use any equipment requiring electrical energy in excess of the above standards without receiving Landlord's prior written consent, which consent Landlord will not unreasonably withhold but may condition on Tenant paying all costs of installing the equipment and facilities necessary to furnish such excess energy and an amount equal to the average cost per unit of electricity for the Building applied to the excess use as reasonably determined either by an engineer selected by Landlord or by submeter installed at Tenant's expense. Landlord will replace all lighting bulbs, tubes, ballasts and starters within the Premises at Tenant's sole cost and expense unless the costs of such replacement are included in Operating Expenses. If such costs are not included in Operating Expenses, Tenant will pay such costs as Additional Rent.

                  6.1.3    HEATING, VENTILATION AND AIR CONDITIONING.

                  During Business Hours, heating, ventilation and air conditioning to the Premises sufficient to maintain comfortable temperatures in the Premises in accordance with the HVAC Specifications attached hereto as EXHIBIT J. During other times, Landlord will provide heat and air conditioning upon Tenant's request. Tenant will pay Landlord, as Additional Rent, for such extended service on an hourly basis at the rates Landlord establishes from time to time for its costs of providing such services without markup. Landlord will provide air conditioning to the Premises based on standard lighting and general office use only.

                  6.1.4    WATER.

                  Hot and cold water from standard building outlets for lavatory, restroom and drinking purposes.

                  6.1.5    ELEVATOR SERVICE.

                  Elevator service to be used by Tenant in common with other tenants. Landlord may restrict Tenant's use of elevators for freight purposes to the freight elevator and to hours Landlord reasonably determines but at no special use charge to Tenant. Landlord may limit the number of elevators in operation at times other than Business Hours.

         6.2      TENANT'S OBLIGATIONS.

         Tenant is solely responsible for paying directly to the applicable utility companies, prior to delinquency, all separately metered or separately charged utilities, if any, to the Premises or to Tenant. Such separately metered or charged amounts are not Operating Expenses. Except as provided in Sections
6.1 and 17.1, Tenant will also obtain and pay for all other utilities and services Tenant requires with respect to the Premises, but Tenant will not be required to pay hook-up and connection charges for basic utility service to the Building.

         6.3      OTHER PROVISIONS RELATING TO SERVICES.

         No interruption in, or temporary stoppage of, any of the services this
Article 6 describes is to be deemed an eviction or disturbance of Tenant's use and possession of the Premises, nor does any interruption or stoppage relieve Tenant from any obligation this Lease describes, render Landlord liable for damages or entitle Tenant to any Rent abatement; provided, however, if such interruption or stoppage prevents Tenant from engaging in the Permitted Use at all or any part of the Premises for 4 consecutive days, then Annual Basic Rent will be abated in proportion to the portion of the Premises not usable for the Permitted Use from and after the expiration of said fourteen-day period until the earlier to occur of (i) the restoration of the furnishing of such utility or other service to such portion of the Premises or (ii) the date on which such interruption no longer prevents Tenant from engaging in the Permitted Use at such portion of the Premises. Anything herein to the contrary notwithstanding, there will be no such abatement of rent if either (a) Landlord's inability to provide such services is caused by misuse or neglect of Tenant or Tenant's agents or employees, or (b) the interrupted or stopped service or utility has been provided by or through an alternative telecommunication company selected by Tenant pursuant to Section 17.14. Landlord is not required to provide any heat, air conditioning, electricity or other service in excess of that permitted by voluntary or involuntary governmental guidelines or other Laws. Subject to
Section 17.14.2 Landlord has the exclusive right and discretion to select the provider of any service to the Property and to determine whether the Premises or any other portion of

                                      10.

the Property may or will be separately metered or separately supplied. Landlord reserves the right, from time to time, to make reasonable and non-discriminatory modifications to the above standards for utilities and services.

         6.4      TENANT DEVICES.

         Tenant will not, without Landlord's prior written consent, use any apparatus or device in or about the Premises that causes substantial noise, odor or vibration. Tenant will not connect any apparatus or device to electrical current or water except through the electrical and water outlets Landlord installs in the Premises.

                                   ARTICLE 7

                             MAINTENANCE AND REPAIR

         7.1      LANDLORD'S OBLIGATIONS.

         Landlord will, in accordance with the standards of first class office buildings, repair and maintain and keep in good order, condition and repair: (a) the foundations, exterior walls and roof of the Building; and (b) the electrical, mechanical, plumbing, heating and air conditioning systems, facilities and components located in the Building and used in common by all tenants of each of the Building. Notwithstanding the foregoing, items located in the Premises serving only the Premises which are part of the base building systems will be maintained by Landlord. Landlord will also maintain and repair Common Area (subject to all other terms and conditions of this Lease relating to Common Area) and the windows, doors, plate glass and the exterior surfaces of walls that are adjacent to Common Area. Landlord's repair and maintenance costs under this Section 7.1 are Operating Expenses unless otherwise specifically excluded by this Lease. Neither Basic Rent nor Additional Rent will be reduced (except as set forth in Section 6.3), nor will Landlord be liable, for loss or injury to or interference with Tenant's property, profits or business arising from or in connection with Landlord's performance of its obligations under this section.

         7.2      TENANT'S OBLIGATIONS.

                  7.2.1    MAINTENANCE OF PREMISES.

                  Except as otherwise specifically provided in this Lease, Landlord is not required to furnish any services or facilities, or to make any repairs or Alterations, in, about or to the Premises or the Property. Except as specifically described in Section 7.1, Tenant assumes the full and sole responsibility for the repair, replacement and maintenance in the Premises. Except as specifically described in Section 7.1, Tenant, at Tenant's sole cost and expense, will keep and maintain the Premises (including, but not limited to, all non-structural interior portions, systems and equipment, interior surfaces of exterior walls; interior moldings, partitions and ceilings, and interior electrical, lighting and plumbing fixtures) in good order, condition and repair, reasonable wear and tear and damage from casualties not required to be repaired by Tenant excepted. Tenant will keep the Premises in a neat and sanitary condition and will not commit any nuisance or waste in, on or about the Premises or the Property. If Tenant damages or injures the Common Area or any part of the Property other than the Premises, Landlord will repair the damage and Tenant will pay Landlord for all uninsured costs and expenses of Landlord in connection with the repair as Additional Rent. Tenant is solely responsible for and, to the fullest extent allowable under the Laws, will release and indemnify, protect and defend Landlord against (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from, the cost of repairing, and any Claims resulting from, any penetrations or perforations of the roof or exterior walls or floors of the Building Tenant causes. Tenant will maintain the Premises in a first-class and fully operative condition. Tenant's repairs will be at least equal in quality and workmanship to the original work and Tenant will make the repairs in accordance with all Laws.

                  7.2.2    ALTERATIONS REQUIRED BY LAWS.

                  If any governmental authority requires any Alteration to the Building or the Premises as a result of Tenant's particular use of the Premises or relating solely to Tenant's Improvements or as a result of any Alteration to the Premises made by or on behalf of Tenant, or if Tenant's particular use of the Premises subjects Landlord or

                                      11.

the Property to any obligation under any Laws, Tenant will pay the cost of all such Alterations or the cost of compliance, as the case may be. If any such Alterations are Structural Alterations, Landlord will make the Structural Alterations; provided, however, that Landlord may require Tenant to deposit with Landlord an amount sufficient to pay the cost of the Structural Alterations (including, without limitation, reasonable overhead and administrative costs). If the Alterations are not Structural Alterations, Tenant will make the Alterations at Tenant's sole cost and expense in accordance with Article 8.

                                   ARTICLE 8

                             CHANGES AND ALTERATIONS

         8.1      LANDLORD APPROVAL.

         Tenant will not make any Alterations to the Common Area. Tenant will not make any other Alterations without Landlord's prior written consent, which consent Landlord will not unreasonably withhold or delay; provided, however, that Landlord may impose conditions upon its consent in its reasonable discretion. Along with any request for Landlord's consent, Tenant will deliver to Landlord plans and specifications for the Alterations and names and addresses of all prospective contractors for the Alterations. If Landlord approves the proposed Alterations, Tenant, before delivering or accepting delivery of any materials to be used in connection with the Alterations, will deliver to Landlord for Landlord's reasonable approval copies of all contracts, proof of insurance required by Section 8.2, copies of any contractor safety programs, copies of all necessary permits and licenses and such other information relating to the Alterations as Landlord reasonably requests. Tenant will not commence the Alterations before obtaining Landlord's approval of the foregoing. Landlord's approval of plans and specifications for any Alterations will not be construed to constitute a representation or warranty by Landlord as to compliance with applicable Laws, as to the structural, engineering or other design of the Premises or the Property or as to the quality or fitness of any materials used. Tenant will construct all approved Alterations or cause all approved Alterations to be constructed (a) promptly by a contractor Landlord approves in writing in Landlord's sole discretion, (b) in a good and workmanlike manner, (c) in compliance with all Laws, (d) in accordance with all orders, rules and regulations of the Board of Fire Underwriters having jurisdiction over the Premises and any other body exercising similar functions, and (e) in full compliance with all of Landlord's rules and regulations applicable to third party contractors, subcontractors and suppliers performing work at the Property.

         Notwithstanding the foregoing, provided Tenant notifies Landlord 10 days prior to commencing any work permitted by this paragraph, Tenant will be permitted to perform Alterations which are in keeping with the standards of the Premises and do not materially or adversely affect the structural, electrical or mechanical systems of the Premises or the Building and which do not cost more than $50,000 for an individual change, and which do not in the aggregate cost more than $150,000 per project, without the necessity of having to obtain Landlord's consent but otherwise subject to all of the foregoing provisions of this section except the third and fourth sentences and in clause (a) of the last sentence of the first paragraph of this section. Each of the amounts set forth in this paragraph will be adjusted on the first day of each Lease Year by the change in the CPI for the calendar month two months before the first day of the Lease Year, compared to the CPI for the month two months before the first calendar month of the Term.

         Within 30 days after substantially completing the installation of any Alteration, whether the Alterations require Landlord's prior consent pursuant to the foregoing of this section, Tenant will deliver to Landlord "as-built" drawings showing all changes to the Premises or the Building.

         8.2      TENANT'S RESPONSIBILITY FOR COST AND INSURANCE.

         Tenant will pay the cost and expense of all Alterations, including, without limitation, the reasonable charges of Landlord's engineering consultants for engineering review of Tenant's plans, and for any painting, restoring or repairing of the Premises or the Building the Alterations occasion. For projects exceeding $150,000 in cost (which amount will be adjusted on the first day of each Lease Year by the change in the CPI for the calendar month two months before the first day of the Lease Year, compared to the CPI for the month two months before the first calendar month of the Term), prior to commencing the Alterations, Tenant will deliver the following to Landlord: (a) a certificate of insurance evidencing builder's all risk insurance in an amount reasonably established

                                      12.

by Landlord; (b) a certificate of insurance evidencing commercial general liability insurance insuring against construction related risks in at least the form, amounts and coverages required of Tenant under Article 10, and (c) copies of all applicable contracts and of all necessary permits and licenses. The insurance policies described in clauses (a) and (b) of this section must name Landlord, Landlord's lender (if any) and Property Manager as additional insureds.

         8.3      CONSTRUCTION OBLIGATIONS AND OWNERSHIP.

         Landlord may inspect construction of the Alterations. Immediately after completing any Alterations exceeding $100,000 in cost (which amount will be adjusted on the first day of each Lease Year by the change in the CPI for the calendar month two months before the first day of the Lease Year, compared to the CPI for the month two months before the first calendar month of the Term), Tenant will furnish Landlord with contractor affidavits and full and final lien waivers covering all labor and materials expended and used in connection with the Alterations. Tenant will remove any Alterations upon expiration or termination of this Lease; provided, however, that unless Landlord, in its written consent to proposed Alterations, states that upon expiration or termination of this Lease, Landlord will require Tenant to remove those Alterations, Landlord will not have the right to require removal thereof, and provided further that Tenant will not be required to remove its initial Tenant Improvements. All Alterations Tenant makes or installs (including all telephone, computer and other wiring and cabling located within the walls of and outside the Premises, but excluding Tenant's movable trade fixtures, furniture and equipment) become the property of Landlord upon installation and, unless Landlord requires Tenant to remove the Alterations in accordance with this
Section 8.3, Tenant will surrender the Alterations to Landlord upon the expiration or earlier termination of this Lease at no cost to Landlord.

         8.4      LIENS.

         Tenant will keep the Property free from any mechanics', materialmens', designers' or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. Tenant will notify Landlord in writing 30 days prior to commencing any Alterations in order to provide Landlord the opportunity to record and post notices of non-responsibility or such other protective notices available to Landlord under the Laws. If any such liens are filed and Tenant does not contest those liens in the manner set forth in Section 3.9, and does not, within 15 days after such filing, release the same of record or provide Landlord with a bond or other security satisfactory to Landlord protecting Landlord and the Property against such liens, Landlord may, without waiving its rights and remedies based upon such breach by Tenant and without releasing Tenant from any obligation under this Lease, cause such liens to be released by any means Landlord deems proper, including, but not limited to, paying the claim giving rise to the lien or posting security to cause the discharge of the lien. In such event, Tenant will reimburse Landlord, as Additional Rent, for all amounts Landlord pays (including, without limitation, reasonable attorneys' fees and costs).

         8.5      INDEMNIFICATION.

         To the fullest extent allowable under the Laws, Tenant releases and will indemnify, protect, defend (with counsel reasonably chosen by Tenant's insurer, or if there is no insurer, with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties and the Property from and against any Claims or arising out of any Alterations or any other work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant except, however, such Claims to the extent they arise from the negligence or willful misconduct of any of the Landlord Parties.

                                   ARTICLE 9

                           RIGHTS RESERVED BY LANDLORD

         9.1      LANDLORD'S ENTRY.

         Landlord and its authorized representatives may enter the Premises to:
(a) inspect the Premises; (b) show the Premises to prospective purchasers and Mortgagees and, during the last nine (9) months of the Term (as it may

                                      13.

be extended) to prospective tenants; (c) post notices of non-responsibility or other protective notices available under the Laws; or (d) exercise and perform Landlord's rights and obligations under this Lease. Landlord, in the event of any emergency, may enter the Premises without notice to Tenant. In an emergency, Landlord's entry into the Premises without prior notice is not to be construed as a forcible or unlawful entry into, or detainer of, the Premises or as an eviction of Tenant from all or any part of the Premises. Tenant will also permit Landlord (or its designees) to install, use, maintain, replace and repair pipes, cables, conduits, plumbing and vents, and telephone, electric and other wires or other items, in, to and through the Premises if Landlord reasonably determines that such activities are necessary to provide necessary services to another tenant in the Building, or to cause any of the Building to comply with applicable changes in Laws, provided Landlord will locate any such items in the floor or in the plenum or in the mechanical or electrical spaces in the Premises, and will otherwise take reasonable steps to minimize interference with Tenant's business. Landlord will be entitled to have access to the Premises only when accompanied by a representative of Tenant, and upon no less than 24 hours' prior written notice specifying the purpose for the access and identifying by name and business any persons other than Landlord who will accompany Landlord; provided, however, that in the case of an emergency that gives rise to imminent danger to persons or property, Landlord will give Tenant such notice as may be practicable under the circumstances. Access by Landlord will be strictly in accordance with the security and confidentiality requirements that Tenant may impose from time to time, including, without limitation, a requirement that persons other than Landlord having access to the Premises will sign and deliver to Tenant a nondisclosure and confidentiality agreement in form and content acceptable to Tenant. All information learned by or disclosed to Landlord with respect to Tenant's business, and all information disclosed or discovered during an entry by Landlord into the Premises, will be kept strictly confidential by Landlord, Landlord's legal representatives, successor, assigns, servants and agents, and will not be used (except for Landlord's confidential internal purposes) or disclosed to others by Landlord or Landlord's legal representatives, successors, assigns, servants or agents without the express prior written consent of Tenant, which Tenant may grant, withhold or condition in its sole and absolute discretion. At Tenant's request, Landlord will prevent access to the Premises by any prospective purchaser or tenant or other visitor whom Landlord intends to bring onto the Premises who is, or may reasonably be suspected by Tenant to be or represent, a competitor of Tenant. In exercising its right of entry, Landlord will not unreasonably interfere with the conduct of Tenant's business operations on the Premises.

         9.2      CONTROL OF PROPERTY.

         Landlord reserves all rights respecting the Property and Premises not specifically granted to Tenant under this Lease, including, without limitation, the right to: (a) change the name of the Building; (b) designate and approve all types of signs, window coverings, internal lighting and other aspects of the Premises and its contents that may be visible from the exterior of the Premises;
(c) prohibit Tenant from installing vending or dispensing machines of any kind in or about the Premises other than those Tenant installs in the Premises solely for use by Tenant's employees; (e) close the Building after Business Hours, except that Tenant and its employees and invitees may access the Premises after Business Hours in accordance with such rules and regulations as Landlord may prescribe from time to time for security purposes (it being understood and agreed that Tenant will have access to the Premises 24 hours per day, seven days per week and 365 days per year; (f) install, operate and maintain security systems that monitor, by closed circuit television or otherwise, all persons entering or leaving the Building; (g) subject to applicable limitations set forth in Section 9.1, install and maintain pipes, ducts, conduits, wires and structural elements in the Premises that serve other parts or other tenants of the Building; and (h) retain and receive master keys or pass keys to the Premises and all doors in the Premises. Notwithstanding the foregoing, or the provision of any security-related services by Landlord, Landlord is not responsible for the security of persons or property on the Property and Landlord is not and will not be liable in any way whatsoever for any breach of security not solely and directly caused by the negligence or willful misconduct of Landlord, its agents or employees or any of the Landlord Parties.

         9.3      LOCK BOX AGENT/RENT COLLECTION AGENT.

         Landlord, from time to time, may designate a lock box collection agent or other person to collect Rent. In such event, Tenant's payment of Rent to the lock box collection agent or other person is deemed to have been made (a) as of the date the lock box collection agent or other person receives Tenant's payment (if the payment is not dishonored for any reason); or (b) if Tenant's payment is dishonored for any reason, the date Landlord or Landlord's agent collects the payment. Neither Tenant's payment of any amount of Rent to the lock box collection agent or other person nor Landlord's or Landlord's agent's collection of such amount if the payment is dishonored constitutes Landlord's waiver of any default by Tenant in the performance of Tenant's obligations under this Lease

                                      14.

or Landlord's waiver of any of Landlord's rights or remedies under this Lease. If Tenant pays any amount to the lock box collection agent or other person other than the actual amount due Landlord, then Landlord's or Landlord's agent's receipt or collection of such amount does not constitute an accord and satisfaction, Landlord is not prejudiced in collecting the proper amount due Landlord and Landlord may retain the proceeds of any such payment, whether restrictively endorsed or otherwise, and apply the same toward amounts due and payable by Tenant under this Lease.

         9.4      [RESERVED]

         9.5      TELECOMMUNICATIONS.

                  9.5.1    LANDLORD'S RIGHTS.

                  Landlord may (but will not have the obligation to): (a) install new Lines at the Building to serve Tenant and any other tenant(s) of the Building; (b) create additional space for Lines at the Building; (c) reasonably direct, monitor and/or supervise the installation, maintenance, replacement and removal of, and the allocation and periodic re-allocation of available space (if any) for, any Lines now or hereafter installed at the Building by Landlord, Tenant or any other Person (but Landlord will have no right to monitor or control the information transmitted through such Lines). Such rights will not be in limitation of other rights that may be available to Landlord by Law or otherwise. If Landlord exercises any such rights pursuant to Tenant's request, Landlord may charge Tenant for the costs reasonably attributable to and approved by Tenant, or may include those costs in Operating Expenses (such costs to include, without limitation, costs for acquiring and installing Lines and risers within the Building Telecommunication spine to accommodate new Lines and spare Lines, any associated computerized system and software for maintaining records of Line connections within the Building Telecommunication spine, costs for actual work required to provide cable pair assignments and routine maintenance of the Lines, third party management fees, and the fees of any consulting engineers and other experts), if the benefit is proportionate to all tenants of the Building.

                  9.5.2    LIMITED LIABILITY.

                           (a) Limitation of Responsibility. Tenant acknowledges and agrees that all telephone and telecommunications services desired by Tenant will be ordered and utilized at the sole expense of Tenant. Landlord will have no responsibility for the maintenance of Tenant's telecommunications equipment, including wiring, nor for any other infrastructure to which Tenant's telecommunications equipment may be connected. Tenant agrees that to the extent any such service is interrupted, curtailed, or discontinued, Landlord will have no obligation or liability with respect thereto other than for damages in an amount not to exceed the actual cost of repair incurred on account of the negligence or willful misconduct of Landlord, or its contractors, agents, or employees or any of the Landlord Parties and it will be the sole obligation of Tenant at its expense to obtain substitute service.

                           (b) Limitation of Liability. Except to the extent arising from the negligence or willful misconduct of Landlord or Landlord's agents or employees or any of the Landlord Parties, Landlord will have no liability for damages arising from, and Landlord does not warrant that the Tenant's use of any Lines will be free from the following (respectively, "Line Problems"): (a) any shortages, failures, variations, interruption, disconnection, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the Building, by any failure of the environmental conditions or the power supply for the Building to conform to any requirements for the Lines or any associated equipment, or any other problems associated with any Lines by any other cause; (b) any failure of any Lines to satisfy Tenant's requirements; or (c) any eavesdropping or wire-tapping by unauthorized parties. Under no circumstances will any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent (except as otherwise expressly provided in this Lease), or relieve Tenant from performance of Tenant's obligations under this Lease.

                                      15.

         9.6      ELECTROMAGNETIC FIELDS.

         If Tenant, at any time, uses any Lines or equipment in, on or about the Premises or the Building that may create an electromagnetic field exceeding radiation limits for Class A and Class B computing devices as set forth in FCC regulation Part 15 as now or hereafter amended, Landlord reserves the right to require Tenant to take any and all steps necessary, up to and including removal of all Lines and/or equipment causing the electromagnetic emissions, to reduce radiation to within levels permitted by applicable Laws.

                                   ARTICLE 10

                                    INSURANCE

         10.1     TENANT'S INSURANCE OBLIGATIONS.

         Tenant, at all times during the Term and during any early occupancy period, at Tenant's sole cost and expense, will maintain the insurance this
Section 10.1 describes.

                  10.1.1   LIABILITY INSURANCE.

                  Commercial general liability insurance (providing coverage at least as broad as the current ISO form) with respect to the Premises and Tenant's activities in the Premises and upon and about the Property, on an "occurrence" basis, with a combined single limit of not less than $5,000,000 per occurrence and general aggregate. Such insurance must include specific coverage provisions or endorsements (a) for broad form contractual liability insurance insuring Tenant's contractual obligations under this Lease; (b) naming Landlord and Property Manager as additional insureds by an "Additional Insured - Managers or Lessors of Premises" endorsement (or equivalent coverage or endorsement); (c) waiving the insurer's subrogation rights against all Landlord Parties to the extent reasonably available for such insurance; (d) providing Landlord with at least 30 days prior notice of any cancellation; (e) expressly stating that Tenant's insurance will be provided on a primary and non-contributory basis; (f) providing that the insurer has a duty to defend all insureds under the policy (including additional insureds); and (g) employer's liability and Washington stop-gap coverage. If Tenant provides such liability insurance under a blanket policy, the insurance must be made specifically applicable to the Premises and this Lease on a "per location" basis.

                  10.1.2   PROPERTY INSURANCE.

                  At Tenant's option and not otherwise, property insurance providing coverage at least as broad as the current ISO Special Form ("all-risks") policies in an amount not less than the full insurable replacement cost of all of Tenant's trade fixtures and other personal property within the Premises and including business income insurance covering at least nine months loss of income from Tenant's business in the Premises. If Tenant provides such property insurance under a blanket policy, the insurance must include "agreed amount, no coinsurance" provisions.

                  10.1.3   OTHER INSURANCE.

                  Such other insurance as may be required by any Laws from time to time or may reasonably be required by Landlord from time to time in accordance with then-current industry standards. If insurance obligations generally required of tenants in similar space in similar office buildings in the area in which the Premises is located increase or otherwise change, Landlord may likewise increase or otherwise change Tenant's insurance obligations under this Lease to that which is generally being required by landlords of first class office buildings and improvements similar in construction, general location, use, occupancy and design to the Building. This section will not apply to the insurance referred to in Section 10.1.2.

                                      16.

                  10.1.4   MISCELLANEOUS INSURANCE PROVISIONS.

                  All of Tenant's insurance will be written by companies rated at least A-VII in the most current Best's Key Rating Guide. Tenant will deliver a certificate of insurance, (a) on or before the Commencement Date (and prior to any earlier occupancy by Tenant), (b) not later than 10 days prior to the expiration of any current policy or certificate, and (c) at such other times as Landlord may reasonably request. If Landlord allows Tenant to provide evidence of insurance by certificate, Tenant will deliver an ACORD Form 27 certificate and will attach or cause to be attached to the certificate copies of the endorsements this Section 10.1 requires (including specifically, but without limitation, the "additional insured" endorsement). Tenant's insurance must permit releases of liability as provided in Section 10.1.5 and must provide for waiver of subrogation to the extent required by this Lease.

                  10.1.5   TENANT'S WAIVER AND RELEASE OF CLAIMS AND
                           SUBROGATION.

                  To the extent not prohibited by the Laws, Tenant, on behalf of Tenant and its insurers, waives, releases and discharges the Landlord Parties from all Claims arising out of damage to or destruction of the Tenant's Improvements or Tenant's trade fixtures, other personal property (including the Equipment referred to in Section 17.17) or business, and any loss of use or business interruption, occasioned by any fire or other casualty or occurrence whatsoever (whether similar or dissimilar), regardless whether any such Claim results from the negligence or fault of any Landlord Party or otherwise, and Tenant will look only to Tenant's insurance coverage (regardless whether Tenant maintains any such coverage) in the event of any such Claim. Except as provided in Section 10.4, Tenant's Improvements, trade fixtures, other personal property and all other property in Tenant's care, custody or control, is located at the Property (including the Equipment referred to in Section 17.17) at Tenant's sole risk. Except as provided in Section 10.4. Landlord is not liable for any damage to such property or for any theft, misappropriation or loss of such property, including by or resulting from the act or omission of any other tenant or occupant of the Building. Tenant is solely responsible for providing such insurance as may be required to protect Tenant, its employees and invitees against any injury, loss, or damage to the property of Tenant or the property of any other Person occupying any of the Premises occurring in the Premises or at the Property, including, without limitation, any loss of business or profits from any casualty or other occurrence at the Property.

                  10.1.6   NO LIMITATION.

                  Landlord's establishment of minimum insurance requirements is not a representation by Landlord that such limits are sufficient and does not limit Tenant's liability under this Lease in any manner.

         10.2     LANDLORD'S INSURANCE OBLIGATIONS.

         Landlord will (except for the optional coverages and endorsements
Section 10.2.1 describes) at all times during the Term maintain the insurance this Section 10.2 describes. All premiums and other costs and expenses Landlord incurs in connection with maintaining the insurance described in this Section
10.2 are Operating Expenses. Landlord's insurance must permit releases of liability as provided in Section 10.2.3 and must provide for waiver of subrogation to the extent required by this Lease.

                  10.2.1   PROPERTY INSURANCE.

                  Property insurance on the Building providing coverage at least as broad as the current ISO Special Form ("all risks") policies in an amount not less than the full insurable replacement cost of the Building, including, but not limited to, coverage for windstorm, hail, explosion, vandalism, riot and civil commotion. Landlord, at its option, may obtain such additional coverages or endorsements as Landlord deems appropriate or necessary, including, without limitation, insurance covering foundation, grading, excavation and debris removal costs; business income and rent loss insurance, boiler and machinery insurance, ordinance or laws coverage; earthquake insurance; flood insurance; and other coverages. Landlord may maintain such insurance in whole or in part under blanket policies. Such insurance will not cover or be applicable to any property of Tenant within the Premises or otherwise located at the Property, including property of third parties in Tenant's care, custody or control at the Property.

                  10.2.2   LIABILITY INSURANCE.

                                      17.

                  Commercial general liability insurance providing coverage at least as broad as the current ISO form against Claims for bodily injury, personal injury, and property damage occurring at the Property in commercially reasonable amounts. Such liability insurance (a) will protect only Landlord and, at Landlord's option, Landlord's lender and some or all of the Landlord Parties,
(b) does not replace or supplement the liability insurance this Lease obligates Tenant to carry, and (c) shall waive the insurer's subrogation rights against Tenant to the extent reasonably available for such insurance.

                  10.2.3   LANDLORD'S WAIVER AND RELEASE OF CLAIMS AND
                           SUBROGATION.

                  To the extent not expressly prohibited by the Laws, Landlord, on behalf of Landlord and its insurers, waives, releases and discharges Tenant from all Claims or demands whatsoever arising out of damage to or destruction of the Property, personal property of Landlord or other parties, or business, and any loss of use of the Property or business interruption, occasioned by any fire or other casualty or occurrence whatsoever (whether similar or dissimilar), regardless whether any such Claim or demand results from the negligence or fault of Tenant, or otherwise, and Landlord will look only to Landlord's insurance coverage (regardless whether Landlord maintains any such coverage) in the event of any such Claim. Landlord's policy or policies of property insurance will permit releases of liability as provided in this Section 10.2 and will provide for waiver of subrogation as to tenants of the Property.

         10.3     TENANT'S INDEMNIFICATION OF LANDLORD.

         In addition to Tenant's other indemnification obligations in this Lease and except as specifically set forth in Section 10.1 and/or Section 10.2.3, Tenant, to the fullest extent allowable under the Laws, releases and will indemnify, protect, defend (with counsel reasonably chosen by Tenant's insurer, or if there is no insurer, with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against all Claims arising from (a) any breach or default by Tenant in the performance of any of Tenant's covenants or agreements in this Lease, (b) any act, omission, negligence or misconduct of Tenant and (c) any accident, injury, occurrence or damage in, about or to the Premises and, to the extent caused by Tenant, the Property and/or Union Station Condominium.

         10.4     LANDLORD'S INDEMNIFICATION OF TENANT.

         In addition to Landlord's other indemnification obligations in this Lease, and except as set forth in Section 10.2 and/or the first sentence of
Section 10.1.5, Landlord, to the fullest extent allowable under the Laws, releases and will indemnify, protect, defend (with counsel reasonably chosen by Landlord's insurer or if there is no insurance, with counsel reasonably acceptable to Tenant), and hold Tenant harmless from and against all Claims arising from (a) any breach or default by Landlord in the performance of any of Landlord's covenants or agreements under this Lease, (b) any act, omission, negligence or misconduct of Landlord or any of the Landlord Parties and (c) any accident, injury, occurrence or damage in, about or to the Common Area.

         10.5     TENANT'S FAILURE TO INSURE.

         Notwithstanding any contrary language in this Lease and any notice and cure rights this Lease provides Tenant, if Tenant fails to provide Landlord with evidence of insurance as required under Section 10.1 within a reasonable time after Landlord's request, Landlord may assume that Tenant is not maintaining the insurance Section 10.1 requires Tenant to maintain and Landlord may, but is not obligated to, without further demand upon Tenant or notice to Tenant and without giving Tenant any cure right or waiving or releasing Tenant from any obligation contained in this Lease, obtain such insurance for Landlord's benefit. In such event, Tenant will pay to Landlord, as Additional Rent, all costs and expenses Landlord incurs obtaining such insurance. Landlord's exercise of its rights under this section does not relieve Tenant from any default under this Lease.

         10.6     LIMITATION ON INDEMNITIES.

         In compliance with RCW 4.24.115 as in effect on the date of this Lease, all provisions of this Lease pursuant to which a party agrees to indemnify another party against liability for damages arising out of bodily injury

                                      18.

to person or damage to property ("Damages") in connection with the construction, alteration, repair, addition to, subtraction from, improvement to or maintenance of any improvement attached to the Property ("Indemnities") will be limited by the provisions of this Section 10.6. None of such Indemnities will apply to Damages caused by or resulting from the sole negligence of the indemnitee, its agents or employees. To the extent that any such Damages are caused by or result from the concurrent negligence of (a) the indemnitee or its agents or employees and (b) the indemnitor or its agents or employees, the Indemnities will apply only to the extent of the indemnitor's negligence. If RCW 4.24.115 is hereafter amended to eliminate or modify the limitations on indemnities set forth therein, this Section 10.6 will automatically and without further act by either party be deemed amended to remove any of the limitations contained in this Section 10.6 that are no longer required by then-applicable law. Landlord and Tenant have specifically negotiated and specifically waive any provisions of any industrial insurance act, including Title 51 of the Revised Code of Washington, or any other employee benefit act which might otherwise operate to release or immunize it from its obligations under this Section 10.

         10.7     INTENT CONCERNING INSURANCE.

         Risk of loss or damage for Claims subject to Section 10.1.5 or Section
10.2.3 will be born by the parties' respective insurance carriers and Landlord and Tenant will look solely to and seek recovery only from their respective insurance carriers in the event of a loss for which insurance is permitted or required by this Lease in connection with such claims.

                                   ARTICLE 11

                              DAMAGE OR DESTRUCTION

         11.1     TENANTABLE WITHIN 270 DAYS.

         Except as provided in Section 11.3, if fire or other casualty renders the whole or any material part of the Premises untenantable and Landlord determines (in Landlord's reasonable discretion) that it can make the Premises tenantable within 270 days after the date of the casualty, then Landlord will notify Tenant that Landlord will repair and restore the Building and the Premises to as near their condition prior to the casualty as is reasonably possible within the 270 day period (subject to delays caused by Tenant Delays or Force Majeure). Landlord will provide the notice stating the estimate of time required for repairs, within 30 days after the date of the casualty. In such case, this Lease remains in full force and effect, but Basic Rent and Tenant's Share of Operating Expenses for the period during which all or a part of the Premises are untenantable abate pro rata (based upon the Rentable Area of the untenantable portion of the Premises as compared with the Rentable Area of the entire Premises). Notwithstanding the foregoing, however, if Landlord fails to complete the repair and restoration of the Building and the Premises within 90 days after expiration of the 270 day period established by Landlord pursuant to this Section (subject to delays caused by Tenant Delays or Force Majeure), Tenant may terminate this Lease by notice to Landlord at any time after expiration of such 90 day period, which termination will be effective on the date of Tenant's notice. SEE SECTION 17.20.

         11.2     NOT TENANTABLE WITHIN 270 DAYS.

         If fire or other casualty renders the whole or any material part of the Premises untenantable or if the Building is damaged so that access and necessary services cannot be provided to the Premises, and Landlord determines (in Landlord's reasonable discretion) that it cannot make the Premises tenantable and restore access and services within 270 days after the date of the casualty, then Landlord will so notify Tenant within 30 days after the date of the casualty and may, in such notice, terminate this Lease effective on the date of Landlord's notice. If Landlord does not terminate this Lease as provided in this Section, Tenant may terminate this Lease by notifying Landlord within 30 days after the date of Landlord's notice, which termination will be effective on the date of Tenant's notice. Basic Rent and Tenant's Share of Operating Expenses will abate from the date of the casualty according to the formula set forth in
Section 11.1.

         11.3     BUILDING SUBSTANTIALLY DAMAGED.

                                      19.

         Notwithstanding the terms and conditions of Section 11.1, if the Building is damaged or destroyed by fire or other casualty (regardless whether the Premises is affected) and the damage reduces the value of the Building by more than 50% (as Landlord reasonably determines value before and after the casualty), regardless whether Landlord determines (in Landlord's reasonable discretion) that it can make the Premises tenantable within 270 days after the date of the casualty, then Landlord, at Landlord's option, by notifying Tenant within 30 days after the casualty, may terminate this Lease effective on the date of Landlord's notice. Basic Rent and Tenant's Share of Operating Expenses will abate from the date of the casualty according to the formula set forth in
Section 11.1.

         11.4     INSUFFICIENT PROCEEDS.

         Notwithstanding any contrary language in this Article 11, if this
Article 11 obligates Landlord to repair damage to the Premises or Building caused by fire or other casualty and Landlord does not receive sufficient insurance proceeds (excluding any deficiency caused by the amount of any policy deductible or the failure of Landlord to procure the insurance coverages required in Section 10.2.1) to make the repair and the cost of the repair not covered by insurance proceeds is in excess of 15% of the insurable value of the Building immediately before the loss, or if Landlord's lender does not allow Landlord to use sufficient proceeds to make the repair, and the cost of the repair not covered by proceeds made available by Landlord's lender is in excess of 15% of the insurable value of the Building immediately before the loss, then Landlord, at Landlord's option, by notifying Tenant within 30 days after the casualty, may terminate this Lease effective on the date of Landlord's notice. Landlord's notice of termination, however, shall not be effective if, within 10 days of receipt of Landlord's notice, Tenant delivers irrevocable notice to Landlord that Tenant will pay Landlord, as Additional Rent, at such time and to such account as are designated by or acceptable to Landlord's lender, all such amounts in excess of 15% of the insurable value of the Building immediately before any such loss that are necessary to make the repair.

         11.5     LANDLORD'S REPAIR OBLIGATIONS.

         If this Lease is not terminated under Sections 11.2 through 11.4 following a fire or other casualty, then Landlord will repair and restore the Premises and the Building to as near their condition prior to the fire or other casualty as is reasonably possible with all commercially reasonable diligence and speed (subject to delays caused by Tenant Delay or Force Majeure but also subject to Tenant's right to terminate in Section 11.1) and Basic Rent and Tenant's Share of Operating Expenses for the period during which all or a part of the Premises are untenantable will abate pro rata (based upon the Rentable Area of the untenantable portion of the Premises as compared with the Rentable Area of the entire Premises). In no event is Landlord obligated to repair or restore any Alterations or Tenant's Improvements that are not covered by Landlord's insurance, any special equipment or improvements installed by Tenant, any personal property, or any other property of Tenant. Landlord will, if necessary, equitably reduce Tenant's Share of Operating Expenses Percentage, subject to Section 3.7, to account for any reduction in the Rentable Area of the Premises or Building resulting from a casualty.

         11.6     RENT APPORTIONMENT.

         If either Landlord or Tenant terminates this Lease under this Article 11, Landlord will apportion Basic Rent and Tenant's Share of Operating Expenses on a per diem basis and Tenant will pay the Basic Rent and Tenant's Share of Operating Expenses to (a) the date of the fire or other casualty if the event renders the Premises completely untenantable or (b) if the event does not render the Premises completely untenantable, the effective date of such termination (provided that if a portion of the Premises is rendered untenantable, but the remaining portion is tenantable, then Tenant's obligation to pay Basic Rent and Tenant's Share of Operating Expenses will abate according to the formula set forth in Section 11.1 from the date of the casualty and Tenant will pay the unabated portion of the Basic Rent to the date of such termination).

                                      20.

         11.7     EXCLUSIVE CASUALTY REMEDY.

         The provisions of this Article 11 are Tenant's sole and exclusive rights and remedies in the event of a casualty. To the extent permitted by the Laws, Tenant waives the benefits of any Law that provides Tenant any abatement or termination rights (by virtue of a casualty) not specifically described in this Article 11.

                                   ARTICLE 12

                                 EMINENT DOMAIN

         12.1     TERMINATION OF LEASE.

         If a Condemning Authority desires to effect a Taking of all or any material part of the Property, Landlord will notify Tenant and Landlord and Tenant will reasonably determine whether the Taking will render the Premises unsuitable for Tenant's intended purposes. If Landlord and Tenant conclude that the Taking will render the Premises unsuitable for Tenant's intended purposes, Landlord and Tenant will document such determination and this Lease will terminate as of the date the Condemning Authority takes possession of the portion of the Property taken. Tenant will pay Rent to the date of termination. If a Condemning Authority takes all or any material part of the Building or if a Taking reduces the value of the Building by 50% or more (as reasonably determined by Landlord), regardless whether the Premises is affected, then Landlord, at Landlord's option, by notifying Tenant prior to the date the Condemning Authority takes possession of the portion of the Property taken, may terminate this Lease effective on the date the Condemning Authority takes possession of the portion of the Property taken.

         12.2     LANDLORD'S REPAIR OBLIGATIONS.

         If this Lease does not terminate with respect to the entire Premises under Section 12.1 and the Taking includes a portion of the Premises, this Lease automatically terminates as to the portion of the Premises taken as of the date the Condemning Authority takes possession of the portion taken and Landlord will, at its sole cost and expense, restore the remaining portion of the Premises to a complete architectural unit with all commercially reasonable diligence and speed and will reduce the Basic Rent for the period after the date the Condemning Authority takes possession of the portion of the Premises taken to a sum equal to the product of the Basic Rent provided for in this Lease multiplied by a fraction, the numerator of which is the Rentable Area of the Premises after the Taking and after Landlord restores the Premises to a complete architectural unit, and the denominator of which is the Rentable Area of the Premises prior to the Taking. Landlord will also equitably adjust Tenant's Share of Operating Expenses Percentage for the same period to account for the reduction in the Rentable Area of the Premises or the Building resulting from the Taking. Tenant's obligation to pay Basic Rent and Tenant's Share of Operating Expenses will abate on a proportionate basis with respect to that portion of the Premises remaining after the Taking that Tenant is unable to use during Landlord's restoration for the period of time that Tenant is unable to use such portion of the Premises.

         12.3     TENANT'S PARTICIPATION.

         Landlord is entitled to receive and keep all damages, awards or payments resulting from or paid on account of a Taking. Accordingly, Tenant waives and assigns to Landlord any interest of Tenant in any such damages, awards or payments. Tenant may recover from the Condemning Authority but not from Landlord, such compensation as may be separately recoverable for damages to or condemnation of Tenant's movable trade fixtures and equipment and for moving expenses; provided however, that Tenant has no right to receive any award for its interest in this Lease or for loss of leasehold.

         12.4     EXCLUSIVE TAKING REMEDY.

         The provisions of this Article 12 are Tenant's sole and exclusive rights and remedies in the event of a Taking. To the extent permitted by the Laws, Tenant waives the benefits of any Law that provides Tenant any abatement or termination rights or any right to receive any payment or award (by virtue of a Taking) not specifically described in this Article 12.

                                      21.
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                                   ARTICLE 13

                                    TRANSFERS

         13.1     RESTRICTION ON TRANSFERS.

                  13.1.1   GENERAL PROHIBITION.

                  Except as set forth in this Section 13.1, Tenant will not cause or suffer a Transfer without obtaining Landlord's prior written consent, which Landlord may grant or withhold in Landlord's sole and absolute discretion. Notwithstanding the foregoing, Tenant may assign its interest in this Lease or sublet the Premises, in whole or in part, to persons not permitted by Section 13.1.2, only with Landlord's prior written consent which will not be unreasonably withheld, conditioned or delayed. In the event of a partial assignment or a sublease to a Person that is not an Affiliate of Tenant, for the remainder of the Term, Landlord may also, at Landlord's option by notifying Tenant, terminate this Lease with respect to the portion of the Premises that would be affected by the partial assignment or sublease. Landlord will notify Tenant of Landlord's election to consent, withhold consent, impose conditions and/or terminate within 30 days after receiving Tenant's request for consent to the Transfer. Tenant will, in connection with requesting Landlord's consent, provide Landlord with a copy of any and all documents and information regarding the proposed Transfer and the proposed transferee as Landlord reasonably requests. No Transfer, including, without limitation, a Transfer under Section 13.1.2, releases Tenant from any liability or obligation under this Lease and Tenant remains liable to Landlord after such a Transfer as a principal and not as a surety. If Landlord consents to any Transfer, Tenant will pay to Landlord, as Additional Rent, 50% of any amount Tenant receives on account of the Transfer in excess of the amounts this Lease otherwise requires Tenant to pay, once Tenant has recovered its costs of the transaction, including Tenant Improvement costs or allowances, broker commissions, attorneys' fees and other expenses. Any attempted Transfer in violation of this Lease is null and void.

                  13.1.2   TRANSFERS TO AFFILIATES.

                  Tenant, without Landlord's consent (provided there is no Event of Default by Tenant then existing under this Lease), may cause a Transfer to an Affiliate if Tenant (a) notifies Landlord at least 15 days prior to such Transfer; and (b) the Transferee assumes and agrees in writing delivered to Landlord to perform Tenant's obligations under this Lease and to observe all terms and conditions of this Lease. Landlord's right described in Section 13.1.1 to share in any profit Tenant receives from a Transfer, Landlord's termination right under Section 13.1.1 and Landlord's right to costs in Section 13.2, do not apply to any Transfer this Section 13.1.2 permits.

         13.2     COSTS.

         Tenant will pay to Landlord, as Additional Rent, all reasonable out-of-pocket costs and expenses Landlord incurs in connection with its review of a request for consent to a Transfer and/or instrument of assumption, including, without limitation, reasonable attorneys' fees and costs, regardless of whether Landlord consents to the Transfer.

                                   ARTICLE 14

                               DEFAULTS; REMEDIES

         14.1     EVENTS OF DEFAULT.

         The occurrence of any of the following constitutes an Event of Default by Tenant under this Lease if such Event of Default is not cured by Tenant within the periods set forth below after written notice from Landlord:

                                      22.

                  14.1.1   FAILURE TO PAY RENT.

                  Tenant fails to pay Basic Rent, any monthly installment of Tenant's Share of Operating Expenses or any other Additional Rent amount as and when due and such failure continues for five days after Landlord notifies Tenant in writing,

                  14.1.2   FAILURE TO PERFORM.

                  Tenant fails to perform any of Tenant's nonmonetary obligations under this Lease and the failure continues for a period of 30 days after Landlord notifies Tenant in writing of Tenant's failure; provided that if Tenant cannot reasonably cure its failure within a 30 day period, Tenant's failure is not an Event of Default if Tenant commences to cure its failure within the 30 day period and thereafter diligently pursues the cure and effects the cure to completion.

                  14.1.3   [RESERVED]

                  14.1.4   OTHER DEFAULTS.

                  (a) Tenant makes a general assignment or general arrangement for the benefit of creditors; (b) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by Tenant; (c) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed against Tenant and is not dismissed within 120 days; (d) a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession is not restored to Tenant within 120 days; or (e) substantially all of Tenant's assets, substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure not discharged within 30 days. If a court of competent jurisdiction determines that any act described in this section does not constitute an Event of Default, and the court appoints a trustee to take possession of the Premises (or if Tenant remains a debtor in possession of the Premises) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord is entitled to receive, as Additional Rent, the amount by which the Rent (or any other consideration) paid in connection with the Transfer exceeds the Rent otherwise payable by Tenant under this Lease.

                  14.1.5   NOTICE REQUIREMENTS.

                  The notices required by this Section 14.1 are intended to satisfy any and all notice requirements imposed by the Laws and are not in addition to any such requirements.

         14.2     REMEDIES.

         Upon the occurrence of any Event of Default, Landlord, at any time and from time to time, and without preventing Landlord from exercising any other right or remedy, may exercise any one or more of the following remedies:

                  14.2.1 TERMINATION OF TENANT'S POSSESSION; RE-ENTRY AND RELETTING RIGHT.

                  Landlord may terminate Tenant's right to possess the Premises by any lawful means with or without terminating this Lease, in which event Tenant will immediately surrender possession of the Premises to Landlord. Unless Landlord specifically states that it is terminating this Lease, Landlord's termination of Tenant's right to possess the Premises is not to be construed as an election by Landlord to terminate this Lease or Tenant's obligations and liabilities under this Lease. In such event, this Lease continues in full force and effect (except for Tenant's right to possess the Premises) and Tenant continues to be obligated for and must pay all Rent as and when due under this Lease. If Landlord terminates Tenant's right to possess the Premises, Landlord is not obligated to but may re-enter the Premises and remove all persons and property from the Premises. Landlord may store any property Landlord removes from the Premises in a public warehouse or elsewhere at the cost and for the account of Tenant. Upon such re-entry, Landlord will make commercially reasonable efforts to relet all or any part of the Premises to a third party or parties for Tenant's account. Tenant is immediately liable to Landlord for all Re-entry Costs and must

                                      23.
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pay Landlord the same within five days after Landlord's notice to Tenant.
Landlord may relet the Premises for a period shorter or longer than the remaining Term. If Landlord relets all or any part of the Premises, Tenant will continue to pay Rent when due under this Lease and Landlord will refund to Tenant the Net Rent Landlord actually receives from the reletting up to a maximum amount equal to the Rent Tenant paid that came due after Landlord's reletting. If the Net Rent Landlord actually receives from reletting exceeds such Rent, Landlord will apply the excess sum to future Rent due under this Lease. Landlord may retain any surplus Net Rent remaining at the expiration of the Term.

                  14.2.2   TERMINATION OF LEASE.

                  Landlord may terminate this Lease effective on the date Landlord specifies in its termination notice to Tenant. Upon termination, unless possession has already been relinquished pursuant to Section 14.2.1, Tenant will immediately surrender possession of the Premises to Landlord. If Landlord terminates this Lease, Landlord may recover from Tenant and Tenant will pay to Landlord on demand all damages Landlord incurs by reason of Tenant's default, including, without limitation, (a) all Rent due and payable under this Lease as of the effective date of the termination; (b) any amount necessary to compensate Landlord for any detriment proximately caused Landlord by Tenant's failure to perform its obligations under this Lease or which in the ordinary course would likely result from Tenant's failure to perform, including, but not limited to, any Re-entry Costs, and (c) an amount equal to the amount by which the present worth, as of the effective date of the termination, of the Rent for the balance of the Term remaining after the effective date of the termination (assuming no termination) exceeds the present worth, as of the effective date of the termination, of the amount of Rent loss for the Premises for the same period, that Tenant proves could be reasonably avoided. For purposes of this section, Landlord will compute present worth by utilizing a discount rate of 8% per annum. Nothing in this section limits or prejudices Landlord's right to prove and obtain damages in an amount equal to the maximum amount allowed by the Laws, regardless whether such damages are greater than the amounts set forth in this section.

                  14.2.3   SELF HELP.

                  Provided Landlord has provided notice to Tenant and Tenant has not cured the Event of Default subject of and within the period set forth in,
Section 14.1.2, Landlord may perform any obligation which Tenant has failed to perform, on Tenant's behalf without waiving Landlord's rights under this Lease, at law or in equity and without releasing Tenant from any obligation under this Lease. Tenant will pay to Landlord, as Additional Rent, all sums Landlord pays and obligations Landlord incurs on Tenant's behalf.

         14.3     COSTS.

         Tenant will reimburse and compensate Landlord on demand and as Additional Rent for any actual loss Landlord incurs in connection with, resulting from or related to any Event of Default of Tenant under this Lease, and regardless whether suit is commenced or judgment is entered. Such loss includes all reasonable legal fees, costs and expenses (including paralegal and clerical fees and charges and other professional fees and charges) Landlord incurs investigating, negotiating, settling or enforcing any of Landlord's rights or remedies or otherwise protecting Landlord's interests under this Lease.

         14.4     WAIVER AND RELEASE BY TENANT.

         Except to the extent of the negligence or willful misconduct of Landlord or the Landlord Parties, Tenant waives and releases all Claims Tenant may have resulting from Landlord's re-entry and taking possession of the Premises in accordance with Washington forcible entry and detainer statute and removing and disposing of or storing Tenant's property as permitted under this Lease, regardless whether this Lease is terminated. No such reentry is to be considered or construed as a forcible entry by Landlord.

         14.5     LANDLORD'S DEFAULT.

         If Landlord defaults in the performance of any of its obligations under this Lease, Tenant will notify Landlord of the default and Landlord will have 30 days after receiving such notice to cure the default. If Landlord is

                                      24.
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not reasonably able to cure the default within a 30 day period, Landlord will not be in default if Landlord commences to cure its failure within the 30 day period and thereafter diligently pursues the cure to completion. In no event is Landlord liable to Tenant or any other person for consequential, exemplary or punitive damages, including, without limitation, lost profits and/or loss of business opportunity. In the event Landlord fails to cure or commence cure within the periods described in this Section 14.5, then Tenant may (but will not be obligated to) perform the obligations of Landlord while at all times being in compliance with all applicable Laws pertaining to such performance, and the reasonable cost of that performance will be payable from Landlord to Tenant upon demand.

         If Tenant obtains a judgment against Landlord arising out of Landlord's default under this Lease, Tenant may, to the extent the judgment is not paid by Landlord, elect to setoff the amount of the judgment plus interest at the Maximum Rate, against not more than 15% of Basic Rent, until paid; provided, however, that if 15% of Basic Rent is not sufficient to amortize the judgment and interest over the then remaining Term, Tenant may setoff the excess over and against all Basic Rent and Additional Rent until the then remaining unpaid balance of principal on the judgment, and interest can be amortized over the then-remaining Term, at which point Tenant's setoff rights will again be limited, with respect to judgment, as set forth prior to the semicolon of this sentence. Election by Tenant to setoff against Rent, however, will not constitute an election of remedies and Tenant may pursue all remedies available at law or equity to enforce a judgment against Landlord. For purposes of this paragraph, judgment means the final order of a court of competent jurisdiction establishing Landlord's liability to Tenant in connection with Landlord's default, which order is no longer appealable because the time in which an appeal could have been filed has expired without the necessary appellate filing having been made.

         14.6     NO WAIVER.

         No failure by Landlord or Tenant to insist upon the other party's performance of any of the terms of this Lease or to exercise any right or remedy consequent upon a breach thereof, constitutes a waiver of any such breach or of any breach or default by the other party in its performance of its obligations under this Lease. No acceptance by Landlord of full or partial Rent from Tenant or any third party during the continuance of any breach or default by Tenant of Tenant's performance of its obligations under this Lease constitutes Landlord's waiver of any such breach or default. None of the terms of this Lease to be kept, observed or performed by a party to this Lease, and no breach thereof, are waived, altered or modified except by a written instrument executed by the other party. No waiver of any default of a party to this Lease in the performance of its obligations under this Lease may be implied from any omission by the other party to take any action on account of such default. One or more waivers by a party to this Lease is not to be construed as a waiver of a subsequent breach of the same covenant, term or condition. No statement on a payment check from a party to this Lease or in a letter accompanying a payment check is binding on the other party. The party receiving the check, with or without notice to the other party, may negotiate such check without being bound to the conditions of any such statement.

         14.7     PARTIES' REMEDIES.

         If either party breaches any of the provisions of this Lease, the other will be entitled to enjoin such breach and will have the right to invoke any right or remedy allowed at law, in equity, by statute or otherwise as though entry, reentry, summary proceedings and other remedies were not provided for in this Lease. Each remedy or right of either party provided for in this Lease will be cumulative and will be in addition to every other right or remedy provided for in this Lease, or now or hereafter existing at law, in equity, by statute or otherwise. The exercise or the beginning of the exercise by either party of any one or more of such rights or remedies will not preclude the simultaneous or later exercise by such party of any or all other rights or remedies.

                                   ARTICLE 15

                        CREDITORS; ESTOPPEL CERTIFICATES

         15.1     SUBORDINATION.

         Tenant's performance under this Lease is conditional upon execution and delivery to Tenant of a nondisturbance agreement by any current mortgagee or ground lessor of the Building or any portion thereof in a

                                      25.
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commercially reasonable form. Such agreement will provide that for so long as there is no Event of Default by Tenant under this Lease, Tenant's possession will not be disturbed in the case of any mortgage foreclosure or ground lease termination, as the case may be, and that this Lease will remain in full force and effect, without increasing Tenant's obligations and duties and without diminishing Tenant's rights and privileges under this Lease. Tenant will subordinate this Lease to any future Mortgage or lessor of a master lease of the Building and agree to attorn to a successor to Landlord's interest in the Building provided such Mortgagee or lessor of a master lease of the Building enters into an agreement with Tenant on the terms set forth above. Any such subordination, attornment and nondisturbance agreement will be in form and substance reasonably satisfactory to Landlord and Tenant.

         15.2     ATTORNMENT.

         If any ground lessor, holder of any Mortgage at a foreclosure sale or any other transferee acquires Landlord's interest in this Lease, the Premises or the Property, Tenant will attorn to the transferee of or successor to Landlord's interest in this Lease, the Premises or the Property (as the case may be) and recognize such transferee or successor as Landlord under this Lease.

         Tenant waives the protection of any statute or rule of law that gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

         15.3     MORTGAGEE PROTECTION CLAUSE.

         Tenant will give the holder of any Mortgage, by certified mail and at the same time as Tenant notifies Landlord, a copy of any notice of default Tenant serves on Landlord, provided that Landlord or the holder of the Mortgage previously notified Tenant (by way of notice of assignment of rents and leases or otherwise) of the address of such holder. Tenant further agrees that if Landlord fails to cure such default within the time provided for in this Lease, then Tenant will provide written notice of such failure to such holder and such holder will have an additional 30 days within which to cure the default.

         15.4     ESTOPPEL CERTIFICATES.

                  15.4.1   CONTENTS.

                  Upon Landlord's written request, Tenant will execute, acknowledge and deliver to Landlord a written statement in form satisfactory to Landlord certifying: (a) that this Lease (and all guaranties, if any) is unmodified and in full force and effect (or, if there have been any modifications, that the Lease is in full force and effect, as modified, and stating the modifications); (b) that this Lease has not been canceled or terminated; (c) the last date of payment of Rent and the time period covered by such payment; (d) whether there are then existing any breaches or defaults by Landlord under this Lease known to Tenant, and, if so, specifying the same; (e) specifying any existing claims or defenses in favor of Tenant against the enforcement of this Lease (or of any guaranties); and (f) such other factual statements relating to the status of the Lease and the performance of its provisions as Landlord, any lender, prospective lender, investor or purchaser may request. Tenant will deliver the statement to Landlord within 15 Business Days after Landlord's request. Landlord may give any such statement by Tenant to any lender, prospective lender, investor or purchaser of all or any part of the Property and any such party may conclusively rely upon such statement as true and correct.

                                   ARTICLE 16

                              TERMINATION OF LEASE

         16.1     SURRENDER OF PREMISES.

         Tenant will surrender the Premises to Landlord at the expiration or earlier termination of this Lease in good order, condition and repair, and in the condition it was in on the Commencement Date, reasonable wear and tear, permitted Alterations and damage by casualty or condemnation excepted, and will surrender all keys to the Premises to Properly Manager or to Landlord at the place then fixed for Tenant's payment of Basic Rent or as Landlord or

                                      26.
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Property Manager otherwise direct. Tenant will also inform Landlord of all combinations on locks, safes and vaults, if any, installed by Tenant in the Premises or on the Property. Tenant will at such time remove all of its property from the Premises and, if Landlord so requests, all Alterations designated by Landlord pursuant to Section 8.3 to be removed upon expiration or termination of this Lease, any safes or vaults, any computer room installations, and all computer data and other related cables Tenant placed on the Premises or in the Union Station Condominium, provided, however, that if this Lease expires upon expiration of a Renewal Term, Tenant will be obligated to remove computer data and related cables only if they are obsolete or they are unused and have been abandoned at any time during the Term. Nothing is this Lease requires Tenant to remove telephone wires or cables. Tenant will promptly repair any damage to the Premises caused by such removal and restore the Premises to the condition required by the first sentence of this section. All property of Tenant not removed on or before the last day of the Term is deemed abandoned. Tenant appoints Landlord as Tenant's agent to remove, at Tenant's sole cost and expense, all of Tenant's property from the Premises upon termination of this Lease and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant, and Landlord will not be liable for damage, theft, misappropriation or loss thereof or in any manner in respect thereto. If Tenant fails to timely remove any items required hereunder to be removed or fails to timely repair any damage and restore the Premises, as required by this
Section 16.1, Landlord may, at Tenant's cost, perform the removal, repair and/or restoration.

         16.2     HOLDING OVER.

         If Tenant possesses the Premises after the Term expires or is otherwise terminated without executing a new lease but with Landlord's written consent, including for purposes of performing its obligations under Section 16.1, Tenant is deemed to be occupying the Premises as a tenant from month-to-month, subject to all provisions, conditions and obligations of this Lease applicable to a month-to-month tenancy, except that (a) Basic Rent will equal the greater of Basic Rent payable by Tenant in the last Lease Year of the Term or Landlord's then current basic rent for the Premises according to Landlord's rental rate schedule for prospective tenants, and (b) either Landlord or Tenant may terminate the month-to-month tenancy at any time upon 30 days prior written notice to the other party. If Tenant possesses the Premises after the Term expires or is otherwise terminated without executing a new lease and without Landlord's written consent, Tenant is deemed to be occupying the Premises without claim of right (but subject to all terms and conditions of this Lease) and, in addition to Tenant's liability for failing to surrender possession of the Premises as provided in Section 16.1, Tenant will pay Landlord a charge for each day of occupancy after expiration of the Term in an amount equal to 150% of Basic Rent (on a daily basis) immediately before the expiration or termination of this Lease.

                                   ARTICLE 17

                              ADDITIONAL PROVISIONS

         17.1     INITIAL IMPROVEMENTS.

                  17.1.1   LANDLORD'S IMPROVEMENTS.

                  Landlord will provide, at no cost to Tenant, the Landlord's Improvements.

                  Landlord will deliver to Tenant a full set of the latest available design development drawings for the Landlord's Improvements within 5 Business Days of the Effective Date. Tenant may, within 10 Business Days of receipt of such drawings, request Landlord to make changes to the Building in connection with (collectively, the "Permitted Change Items") building internal circulation, the mechanical and electrical systems' layouts, and structural elements affecting Tenant's use. Landlord agrees not to unreasonably withhold, condition or delay its consent to Tenant's requested changes to the Permitted Change Items provided that: (i) they do not affect major structural systems of the Building or the location of the principal mechanical or elevator portions of the Building, all of which are established and fixed; (ii) the changes will not, in Landlord's reasonable opinion, adversely affect Landlord's schedule for plan development, building permit application, or construction; and (iii) the changes do not increase any cost to Landlord unless Tenant agrees to bear the increased cost.

                                      27.

                  17.1.2   IMPROVEMENT ALLOWANCE.

                  Landlord will credit an amount up to the Improvement Allowance, against Tenant's obligation to pay the Cost of Construction of the Tenant's Initial Improvements, and the costs of Tenant's service providers as described in Section 17.1.3. Landlord is not obligated to pay or incur any such costs that exceed the Improvement Allowance.

                  17.1.3   TENANT'S IMPROVEMENTS.

                  Landlord will construct, at Tenant's sole cost and expense (but subject to Section 17.1.2), all initial Tenant's Improvements. Tenant will design the Tenant's Improvements as described in this Section 17.1.

                  As soon as reasonably practical after Landlord approves the Final Plans, but not more than 15 Business Days thereafter, Landlord will provide to Tenant a detailed budget for the Cost of Construction of the Tenant's Improvements in accordance with the Final Plans, which proposed budget will be subject to review and approval by Tenant. As approved by Landlord and Tenant in writing, such construction budget will be referred to herein as the "Budget." Landlord and Tenant agree to make a good-faith effort to prepare and approve the Budget within 15 days after Landlord has delivered its initial detailed budget to Tenant. As initially proposed and submitted by Landlord to Tenant for Tenant's approval, the Budget will set forth a breakdown by trade of bids received, and Landlord will supply Tenant with documentation relating to any referenced bids as Tenant may reasonably request. As part of the Budget approval process, Tenant may request competitive bidding of up to 3 bids, as may be reasonable under the circumstances, and, incident thereto, provide Landlord with additional subcontractors or suppliers (not to exceed three per line item subcontract) from whom Landlord will obtain bids; provided, however, that (i) no such multiple bids will be required for contracts where the total subcontract cost is less than Thirty Thousand Dollars ($30,000.00), (ii) Landlord will not be obligated to use any supplier or subcontractor recommended by Tenant unless Landlord is reasonably satisfied that the particular subcontractor or supplier meets Landlord's financial and performance requirements for the work, and (iii) the mechanical, electrical and fire protection subcontractors performing the work for Landlord's Improvements will be the subcontractor performing such services to Landlord for the Landlord's Improvements, so long as those subcontractors provide bids that are competitive and are able to meet the construction schedule for the work, and if either of those criteria are not met by any of such subcontractors, then Tenant may require its work to be competitively bid, whereupon the provisions of clause (ii) of this sentence will apply. During development of the Budget, Tenant may make value engineering adjustments in coordination with Landlord and Landlord's architect to reduce the Cost of Construction of the Tenant's Improvements as Tenant sees fit.

                  Tenant will have the right to select its own subcontractors or service providers for telecommunications, data systems and cabling, security and architectural and design services. If, incident to the design or construction of Landlord's Improvements and Tenant's Improvements, Landlord is required to engage one or more engineering consultants to review the work of Tenant's service providers, the fees reasonable and charges of such' consultants will also constitute part of the Cost of Construction.

                  If the Cost of Construction of Tenant's Improvements exceeds the Improvement Allowance, Tenant will pay Landlord, as Additional Rent, the amount by which the Cost of Construction of the Tenant's Improvements exceeds the Improvement Allowance, in monthly installments (the "Estimated TI Payments") based upon a percentage completion basis, as follows: On the 25th day of each calendar month commencing with the calendar month during which the Improvement Allowance will be expended, Landlord will submit to Tenant a progress payment request, estimated as of the thirtieth or last Business Day of that month, showing Landlord's reasonable estimate of the value of the Tenant's Improvements completed, based upon the value of labor, services and materials incorporated or to be incorporated in the Premises and of materials stored at the Building Site as of the 30th or last Business Day of the month and the contractor's overhead/general conditions costs and contractor's fee thereon. Tenant will pay Landlord, within 10 days of receipt, the amount specified in Landlord's statement. Upon Substantial Completion of Tenant's Improvements, Landlord will notify Tenant of the final Cost of Construction of Tenant's Improvements, which notice will be accompanied by reasonable documentation. If the final Cost of Construction of Tenant's Improvements less the Estimated TI Payments actually paid by Tenant exceeds the Improvement Allowance, Tenant will pay the amount of such excess to Landlord, as Additional Rent, within 30 days after receipt of Landlord's notice. If the final Cost of Construction of Tenant's Improvements, less the

                                      28.
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Estimated TI Payments actually paid by Tenant, is less than the Improvement
Allowance, Landlord will pay the unused portion of the Improvement Allowance to Tenant within 30 days after giving said notice.

                  17.1.4   PROPERTY MANAGER/SITE SUPERINTENDENT.

                  Landlord is the general contractor for all Tenant's Improvements. In connection with installing Tenant's Improvements, Landlord will utilize a project manager and site superintendent, the fees of which are payable by Tenant on an hourly basis, as part of Landlord's overhead in connection with the Tenant's Improvements.

                  17.1.5   SPACE PLAN.

                  Landlord will give not less than 13 months' notice of the estimated Delivery Date, provided, however, that the estimated Delivery Date may not be prior to February 1, 2001 unless Landlord gives notice of such date to Tenant on or before October 1, 1999. On or before 10 months before the estimated Delivery Date as so established by Landlord, Tenant will deliver to Landlord a space plan for the Tenant's Improvements. The space plan must (a) be compatible (as reasonably determined by Landlord) with the base building and the mechanical and electrical components of the base building; (b) be adequate, in Landlord's reasonable discretion, for Tenant to prepare working drawings for the Tenant's Improvements; (c) show, in reasonable detail, the design and appearance of the finishing material Landlord will use in connection with installing Tenant's Improvements; (d) be consistent with the Tenant's Improvements Outline Specifications attached hereto as EXHIBIT G and (e) contain such other detail or description as may be necessary for Landlord to adequately outline the scope of Tenant's Improvements. Landlord will approve or disapprove the space plan in writing within ten days after receiving the same. If Landlord disapproves the space plan within the 10 day period, Tenant will revise the space plan and resubmit it to Landlord for approval. Landlord will have the same approval rights and approval time period with respect to the revised space plan as Landlord had with respect to the initial space plan as described in this section. Not more than 15 days after Tenant has submitted its Space Plan in conformance with the foregoing requirements of this section, Landlord will deliver to Tenant a preliminary cost estimate for Tenant's Improvements shown on the Space Plan submitted.

                  17.1.6   WORKING DRAWINGS AND SPECIFICATIONS.

                  On or before 120 days after Landlord approves Tenant's space plan, Tenant will cause its architect to prepare and deliver the Final Plans to Landlord. The Final Plans must be (a) compatible (as reasonably determined by Landlord) with the base building and the mechanical and electrical components of the base building; (b) show, in reasonable detail, the design and appearance of the finishing material Landlord will use in connection with installing Tenant's Improvements; and (c) contain such other detail or description as may be necessary for Landlord to construct the Tenant's Improvements. Landlord will approve or disapprove the proposed Final Plans in writing within 15 days after receipt. If Landlord disapproves the Final Plans within the 15 day period described in this section, Tenant will revise the Final Plans and resubmit them to Landlord for approval. Landlord will have the same approval rights and approval time period with respect to the revised Final Plans as Landlord had with respect to the initial Final Plans as described in this section. After the Final Plans have been approved in writing by Landlord, Tenant will cause its architect to seal the Final Plans. Landlord will apply for all necessary building permits and submit the approved Final Plans for construction bids. If City requires any changes to the Final Plans and if Landlord disapproves the changes required by City, Landlord and Tenant will cooperate to develop changes to the Final Plans that are approved by both Landlord and City. If Tenant orders long lead time items that delay Substantial Completion of Tenant's Improvements, Substantial Completion will be deemed to occur notwithstanding the absence of long lead items and Tenant will pay all additional costs (and additional mobilization costs, if any) incurred by Landlord as a result of completing the construction and installation of long lead time items. Landlord will exercise commercially reasonable efforts to notify Tenant if Tenant orders long lead time items that will delay Substantial Completion of Tenant's improvements.

                  Notwithstanding the foregoing provisions of this section, Landlord agrees, if requested by Tenant, to submit to City for a building permit, even if the Final Plans have not been approved by Landlord and sealed by Landlord's architect, provided that any such premature submittal will be at Tenant's own risk, and any additional cost incurred in connection with amending any such submitted plans to obtain the approval of Landlord or City shall be a Cost of Construction, and any delay will constitute a Tenant Delay.

                                      29.
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                  17.1.7   CHANGES TO FINAL PLANS.

                  Tenant will notify Landlord in writing of any desired revisions to the Final Plans approved by Landlord and the City of Seattle pursuant to Section 17.1.6. If Landlord approves the revisions, Tenant will cause the Final Plans to be revised accordingly and promptly delivered to Landlord. Landlord will notify Tenant of the additional cost of Tenant's Improvements and the anticipated delay in completing the Tenant's Improvements caused by such revisions. Tenant will approve or disapprove the increased cost and delay within five Business Days after Landlord notifies Tenant of the additional cost and delay. If Tenant fails to notify Landlord in writing of its approval or disapproval of the additional cost and delay within the five Business Day period, Tenant will be deemed to have disapproved the additional cost or delay. If Tenant disapproves the additional cost or delay, Tenant is deemed to have withdrawn its proposed revisions to the Final Plans. If incident to a requested revision to the Final Plans, Landlord stops work pending resolution of whether Tenant finally approves or disapproves a proposed revision, then whether or not Tenant ultimately approves or disapproves the proposed revision and its attendant additional cost or delay, any delay resulting from the work stoppage will constitute a Tenant Delay.

                  17.1.8   SUBSTANTIAL COMPLETION.

                  Landlord will use commercially reasonable efforts to achieve Substantial Completion of Tenant's Improvements on or before the Delivery Date, subject to Tenant Delays and delays caused by Force Majeure. Landlord will notify Tenant on or before 60 days prior to the Delivery Date, if Landlord believes that Substantial Completion of Tenant's Improvements will occur after the Delivery Date. To the extent any delay in Substantial Completion of the Premises more than 15 days but less than 30 days past the Delivery Date is attributable to delay caused by Landlord, then Landlord will pay to Tenant, as liquidated damages, a sum equal to the number of days of delay attributable to delay by Landlord after expiration of such 15-day period times 150% of the per diem Basic Rent specified for the first 60 months of the Initial Term. To the extent any delay in Substantial Completion of the Premises more than 30 days past the Delivery Date is attributable to delay caused by Landlord, then Landlord will pay to Tenant, as liquidated damages, a sum equal to the number of days of delay attributable to delay by Landlord after expiration of such 30-day period times 250% of the per diem Basic Rent specified for the first 60 months of the Initial Term. SEE SECTION 17.1.14.

                  17.1.9   FAILURE TO COMPLETE CONSTRUCTION.

                  If Landlord fails to achieve Substantial Completion of the Landlord's Improvements and the Tenant's Improvements on Floors 10 and 11 by the Outside Delivery Date as extended, if at all, as a result of Tenant Delays or Force Majeure (the "Right to Cancel Date"), Tenant may terminate this Lease by delivering fifteen (15) days prior written notice to Landlord at any time after the Right to Cancel Date. Notwithstanding the foregoing, however, unless Landlord, within fifteen (15) days of the receipt of the Tenant's termination notice causes Substantial Completion to occur and delivers the Premises to Tenant as required hereby, this lease will be automatically terminated at the expiration of such fifteen (15) day period following Landlord's receipt of Tenant's notice. Upon such termination, except as provided in Section 17.1.8, neither party will have any additional Claims against the other except to the extent Landlord's failure to achieve Substantial Completion by the Outside Delivery Date is due to a cause other than Tenant Delays or Force Majeure, then Landlord will pay Tenant, as liquidated damages and as Tenant's sole and exclusive remedy, a sum equal to $3,125,000 plus Tenant's Out of Pocket Expenses within thirty (30) days following Landlord's receipt of notice from Tenant terminating this Lease and Landlord's receipt of Tenant's demand accompanied by reasonable supporting invoices.

                  17.1.10  TENANT DELAYS.

                  To the extent a delay in the Substantial Completion of the Premises which is a direct, indirect, partial, or total result of any of the following, the delay is a "Tenant Delay":

                           (a) Tenant's failure to comply with Tenant's Improvements deadlines which are Tenant's responsibility to meet in accordance with this Lease;

                           (b) Tenant's failure to timely approve any matter requiring Tenant's approval;

                                      30.
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                           (c)      Tenant's failure to maintain the Security
         Deposit required by Section 17.18; provided, however, that if the Security Deposit is provided by a pledge of marketable securities under
         Section 17.18.4, then Tenant shall not be deemed to have failed to maintain the Security Deposit under this Section 17.1.10 unless the value of the pledged securities is less than 90% of the value required by Section 17.18.4, and if Landlord stops construction due to a violation of the foregoing standard, then promptly after Tenant restores the Security Deposit to the required amount, Landlord shall recommence construction;

                           (d) Tenant's request for changes in any of the plans, drawings or specifications which have been, by process of the approval procedures described in this Lease, deemed to be "Final Plans";

                           (e)      Tenant's requirement for materials,
         components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Premises, as set forth in this Lease, or which are different from, or not included in, the Standard Improvement Package;

                           (f) changes to the building shell and core, or structural components or systems of the Building required by the Final Plans or any changes thereto requested by Tenant;

                           (g) Landlord's inability to obtain a temporary certificate of occupancy (or its equivalent) for the Premises as a result of the failure of the Tenant's Improvements shown on the Final Plans to comply with any applicable governmental requirements;

                           (h) Tenant's request that Landlord temporarily suspend any portion of the construction of the Tenant's Improvements for reasons unrelated to the construction of the Tenant's Improvements in an unsatisfactory manner; or

                           (i)      a delay arising out of Section 17.1.7.

                  No occurrence will be deemed to be a "Tenant Delay" unless Landlord identifies such occurrence in writing in a notice to Tenant as a "Tenant Delay." Landlord agrees to use good faith reasonable efforts to counter the effect of any Tenant Delay; however, Landlord will not be obligated to expend any additional amounts in such efforts (e.g., by employing overtime labor) unless Tenant agrees in advance to bear any incremental cost associated with such efforts (whether or not such efforts are ultimately successful). Notwithstanding the foregoing, a Tenant Delay will not be deemed to have delayed Substantial Completion unless there is a direct causation between the Tenant Delay and Landlord's failure to achieve Substantial Completion.

                  17.1.11  PUNCH LIST.

                  Landlord will give Tenant not less than five Business Days' notice of the estimated date of Substantial Completion. Within three Business Days after the Tenant's Improvements are substantially complete, Landlord and Tenant will inspect the Premises and will thereafter develop a Punch List. Landlord will complete (or repair, as the case may be) the items described on the Punch List with commercially reasonable diligence and speed, subject to delays caused by Tenant Delays and Force Majeure. If Tenant refuses to inspect the Premises with Landlord within the period required by this section, then upon Substantial Completion the Tenant's Improvements will be deemed to be substantially completed in accordance with the Final Plans and Tenant is deemed to have accepted the Premises as delivered, subject to Section 17.1.12. SEE
SECTION 17.1.14.

                  17.1.12  CONSTRUCTION WARRANTY.

                  Landlord (a) warrants Landlord's Improvements will be constructed in a good and workmanlike manner, free of defects and in conformance with all applicable laws, codes, regulations and ordinances and with EXHIBIT F, and (b) warrants Tenant's Improvements will be constructed in a good and workmanlike manner, in conformance with the Final Plans (as revised pursuant to this Section 17.1) and will be free of defects in workmanship and materials for a period of one year after the date of Substantial Completion. Landlord will repair

                                      31.

or replace, as necessary, any defective item that is a part of Tenant's Improvements caused by poor workmanship or materials if Tenant notifies Landlord of the defective item within such one year period. Landlord has no obligation to repair or replace any item that is a part of Tenant's Improvements unless Tenant notifies Landlord of the defect before the one year period expires. Tenant must strictly comply within Warranty Terms. Upon expiration of the one-year warranty period set forth in this section in connection with Tenant's Improvements, Landlord will assign to Tenant any warranties of workmanship or materials given to Landlord by subcontractors or materialmen for a period longer than the one-year warranty described above. Landlord makes to warranty or representation that any such warranties will be assignable. To the extent that any such warranty is not assignable, Landlord agrees to cooperate with Tenant in the enforcement thereof by Tenant, at Tenant's sole cost. Landlord also agrees to cooperate with Tenant in the enforcement by Tenant, at Tenant's sole cost, of any service contracts that provide service, repair or maintenance for a period longer than such one-year period on any item incorporated in the Building, that is to be maintained by Tenant. SEE SECTION 17.1.14.

                  17.1.13  REPRESENTATIVES.

                  "Designated Representative" means any person authorized to speak and act on behalf of Landlord or Tenant and upon whom the other will fully and unconditionally be entitled to rely for any and all purposes of this Section
17.1 until such designation will be revoked or altered as hereinafter provided. Landlord hereby appoints Tom Parsons as its Designated Representative. Tenant hereby appoints Behrouz Emam and Gerry Ronningen-Fenrich as its Designated Representatives. Either party may change its Designated Representatives by notice to the other, but no such change or revocation of the power of a Designated Representative will affect any approval or consent given by a party's Designated Representative prior to the other party receiving notice of revocation of such Designated Representative's appointment. Landlord or Tenant's approval or consent to any matter arising under this Section 17.1 or Section
17.19 will conclusively be evidenced by the signature of one of its Designated Representatives.

                  Landlord and Tenant will cause their respective Designated Representatives to have weekly meetings commencing in the first week of August 1999, for the purpose of keeping each other informed on the status of all matters involving Landlord's Improvements or Tenant's Improvements. Landlord will also cause its project manager and site superintendent to attend such meetings.

                  17.1.14  DELIVERY IN SEGMENTS.

                  The parties agreed that: all of the Rentable Area on Floors 7, 8 and 9 of the Building (the "First Takedown Space") will be included in the Premises Rentable Area the earlier of (a) the date 60 days after the Commencement Date or (b) the date on which Tenant actually occupies or uses any portion of the First Takedown Space for any purpose whatsoever, except as permitted by Section 1.2.4; all of the Rentable Area on Floors 4, 5 and 6 of the Building (the "Second Takedown Space") will be included in the Premises Rentable Area the earlier of (c) the date 120 days after the Commencement Date or (d) the date on which Tenant actually occupies or uses any portion of the Second Takedown Space for any purpose whatsoever, except as permitted by Section 1.2.4; and all the Rentable Area on Floors 1, 2 and 3 (the "Third Takedown Space") will be included in the Premises Rentable Area on the earlier of the date that is (e) 180 days after the Commencement Date or (f) the date on which Tenant actually occupies any portion of the Third Takedown Space for any purposes whatsoever, except as permitted by Section 1.2.4. Notwithstanding any other provision of this Lease, Landlord may elect to achieve Substantial Completion of the Tenant's Improvements in each of the First Takedown Space, the Second Takedown Space, and the Third Takedown Space, respectively, as necessary to enable the Rentable Area in such portions of the Building to be added to the Premises on the foregoing schedule. All of Tenant's rights under Sections 1.2.2, 1.2.4; 1.3, 17.1.8,
17.1.11 and 17.1.12 will be deemed to apply separately to the First Takedown Space, the Second Takedown Space and/or the Third Takedown Space and, accordingly, any reference to the "Premises" in those sections and in the definition of Commencement Date on EXHIBIT A will be deemed to refer to the First Takedown Space, the Second Takedown Space and/or the Third Takedown Space, as the case may be. In addition, any reference to the Delivery Date in Sections 1.1.2, 1.2.4 and 17.1.8 or in the definition of Commencement Date shall mean, in the case of the First Takedown Space, the Second Takedown Space or the Third Takedown Space, the date the Rentable Area thereof is to be added to the Premises as set forth above in this section or established, if at all, pursuant to the next paragraph of this section.

                                      32.

                  Tenant may elect, by delivering not less than 150 days' prior written notice to Landlord, to accelerate the date Landlord will achieve Substantial Completion of the Tenant's Improvements in all or any of the First Takedown Space, the Second Takedown Space or the Third Takedown Space, as the case may be; provided, however, that Tenant may elect so to accelerate the Delivery Date only on a floor-by-floor basis, commencing on Floor 9, and then proceeding to each next succeeding lower floor in the Building.

         17.2     SPECIAL TERMINATION OPTION.

         Provided that an Event of Default under this Lease does not then exist, Tenant will have the right to partially terminate this Lease for up to two contiguous floors (which must be on Floor 11 and then on Floor 10) as of the end of the 96th or the 108th full calendar month of the Initial Term, by giving not less than 12 months irrevocable written notice of termination to Landlord. Tenant's notice of partial termination will be effective only if it is delivered to Landlord on or before the last day of the 83rd full calendar month of the Initial Term (in the case of termination as of the end of the 96th full calendar month of the Initial Term) or on or before the last day of the 95th calendar month of the Initial Term (in the case of termination as of the end of the 108th full calendar month of the Initial Term). It is a condition of any such partial termination that Tenant will pay Landlord, as Additional Rent, on or before the expiration of the 96th or the 108th full calendar month of the Initial Term, as the case may be, an amount (a "Termination Fee") equal to multiplying (x) the fraction, the numerator of which is the Rentable Area of the Premises as to which the Lease is being terminated, and the denominator of which is the Rentable Area of the Initial Premises, times (y) an amount equal to the then unamortized portion (based upon an amortization period of 120 months with interest at 11 percent per annum) of the Improvement Allowance, Landlord's reasonable legal fees incurred in connection with this Lease, and Broker fees paid by Landlord and attributable to this Lease. In furtherance thereof, Landlord will deliver to Tenant within 60 days after receiving a partial termination notice from Tenant pursuant to this section, Landlord's computation of the Termination Fee due and payable to Landlord in connection with the partial termination. The provisions of this section are for the personal benefit of the original Tenant that executes this Lease only, and no assignee or sublessee (except for an Affiliate to which Tenant has assigned its interest in this Lease or subleased all or a part of the Premises as permitted by Section 13.1.2) will have any rights whatsoever under this section. THE PARTIES HEREBY AGREE THAT (a) TIME IS PARTICULARLY OF THE ESSENCE WITH RESPECT TO THE PROVISIONS OF THIS SECTION; (b) NOTWITHSTANDING ANY LAW IN THE STATE OF WASHINGTON, INCLUDING CASE LAW, TO THE CONTRARY, LANDLORD WILL BE UNDER NO DUTY WHATSOEVER TO NOTIFY TENANT THAT TENANT HAS FAILED TO GIVE THE NOTICE IT HAS THE RIGHT TO GIVE UNDER THE FOREGOING PROVISIONS OF THIS SECTION; AND (c) THE ENTIRE PROVISIONS OF THIS SECTION HAVE BEEN SPECIALLY NEGOTIATED BY THE PARTIES.

         17.3     RENEWAL TERMS.

         Tenant will have the right, subject to all provisions of this Section 17.3, to extend the Lease Term for two consecutive and successive periods of five years (each of which is a "Renewal Term" and all of which are sometimes collectively the "Renewal Terms"), provided that: (a) Tenant has delivered to Landlord an information notice of its intent to exercise its right to a Renewal Term, which information notice must be delivered to Landlord not less than 18 months prior to the expiration of the then Initial Term or Renewal Term, as the case may be; (b) this Lease is in full force and effect; (c) an Event of Default does not exist on the last day of the Initial Term or of the first Renewal Term, as the case may be; (d) Tenant exercises its right to each of the Renewal Terms by giving Landlord written notice of its election at least one year before the first day of the Renewal Term being exercised; and (e) each Renewal Term will be upon the same terms, covenants and conditions as provided in this Lease except that: (i) the Improvements Allowance and the Special Termination Option set forth in Section 17.2 will not apply, (ii) there will be no renewal option beyond those provided in this Section 17.3, and (iii) the monthly Basic Rent will be the Basic Rent determined pursuant to this section. THE PARTIES HEREBY AGREE THAT (a) TIME IS PARTICULARLY OF THE ESSENCE WITH RESPECT TO THE PROVISIONS OF THIS SECTION; (b) NOTWITHSTANDING ANY LAW IN THE STATE OF WASHINGTON, INCLUDING CASE LAW, TO THE CONTRARY, LANDLORD WILL BE UNDER NO DUTY WHATSOEVER TO NOTIFY TENANT THAT TENANT HAS FAILED TO GIVE THE NOTICE IT HAS THE RIGHT TO GIVE UNDER THE FOREGOING PROVISIONS OF THIS SECTION; AND (c) THE ENTIRE PROVISIONS OF THIS SECTION HAVE BEEN SPECIALLY NEGOTIATED BY THE PARTIES.

                                      33.

                  17.3.1   RENEWAL TERM BASIC RENT.

                  The annual Basic Rent during each Renewal Term will be the annual Market Rent for Comparable Space in the Relevant Market leased on comparable terms and conditions. Landlord will give Tenant notice of Landlord's estimation of such Market Rent on the later of (a) that day which is 15 days after receiving Tenant's informational notice of its intent to exercise its right to renew, and (b) that day which is 18 months prior to the expiration of the then-current Term. If Tenant disagrees with such estimate, it will notify Landlord in writing thereof within 30 days of Tenant's receipt of its notice. If Tenant fails to notify Landlord that it disagrees with the estimation within said 30-day period, Tenant will be deemed to have agreed to the Market Rent proposed by Landlord. If there is a disagreement on such estimation, the parties will promptly meet to attempt to resolve their differences. If the differences as to Market Rent are not resolved within 30 days of the date Tenant objects to Landlord's initial estimate of Market Rent, then the parties will submit the matter to appraisal in accordance with Section 17.3.2 so that Market Rent is determined no later than twelve months prior to the expiration of the then-current Term.

                  17.3.2   APPRAISAL PROCEDURE.

                  If the parties are to submit any matter to appraisal pursuant to the terms of this Lease, either Landlord or Tenant (the "Moving Party") may give notice to the other demanding appraisal and naming an independent and neutral appraiser or appraisal company. The recipient of such notice (the "Recipient") will, within 15 days after receiving the Moving Party's notice, give notice to the Moving Party naming an independent and neutral appraiser or appraisal company selected by the Recipient. Each appraiser will be a member of the American Institute of Appraisers and will have not less than 10 years experience in the appraisal of properties like the Building in the Relevant Market. If the Recipient fails to notify the Moving Party of the name of the appraisal company it has selected within said 15 day period, the appraisal company selected by the Moving Party will determine the matter submitted. The appraiser(s) will render a determination in writing to Landlord and Tenant simultaneously within 15 days of their appointment. Any determination in which the appraiser appointed by Landlord and the appraiser appointed by Tenant concur will be binding and conclusive upon the parties.

         If the two appraisers are unable to determine the matter within 20 days after appointment of the second of the two appraiser(s), they will appoint a third appraiser, who will be an independent and neutral person with qualifications the same as to those required of the first two appraisers. If the initial two appraisers are unable to agree upon such appointment within 5 days after expiration of the 20 day period, the third appraiser will be selected by the parties themselves, if they can agree, within a further period of 10 days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by Judicial Dispute Resolution, LLC ("JDR") of Seattle, Washington. The other party will not raise any question as to JDR's full power and jurisdiction to entertain the application for and make the appointment. If the matter cannot be determined by agreement between the two appraisers selected by Landlord and Tenant, or settlement between the parties during the course of appraisal, then it will be determined by the three appraisers in accordance with the following procedure. Each of the two appraisers originally selected by the parties will prepare a written statement of his determination, supported by the reasons therefor, with counterpart copies for each party and the third appraiser. The appraisers will arrange for a simultaneous exchange of their written statements. The role of the third appraiser will be to select which of the two proposed determinations most closely approximates his determination on the matter. The third appraiser will have no right to propose a middle ground or any modification of either of the two determinations. The third appraiser will determine the matter within 10 days after his or her receipt of the written statements of each of the first two appraisers. The determination chosen by the third appraiser will constitute the determination of the appraisers and be final and binding upon the parties.

         In the event of a failure, refusal or inability of any appraiser to act, his successor will be appointed by him, but in the case of the third appraiser, his successor will be appointed in the manner described above for appointment of the third appraiser. The appraisers will have the right to consult experts and competent authorities with factual information or evidence pertaining to a determination on the matter, but any such consultation will be made in the presence of both parties with full right on their part to cross-examine. The appraiser(s) will render the determination on the matter in writing, with counterpart copies to each party. The appraisers will have no power to modify the provisions of this Lease. Each party will pay the fees and expenses of its respective appraiser and both will share equally the fees and expenses of the third appraiser, if any. Each party will pay the attorneys' fees and expenses of

                                      34.
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its counsel and the fees and expenses of any witnesses called by that party.
Time is of the essence in connection with any matter submitted to appraisal pursuant to this section.

                  17.3.3   TENANT'S RIGHT NOT TO RENEW.

                  Notwithstanding anything herein to the contrary, Tenant will have the absolute right to elect not to exercise its option to renew the Lease Term whether or not Basic Rent for a Renewal Term will have been determined; provided, however, that if Tenant has given Landlord its informational notice pursuant to Section 17.3 and Basic Rent has not been determined by that date which is 12 months prior to the expiration of the then-current Term, then to the extent any delay is the result of Landlord's failure to comply with the deadlines specified in Section 17.3.1 and 17.3.2, the last date for Tenant's notice of its exercise of an option to extend the Term of the Lease will be extended on a day-for-day basis, until Landlord's compliance is complete; and provided, further, that if the Basic Rent for a Renewal Term has been determined pursuant to the Appraisal Procedures set forth in Section 17.3.2 and if Tenant does not elect to exercise its option to renew for that Renewal Term, then Tenant will pay to Landlord the actual fees and expenses Landlord incurred for appraisers pursuant to Section 17.3.2 with respect to that Renewal Term.

         17.4     [RESERVED]

         17.5     [RESERVED]

         17.6     RIGHTS OF FIRST OPPORTUNITY AND RIGHT OF FIRST REFUSAL TO
                  PURCHASE.

         Subject to the last paragraph of this section, Tenant will have the right of first opportunity to purchase the Unit during the term of this Lease on the terms and conditions set forth in this section. If Landlord desires to sell the Unit during the Term, Landlord will deliver to Tenant a copy of (a "Letter of Intent") either a (i) letter of intent signed by Landlord and a bona fide third party purchaser setting forth the material terms of the sale or (ii) a list of material terms for a sale by Landlord to Tenant. Tenant will have 15 Business Days from receipt of the Letter of Intent to deliver to Landlord written notice (the "Exercise Notice") of its intention to pursue purchase of the Unit on the terms and conditions contained in the Letter of Intent or to propose a counteroffer to Landlord. Tenant will have the right to deliver an Exercise Notice only in connection with the entire Unit. Tenant's failure to deliver the Exercise Notice or counteroffer to Landlord within the 15 Business Day period will constitute its decision not to pursue purchase of the Unit. If Tenant does not so deliver an Exercise Notice, or if Landlord and Tenant are unable to reach agreement on all material terms of a sale within ten (10) Business Days after delivery by Tenant of its counteroffer, then Landlord will have the right to sell the Unit to any other person, provided the sale price is not more than ten percent (10%) below the sale price offered to Tenant in the Letter of Intent. If the sale price is more than ten percent (10%) below the sale price offered to Tenant in the Letter of Intent, then Tenant will have a right of first refusal to purchase the Unit on the same essential business terms offered by the third party. Landlord will deliver to Tenant a copy of the third party offer which Landlord desires to accept (a "Modified Letter of Intent"); Tenant will have 7 Business Days from receipt of the Modified Letter of Intent to deliver an Exercise Notice to Landlord. As a condition of the effectiveness of an Exercise Notice given under this right of first refusal, Tenant will, within 7 Business Days after giving its Exercise Notice to Landlord, deliver to Landlord a nonrefundable deposit equal to ten percent (10%) of the purchase price set forth in the Modified Letter of Intent. If Tenant delivers the Exercise Notice to Landlord within the 15 Business Day period or 7 Business Day period, as the case may be, Landlord and Tenant will proceed to close the purchase and sale of the Unit (a) within the time period, if any, accepted by Tenant's Exercise Notice or (b) if there is no such agreed time period, within a reasonable period of time not to exceed ninety (90) days. Landlord will also provide Tenant with a commitment (the "Commitment") for an ALTA standard owner's policy of title insurance (1970 form with 1984 revisions), issued by a title insurance company selected by Landlord and reasonably acceptable to Tenant, together with copies of all exceptions shown in the Commitment. Notwithstanding the provisions of the applicable Letter of Intent or Modified Letter of Intent, Tenant will have 10 days after receipt of said Commitment and copies of all exceptions to object to any exceptions or other matters disclosed by the Commitment, and will be deemed to have approved of all exceptions and matters not objected to within said 10-day period. On or before the expiration of the 10-day period, Tenant may, at its option, withdraw the Exercise Notice. At the closing, (i) Landlord will transfer title to the Unit by special warranty deed, subject to no exceptions other than those approved by Tenant, (ii) Landlord will pay the portion of the premium attributable to a standard form title insurance policy, the real estate excise tax, and one half of the escrow

                                      35.

fee, and (iii) Tenant will pay the portion of the title insurance premium attributable to extended coverage and any endorsements desired by Tenant and one half of the escrow fee. If Tenant does not timely deliver an Exercise Notice or withdraws its Exercise Notice within the time period specified above, this right of first opportunity to purchase the Unit will automatically terminate and Landlord will be free to sell the Unit on terms and conditions that are not materially different that those set forth in the applicable Letter of Intent or Modified Letter of Intent. All Tenant's rights under this section are personal to Tenant and may not be exercised by any assignee or subtenant of Tenant other than an entity to which Tenant has assigned all or any of its interest in this Lease as permitted by Section 13.1.2; provided, however, that at the time of any such permitted assignment the instrument of assignment and assumption delivered to Landlord pursuant to Section 13.1.2 will state that either (a) Tenant has retained all of Tenant's rights under this section or (b) Tenant has assigned to the permitted assignee all of Tenant's rights under this section. Landlord's Mortgagee will not be required to comply with the terms of this section when foreclosing its Mortgage or taking a deed in lieu of foreclosure of its Mortgage. However, if Landlord's Mortgagee becomes the Landlord by purchasing the Unit at the foreclosure sale or taking a deed in lieu of foreclosure, Landlord's Mortgagee and its successors will comply with the terms of this section in connection with its subsequent sale of the Unit. THE PARTIES HEREBY AGREE THAT (a) TIME IS PARTICULARLY OF THE ESSENCE WITH RESPECT TO THE PROVISIONS OF THIS SECTION; (b) NOTWITHSTANDING ANY LAW IN THE STATE OF WASHINGTON, INCLUDING CASE LAW, TO THE CONTRARY, LANDLORD WILL BE UNDER NO DUTY WHATSOEVER TO NOTIFY TENANT THAT TENANT HAS FAILED TO GIVE THE NOTICE IT HAS THE RIGHT TO GIVE UNDER THE FOREGOING PROVISIONS OF THIS SECTION; AND (c) THE ENTIRE PROVISIONS OF THIS SECTION HAVE BEEN SPECIALLY NEGOTIATED BY THE PARTIES.

         Landlord will not deliver a Letter of Intent to Tenant prior to September 1, 1999, provided nothing in this sentence is intended to prevent Landlord from dealing with or providing information to potential lenders or purchasers prior to September 1, 1999.

         17.7     [RESERVED]

         17.8     PARKING ALLOTMENT.

         Parking for Union Station Condominium is located in the underground parking garage ("Parking Garage") which is part of a separate condominium (the "Base Unit") not owned or operated by Landlord. Landlord will arrange with the Base Unit owner ("Garage Operator") for Tenant to have the right but not an obligation to use up to the number of Executive Parking Stalls and Regular Parking Stalls determined as set forth the in Parking Allotment described in the Basic Terms during the Term of this Lease, subject to the rules and regulations as may be established from time to time by the Garage Operator, provided that
(i) Tenant may, subject to the Parking Allotment, increase or decrease the number of parking spaces licensed to it after giving Landlord not less than 30 days prior written notice of the increase or the reduction; (ii) no reduction will be effective until Tenant surrenders to Landlord the keycards, stickers or other identification materials used to provide garage access for the parking spaces surrendered; (iii) absent a timely delivery of notice to increase or reduce the number of licensed stalls, the number of stalls licensed to Tenant will be the number of stalls licensed to it pursuant to the previous most recent request; and (iv) if Landlord so requests, Tenant will deal directly with the Garage Operator, rather than through Landlord, in connection with the terms and conditions of parking in the Base Unit (but not with respect to Tenant's right to use parking stalls, for which Landlord will at all times remain responsible). Except during periods in which Landlord has directed Tenant to deal directly with the Garage Operator, Tenant will pay Landlord the monthly charge (without markup by Landlord) for all Executive Parking Stalls and Regular Parking Stalls leased to Tenant during each calendar month on or before the first day of such calendar month. "Executive Parking Stall" will mean a stall in the Parking Garage which is located in a designated area within the Parking Garage available to such users which are specifically set aside for Executive Parking Stall users on a non-reserved basis and which will be available to such users on a 24 hour basis throughout the entire calendar year and will not be subject to or limited to Parking Hour. "Regular Parking Stall" will mean a parking stall available in common with other users of the Parking Garage on a non-reserved basis, anywhere in the Parking Garage other than stalls reserved for Executive Parking Stalls or similar reserved parking, which is available to a user on a 24 hour basis throughout the entire calendar year except for days when a Posted Event is scheduled to occur. On days of Posted Events, the Regular Parking Stalls will be limited to the Parking Hours. "Posted Event" means any event scheduled for the Kingdome, the Football Stadium, the Baseball Stadium or the adjacent Exhibition Hall, during non-Parking Hours, notice of which will be posted at the entrances to the Parking Garage. "Parking Hours" will mean 7:00 o'clock a.m. to 6:00 o'clock p.m., Monday

                                      36.
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through Friday, and 7:00 o'clock a.m. to 12:00 o'clock noon on Saturday. In addition to the Parking Allotment, as long as the same are made available by Garage Operator, Tenant may lease additional Executive Parking Stalls or Regular Parking Stalls on a month-to-month basis at the rate then being charged for such stalls by Garage Operator.

         Landlord and Union Station Associates, LLC, a Washington limited liability company ("USA") are parties to that certain Real Property Purchase and Sale Agreement dated as of May 28, 1999 (as amended to date, the "Purchase Agreement"). USA is the holder of fee title to the Base Unit and is Garage Operator as of the Effective Date of this Lease. The Purchase Agreement contemplates that upon conveyance of fee title to the Property from USA to Landlord, Landlord and USA will record a parking agreement and covenant (the "Parking Agreement") pursuant to which, among other things, Landlord will have the right to Lease up to one parking stall per 1,000 square feet of Rentable Area of the Buildings, a portion of which stalls constitute Tenant's Parking Allotment. Landlord agrees not to default under either the Purchase Agreement or the Parking Agreement and agrees to cooperate with Tenant if Garage Operator defaults under the Parking Agreement or the unrecorded addendum to parking agreement and covenant (the "Parking Addendum") arising out of the Parking Agreement and agrees not to amend in a manner which would adversely affect Tenant, or to terminate, either the Parking Agreement or the Parking Addendum without Tenant's prior written consent. In furtherance thereof, if Landlord fails to pursue its rights against Garage Operator following a Garage Operator default which could have a materially adverse impact upon Tenant, Tenant may, upon not less than 30 days prior written notice to Landlord, elect to prosecute the default at Landlord's expense; Landlord will cooperate with Tenant as reasonably necessary in connection therewith. Landlord has delivered to Tenant a copy of the form of Parking Agreement and Parking Addendum which USA and Landlord have agreed to execute and deliver concurrently with the closing of Landlord's purchase of the Property from USA pursuant to the Purchase Agreement.

         17.9     [RESERVED]

         17.10    HAZARDOUS MATERIALS.

         Asbestos will not be utilized in the construction of the Building. Landlord will not introduce any Hazardous Materials to the Building other than office cleaning or other office supplies customarily used in the ordinary course and in accordance with prudent industry practice.

         The land below Union Station Condominium is affected by an environmental remediation obligation to the Washington State Department of Ecology. Landlord is the insured under an Environmental Response, Compensation and Liability Insurance Policy issued by Kemper Surplus Lines Insurance Company, as its Policy No 4TG 000013 (the "Policy"). The Policy protects Landlord against liability for the contamination that is the subject of the remediation obligation. Landlord has the right to add Tenant as an insured on the Policy. The Policy period is from June 01, 1999 to June 01, 2009, and Landlord has the right to extend the Policy for an additional period of 10 years. Landlord agrees: (i) promptly after the Effective Date, to add Tenant as an additional insured on the Policy; (ii) to maintain the Policy in full force and effect during the full stated policy period; and (iii) to add Tenant as an additional insured on any renewal or extension of the Policy, or, if permitted by the terms thereof, on any replacement policy; but nothing herein is intended to require Landlord to renew or extend the Policy or purchase a replacement policy

         17.11    SIGNS.

                  17.11.1  BUILDING STANDARD SIGNS.

                  Except as otherwise provided in this Lease, Tenant will not install or permit to be installed in the Premises any sign, decoration or advertising material of any kind that is visible from the exterior of the Premises. Landlord may immediately remove, at Tenant's sole cost and expense, any sign, decoration or advertising material that violates this section.

                                      37.
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                  17.11.2  OTHER PERMITTED SIGNS.

                  Tenant may, at its sole cost and expense, (subject to obtaining any required approvals) install one or more of the following signs:
(1) exterior plaza and/or interior Building lobby monument signage; (2) Tenant's name plate in one or all of the elevators, adjacent to the button for Tenant's lobby; (3) Tenant's name plate in the Garage elevator lobby; and (4) if Tenant becomes, and for as long as Tenant remains, the largest tenant in the Building exterior building signage; provided that such signs referred to in clauses (1) through (4) inclusive (a) do not cause any structural damage to the Building;
(b) do not violate any Laws; (c) are in accordance with the sign criteria established by Landlord and the design guidelines established by the International District; (e) are approved in advance by Landlord (which approval will not be unreasonably withheld, conditioned or delayed), City and any other entity required to approve such signs. Tenant will be solely responsible for the maintenance, repair and replacement of all such signs and the repair, restoration or replacement of any and all portions of the Property that are affected by the signs. Tenant, upon vacating the Premises or removing or altering its signs for any reason, will repair, restore and/or replace the Property surfaces where its signs were attached.

         17.12    SECURITY.

         Building security will include a perimeter security access system with card key readers at the elevators and all exterior entrances. Landlord will cooperate with Tenant so as to provide maximum compatibility that is reasonably practicable with Tenant's security systems at other locations provided Tenant reimburses Landlord for any additional costs incurred by Landlord in connection therewith. The installation of any card readers or other equipment for Tenant will be included in the Cost of Construction of the Tenant's Improvements. Landlord will also provide at least one security guard in the Building 24 hours a day, 7 days a week, as part of Operating Expenses. The guard will be available to escort Tenant's employees to their vehicles parked in the Parking Garage after hours, as requested, at no additional charge to Tenant. Tenant will have the right to request Landlord to upgrade the security system for the Building, provided that Tenant will pay all costs of any kind or nature incident to any such upgrade.

         17.13    WAIVER OF LANDLORD'S LIEN.

         Landlord waives any statutory lien against Tenant's property arising out of RCW Chapter 60.72.

         17.14    TELECOMMUNICATIONS LINES.

                  17.14.1  LANDLORD'S CONSENT.

                  Tenant may install, maintain, replace, remove, or modify (each, a "Line Change") any portions of any Lines located outside the Premises only with Landlord's prior written consent, which consent will not be unreasonably withheld, conditioned or delayed. In exercising its discretion, Landlord will take into consideration the fact that installation, maintenance, repair, replacement, and expansion of, and access to and use of, telecommunications lines is essential to Tenant's Permitted Use. Any Line Change will be processed as an Alteration pursuant to Article 8 of this Lease; provided, however, that Landlord's consent will not be required for routine maintenance and repair so long as Tenant provides 48 hours' advance notice of the work, or in case of emergency, such notices as may be reasonable under the circumstances.

                  Landlord's approval of a Line Change will not be deemed a warranty as to the adequacy thereof and Landlord hereby disclaims any responsibility or liability for the same. Landlord disclaims all responsibility for the condition or utility of the intra-building network cabling, including the primary telephone cables running between the main telephone room or rooms and a telecommunications closet on a floor of the Building (collectively, "INC") and make no representation regarding the suitability of the INC for Tenant's intended use. If Landlord consents to Tenant's Line Change, Tenant will: (a) pay all costs in connection therewith (including all costs related to new Lines);
(b) comply with all requirements and conditions of this Lease; and (c) use, maintain and operate the Lines. As soon as the work is completed, Tenant will submit "as-built" drawings to Landlord.

                                      38.

                  17.14.2  NEW PROVIDER INSTALLATIONS.

                  In the event the Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building, no such provider will be permitted to install its Lines or other equipment within Union Station Condominium without first securing the prior written approval of the Landlord, which will not be unreasonably withheld, conditioned or delayed as provided in Section 17.14.1 above. Landlord's approval will not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence, or financial strength of the provider. Without limitation of the foregoing standard, unless all of the following conditions are satisfied to Landlord's satisfaction, it will be reasonable for Landlord to refuse to give its approval: (a) Landlord will incur no expense whatsoever with respect to any aspect of the provider's provision of its services, including without limitation, the costs of installation, materials and services; (b) prior to commencement of any work in or about Union Station Condominium by the provider, the provider will supply Landlord with such written indemnities, insurance, financial statements, and such other items as Landlord reasonably determines to be necessary to protect its financial interests and the interests of the Property relating to the proposed activities of the provider; (c) the provider agrees in writing to abide by such rules and regulations, building and other codes, job site rules and such other requirements as are reasonably determined by Landlord to be necessary to protect the interests of the owners of Union Station Condominium, the tenants in the Building, and the Landlord Parties, in the same or similar manner as Landlord has the right to protect itself and Union Station Condominium with respect to proposed Alterations as described in this Lease; (d) landlord reasonably determines that there is sufficient space in Union Station Condominium for the placement of all of the provider's equipment and materials to the extent that space outside of the Premises is required; (e) Landlord receives from provider such compensation as is reasonably determined by Landlord to compensate it for space used in the building (other than space within the Premises) for the storage and maintenance of the provider's equipment, for the fair market value of a provider's access to Union Station Condominium, and the costs which may reasonably be expected to be incurred by Landlord in conjunction with the provider's occupancy of and activities within Union Station Condominium (other than space within the Premises), all of which compensation will be comparable to similar charges and compensation received by Landlord from other providers selected by other tenants in the building; and (f) all of the foregoing matters are documented in a written agreement between Landlord and the provider, the form and content of which is reasonably satisfactory to Landlord.

         If Landlord wrongfully refuses to give its consent to a new provider, Tenant will still have no right to terminate the Lease or claim an entitlement to rent abatement, but may assert a claim for its direct damages. The provisions of this paragraph may be enforced solely by Tenant and Landlord and their respective successors in interest under this Lease, are not for the benefit of any other Person, and specifically, but without limitation, no telephone or telecommunications provider will be deemed a third party beneficiary of this Lease.

         In addition to any other indemnification obligations under this Lease, Tenant will indemnify, protect, defend (with counsel reasonably chosen by Tenant's insurer, or if there is no insurer, with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against any and all Claims arising out of or in any way related to the acts and omissions of Tenant, Tenant's officers, directors, employees, agents, contractors, subcontractors, subtenants, and invitees with respect to: (a) any Lines serving Tenant; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any Lines serving Tenant; (c) any lawsuit brought or threatened, settlement reached, or governmental order relating to such Lines; and (d) any violations of Laws or demands of governmental authorities, or any reasonable policies or requirement of Landlord, which are based upon or in any way related to such Lines. This indemnification obligation will survive the expiration or termination of this Lease.

         17.15    ELECTRIC UTILITY PROVIDER.

         Landlord and Tenant acknowledge that various federal and state initiatives are under way that are expected, over time, to result in deregulation of the electric utility industry so that the historic, vertically integrated monopoly for generation and delivery of electrical power and services is replaced by market-priced elements of production, capacity, transmission and ancillary services. Following any such deregulation giving Landlord a choice of electric utility providers, (a) Landlord will endeavor to procure electric utility service at competitive prices serving the best interests of all tenants and other occupants of the Property, and (b) at such time as Tenant leases all of the Rentable Area in the Building, Tenant shall have the right to select the electric utility service provider to the Premises.

                                      39.

         17.16    INTEGRATION WITH CONDOMINIUM.

         Article 19 of the Condominium Declaration contemplates that the Building, will have all necessary easements in the Base Unit for support, utilities, equipment and improvements, elevators, access and telecommunications links and that the owner of the Base Unit will grant to Landlord as the owner of Unit 4 and or Unit 3, specific easements for utilities, equipment and improvements, elevators and telecommunications links in locations and under terms and conditions approved by Landlord and the Base Unit owner. Landlord agrees to obtain all such necessary easements and not to terminate or amend in any way that would materially adversely affect Tenant or the Premises, either any such easement or the Condominium Declaration, without Tenant's prior written consent, which will not be unreasonably withheld or delayed.

         17.17    LICENSE FOR SATELLITE EQUIPMENT SITE.

         Tenant may throughout the Term, install, operate and maintain, at Tenant's sole expense and risk, one or more satellite dishes and other antennas and related communication equipment described in drawings and specifications prepared by or on behalf of Tenant and approved by Landlord in writing (the "Approved Equipment Plans"), together with required utility cabling (collectively, the "Equipment"), provided that the maximum outside diameter of any dish antenna will not exceed the diameter permitted by applicable Laws. The Equipment will be mounted on the exterior of the Building using utility conduits in locations and in the manner approved in advance in writing by Landlord. The Equipment will be installed in accordance with the approved Equipment Plans.

         On or before the first day of each calendar month (prorated for any partial month in which the Equipment has been installed or removed in accordance with this section, as the case may be), Tenant will pay to Landlord with the monthly Basic Rent payable to Landlord pursuant to the Lease, in advance and without notice, setoff or deduction, as Additional Rent, the sum (the "Satellite Equipment Rent") equal to $250.00 for each dish or other antenna installed, except there will be no charge for the first dish or other antenna installed by Tenant. The Satellite Equipment Rent will be increased by 2.5% on the third anniversary of the Commencement Date and on each third anniversary of the Commencement Date thereafter.

         The Equipment will be used solely for internal communications on a non-fee basis and no other use without the prior written consent of Landlord, which may be withheld or conditioned in Landlord's sole discretion. Tenant will operate the Equipment in a manner that does not interfere with normal electronic or communications equipment of any kind located in the Building.

         Tenant will obtain all necessary licenses, permits and approvals relating to installation and operation of the Equipment from state, federal and other governmental authorities. Tenant will install, operate and maintain the Equipment in accordance with all applicable laws, ordinances, rules and regulations and in a manner that will not invalidate or increase the rate of any insurance on the Premises or any other portion of the Building.

         Tenant will, at Tenant's sole expense, maintain the Equipment in good condition and repair and repair any damage to the Premises or any other portion of the Building arising in connection with the installation, operation or removal of the Equipment. Tenant will have reasonable access to the roof and other common areas of the Building to facilitate the installation, use and maintenance of the Equipment and the removal of the Equipment, at all times subject to any reasonable regulation thereof by Landlord. In no event, however, will Tenant place or keep personnel on the roof of the Premises, other than for periodic visits by maintenance, repair or installation personnel. Tenant will reimburse Landlord for all increased costs of maintaining the roof or utility systems caused by the presence, operation or maintenance of the Equipment. Upon termination of this License, Tenant will remove the Equipment from the Building, repair all damage to the Building resulting from said removal and surrender the site to Landlord in substantially the same order and condition as originally delivered to Tenant, excepting ordinary wear and tear, damage by fire and other casualty, and termination of this Lease pursuant to Article 11 or Article 12 excepted. If Tenant fails to so remove the Equipment and repair any damage, Landlord may do so on Tenant's behalf, and Tenant will within ten (10) days after receipt of Landlord's written demand pay to Landlord the actual costs incurred by Landlord in so doing.

         Tenant will be responsible for the costs and expenses of any and all utilities and services supplied to the Premises which are consumed by Tenant in installing or operating the Equipment, whether by Landlord or directly

                                      40.

by utility companies. Landlord may require Tenant to install, at Tenant's sole expense, separate meters for such utilities. Landlord will bill Tenant for any of said utilities and services supplied by Landlord, and Tenant will pay said charges, together with its monthly payments of Additional Rent. If items are not separately metered, the charge will be based on the Landlord's engineer's reasonable estimate of the cost of said utilities and services provided by Landlord.

         Installation, maintenance and use of the Equipment will not in any way interfere with the systems of the Building or the quiet enjoyment of the Property by any other tenant or occupant, including without limitation the use of television, radio, telephone and other communications equipment and any other communications apparatus now or hereafter located on the roof of the Building. If Landlord receives complaints regarding interference with reception from another tenant or occupant, and Landlord reasonably believes the source of the interference is the Equipment, Tenant will take all steps necessary to stop the interference. If in the reasonable opinion of Landlord, the interference is not corrected within 48 hours of Tenant's receiving notice of the interference, Tenant will cease the use of the Equipment until the interference is corrected. Tenant's obligations under Section 10.3 extend to any Claims arising out of Tenant's installation, operation, maintenance, use or removal of the Equipment, or caused by or resulting from any act or omission of Tenant or Tenant's contractors, subcontractors or engineers, or of any officer, agent, employee, guest, invitee or visitor of any such person while performing services or acting for Tenant pursuant to this section in, on or about the Building or caused by or resulting from Tenant's breach of its other obligations under this section. The Landlord Parties will not be responsible or liable to Tenant for any loss or damage whatsoever that may occur to the Equipment, whether occasioned by or through the acts or omissions of Landlord, its managing agent or employees. Tenant will look solely to its insurance for recoveries of such loss or damage

         Tenant and Landlord will promptly deliver to the other a copy of any and all notices which it receives from third parties that the Equipment is or may be in violation of any law, ordinance or regulation. Tenant will pay all taxes of any kind or nature whatsoever levied upon the Equipment and all licensing fees, franchise taxes and other charges, expenses and costs of any nature whatsoever relating to the installation, ownership, maintenance and operation of the Equipment. If the Equipment is assessed for tax purposes as part of the Property or Landlord's personal property, Tenant will reimburse Landlord within 30 days of written demand for all additional taxes, if any, attributable to the Equipment.

         Nothing in this section will prevent Landlord from licensing others to use the roof for development, installation and operation of electromagnetic radiation and reception facilities or FM broadcasting and two-way radio and microwave transmission, provided such facilities do not unreasonably or materially interfere with the operations of Tenant pursuant to its rights granted herein, or with the functioning of Tenant's Equipment.

         Tenant may upon not less than 30 days prior written notice to Landlord, terminate the License created by this section and remove all Equipment from the Building in compliance with the fifth paragraph of this Section 17.17.

         17.18    SECURITY DEPOSIT.

                  17.18.1  GENERAL REQUIREMENTS.

                  Within twenty-one (21) days after execution of this Lease, Tenant will pay or otherwise provide to Landlord, as required or permitted by this section, a security deposit (the "Security Deposit") in the amount of per square foot of Rentable Area of the Premises. For purposes of the initial Security Deposit, the parties have assumed that the Rentable Area of the Premises is 249,970 square feet; promptly after the final Rentable Area has been determined pursuant to the second paragraph of Section 1.1 and Section 17.7, the Security Deposit initially provided will be increased or decreased accordingly. Commencing with the first day of the fourth Lease Year, provided there is no Event of Default under the Lease, the Security Deposit will be reduced by twenty percent (20%) per Lease Year until the Security Deposit is reduced to $0. Notwithstanding the foregoing sentence, the Security Deposit will not be reduced below a sum equal to the last month's Basic Rent and estimated Operating Expenses as reasonably determined by Landlord, except in accordance with Section
17.18.5. The amount of the Security Deposit required under this section is the "Security Deposit Amount." In addition to the foregoing reductions, if and when

                                      41.
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Tenant's credit rating reaches a level BBB or its equivalent, then the formula for reduction of the amount of the Security Deposit set forth in Section 17.18.5 will apply.

                  Tenant can elect to satisfy the Security Deposit Amount either with cash, a letter of credit, or pledged marketable securities from Tenant's corporate cash investment portfolio. Landlord will hold the Security Deposit as security for the performance of Tenant's obligations under the Lease. The Security Deposit will not be considered an advance payment of Rent or a measure of Tenant's liability for damages. Landlord may, from time to time, without prejudice to any other remedy, upon the occurrence of an Event of Default, use all or a portion of the Security Deposit to make good any arrearage of Rent, to repair damages to the Premises, to clean the Premises upon termination of the Lease or otherwise to satisfy any other covenant or obligation of Tenant under the Lease, in each case to the extent Tenant is liable therefor under the terms of the Lease. Following any such application of the Security Deposit, Tenant will restore the Security Deposit to its Security Deposit Amount. Any assignment of the Lease by Landlord, whether voluntary or through involuntary assignment or transfer such as bankruptcy or foreclosure, will automatically and without further action by either party cause an assignment of the Security Deposit (whether cash, marketable securities, or a letter of credit) to the assignee (and the parties will execute such documents as necessary to reflect such assignment), and upon the assignee's assumption of Landlord's obligations under the Lease (including Landlord's obligations with respect to the Security Deposit), Landlord thereafter will have no further liability for the return of such Security Deposit and in such circumstances Tenant agrees to look solely to such transferee or assignee for the return of the Security Deposit. Landlord and its successors and assigns will not be bound by any actual or attempted assignment or encumbrance of the Security Deposit by Tenant, provided, however, if Tenant's interest in the Lease has been assigned, Landlord will, provided that Landlord has been furnished with a fully executed copy of the agreement assigning such Security Deposit, return the Security Deposit to such assignee in accordance with the terms and conditions hereof. If Landlord returns the Security Deposit to Tenant's assignee as aforesaid, Landlord will have no further obligation to any party with respect thereto.

                  17.18.2  CASH SECURITY DEPOSIT:

                  At the option of Tenant Tenant may elect to provide all or any portion of the Security Deposit in the form of cash. If Tenant elects to satisfy all or any portion of the Security Deposit with cash, Landlord will be required to keep the Security Deposit invested and separate from its other accounts. Furthermore, Landlord will credit all interest and other income capital gains earned or generated by the Security Deposit to Tenant, and will return all such interest and capital gains to Tenant upon Tenant's written request.

                  17.18.3  LETTER OF CREDIT / SECURITY DEPOSIT:

                  At the option of Tenant, Tenant may elect to provide all or any portion of the Security Deposit in the form of a letter of credit (the "LOC"). The LOC will be an irrevocable and unconditional standby letter of credit, issued by a financial institution determined by Tenant, satisfactory to Landlord and with a term of at least one year, drawable by Landlord upon presentation, and substantially in the form of EXHIBIT L attached hereto. Landlord may draw upon the LOC under the same terms and conditions as Landlord may apply a cash security deposit; provided, however, that the parties agree that the reference to "USD$500" on page L-2 of EXHIBIT L may be increased at the rate of 3 percent per annum on each anniversary of the Commencement Date. In addition, Landlord may draw upon the LOC if Tenant fails to deliver to Landlord no later than thirty (30) days prior to the expiration date of the existing LOC a renewal or extension of the LOC for a term of not less than one year. Notwithstanding the foregoing, and unless a renewal or extension of the LOC has not been delivered to Landlord thirty (30) days prior to the expiration date of the existing LOC, Landlord will give Tenant 5 Business Days prior written notice before drawing upon the LOC.

                  17.18.4  PLEDGED SECURITIES/ SECURITY DEPOSIT:

                  At the option of Tenant, Tenant may elect to provide all or any portion of the Security Deposit by pledging for the benefit of Landlord marketable securities with a market value equal to the Security Deposit Amount. The pledge will be of short term (three (3) years or less) fixed income marketable securities from Tenant's corporate cash investment portfolio, including money market funds, rated A-/A3 or equivalent by a nationally recognized credit rating service. The pledged marketable securities will be held by a bank or financial institution mutually approved by Landlord and Tenant as custodian for Landlord, either in a separate custodian account or as specially designated securities within a larger custodian account. The pledge agreement must be substantially in the

                                      42.

form of EXHIBIT M attached hereto and provide Landlord with a perfected first lien security interest in the pledged securities. The custodial agreement must be substantially in the form of EXHIBIT N attached hereto, and provide direct access authorization which would permit Landlord in an Event of Default, without approval of Tenant, to authorize the sale of the securities and the withdrawal of the proceeds thereof (not to exceed the amount of the then required Security Deposit) for application by Landlord on the same terms and conditions as Landlord could draw on a LOC in an Event of Default. Tenant will be entitled to retain all interest and other income capital gains earned or generated by the pledged securities.

                  At all times, the value of the pledged securities if they are held in the form of corporate bonds must equal or exceed 115% of the amount then required, however such amount will be reduced to 110% if not more than 50% of such securities are held in the form of corporate bonds. If the market value of the pledged securities drops below the required level of the then-required Security Deposit, Tenant will immediately add additional marketable securities to the pledge to increase the value of the pledged securities to equal or exceed the required level. Failure of Tenant to increase the pledged securities as required within 3 Business Days of notice from Landlord and/or the account custodian will constitute an Event of Default. Tenant will have the right to substitute additional marketable securities for the securities subject to the pledge, provided Landlord obtains a perfected first lien security interest in the substituted securities prior to the release of the pledged securities.

                  17.18.5  REDUCTION OF SECURITY DEPOSIT:

         17.19    SPECIAL CONTINGENCY.

         Landlord will diligently and in good faith endeavor, on or before December 31, 1999 (the "Special Contingency Date") to: (i) cause the working drawings and specifications for the Building to be completed, which plans and specifications will be substantially in accordance with the plans and specifications for the Building, a portion of which is leased to Tenant pursuant to the Other Amazon Lease, which plans and specifications will also be subject to Tenant's reasonable approval, which shall not be unreasonably withheld, conditioned or delayed; (ii) confirm entitlements and permit schedules; (iii) obtain project financing acceptable to Landlord; and (iv) prepare the final project schedule for Tenant's approval, which approval will not be unreasonably withheld, conditioned or delayed. Landlord will diligently and in good faith endeavor to achieve and eliminate the foregoing contingencies as soon as possible and, in any event, on or before the Special Contingency Date. If Landlord is not satisfied that it has or will be able to remove the foregoing contingencies to its satisfaction, Landlord may terminate this Lease by notice to Tenant on or before the Special Contingency Date. Upon such termination neither party shall have any Claim against the other arising out of or in connection with this Lease except Landlord will reimburse Tenant, within 30 days of invoice accompanied by reasonable supporting data, for Tenant's Out of Pocket Expenses not in excess of $125,000.

         17.20    DISASTER RECOVERY PLAN.

         Landlord will, on or before 90 days prior to the Commencement Date, cause a disaster recovery plan reasonably acceptable to Tenant to be developed and implemented for the Building, the principal purpose of which will be to enable the Building to be restored to fully operational status as soon as possible following damage or destruction. All costs of developing and updating any such plan shall constitute Operating Expenses.

                                      43.

                                   ARTICLE 18

                                   INSOLVENCY

         Landlord and Tenant (as either debtor or debtor-in-possession) agree that if a petition is filed by or against Tenant (each a "Petition") under any chapter of the Bankruptcy Code, and is not dismissed within 120 days: (a) Tenant will perform each and every obligation of Tenant under this Lease, until such time as this Lease is either rejected or assumed; (b) adequate protection for the performance of Tenant's post-Petition but pre-assumption or pre-rejection obligations under this Lease will be provided within 120 Business Days after the filing and will be in the form of a security deposit to be held by the court or an independent escrow agent approved by the court, in an amount equal to all amounts then payable by Tenant to Landlord under the terms of the Lease during a one-month period; (c) Tenant will give Landlord at least 30 days' prior written notice of any abandonment of the Premises; (d) if Tenant abandons the Premises, Tenant stipulates to the entry, without notice to any party, of an ex parte order modifying the stay to permit Landlord to take reasonable steps to secure the Premises, including changing the locks, putting lights on timers and covering the windows; (e) if Tenant has failed to timely and fully perform any of its obligations under this Lease before the filing of the Petition, whether or not Landlord has given Tenant written notice of said failure and whether or not any time period for performance or cure set forth in Article 14 has expired before the filing of the Petition, a Tenant Event of Default would have deemed to have been in existence on the date the Petition was filed; (f) Tenant will provide Landlord with 30 days' prior written notice of the proposed assumption or assignment of this Lease, which notice will set forth (1) the compensation for pecuniary loss to be provided to Landlord, (2) the adequate assurance of prompt cure and future performance to be provided to Landlord, (3) the name, address, state and federal tax identification numbers, and any other federal, state or local registration numbers, of any proposed assignee and (4) all of the terms and conditions of any proposed assignment; (g) prompt cure of Events of Default will mean cure within 30 days after assumption; (h) adequate assurance of future performance of this Lease after assumption by Tenant or any proposed assignee will require that Tenant or the proposed assignee deposit with Landlord as security for such future performance, an amount equal to 3 months of Basic Rent and Additional Rent; and (i) if this Lease is to be assigned, adequate assurance of future performance by the proposed assignee will also require that
(1) the assignee demonstrate that it has the business experience and financial ability to perform Tenant's obligations under this Lease and operate the Premises in the manner contemplated by this Lease, (2) the Premises will remain a single space and no physical changes of any kind will be made to the Premises without complying with the applicable provisions of this Lease and (3) the assignee assumes any obligations of Tenant to pay for improvements to the Premises constructed by Landlord, which obligations are contained in any agreement or instrument other than this Lease. Tenant will do all other things of benefit to Landlord that are otherwise permitted under the Bankruptcy Code.

                                   ARTICLE 19

                            MISCELLANEOUS PROVISIONS

         19.1     NOTICES.

         All Notices must be in writing and must be sent by personal delivery, United States registered or certified mail (postage prepaid) or by an independent overnight courier service, addressed to the addresses specified in the Basic Terms or at such other place which is not a post office box as either party may designate to the other party by written notice given in accordance with this section. Notices given by mail are deemed effective within three Business Days after the party sending the Notice deposits the Notice with the United States Post Office. Notices delivered by courier are deemed effective on the next Business Day after the day the party delivering the Notice timely deposits the Notice with the courier for overnight (next day) delivery.

         19.2     TRANSFER OF LANDLORD'S INTEREST.

         If Landlord Transfers any interest in the Premises for any reason other than collateral security purposes, the transferor is automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the Transfer, provided that the transferee assumes the obligations of Landlord under this Lease from and after the date of the Transfer.

                                      44.

         19.3     SUCCESSORS.

         Subject to applicable limitations set forth in this Lease, the covenants and agreements contained in this Lease bind and inure to the benefit of Landlord, its successors and assigns, bind Tenant and its successors and assigns and inure to the benefit of Tenant and its successors and assigns.

         19.4     CAPTIONS AND INTERPRETATION.

         The captions of the articles and sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular includes the plural and the plural includes the singular. Whenever words such as "herein," "hereunder," etc., are used in this Lease, they will mean and refer to this Lease in its entirety and not to any specific section, paragraph or other part of this Lease.

         19.5     RELATIONSHIP OF PARTIES.

         This Lease does not create the relationship of principal and agent, or of partnership, joint venture, or of any association or relationship between Landlord and Tenant other than that of landlord and tenant

         19.6     ENTIRE AGREEMENT; AMENDMENT.

         The Basic Terms and all exhibits, addenda and schedules attached to this Lease are incorporated into this Lease as though fully set forth in this Lease and together with this Lease contain the entire agreement between the parties with respect to the improvement and leasing of the Premises. All prior and contemporaneous negotiations, including, without limitation, any letters of intent or other proposals and any drafts and related correspondence, are merged into and superseded by this Lease. No subsequent alteration, amendment, change or addition to this Lease (other than to the Building Rules) is binding on Landlord or Tenant unless it is in writing and signed by the party to be charged with performance.

         19.7     SEVERABILITY.

         If any covenant, condition, provision, term or agreement of this Lease is, to any extent, held invalid or unenforceable, the remaining portion thereof and all other covenants, conditions, provisions, terms and agreements of this Lease, will not be affected by such holding, and will remain valid and in force to the fullest extent permitted by law.

         19.8     LANDLORD'S LIMITED LIABILITY.

         Except for Landlord's obligations under Section 17.1, Tenant will look solely to Landlord's interest in the Property for recovering any judgment from Landlord or any other Landlord Party. Tenant agrees that neither Landlord nor any other Landlord Party will be personally liable for any personal judgment or deficiency decree or judgment against it.

         19.9     SURVIVAL.

         All of Tenant's and Landlord's obligations under this Lease (together with interest on payment obligations at the Maximum Rate) accruing prior to expiration or other termination of this Lease survive the expiration or other termination of this Lease. Further, all of Tenant's and Landlord's release, indemnification, defense and hold harmless obligations under this Lease survive the expiration or other termination of this Lease, without limitation.

         19.10    ATTORNEYS' FEES.

         In the event of any litigation or other proceeding, declaratory or otherwise, arising out of this Lease, including an action to collect or enforce a judgment or order entered in any such litigation or proceeding, the prevailing party will recover its attorneys' fees from the nonprevailing party, in an amount which will be fixed by

                                      45.

the court. If Landlord engages counsel to enforce the terms of this Lease (including for the purpose of preparing a delinquency notice), Tenant will reimburse Landlord for all attorneys' fees incurred before any subject Event of Default is considered cured. As used in this Lease, "attorneys' fees" means all costs, damages and expenses, including attorneys', paralegals', clerical and consultants' respective fees and charges actually expended or incurred in connection therewith, including for appeals.

         Tenant will indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless the Landlord Parties from and against all Claims Landlord or any of the other Landlord Parties incurs if Landlord or any of the other Landlord Parties becomes or is made a party to any claim or action
(a) instituted by Tenant against, or instituted against Tenant by, any person holding any interest in the Premises by, under or through Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; or (c) otherwise arising out of or resulting from any act or omission of Tenant or such other person. In addition to the foregoing, Landlord is entitled to reimbursement of all of Landlord's fees, expenses and damages, including, but not limited to, reasonable attorneys' fees Landlord incurs in connection with protecting its interests in any bankruptcy or insolvency proceeding involving Tenant, including, without limitation, any proceeding under any chapter of the Bankruptcy Code; by asserting or defending a claim; by defending a preference or fraudulent transfer action; by exercising and advocating rights under Section 365 of the Bankruptcy Code; by proposing a plan of reorganization and objecting to competing plans; and by filing motions for relief from stay. Such fees and expenses are payable on demand, or, in any event, upon assumption or rejection of this Lease in bankruptcy.

         Landlord will indemnify, defend (with counsel reasonably acceptable to Tenant), protect and hold harmless the Tenant from and against all Claims Tenant incurs if Tenant becomes or is made a party to any claim or action (a) instituted by Landlord against, or instituted against Landlord by, any person holding any interest in the Premises by, under or through Landlord (other than Tenant or anyone holding through Tenant); (b) for foreclosure of any lien for labor or material furnished to or for Landlord or such other person (other than Tenant or anyone holding through Tenant) or (c) otherwise arising out of or resulting from any act or omission of Landlord or such other person (other than Tenant or anyone holding through Tenant). In addition to the foregoing, Tenant is entitled to reimbursement of all of Tenant's fees, expenses and damages, including, but not limited to, reasonable attorneys' fees Tenant incurs in connection with protecting its interests in any bankruptcy or insolvency proceeding involving Landlord or any of the other Landlord Parties, including, without limitation, any proceeding under any chapter of the Bankruptcy Code; by asserting or defending a claim, by defending a preference or fraudulent transfer action; by exercising and advocating rights under Section 365 of the Bankruptcy Code, by proposing a plan of reorganization and objecting to competing plans; and by filing motions for relief from stay. Such fees and expenses are payable on demand, or, in any event, upon assumption or rejection of this Lease in bankruptcy.

         19.11    BROKERS.

         Tenant represents and warrants to Landlord that it has not had any dealings with any realtors, brokers, finders or agents in connection with this Lease, except the Brokers set forth in the Basic Terms. Each of Landlord and Tenant agrees to release and will indemnify, defend and hold the other harmless from and against any Claim based on the failure or alleged failure to pay any compensation, commission or changes claimed by any other realtors, brokers, finders or agents claiming by, through or on behalf of it with respect to this Lease or the negotiation of this Lease.

         19.12    GOVERNING LAW.

         This Lease is governed by, and must be interpreted under, the internal laws of the State. Any suit arising from or relating to this Lease must be brought in the County; Landlord and Tenant waive the right to bring suit elsewhere.

         19.13    TIME IS OF THE ESSENCE.

         Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

                                      46.

         19.14    JOINT AND SEVERAL LIABILITY.

         All parties signing this Lease as Tenant and any Guarantors of this Lease are jointly and severally liable for performing all of Tenant's obligations under this Lease.

         19.15    BARRIER CODE.

         The Common Areas in the portions of the Building and the Premises designed by Landlord's architect will comply in all material respects with the Barrier Free Code of the State of Washington, applicable to the Property on the Commencement Date,

         19.16    TENANT'S ORGANIZATION DOCUMENTS; AUTHORITY.

         Tenant and each individual signing this Lease on behalf of Tenant represents and warrants that they are duly authorized to sign on behalf of and to bind Tenant and that this Lease is a duly authorized obligation of Tenant. Tenant will deliver to Landlord, prior to Landlord's execution of this Lease, a certified copy of a resolution of the Board of Directors of Tenant, signed by the secretary or an assistant secretary of Tenant, confirming the authorization of Tenant's signator to execute and deliver this Lease on behalf of Tenant.

         19.17    PROVISIONS ARE COVENANTS AND CONDITIONS.

         All provisions of this Lease, whether covenants or conditions, are deemed both covenants and conditions.

         19.18    FORCE MAJEURE.

         If Landlord is delayed or prevented from performing any act required in this Lease (excluding, however, the payment of money) by reason of Tenant Delay or Force Majeure, Landlord's performance of such act is excused for the longer of the period of delay or the period of delay caused by such Tenant Delay or Force Majeure and the period of the performance of any such act will be extended for a period equivalent to such longer period.

         If Tenant is delayed or prevented from performing any act required in this Lease (excluding, however, the payment of money) by reason of Landlord's failure timely to perform its obligations under Section 17.1 or Force Majeure, Tenant's performance of such act is excused for the longer of the period of delay or the period of delay caused by such Landlord's failure timely to perform its obligations under Section 17.1 or Force Majeure and the period of the performance of any such act will be extended for a period equivalent to such longer period.

         Nothing in this lease is intended to restrict or prohibit Tenant from taking such action as it deems prudent and reasonable, at its sole cost and expense, to minimize or overcome the effect of Force Majeure, so long as such action does not interfere with the rights or obligations of Landlord under this Lease.

         19.19    MANAGEMENT.

         Property Manager is authorized to manage the Property. Landlord appointed Property Manager to act as Landlord's agent for leasing, managing and operating the Property. The Property Manager then serving is authorized to accept service of process and to receive and give notices and demands on Landlord's behalf.

         19.20    FINANCIAL STATEMENTS.

         Tenant will, prior to Tenant's execution of this Lease and within 10 days after Landlord's request at any time during the Term, deliver to Landlord complete, accurate and up-to-date financial statements with respect to Tenant, which financial statements must be (a) prepared according to generally accepted accounting principles consistently applied, and (b) certified by an independent certified public accountant or by Tenant's chief financial officer that the same are a true, complete and correct statement of Tenant's financial condition as of the date of such financial statements. This section will not apply to Amazon.com, Inc. or any Affiliate for so long as the stock of Amazon.com is publicly traded over the counter or on a national securities exchange.

                                      47.

         19.21    QUIET ENJOYMENT.

         Landlord covenants that Tenant will have quiet enjoyment of the Premises during the Term, without disturbance by Landlord or any person claiming by, through or under Landlord, subject to the terms and conditions of this Lease, if Tenant pays all Rent as and when due and keeps, observes and fully satisfies all other covenants, obligations and agreements of Tenant under this Lease.

         19.22    SHORT FORM: TITLE INSURANCE.

         This Lease will not be recorded. At the request of either party, Landlord and Tenant will execute and deliver to the other a short form memorandum of this Lease in form and content mutually acceptable to both parties. Tenant may in its discretion and at its expense record the memorandum and obtain a leasehold policy of title insurance insuring its leasehold estate in the Premises and Landlord shall cooperate as may be reasonably required in order to obtain the issuance of such a policy.

         19.23    CONFIDENTIALITY OF LEASE AND LEASE MATTERS.

         Each of Landlord and Tenant agrees that the terms and conditions of this Lease and details regarding its negotiation are and shall remain confidential between Landlord and Tenant, except that Landlord and Tenant shall have the right to disclose this Lease and its terms to any lender (or potential tender) or to a purchaser (or potential purchaser) of its interest in the Building, and to its respective legal counsel, accountants and other financial advisors or analysts, who have a need to know and have agreed to the foregoing limits on use and confidentiality, except as required by law, or by governmental regulation, requirement or order, or as may be necessary to establish or assert its rights hereunder. Neither Landlord nor Tenant will distribute, copy or otherwise submit this Lease or any summary thereof, orally or in writing, to any other person.

                     [Rest of page intentionally left blank]

                                      48.

         19.24    CONSTRUCTION OF LEASE AND TERMS.

         The terms and provisions of this Lease represent the results of negotiations between Landlord and Tenant, each of which are sophisticated parties and each of which has been represented or been given the opportunity to be represented by counsel of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Lease must be interpreted and construed in accordance with their usual and customary meanings, and Landlord and Tenant each waive the application of any rule of law that ambiguous or conflicting terms or provisions contained in this Lease are to be interpreted or construed against the party who prepared the executed Lease or any earlier draft of the same. Landlord's submission of this instrument to Tenant for examination or signature by Tenant does not constitute a reservation of or an option to lease and is not effective as a lease or otherwise until Landlord and Tenant both execute and deliver this Lease. The parties agree that, regardless of which party provided the initial form of this Lease, drafted or modified one or more provisions of this Lease, or compiled, printed or copied this Lease, this Lease is to be construed solely as an offer from Tenant to lease the Premises, executed by Tenant and provided to Landlord for acceptance on the terms set forth in this Lease, which acceptance and the existence of a binding agreement between Tenant and Landlord may then be evidenced only by Landlord's execution of this Lease.

         Landlord and Tenant each caused this Lease to be executed and delivered by its duly authorized representative to be effective as of the Effective Date.

                                    LANDLORD:

Date: 8/23/99                       OPUS UNION STATION, L.L.C.
                                    a Delaware limited liability company

                                    By: /s/  Thomas B. Parsons
                                        ----------------------------------------
                                        Thomas B. Parsons, Vice President

                                    TENANT:

                                    AMAZON.COM, INC.,
                                    a Delaware corporation

                                    By: /s/  Joseph Gali, Jr.
                                        ----------------------------------------
                                        Joseph Galli, Jr., President and Chief
                                        Operating Officer

                                      49.

STATE OF WASHINGTON     )
                        )  ss.
COUNTY OF KING          )

                  I certify that I know or have satisfactory evidence that THOMAS B. PARSONS is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Vice President of OPUS UNION STATION, L.L.C., a Delaware limited liability company, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

                  Dated: August 20, 1999

                                        /s/  Laura M. Macpherson
                                        ----------------------------------------
                                        (Signature of Notary Public)

                                        Laura M. Macpherson
                                        ----------------------------------------
                                        (Printed Name of Notary Public)

                                        My Appointment expires 6/15/2002

STATE OF WASHINGTON    )
                       ) ss
COUNTY OF KING         )

                  I certify that I know or have satisfactory evidence that JOSEPH GALLI, JR. is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the President of AMAZON.COM, INC., a Delaware corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

                  Dated: August 20, 1999

                                        /s/  Laura M. Macpherson
                                        ----------------------------------------
                                        (Signature of Notary Public)

                                        Laura M. Macpherson
                                        ----------------------------------------
                                        (Printed Name of Notary Public)

                                        My Appointment expires 11-20-99

                                      50.

                                    EXHIBIT A

                                   DEFINITIONS

"ADDITIONAL RENT" means any charge, fee or expense (other than Basic Rent) payable by Tenant under this Lease, however denoted.

"AFFILIATE" means (a) any person that, directly or indirectly, Controls, is Controlled by or is under common Control with Tenant; (b) any Entity resulting from a merger or consolidation with Tenant, and (c) any Entity succeeding to the business and substantially all of the assets and goodwill of Tenant.

"ALTERATION" means any change, alteration, addition or improvement to the physical structure of the Premises or Property but will exclude the initial buildout of the Premises.

"BANKRUPTCY CODE" means the United States Bankruptcy Code as the same now exists and as the same may be amended, including any and all rules and regulations issued pursuant to or in connection with the United States Bankruptcy Code now in force or in effect after the Effective Date.

"BASIC RENT" means the Basic Rent amounts specified in the Basic Terms.

"BASIC TERMS" means the terms of this Lease identified as the "Basic Terms" before Article 1 of the Lease.

"BOMA STANDARDS" means the "Standard Method for Measuring Floor Area in Office Buildings" approved June 7, 1996 by the American National Standards Institute, Inc. and the Building Owners and Managers Association International (ANSI/BOMA Z65.1-1996).

"BUILDING" means both the office building and related improvements in Unit 4, which is located approximately as shown on the Site Plan as the Opus Center South Building.

"BUILDING RULES" means those certain rules attached to this Lease as EXHIBIT E, as Landlord may amend the same from time to time.

"BUSINESS DAYS" means any day other than Saturday, Sunday or a legal holiday in the State.

"BUSINESS HOURS" means Monday through Friday from 7:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m., excluding national holidays.

"CITY" means Seattle, Washington.

"CLAIMS" means all claims, actions, demands, liabilities, damages, costs, penalties, forfeitures, losses or expenses, including, without limitation, reasonable attorneys' fees and the costs and expenses of enforcing any indemnification, defense or hold harmless obligation under the Lease.

"COMMENCEMENT DATE" means the later of (a) the Delivery Date specified in the Basic Terms, (b) 30 days after the Premises has been delivered to Tenant pursuant to and for the purposes set forth in Section 1.2.4 or (c) the date of Substantial Completion of the Tenant's Improvements, unless Landlord does not achieve Substantial Completion of the Tenant's Improvements on or before the Delivery Date because of Tenant Delays, in which event the Commencement Date is the later of (x) the Delivery Date (y) 30 days after the Premises has been delivered to Tenant pursuant to and for the purposes set forth in Section 1.2.4 or (z) the date the Tenant's Improvements would have been substantially completed in accordance with the definition of Substantial Completion but for the delay attributable to the delay attributable to the Tenant Delays, provided that the first fifteen (15) days of Tenant Delays will be disregarded for purposes of this clause (z). Notwithstanding the foregoing, if Tenant commences business operations in any of the Premises after the date of Substantial Completion but before the Delivery Date, the Commencement Date will be the date in which Tenant so commences business operations in the Premises.

                                      A-1.

"COMMENCEMENT DATE MEMORANDUM" means the form of memorandum attached to the Lease as EXHIBIT D.

"COMMON AREA" means the lobby areas, and other interior or exterior areas of the Property Landlord may designate from time to time as common area available to all tenants.

"COMPARABLE SPACE" means a comparable amount of space (considering the standard of measurement by which square footage is measured) in comparable condition (for example, shell or second generation) on a comparable floor and with a comparable view located in a building of comparable age and construction, with a comparable number of floors, a floor plate of comparable size and configuration and offering comparable services and amenities.

"CONDEMNING AUTHORITY" means any person or entity with a statutory or other power of eminent domain.

"CONDOMINIUM DECLARATION" means the restated and amended Declaration and Covenants, Conditions, Restrictions and Reservations for Union Station, a condominium, recorded in the records of King County, Washington, under recording number 9811171094, as now or hereafter amended or restated in the records of King County, Washington.

"CONTROL" means the possession of the power to direct or cause the direction of the management and policies of Tenant, whether through ownership of voting securities, by contract or otherwise.

"COST OF CONSTRUCTION" means (a) Landlord's out-of-pocket costs (including sales and excise taxes) incurred in the design or construction of the Tenant's Improvements; (b) premiums for builder's risk, workers compensation and liability insurance directly related to the construction of the Tenant's Improvements; (c) costs of obtaining building permits, water, sewer and utility tap fees; and (d) compensation to Landlord or its affiliate for actual overhead and general conditions (not to exceed 8 percent of the costs described in (a), (b) and (c) of this definition), and (e) a fee as a general contractor in an amount equal to three percent (3%) of the costs described in clauses (a), (b) and (c) of this definition.

"COUNTY" means King County, Washington.

"CPI" means the Consumer Price Index for All Urban Consumers, U.S. city average, all items, 1982-84 equals base. If the said Index is discontinued, then "CPI" will mean the closest successor index reasonably selected by Landlord.

"DELIVERY DATE" means either the target date for Landlord's delivery of Floors 11 and 12 of the Premises to Tenant, which is the delivery date specified in the Basic Terms, or the delivery date established for other portions of the Premises pursuant to Section 17.1.14, as the context may require.

"EFFECTIVE DATE" means the date Landlord executes this Lease.

"ENTITY" means any Person not a natural person.

"EVENT OF DEFAULT" means the occurrence of any of the events specified in
Section 14.1 of the Lease.

"FINAL PLANS" means the final working drawings and specifications for the Tenant's Improvements prepared by Tenant and approved by Landlord.

"FLOOR PLANS" means the floor plans attached to the Lease as EXHIBIT C.

"FORCE MAJEURE" means acts of God; strikes; lockouts; labor troubles; inability to procure materials, despite commercially reasonable efforts to procure the materials; governmental laws or regulations; orders or directives of any legislative, administrative, or judicial body or any governmental department inability to obtain any governmental permits, licenses, permissions or authorizations (despite commercially reasonable pursuit of such permits, licenses, permissions or authorizations); and other similar or dissimilar causes beyond a party's reasonable control.

                                      A-2.

"HAZARDOUS MATERIALS" means any of the following, in any amount: (a) any petroleum or petroleum product, asbestos in any form, urea formaldehyde and polychlorinated biphenyls; (b) any radioactive substance; (c) any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound; and (d) any chemicals, materials or substances, whether solid, liquid or gas, defined as or included in the definitions of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "solid waste," or words of similar import in any federal, state or local statute, law, ordinance or regulation now existing or existing on or after the Effective Date as the same may be interpreted by government offices and agencies.

"HAZARDOUS MATERIALS LAWS" means any federal, state or local statutes, laws, ordinances or regulations now existing or existing after the Effective Date that control, classify, regulate, list or define Hazardous Materials.

"IMPROVEMENT ALLOWANCE" means the amount (per square foot of Rentable Area in the Premises) specified in the Basic Terms for the cost of designing and installing Tenant's Improvements.

"IMPROVEMENTS" means, collectively, the Landlord's Improvements and the Tenant's Improvements.

"INCLUDING" and "INCLUDING" means "including but not limited to."

"LANDLORD" means Opus Union Station, L.L.C., its successors and assigns as the record holder of fee simple title to the Property at the time in question.

"LANDLORD PARTIES" means Landlord and Property Manager and their respective officers, directors, partners, shareholders and members.

"LANDLORD'S IMPROVEMENTS" means the base building improvements described on the attached EXHIBIT F.

"LAWS" means any law, regulation, rule, order, statute or ordinance of any governmental or private entity in effect on or after the Effective Date and applicable to the Property or the use or occupancy of the Property, including, without limitation, Hazardous Materials Laws, Building Rules and Permitted Encumbrances.

"LEASE" means this Multi-Tenant Office Lease Agreement, as the same may be amended or modified after the Effective Date.

"LEASE YEAR" means each consecutive 12 month period during the Term, commencing on the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year is a period beginning on the Commencement Date and ending on the last day of the calendar month in which the Commencement Date occurs plus the following 12 consecutive calendar months.

"LINES" means, individually and collectively, communications or computer wires, cables and related devices and equipment of any nature, wherever located on or about the Property or Union Station Condominium.

"MARKET RENT" means the annual amount per square foot that a willing tenant would pay and a willing landlord would accept, in an arms-length lease for Comparable Space for a comparable period of time, giving consideration to the financial capability of the tenants, the amount of square feet being leased, the rent rates per square foot, the standard of measurement by which square footage is measured, the type and extent of liability under any escalation clauses, the approximate amount of operating expenses to be paid by the tenant, the amenities and services provided, any rent concessions and all other applicable conditions of tenancy.

"MAXIMUM RATE" means interest at a rate equal to the lesser of Prime Rate plus 5% per annum and the maximum interest rate permitted by law.

"MORTGAGE" means any mortgage, deed of trust, master lease of the Building, "synthetic lease," security interest or other security document of like nature that at any time may encumber all or any part of the Property and any

                                      A-3.

replacements, renewals, amendments, modifications, extensions or refinancings thereof, and each advance (including future advances) made under any such instrument.

"MORTGAGEE" means the beneficial owner of any encumbrance created by a Mortgage.

"NET RENT" means all rental Landlord actually receives from any reletting of all or any part of the Premises, less any indebtedness from Tenant to Landlord other than Rent (which indebtedness is paid first to Landlord) and less the Re-entry Costs (which costs are paid second to Landlord).

"NOTICES" means all notices, demands or requests that may be or are required to be given, demanded or requested by either party to the other as provided in the Lease.

"OPERATING EXPENSES" means all expenses Landlord incurs in connection with maintaining, repairing and operating the Property, as determined by Landlord's accountant in accordance with generally accepted accounting principles consistently followed, including, but not limited to, the following: all Property Taxes; insurance premiums and deductible amounts under any insurance policy; maintenance and repair costs; steam, electricity, water, sewer, gas and other utility charges and the costs of providing such utilities; fuel; lighting; window washing; janitorial services; trash and rubbish removal; property association fees and dues and all payments under any Permitted Encumbrance (except Mortgages and liens) affecting the Property; wages payable to persons at the level of manager and below whose duties are connected with maintaining and operating the Property (but only for the portion of such persons' time allocable to the Property), together with all payroll taxes, unemployment insurance, vacation allowances and disability, pension, hospitalization, retirement and other so-called "fringe benefits" of a monetary nature paid in connection with such persons (allocated in a manner consistent with such persons' wages); amounts paid to contractors or subcontractors for work or services performed in connection with maintaining and operating the Property; all costs of uniforms, supplies and materials used in connection with maintaining, repairing and operating the Property; any wage or monetary fringe benefit related expense imposed upon Landlord, its contractors or subcontractors pursuant to Laws or pursuant to any collective bargaining agreement covering such employees; all services, supplies, repairs, replacements or other expenses for maintaining and operating the Property; costs of complying with Laws; reasonable management fees not to exceed then-current market standards and the costs (including rental) of maintaining a building or management office in the Building occupying not in excess of 1,520 useable square feet; and such other expenses as may ordinarily be incurred in connection with maintaining and operating an office complex similar to the Property. The term "Operating Expenses" also includes expenses Landlord incurs in connection with public sidewalks adjacent to the Property, any pedestrian walkway system (either above or below ground) and any other public facility to which Landlord or the Property is from time to time subject in connection with operating the Property and all costs incurred by Landlord in connection with transportation management for the Property including payments to or for public transit, shuttles, car pooling facilities, a transportation manager or otherwise as required by Law, except that such costs will be excluded from Operating Expenses if and to the extent that Tenant's program satisfies the requirements of Law concerning transportation management. The term "Operating Expenses" does not include: (a) the cost of repairs, restoration or other work occasioned by fire, the exercise of eminent domain, or by windstorm or other insured casualty other than the amount of any deductible under any insurance policy (regardless whether the deductible is payable by Landlord in connection with a capital expenditure); (b) expenses Landlord incurs in connection with leasing or procuring tenants or renovating space for new or existing tenants;
(c) legal expenses incident to Landlord's enforcement of any lease; (d) interest or principal payments on any Mortgage or other indebtedness of Landlord or expenses in connection with any financing; (e) an allowance or expense for depreciation or amortization; (f) any cost or expense to the extent to which Landlord is paid or reimbursed or is entitled to payment or reimbursement from any person (other than as a payment for Operating Expenses), including but not necessarily limited to (1) work or service performed for any tenant (including Tenant) at such tenant's cost, (2) the cost of any item for which Landlord is reimbursed by insurance proceeds, warranties, service contracts, condemnation proceeds or otherwise, (3) increased insurance or taxes assessed specifically to any tenant of the Building, (4) charges (including applicable taxes for heat, air conditioning, electricity, water or other utilities for which Landlord is entitled to direct reimbursement from any tenant, and (5) the cost of items furnished to a tenant to a materially greater extent or in a materially more favorable manner than that furnished generally to the tenants and other occupants of the Building (including Tenant); (g) the cost of installing, operating and maintaining any special facilities, such as an observatory, cafeteria, luncheon club, athletic club or other similar facilities; (h) the cost of correcting defects in the initial design or

                                      A-4.

construction of the Building; (i) any cost or expense which is applicable to or incurred for maintaining and operating parking in the Parking Garage in the Base Unit; (j) taxes, Operating Expenses or the cost of any work or services performed for any facility other than the Building or the portions of the Base Unit benefiting the Building; (k) any fees, costs, and commissions incurred in procuring or attempting to procure other tenants including, but not necessarily limited to brokerage commissions, finders' fees, attorneys' fees and expenses, expenses of relocating tenants in the Building, entertainment costs, travel expenses and advertising and production costs; (1) any cost included in Operating Expenses representing an amount paid to a Person related to Landlord which is in excess of the amount which would have been paid on an arms length basis in the absence of such relationship; (m) any costs of painting or decorating of any interior parts of the Building other than the Building's Common Area; (n) landlord's general overhead except as it relates specifically to the actual management of the Building; (o) the cost of the initial landscaping of the Building; (p) attorney's fees, costs and other expenditures incurred in connection with leasing of premises in the Building, leasing disputes with tenants or occupants of the Building and/or claims by such tenants; (q) the cost of any repairs, alterations, additions, improvements, changes, replacements or other items which under generally accepted accounting principles are properly classified as capital expenses, provided that, notwithstanding the foregoing, Operating Expenses may include: (1) the cost of capital improvements to the Building expended by Landlord to comply with Laws and regulations not applicable to the Building at the time relevant permit applications were deemed complete by City ("Compliance Capital Costs"), the cost of which will be amortized over the useful life of the improvements in accordance with generally accepted accounting principles, limited, however, in any calendar year, to an amount not in excess of 3% of total Operating Expenses for such calendar year excluding Property Taxes; and (2) to the extent that any such repairs, alterations, additions, etc. result in a reduction of Operating Expenses, Landlord may charge annually a pro rata amount of such cost amortized over the useful life of the item in question based on generally accepted accounting principles, but in an amount which does not exceed the savings in operating expenses which has been realized for that year; (r) the cost of the initial stock of tools and equipment for operation, repair and maintenance of the Building; (s) the cost of acquiring sculptures, paintings and other objects of art; (t) the cost of remediating any environmental condition not caused by Tenant, including the removal of, or other steps taken with respect to, asbestos located in the Building; (u) any late fees, fines or penalties incurred by Landlord and cost and expenses incurred in contesting or settling any claimed violation of Laws; and (v) any insurance deductible in excess of $25,000 (which amount will be adjusted on the first day of each Lease Year by the change in the CPl for the calendar month two months before the first day of the Lease Year, compared to the CPl for the month two months before the first calendar month of the Term) per loss. Any reference in the foregoing definition of Operating Expenses to the Property includes improvements in the Base Unit benefiting the Building such as passenger elevators, freight elevators, loading docks, stairways and stairwells.

"OTHER AMAZON LEASE" means the multi-tenant office lease concurrently made and dated herewith relating to the building known as the Opus Center West Building and located in Unit 2 of the Union Station Condominium, as now or hereafter amended.

"OUT OF POCKET EXPENSES" are Tenant's reasonable expenses actually incurred with respect to this Lease and the Premises, including space planning and design fees, storage costs and reasonable attorneys' fees.

"OUTSIDE DELIVERY DATE" means either (a) July 1, 2001 if Landlord receives a building permit from City for Landlord's Improvements or before December 31, 1999, or (b) if said building permit is received after December 31, 1999, 18 months after the date Landlord receives from City a Building permit for Landlord's Improvements.

"PARKING ALLOTMENT" means the Parking Allotment specified in the Basic Terms.

"PERMITTED ENCUMBRANCES" means all Mortgages, liens, easements, condominium or other declarations, including the Condominium Declaration, encumbrances, covenants, conditions, reservations, restrictions and other matters affecting title to the Property as of the Effective Date.

"PERMITTED USE" means the use permitted pursuant to Section 4.1.

"PERSON" and "person" means and includes any natural person, corporation, firm, partnership, limited partnership, limited liability company, limited liability partnership, trust, estate, unincorporated organization or other legal or business entity, however designated or constituted.

                                      A-5.

"PREMISES" means that certain space situated in the Building shown and designated on the Floor Plans and described in the Basic Terms.

"PRIME RATE" means the published "Prime Rate" announced as such by U.S. Bank National Association, its successors or assigns, including by merger or other operation of law, but in no event greater than the maximum lawful rate.

"PROPERTY" means, collectively, subject to Section 3.7, the Building and all other improvements to the Landlord's Unit in which the Building is located.

"PROPERTY MANAGER" means any agent Landlord appoints to manage the Property.

"PROPERTY TAXES" means any general real property tax, improvement tax, assessment, special assessment, reassessment, commercial rental tax, tax, in lieu tax, levy, charge, penalty or similar imposition imposed by any authority having the direct or indirect power to tax, including but not limited to, (a) any city, county, state or federal entity, (b) any school, agricultural, lighting, drainage or other improvement or special assessment district, (c) any governmental agency, or (d) any private entity having the authority to assess the Property under any of the Permitted Encumbrances. The term "Property Taxes" includes all charges or burdens of every kind and nature Landlord incurs in connection with using, occupying, owning, operating, leasing or possessing the Property, without particularizing by any known name and whether any of the foregoing are general, special, ordinary, extraordinary, foreseen or unforeseen; any tax or charge for fire protection, street lighting, streets, sidewalks, road maintenance, refuse, sewer, water or other services provided to the Property. The term "Property Taxes" does not include Landlord's state or federal income, franchise, real estate transfer, estate or inheritance taxes, or any fine, penalty or cost attributable to delinquent payment thereof. If Landlord is entitled to pay, any of the above listed assessments or charges in installments over a period of two or more calendar years, then Landlord will elect to do so and only such installments of the assessments or charges (including interest thereon) as are required to be paid in a calendar year will be included within the term "Property Taxes" for such calendar year.

"PUNCH LIST" means a list of minor items of construction, decoration and/or adjustment not completed by Landlord in connection with the Tenant's Improvements which do not interfere in any material respect with Tenant's occupancy of the Premises or its use thereof for the Permitted Use or Tenant's Improvements items in need of repair prepared in accordance with Section 17.1.11.

"RE-ENTRY COSTS" means all costs and expenses Landlord incurs re-entering or reletting all or any part of the Premises, including, without limitation, all costs and expenses Landlord incurs (a) maintaining or preserving the Premises after an Event of Default; (b) recovering possession of the Premises, removing persons and property from the Premises (including, without limitation, court costs and attorneys' fees) and storing such property; (c) reletting, renovating or altering the Premises; (d) real estate commissions, advertising expenses and similar expenses paid or payable in connection with reletting all or any part of the Premises; and (e) the value of free rent and other concessions Landlord gives in connection with re-entering or reletting all or any part of the Premises.

"RELEVANT MARKET" means the area bounded by the Fremont/Wallingford Districts to the north, South Royal Brougham Way to the south, Interstate 5 to the east and Puget Sound to the west.

"RENT" means, collectively, Basic Rent and Additional Rent.

"RENT COMMENCEMENT DATE" means the earlier of (a) the Commencement Date; or (b) the date Tenant commences business operations in the Premises.

"RENTABLE AREA" means the rentable area of the Premises, the Building, or any other area, as applicable, calculated in accordance with the BOMA Standards for the calculation of "Building Rentable Area" if a tenant occupies an entire Building and, if a tenant does not occupy an entire Building, "Floor Rentable Area," as set forth in BOMA Standards. Unheated storage space will not be included in Rentable Area.

                                      A-6.

"STANDARD IMPROVEMENT PACKAGE" means Building standard finishes, components and interior materials and improvements established by Landlord. Such materials may be subject to change based upon availability or fluctuations in the cost of labor or materials.

"STATE" means the State of Washington.

"STRUCTURAL ALTERATIONS" means any Alterations involving the structural, mechanical, electrical, plumbing, fire/life safety or heating, ventilating and air conditioning systems of the Building

"SUBSTANTIAL COMPLETION" means (a) provided the Tenant's Improvements have been constructed in accordance with the Final Plans subject only to Punch List items, the date that the City or other appropriate authority issues a conditional or unconditional Certificate of Occupancy or similar document for the Premises or
(b) if the City or other appropriate authority does not require that a Certificate of Occupancy or other similar document be issued for Tenant's occupancy of the Premises, and provided the Tenant's Improvements have been constructed in accordance with the Final Plans subject only to Punch List items, the date that Tenant is reasonably able to occupy and use the Premises for its intended purposes.

"TAKING" means the exercise by a Condemning Authority of its power of eminent domain on all or any part of the Property, either by accepting a deed in lieu of condemnation or by any other manner.

"TENANT" means the tenant identified in the Lease and such Tenant's permitted successors and assigns. In any provision relating to the conduct, acts or omissions of "Tenant," the term "Tenant" includes the tenant identified in the Lease and such Tenant's agents, employees and contractors.

"TENANT DELAYS" means any delays caused or contributed to by Tenant as described in Section 17.1.10.

"TENANT'S IMPROVEMENTS" means all initial improvements to the Premises (other than Landlord's Improvements).

"TENANT'S SHARE OF OPERATING EXPENSES" means the product obtained by multiplying the amount of Operating Expenses for the period in question by the Tenant's Share of Operating Expenses Percentage.

"TENANT'S SHARE OF OPERATING EXPENSES PERCENTAGE" means the percentage specified in the Basic Terms, as such percentage may be adjusted in accordance with the terms and conditions of this Lease.

"TERM" means the Initial Term of this Lease specified in the Basic Terms and, if applicable, any Renewal Term then in effect.

"TRANSFER" means an assignment, mortgage, pledge, transfer, sublease, or other encumbrance or conveyance (voluntarily, by operation of law or otherwise) of this Lease or all or any portion of the Premises or any interest in this Lease or all or any portion of the Premises. If the stock of Tenant is not publicly traded over the counter or on a national securities exchange, the term "Transfer" also includes any assignment, mortgage, pledge, transfer or other encumbering or disposal (voluntarily, by operation of law or otherwise) of any ownership interest in Tenant or any Guarantor that results or could result in a change of Control of Tenant or any Guarantor.

"TRANSFEREE" means the Person to whom Tenant makes a Transfer.

"UNION STATION CONDOMINIUM" means Union Station, a condominium, recorded in Volume 15 of Condominiums, pages 37-45, according to the amended and restated declaration thereof recorded under King County Recording No. 9811171094 and any amendments thereto, including and together with those certain easements for support, utilities, equipment and improvements, elevators, access and telecommunications links as set forth therein; situated in the City of Seattle, County of King, State of Washington.

"UNIT" means Unit 4 of Union Station Condominium.

                                      A-7.

"WARRANTY TERMS" means, collectively, the Punch List and construction warranty provisions of Section 17.1 of the Lease.

                                      A-8.

                                    EXHIBIT B

                                   [SITE PLAN]

This exhibit diagrammatic only and is intended to show only the general location of the Units, the Property, the Buildings and the common walkways and other improvements on or about the ground level of Union Station Condominium. This exhibit is not a warranty that the improvement shown hereon will be as depicted either at the commencement of or during the Term.

                                      B-1.

                                    EXHIBIT C

                                   FLOOR PLAN

                                  [FLOOR PLAN]

                                  [FLOOR PLAN]

                                  [FLOOR PLAN]

                                  [FLOOR PLAN]

                                  [FLOOR PLAN]

                                  [FLOOR PLAN]

                                  [FLOOR PLAN]

                                  [FLOOR PLAN]

                                  [FLOOR PLAN]

                                  [FLOOR PLAN]

                                  [FLOOR PLAN]

                                   EXHIBIT D

                          COMMENCEMENT DATE MEMORANDUM

         THIS MEMORANDUM is made and entered into as of [___________, ____] by and between [_______________] ("Landlord") and [______________] ("Tenant").

                                    RECITALS:

         1. Landlord and Tenant are party to a certain Multitenant Office Lease Agreement dated as of [___________, ____] ("Lease"), relating to certain premises ("Premises") located in the building commonly known as ["_______________,"] located at [_______________] ("Building").

         2. Landlord and Tenant desire to confirm the Commencement Date and Rent Commencement Date (as such terms are defined in the Lease) and the date the [initial] Term of the Lease expires [and the notice date(s) and expiration date(s) of any renewal Term(s) provided to Tenant under the Lease].

                                ACKNOWLEDGMENTS:

         Pursuant to Section 1.2.3 of the Lease and in consideration of the facts set forth in the Recitals, Landlord and Tenant acknowledge and agree as follows:

         1. All capitalized terms not otherwise defined in this Memorandum have the meanings ascribed to them in the Lease.

         2.       The Commencement Date under the Lease is [_______________].

         3.       The Rent Commencement Date under the Lease is [_____________].

         4. The Initial Term of the Lease expires on [_______________], unless the Lease is sooner terminated in accordance with the terms and conditions of the Lease.

         5. Tenant must exercise its right to the first renewal Term, if at all, by notifying Landlord no later than ______________, subject to the conditions and limitations set forth in the Lease.

         6.       The first renewal Term expires on _______________.

         7. Tenant must exercise its right to the second renewal Term, if at all, by notifying Landlord no later than _______________, subject to the conditions and limitations set forth in the Lease.

         8.       The second renewal Term expires on _______________.

         12. Tenant must exercise its special termination option set forth in Section 17.2, if at all, by notifying Landlord no later than _______________, subject to the conditions and limitations set forth in the Lease.

                                      D-1.

         Landlord and Tenant each caused this Memorandum to be executed by its duly authorized representative as of the day and date written above. This Memorandum may be executed in counterparts, each of which is an original and all of which constitute one instrument.

                                   LANDLORD:

                                   [____________________________________]

                                   By:__________________________________________
                                   Name:________________________________________
                                   Its:_________________________________________

                                   TENANT:

                                   [______________________________________]

                                   By:__________________________________________
                                   Name:________________________________________
                                   Its:_________________________________________

                                      D-2.

                                    EXHIBIT E

                                 BUILDING RULES

                              RULES AND REGULATIONS

         1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors and halls will not be obstructed or used for any purpose other than ingress and egress. The halls, passages, entrances, elevators, stair-ways, balconies and roof are not for the use of the general public, and the Landlord will in all cases retain the right to control and prevent access thereto of all persons whose presence, in the judgment of the Landlord, will be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained will be construed to prevent such access to persons with whom the Tenant normally deals only for the purpose of conducting its business on the Premises (such as clients, customers, office suppliers and equipment vendors, and the like) unless such persons are engaged in illegal activities. Except as permitted pursuant to
Section 17.17 of the Lease, neither Tenant nor its employees, agents or contractors will go upon the roof of the Building without the written consent of the Landlord.

         2. No awnings or other projections will be attached to the outside walls of the Building. No curtains, blinds, shades or screens will be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard window covering. All electric ceiling fixtures hung in offices or spacers along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color approved by Landlord. Neither the interior nor the exterior of any windows will be coated or otherwise sunscreened without written consent of Landlord.

         3. No sign, advertisement, notice or handbill will be exhibited, distributed, painted or affixed by any Tenant on, about or from any part of the Premises or the Building without the prior written consent of the Landlord. If the Landlord will have given such consent at the time, whether before or after the execution of this Lease, such consent will in no way operate as a waiver or release of any of the provisions hereof or of this Lease, and will be deemed to relate only to the particular sign, advertisement or notice so consented to by the Landlord. In the event of the violation of the foregoing by any Tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to the Tenant. The directory tablet will be provided exclusively for the display of the name and location of the Tenants only and Landlord reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord's standard signage.

         4. Tenant will exercise reasonable care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the Building, so as to prevent waste or damage. Tenant will cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing blinds when the sun's rays fall directly on the windows of the Premises. Tenant will not tamper with or change the sweating of any thermostats or temperature control valves.

         5. The toilet rooms, water and wash closets and other plumbing fixtures will not be used for any purpose other than those for which they were constructed, no sweepings, rubbish, rags, or other substances will be thrown therein. All damages resulting from any misuse of the fixtures by Tenant, its subtenants, assignees or any of their servants, employees, agents, visitors or licensees will be borne by Tenant.

         6. No Tenant will mark, paint, drill into, or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings will be permitted, except with the prior written consent of the Landlord (which Landlord will not unreasonably withhold) and as the Landlord may direct.

         7. No bicycles, vehicles, birds or animals of any kind (except for seeing eye dogs for the blind) will be brought into or kept in or about the Premises, and no cooking will be done or permitted by any Tenant on the Premises, except that microwave oven, snack and coke type vending machines and the preparation of coffee, tea, hot chocolate and similar items for Tenants and their employees will be permitted provided power will not exceed that

                                      E-1.

amount which can be provided by a 30 amp circuit. No Tenant will cause or permit any unusual or objectionable odors to be produced or permeate the Premises. Smoking or carrying lighted cigars, cigarettes or pipes in the Building is prohibited.

         8. The Premises will not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. No Tenant will occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form or as a medical office, or as a barber or manicure shop, or as an employment bureau, without the express written consent of Landlord. No Tenant will engage or pay any employees on the Premises except those actually working for such Tenant on the Premises, nor advertise for laborers giving an address at the Premises. The Premises will not be used for lodging or sleeping or for any immoral or illegal purpose.

         9. No Tenant, subtenant or assignee nor any of their servants, employees, agents, visitors or licensees, will at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance

         10. No additional locks or bolts of any kind will be placed upon any of the doors or windows by any Tenant, nor will any changes be made in existing locks or the mechanisms thereof. Each Tenant must upon the termination of his tenancy, restore to the Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, such Tenant and in the event of the loss of keys so furnished, such Tenant will pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord will deem it necessary to make such changes.

         11. The removal or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours, which Landlord will determine from time to time. The moving of safes or other fixtures or bulky matter of any kind must be done upon previous notice to the Building Manager of the Building and under his supervision, and the persons employed by any Tenant for such work must be acceptable to Landlord. The Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease. The Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports, approved by Landlord to distribute the weight. No furniture or bulky packages will be received in the Building or carried up or down in the elevator except on freight elevators and during such hours as will be designated by the Landlord. In no event will Tenant be charged a freight elevator usage fee.

         12. No Tenant will purchase ice, towels, janitorial or maintenance or other like services, from any person or persons not approved by the Landlord, which approval will not be unreasonably withheld.

         13. Landlord will have the right to prohibit any advertising by any Tenant which impugns the reputation of the Building or its desirability as an office location and upon written notice from Landlord any Tenant will refrain from or discontinue such advertising.

         14. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m., Monday through Friday and at all hours on Saturday and Sunday and legal holidays, all persons who do not present a current security card to the Building. The Landlord will furnish security cards to persons for whom any Tenant requests the same in writing. Each Tenant will be responsible for all persons for whom he requests passes and will be liable to the Landlord for all acts of such persons. Landlord will in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right without any abatement of rent to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the Tenants and the protection of the Building and the property in the Building.

         15. Any persons employed by any Tenant to do janitorial work will, while in the Building and outside of the Premises, be subject to and under the control and direction of the superintendent of the Building (but not as an agent or servant of said superintendent or of the Landlord), and Tenant will be responsible for all acts of such persons on or about the Property.

                                      E-2.

         16. All doors opening onto public corridors will be kept closed, except when in use for ingress and egress.

         17. Canvassing, soliciting and peddling in the Building are prohibited and each Tenant will report and otherwise cooperate to prevent the same.

         18. All office equipment of any electrical or mechanical nature will be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

         19. There will not be used in any space or in the public halls of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards.

         20. The scheduling of Tenant move-ins and move-outs will be subject to the reasonable discretion of Landlord.

         21. The term "personal goods or services vendors" as used herein means persons who periodically enter the Building of which the Premises are a part for the purpose of selling goods or services to a Tenant, other than goods or services which are used by the Tenant only for the purpose of conducting its business on the Premises. "Personal goods or services" include, but are not limited to, drinking water and other beverages, food, barbering services, and shoe shining services. Landlord reserves the right to prohibit personal goods and services vendors from access to the Building except upon such reasonable terms and conditions, including but not limited to, the payment of a reasonable fee and provision for insurance coverage, as are related to the safety, care and cleanliness of the Building, the preservation of good order thereon, and the relief of any financial or other burden on the Landlord occasioned by the presence of such vendors or the sale by them of personal goods or services to the Tenant or its employees. If necessary for the accomplishment of these purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in the Building.

         22. Landlord will not be responsible for lost or stolen property, equipment, money or jewelry from Tenant's area or public rooms regardless of whether such loss occurs when such area or public rooms are locked against entry, unless due to the gross negligence or willful acts or omissions of Landlord.

                                      E-3.

                                    EXHIBIT F

                             LANDLORD'S IMPROVEMENTS

                        I. BASE BUILDING SPECIFICATIONS

A.       SERVICE CORE

         1. All building common areas completed which will include elevator lobbies, rest rooms installed and "finished out" per building standards on each floor, telephone room, mechanical room and janitors closet.

         2.       Main elevator lobby installed and complete.

         3. Exit Stairways as required by code, in acceptable condition to serve as a connecting stairway.

         4. Common Area electrical, telephone, janitor, mechanical rooms on each floor (for Tenant's use on full floors). Include maintenance sink in janitor's closet.

         5. Common Area Electrical closets complete with service distribution panel boards and transformers as specified by Landlord as Building Standard.

         6. Core walls and columns within service core on partial, full and main floor complete with drywall, taped, sanded and ready for paint. Common Areas finished.

         7.       Men's and women's washrooms on each floor finished with:

                  a.       Ceramic tile or better on floors and wet walls.

                  b.       Other walls and ceilings finished.

                  c. Vanities, cubicles, accessories, fixtures, trim lighting and all mechanical and plumbing services complete.

                  d.       Complied with all applicable laws and codes.

         8. All hardware is, including locking devices and closures for restrooms, closets, stairwells and other Common Areas.

         9.       Water and drainage on each floor.

                  a. Access at the core to domestic water, drainage and vent systems.

                  b. Three wet columns per floor except at 1st floor. One wet column at 1st floor.

                  c. Drinking fountains per floor, with chilled water installed, as per applicable code. Note quantity (2 each floor).

                  d. Water heating system for hot water installed for rest rooms and janitors closet.

         10.      Communication risers providing:

                  a. Telephone and data communication cables to each floor.

                                      F-1.

                  b. Conduit from the roof to each floor for antenna and data transmission cable to be installed by Tenant.

         11. Access to main telephone service on the first floor or lower level of the Building as required and set forth in the Lease agreement.

B.       WALLS

         1. All interior drywall for the building shell to be furred, taped and ready for painting.

         2. Panelized brick and/or pre-cast concrete exterior wall treatment installed and sealed.

         3. Exterior windows installed and sealed. Glass shall have a shading [missing text] of 0.45.

         4. Building standard window coverings for all areas of exterior or [missing text] wall glazing. Window covering: Hunter Douglas Aluminum Blinds #171 Umber Perforated 1" mini.

         5.       Exterior walls will be insulated only (from slab-to-slab).

C.       FLOORS

         1. Design to support a minimum live load of 80 lbs per square foot at the building core and 50 lbs. at the perimeter with a partition load of 20 lbs. per square foot. See the structural drawing as to the floor loading distribution.

         2. Concrete floors with trowel finish leveled to tolerance of 1/2 inch of a 10 radius (non-cumulative). Maximum deviation not to exceed 2.5 inches between any two points on the floor.

         3. Smooth and ready to receive the floor covering per carpet industry standards.

D.       MECHANICAL

         HVAC system and design criteria shall comply with ASHRAE and other pertinent codes. In no event shall compliance with ASHRAE and other codes reduce the HVAC requirements as outlined in this section.

         1. Air Conditioning shall be sized at a minimum of 310 square feet of floor area per ton.

         2. HVAC shall be a system designed for construction to provide zones, each of 1200 usable square feet maximum, except where standard design criteria suggest larger interior zones.

         3. Condenser water loop includes the ability to extend the loop at each floor via valved fitting. Average floor can support an additional (6 tons) 19 gallons per minute of condenser water flow.

         4.       HVAC systems to service cores on all floors.

         5. Primary HVAC service installed and ready for distribution, including only VAV boxes required for freeze protection as indicated on shell mechanical drawings.

         6.       Heating energy sources shall be electric.

         7. Exhaust systems for toilet rooms and janitor closets designed to accommodate a minimum of 2 CFM per sq. ft.

                                      F-2.

         8. Fresh air ventilation shall be provided to satisfy local energy codes for office buildings or appropriate ASHRAE standards, whichever is more stringent. (As mutually agreed upon based upon final Tenant design.)

         9. HVAC systems operational a minimum of 30 days prior to occupancy.

         10.      Elevator lobby diffusers installed.

         11.      Exhaust system has future tenant tap at 1,000 CFM per floor.

E.       CEILINGS

         1. Installed in main lobby, elevator, partially occupied floor lobbies, toilet rooms, and freight vestibules.

         2.       Suspended 4' by 4' ceiling grid system throughout.

         3.       Building standard ceiling tile purchased and stacked on floor.

         4. Easy access to overhead mechanical, electrical and lighting systems without damage to ceiling components.

         5. Predominant minimum finished ceiling height is 9'0" on floors 2-11. Predominant finished ceiling height is 12'0" on 1st floor.

F.       ELECTRICAL/POWER

         Landlord shall provide in the Base Building a minimum three (3) watts per usable square foot for Tenant convenience power, including transformers and panels for electrical power per the Base Building electrical specifications. Total service shall provide between 22 and 25 watts per square foot for all building systems including HVAC and lighting requirements.

         NOTE: These are Tenant demand loads and do not include base building equipment power requirements.

         1. Step-down Transformers located on each floor per the Base Building electrical specification.

         2. Primary electrical service includes two (2) K rated transformers per floor. Panels will be installed in accordance with the drawings listed below.

         3. System provides code maximum of 2.0 watts per square foot for lighting (Base Building Design standard is 1.2 watts per square foot). Electrical design will support 5.0 watts per square foot (connected load) for an average of 3.5 watts per square foot (demand load).

         4. 900 kva emergency generator and circuit to at least one elevator, life-safety systems, and all emergency lighting. Landlord expects to use approximately 40% of the generator's capacity for such purposes. The remaining emergency generator capacity will be available to Tenant for dedicated Tenant loads.

         5.       Emergency lighting and power home run grids installed.

         6.       Utility costs during tenant build-out.

         7. Provisions for both general and clean (dedicated) power circuits.

                                      F-3.

         8. The Building must have the capability of installing local emergency generators for tenant use only, in a mutually agreed upon location in accordance with all applicable building codes, at any point during the lease term.

         9.       The capability for separate metering or monitoring.

         10. Facility will have lighting system designed with UL Master Label. System will be fully grounded.

         11. Dedicated tenant electrical panels and transformers shall be installed within Tenant's Premises.

G.       LIGHTING

         1. Building standard light fixtures installed and operating in main lobby, stairwells, elevators, multitenant floor lobbies, mechanical room, utility rooms and other lighting as required by code.

H.       DOORS

         1. Doors for stairwells, electrical rooms, mechanical, janitor, telephone closet, toilet room installed.

         2. Common doors finished and complete with frame, trim, hardware, locking devices and closers.

I.       LIFE SAFETY

         1.       Sprinkler System

                  a. Fire sprinkler system, including sprinkler risers, main loop, and sprinkler heads installed in the Premises as required by code for the shell.

                  b. Primary loop with branch distribution with heads turned up.

                  c. Sprinkler heads installed and operational in the core.

         2. Fire hose and extinguisher cabinets with extinguishers and/or hoses finished and installed as required by code for building shell.

         3. Pressurized exit stairwells and elevator shafts for smoke protection with standard shoot out panels for building smoke exhaust evacuation.

         4.       Smoke detectors in all elevator lobbies.

         5. Exit signs illuminated with power shall be backed up by an emergency source or self-illuminating exit signs, or as required by code for building shell.

         6. Fire horns and exit signs as required by code for building shell.

         7.       Fire alarm system installed as required for Common Areas.

         8. Infrastructure for the installation of fire horns and strobes required for the tenant improvement build-out is provided in building shell.

J.       ELEVATORS AND FREIGHT FACILITIES

         1. All passenger elevators installed and operational as designed (5 - 3,500 lb, 400 ft per minute passenger with 1 - 4,500 lb, 350 ft per minute service elevator).

                                      F-4.

         2.       Service elevator installed and operational as designed.

         3.       Freight vestibules installed as designed.

         4. Truck height loading dock facilities installed in parking garage as designed for the space available.

         5. Service elevator to accommodate a twelve (12) foot roll of carpet material in its entirety when ceiling is removed or opened up.

         Landlord shall provide in the Base Building 24-hour freight elevator capabilities via use of public elevators. Said elevators shall be located in the near proximity of the loading area.

K.       PARKING - BY OTHERS

         1. Garage and loading dock construction complete with all equipment operational and spaces lined.

         2. Parking lot paved, lined, and reserved spaces in a specific area of the garage. See plans for details.

L.       SECURITY

         1. Guard station/reception desk installed and operational with roving guard for the site and Buildings as part of the Union Station project.

         2. Electronic surveillance installed and operational per Landlord design (specify type in notes).

                  a.       Entrances TBD

                  b.       Elevators TBD

                  c.       Stairwells TBD

                  d.       Garage Entrances (By Others)

         3. Electronic pass systems installed and operational for building perimeter and elevators per design. Schlage or equivalent.

                            II. BID DOCUMENT DRAWING

         Landlord and Tenant will amend the Lease to insert the final bid document drawings promptly upon request of Landlord.

                               III. SPECIAL NOTE

         The foregoing specifications and drawings substantially reflect the Landlord's Improvements anticipated to be provided as the Building shell and core. Tenant and Tenant's architect, however, will be responsible to field verify final conditions so as to identify and allow for reasonable adjustments and revisions made during the course of construction of the Building.

                                      F-5.

                                    EXHIBIT G

                  TENANT'S IMPROVEMENTS OUTLINE SPECIFICATIONS

A.       INTERIOR WALLS

         1.       Tenant corridors on floors fully occupied by Tenant.

B.       FLOORS

         1. Standard Carpet:Mohawk - Rio 30 oz. cut pile over 3/8 inch felt pad.

         2.       Upgrade Carpet: Bently - New Covington over Interloc I Pad.

         3.       Vinyl Composition Tile: Mannington Essentials

         4.       Sheet Vinyl: Mannington - Fine Fields Color @ hard surfaces.

         5.       Rubber Base: Roppe 4" Cove.

C.       MECHANICAL

         1. Supplemental cooling system includes the ability to extend the condenser water loop via valved fittings provided at each floor to provide approximately 6 tons of cooling per floor. Average floor can support 19 gallons per minute of condenser water flow.

         4. All ceiling units, dampers, etc., shall be isolated from the Building and Premises via vibration isolation devices.

         5.       Auxiliary exhaust fans for kitchen, conference rooms, etc.

         6. Heating and air-cooling equipment with necessary controls including complete perimeter heating system, main fan system installed and operational

         8. Mechanical systems designed with appropriate isolation and control valving or mechanisms; nominally at each branch line, each riser and each fan unit, to minimize disruption to system operation during maintenance and emergencies.

D.       ACOUSTICS

         1. AI of .05 or less in all floor-to-ceiling offices and conference rooms.

         2. AI of .20 or less between workstations and within paneled offices.

E.       CEILINGS

         1.       Ceiling Tile: Armstrong - Second Look.

         2. Ceiling tiles to comply with Federal Specifications SS-S-118B, Class A (sound controlling/acoustical tiles and panels), and surface burning characteristics:

                  a.       flame spread - 25 or less.,

                  b.       smoke developed - 50 or less,

                                      G-1.

                  c.       color ranges - light neutrals,

                  d.       light reflectance - 1,

                  e. NRC range - .65-.75 Mineral Fiber (NOTE: In high ceiling areas use Glass Fiber) (Note: .55 - .65 is typical office building standard.)

                  f.       STC range - 35-39 (in enclosed offices),

                  g.       style - heavy tex

         3.       Installation of spacer bars and tile.

F.       ELECTRICAL/POWER

         1. Dedicated tenant electrical panels and transformers installed within the Premises, except those shown on the shell drawings listed in Exhibit F.

         2. Dedicated circuits for PC outlet use. Five PCs per circuit maximum.

         3. The purchase and installation of VAV boxes, except those shown on the shell drawings listed in Exhibit F, and all distribution.

         4. All electrical service upgrades to building standard specifications required by Tenant,

         5. Emergency power distribution including automatic transfer switches, conduits, conductors, transformers and panels.

G.       LIGHTING

         1. Light Fixtures: 2'x4', 3 lamp fluorescent parabolic troffer Luminaire equal to or better than Lithonia "Optimax" System with rapid start electronic low harmonic ballast.

         2. Downlights: 1 lamp, 26-watt compact fluorescent recessed downlight, 6" diameter aperture. 1 HPF electronic ballast. Lithonia AFV 32 TRT-6 AR2776EB10, Halo, Lightolier, Prescolite, Kurt Versen.

         3. Light fixtures to be parabolic fixtures with min. 3" deep cell. Lamps are to be of the "warm white", energy saving type. Ballasts shall also be electronic energy efficient, high power factor U.L. listed, class P, and have a sound rating of "A".

         4.       Purchase and installation of all light fixtures.

H.       LIFE SAFETY

         1. Trimming of all sprinkler drops and installation of all sprinkler heads.

I.       ELEVATORS AND FREIGHT FACILITIES

         1.       Hoist operator provided (if applicable).

                                      G-2.

                                  SPECIAL NOTE

         The foregoing specifications are not exhaustive. They are only intended either (a) to establish minimum quality standards for Tenant's Improvements or
(b) to clarify miscellaneous items not being installed by Landlord as part of Landlord's Improvements.

                                      G-3.

                                    EXHIBIT H

                                   [RESERVED]

                                      H-1.

                                    EXHIBIT I

                            JANITORIAL SPECIFICATIONS

                                CLEANING SERVICES

1.       General Cleaning

            Nightly

                  a. Empty and clean all waste receptacles, removing waste to a designated central location for disposal. Landlord is to provide for disposal of waste.

                  b.       Empty and clean all ash trays and receptacles.

            Weekly

                  c. Hand dust and clean all office furniture that has been cleared of papers, boxes, and/or personal items, ledges, chair rails, baseboards, and window sills.

                  d. Remove all fingerprints, smudges, and other marks from metal partitions, doors, and other surfaces

2.       Flooring

                  Group A-Granite, ceramic tile, marble, terrazzo

                  Group B-Linotile, asphalt, koroseal, plastic vinyl, wood, rubber, or other composition floors and base.

            Nightly

                  a. All floors in Group A to be swept, wet mopped and rinsed.

                  b.       All floors in Group B to be dry mopped.

            Weekly

                  c.       All floors in Group B to be damp mopped.

            Every six (6) months

                  d.       All floors to be scrubbed and buffed.

            At Additional cost

                  e. Stripping and waxing at a direct, additional cost to Tenant.

3.       Vacuuming

            Nightly

                  a. Vacuum or Carpet sweep all high traffic areas of rugs and carpeted areas.

            Weekly

                                      I-1.

                  b.       Vacuum or carpet sweep all rugs and carpeted areas.

            Monthly

                  b. Brush or dust by hand carpet edges inaccessible to high pressure vacuum attachments.

4.       High Dusting

            Every six (6) months

                  a. Dust all clothes closet shelving, pictures, charts, graphs, etc.

                  b. Dust clean all vertical surfaces such as walls, partitions, door bucks, and other surfaces.

                  c.       Dust all venetian blinds.

            Special service

                  Records and General Storage Space

                           Floors are to be broom cleaned weekly. Files and exposed open shelves dusted once every three (3) months.

5.       Other Services

                  a. Landlord will supply all soap, towels, and toilet tissue in both men's and women's rooms and sanitary napkins in coin dispensers in the women's rooms.

                  b. Landlord will supply all coin operated dispensers and will be responsible for the servicing of same and for the collection of money from the machine.

                  c. During the Term of this Lease the dispenser price for sanitary napkins will not exceed a price equal to 1501; of the wholesale price paid by Landlord.

6.       Carpeting

            At Additional Cost

                  a. General carpet shampooing at a direct, additional cost to Tenant.

7.       Glass

            Monthly

                  a.       Clean all partitions and furniture glass.

            Annually

                  b.       Clean all perimeter windows, both inside and out.

8.       Kitchen Areas

            Nightly

                  a.       Clean all tables, chairs, counters, and sinks.

                                      I-2.

                  b.       Spot cleaning of walls.

9.       General

                  a. All lights are to be extinguished and the doors as specified by Tenant are to be locked after cleaning is completed.

                  b. All personnel are to be uniformed and clean in appearance during business hours.

                  c. Cleaning of all private bathrooms will be subject to additional charges will be determined on a case-by-case basis.

                  d. Recycling will be encouraged as long as it is economically cost effective. During any period in which recycling is, in Landlord's reasonable opinion, not economically cost effective, Landlord will arrange for recycling for the Premises at Tenant's request and at Tenant's sole cost and expense; provided that if Tenant desires to continue recycling service and if Landlord can arrange, to its reasonable satisfaction, for non-cost-effective recycling to be done for the entire Building, the cost thereof will be an Operating Expense.

                                      I-3.

                                    EXHIBIT J

                               HVAC SPECIFICATIONS

HVAC SYSTEM BASED ON FOLLOWING CRITERIA:

         Roof "U" Value (BTUH/S.F. F)             =         .05

         Wall "U" Value (BTUH/S.F. F)             =         .14

         Floor "U" Value (BTUH/S.F. F)            =        .056

         Glass "U" Value (BTUH/S.F. F)            =         .50

         Glass Shade Coeff                        =         .45

         Lighting (Watts/S.F.)                    =         1.2 (Energy Code)

         Misc. Equipment (Watts/S.F.)             =         3.0

         People Density (People/S.F.)             =         143

         Cooling Indoor Design Temp (F)           =          74

         Cooling Outdoor Design Temp (F)          =          83

         Heating Indoor Design Temp (F)           =          70

         Heating Outdoor Design Temp (F)          =          23

HVAC SYSTEM:

Shell and core ductwork is sized to accommodate an average zone size of 1,000 S.F./zone.

A/C units are vertical self-contained (VSC) floor-by-floor water-cooled with 100% economizer.

Central cooling tower providing condenser water-cooling to each floor-by-floor unit.

Auxiliary condenser water loop expandable to accommodate Tenant supplemental systems (TI).

Shell and core work per EXHIBIT F, VAV boxes, down stream ductwork and diffusers, and the balance of the temperature control system, are tenant improvements (T.I.).

DDC electronic temperature control system to coordinate the operation of the HVAC equipment.

Telephone equipment rooms will be fitted with thermostatically controlled exhaust fans.

                                      J-1.

                                   EXHIBIT K.

                                   [RESERVED]

                                      K-1.

                                    EXHIBIT L

                            FORM OF LETTER OF CREDIT

                                [BANK LETTERHEAD]

                      IRREVOCABLE STANDBY LETTER OF CREDIT

DATE OF ISSUE:                                               CREDIT NUMBER:
[Month, Day, Year]                                           DATE OF EXPIRY: [Month, Day, Year]

BENEFICIARY:                                                 APPLICANT:
Opus Union Station, L.L.C.                                   Amazon.com, Inc.
Attn: Thomas B. Parsons, Vice President                      Attn: Director, Global Real Estate
915 - 118th Avenue SE, Suite 300                             1200 12th Avenue South, Suite 1200
Bellevue, WA  98005                                          Seattle, WA  98144

                                                             And

                                                             Amazon.com, Inc.
                                                             Attn: General Counsel
                                                             1200 12th Avenue South, Suite 1200
                                                             Seattle, WA  98144

         We hereby issue in your favor this Standby Letter of Credit which is available by your drafts at sight drawn on [Name of Bank], [City], [State] and accompanied by any of the following documents:

         1. Your written certification, notarized, reading as follows (all blank spaces will be completed by Beneficiary):

         In reference to [Name of Bank] Letter of Credit No._____________________ , we hereby certify and affirm that an Event of Default has occurred after the expiration of any applicable cure period under that certain Multi- Tenant Office Lease Agreement dated_______________________________ , between Opus Union Station,
         L.L.C. ("Landlord") and_________________________________ ("Tenant").
         The delinquent amount, as defined in said Lease, owed by Tenant to Landlord as a result of such Event of Default is USD$___________________________ ."

         We hereby irrevocably instruct [Name of Bank] to pay the sum specified above as follows: Such sum will be paid directly to Opus Union Station, L.L.C., at___________________________________.


         IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the________________________day of________________, _________.

                                       Opus Union Station, L.L.C.

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                      L-1.

         2. Your written Certification, notarized, reading as follows (all blank spaces will be completed by Beneficiary):

         In reference to [Name of Bank] Letter of Credit No.______________ we hereby certify that this Letter of Credit is within thirty (30) days prior to its expiration date and has not been extended or replaced pursuant to that certain Multi-Tenant Office Lease Agreement dated_______________________ , between Opus Union Station, L.L.C. ("Landlord"), and____________________________ ("Tenant").

         We hereby irrevocably instruct [Name of Bank] to pay the sum of USD$ ______________ directly to Opus Union Station, L.L.C., at
         ______________________________.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the ______________ day of ____________________, __________


                                       Opus Union Station, L.L.C.

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

SPECIAL CONDITIONS:

     - All drafts must be marked "drawn under [Name of Bank] Letter of Credit No.__________________ dated ____________________ ."

     - Notwithstanding any reference in this Letter of Credit to other documents, instruments, or agreements or references in such other documents, instruments, or agreements to this Letter of Credit, this Letter of Credit contains the entire agreement among the Applicant, Beneficiary, and the issuer relating to the obligations of the issuer hereunder.

     - If this Letter of Credit is not extended or replaced pursuant to the Lease, the Beneficiary may draw under number 2 above hereunder on or prior to the then relevant expiration date, in the full amount of this Letter of Credit. Notice of extension will be given to Beneficiary at the address set forth herein, or, if we have received an executed notice of transfer as provided herein, at the address as the Beneficiary may designate to us in writing at our address set forth herein. We agree that we will, upon written request, confirm in writing any transferee or prospective transferee of this Letter of Credit, the then outstanding amount of this Letter of Credit. Beneficiary will be permitted to make one or more partial draws on this Letter of Credit.

     - This Letter of Credit is transferable in its entirety (but not in part), on one or more occasions. We will not recognize any transfer of this Letter of Credit until an executed transfer in the form of Annex 1 is filed with us and our customary charges (not in excess of USD$500) are paid (Form for Filing Transfer Instructions with us is attached), accompanied by the original of this Letter of Credit (or a replacement Letter of Credit issued pursuant to this paragraph), upon receipt of the above-mentioned documents, we will issue and deliver a replacement Letter of Credit to the transferee which (I) designates the transferee as beneficiary, and with all references herein to "you" referring to it, and (II) is otherwise in the same form as this Letter of Credit and is also transferable. Until the transferee receives the replacement Letter of Credit in the form required hereby, this Letter of Credit will remain outstanding and in full force and effect notwithstanding delivery of the original hereof to us. A transfer of this Letter of Credit as provided herein will transfer all rights hereunder to the transferee, and the transferee will for all purposes to be considered the Beneficiary hereunder, with full right and authority to draw on this Letter of Credit as provided herein, but upon the transferee's receipt of the replacement Letter of Credit in the form required hereby, this Letter of Credit will be invalid.

                                      L-2.

     - We hereby undertake to promptly honor your sight draft(s) drawn on us, indicating our Credit No. _____________ for all or any part of this Letter of Credit if presented at our office at [Address], [City], [State] [Zip Code] on or before __________________________.


     - All inquiries and/or correspondence pertaining to this Letter of Credit must be in writing and directed to the attention of [Name], [Telephone Number], at the above-mentioned address, and must specifically refer to this Letter of Credit No. .

        Except as otherwise expressly stated herein, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500.

                                       Very truly yours,

                                       [Name of Bank]

                                       By:__________________________________
                                       Its:_________________________________

                                      L-3.

                                     ANNEX 1

[Name of Bank]
[Address]
[City, State, Zip Code]

         Reference is made to [Name of Bank] Letter of Credit No._____________ .

         The undersigned, as Beneficiary hereby irrevocably transfers to ___________________________________ (the "Transferee") all rights of the undersigned to draw under the Letter of Credit.

                                       Very truly yours,
                                       Opus Union Station, L.L.C.

                                       By:__________________________________
                                       Its:_________________________________

                                      L-4.

                                    EXHIBIT M

                         FORM OF STOCK PLEDGE AGREEMENT

                        SECURITY DEPOSIT PLEDGE AGREEMENT

         THIS SECURITY DEPOSIT PLEDGE AGREEMENT (the "Agreement"), dated as of _____ ____,1999, is between Amazon.com, Inc. ("Tenant"), a Delaware corporation, and OPUS Union Station, L.L.C. ("Landlord"), a Delaware limited liability company.

         The parties hereto agree as follows:

1.       DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings set forth below:

         "Collateral" has the meaning specified in Section 5.

         "Collateral Securities" means fixed income securities that meet the following requirements:

         (a) are rated A- or better by Standard & Poor's Rating Group or A3 or better by Moody's Investors Service;

         (b) are freely transferable without restriction of any kind (including any restrictions that may be imposed under federal or state securities laws);

         (c)      have remaining maturities of not more than 3 years; and

         (d) otherwise meet the requirements of Section 17.18.4 of the Lease, a copy of which is attached to this Agreement as EXHIBIT A.

         "Control Account" means the account established by Tenant in its name at Morgan Stanley & Co., Bankers Trust Company, Seafirst Bank or such other brokerage firm or bank as Landlord may reasonably approve, which account is subject to the terms and conditions of the Control Account Agreement.

         "Control Account Agreement" means the "Security, Custodian and Control Account Agreement" in substantially the form of EXHIBIT B, which is entered into with respect to the Control Account.

         "Event of Default" has the meaning specified in Section 8.

         "Lease" means the "Multi Tenant Office Lease" between Tenant and Landlord having an Effective Date of August _, 1999, as now or hereafter amended, relating to certain premises in Building 2 (the "Building") of Opus Center @ Union Station, Seattle, Washington.

         "Market Value" means, as of any date of determination, the market value of the Collateral Securities then held in the Control Account, as reflected on the most recently monthly account statement delivered to Landlord and Tenant pursuant to the Control Account Agreement.

2.       PURPOSE

         This Agreement is for the purpose of securing the prompt payment and performance in full when due, whether at stated maturity, by acceleration or otherwise, of Tenant's obligations (the "Obligations") with respect to the security deposit (the "Security Deposit") that are detailed in Section 17.18 of the Lease. The amount of the

                                      M-1.

Security Deposit required under the terms of the Lease from time to time is referred to as the "Security Deposit Amount.

3.       COLLATERAL SECURITIES

         As collateral for the Obligations throughout the term of the Lease, Tenant will pledge to Landlord, and grant Landlord, a perfected, first priority security interest in, Collateral Securities held in the Control Account with a Market Value at all times equal to 115% of the Security Deposit Amount, or such lower percentage thereof as may be permitted by the second paragraph of Section
17.18.4 of the Lease (the "Required Percentage"). A list of the initial Collateral Securities pledged by Tenant and held in the Control Account is attached to this Agreement as EXHIBIT C.

4.       CONTROL ACCOUNT

         Subject to the terms of the Agreement and the Control Account Agreement, the Collateral Securities pledged by Tenant pursuant to this Agreement shall at all times be held in the Control Account. The maintenance, disposition and transfer of the Control Account and all Collateral Securities held therein shall at all times be subject to the terms of the Agreement and the Control Account Agreement.

5.       GRANT OF PERFECTED FIRST LIEN SECURITY INTEREST

         Throughout the term of the Lease, as security for the Obligations, Tenant hereby delivers, pledges, grants, transfers, assigns and sets over to Landlord, and hereby grants to Landlord a continuing perfected first lien security interest in, the following (the "Collateral"):

         (a) All Collateral Securities, securities, shares, certificates, cash, cash equivalents, financial assets and other assets held in the Control Account;

         (b)      The Control Account;

         (c) All securities entitlements and financial assets relating to the foregoing; and

         (d) All proceeds and products of any of the foregoing held in the Control Account.

6.       CONSENT RIGHTS, TRADING RIGHTS AND PAYMENTS IN RESPECT OF THE
         COLLATERAL

         (a) So long as no Event of Default has occurred and is continuing, Tenant shall be entitled (i) to exercise (but not in a manner inconsistent with this Agreement or the Control Account Agreement) all consent or other voting rights with respect to the Collateral Securities, (ii) to receive and retain all regularly scheduled payments of interest or dividends in respect of the Collateral Securities or (iii) to substitute at any time during the term of the Lease the Collateral Securities with other Collateral Securities of equal or greater value ("Substitute Collateral"), provided Landlord obtains a perfected first priority security interest in the Substitute Collateral Securities prior to the release of the pledged Collateral Securities. Upon such substitution, release and withdrawal of such released assets from the Control Account, such released assets will no longer be subject to a security interest in favor of Landlord and, unless subsequently re-deposited into the Control Account, will no longer be "Collateral": within the meaning of this Agreement.

         (b) If an Event of Default has occurred and is continuing, Landlord shall be entitled (i) to exercise all consent or other voting rights with respect to the Collateral Securities, (ii) to any and all rights of sale, conversion, exchange, subscription, withdrawal and any other rights, privileges or options pertaining to the Collateral as if Landlord were the absolute owner thereof and (iii) to receive and retain, as additional Collateral hereunder, any and all interest, dividends or other payments at any time and from time to time paid on the Collateral; provided, however, that prior to any exercise by Landlord of any of the preceding rights with respect to the Collateral Securities, Landlord agrees to provide Tenant three (3) business days' prior written notice of its intent to exercise its rights to the to the Collateral. Tenant appoints Landlord its attorney-in-fact, with full power of substitution, upon an

Event of Default and its continuance for purpose of exercising its remedies under this Agreement and taking any action and executing any instrument reasonably necessary or desirable to accomplish the purposes of this Agreement as a result of or in connection with the Event of Default, which appointment is irrevocable and coupled with an interest.

         (c) Any principal amount at any time paid in respect of the Collateral Securities (whether at the acceleration thereof, as a scheduled or mandatory sinking fund payment, in redemption or prepayment thereof or at the maturity thereof) shall constitute part of the Collateral and shall be held in the Control Account until reinvested therein as provided in the Collateral Account Agreement. If for any reason Tenant should receive any such payment of principal in respect of the Collateral Securities, Tenant shall receive and hold the same in trust, for the benefit of Landlord, and shall promptly deposit such payment (or, at Tenant's option, substitute Collateral Securities) in the Control Account.

7.       REPRESENTATIONS, WARRANTIES AND COVENANTS BY TENANT

         (a) Tenant represents that the execution, delivery and performance of this Agreement does not violate any agreement to which it is bound or any law or regulation applicable to Tenant, and that it has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

         (b) Tenant represents that it is, for all Collateral Securities, the sole beneficial owner of the Collateral Securities and the proceeds thereof free and clear of any adverse claim, pledge, mortgage, hypothecation, encumbrance, security interest, lien or other right, title or interest of any party except for the first priority security interest created favor of Landlord pursuant to and in accordance with this Agreement. Tenant will not create or permit to exist any adverse claim, pledge, mortgage, hypothecation, encumbrance, security interest, lien or other encumbrance on or against the Collateral, except the lien and security interest granted hereunder. Tenant further represents, except as permitted under this Agreement and the Control Account Agreement, that for the term of this Agreement it will not sell, convey, transfer or otherwise dispose of any of the Collateral Securities.

         (c) Tenant represents that this Agreement and delivery of the Collateral into the Collateral Account creates a valid, perfected, and first priority security interest in the Collateral in favor of Landlord, and all actions necessary to achieve such perfection have been duly taken.

         (d) Tenant represents that this Agreement and delivery of the Substitute Collateral into the Collateral Account pursuant to clause (iii) of
Section 6(a) will create a valid, perfected, and first priority security interest in the Substitute Collateral in favor of Landlord, and all actions necessary to achieve such perfection, upon delivery to the Custodian, will have been duly taken.

         (e) Tenant at all times will cause the Control Agreement to remain in full force and effect and will cause the Collateral Securities to be held in the Control Account.

         (f) Upon demand by Landlord, Tenant will permit inspection of the Collateral Securities by Landlord.

         (f) Tenant at all times will cause the Market Value of Collateral Securities held in the Control Account to equal or exceed the Required Percentage of the Security Deposit Amount. If, at any time, the Market Value of Collateral Securities held in the Control Account is less than the Required Percentage of the Security Deposit Amount, Tenant shall immediately cause to be deposited in the Control Account additional Collateral Securities with a Market Value sufficient to cause the aggregate Market Value of all Collateral Securities then held in the Collateral Account to equal or exceed the Required Percentage of the Security Deposit Amount.

8.       EVENTS OF DEFAULT; REMEDIES

         (a) The occurrence of any of the following constitutes an "Event of Default":

                  (i)      Failure of Tenant to perform the Obligations;

                  (ii) The occurrence of an "Event of Default" under the Lease,

                  (iii) Failure of Tenant to comply with any covenant or agreement required to be observed or performed by it pursuant to this Agreement or the Control Account Agreement;

                  (iv) Any representation or warranty made by Tenant hereunder is, now and also upon the delivery of any Collateral or Substitute Collateral to Custodian, false in any material respect; or

                  (v) This Agreement or the Control Account Agreement for any reason ceases to be valid, binding or enforceable; or Tenant, Custodian or any of their affiliates, or any of the assignees of Tenant, Custodian or any of their affiliates, or any entity related to either Tenant or Custodian or any trustee in bankruptcy or receiver for Tenant, Custodian or any of their affiliates, or any of the assignees of Tenant, Custodian or any of their affiliates contests or denies the validity or enforceability thereof.

         (b) Upon the occurrence and continuance of an Event of Default, Landlord shall be entitled to exercise the following rights and remedies

                  (i) To give instructions pursuant to the Control Account Agreement, instructing the account manager thereunder to sell or withdraw Collateral Securities or other assets from the Control Account and/or any proceeds thereof and deliver the same to or for the account of Landlord in an amount not to exceed the Security Deposit;

                  (ii) To exercise all rights and remedies of a secured party under the Uniform Commercial Code of California with respect to the Collateral; and

                  (iii) To exercise all other rights and remedies available to it under this Agreement at law or in equity;

provided, however, that Landlord shall give Tenant three (3) business days' prior written notice of its intent to exercise remedies or to make a sale and/or withdrawal of any Collateral Securities or other assets held in the Control Account and any instructions delivered by Landlord pursuant to the Control Account Agreement shall be accompanied by a sworn, notarized affidavit stating that such notice has been given.

9.       LIABILITY

         Tenant shall indemnify the financial institution party to the Control Account Agreement for any and all costs and expenses, and attorney's fees and court costs, which directly result from any sale of Collateral Securities and the withdrawal of the settlement proceeds thereof (not to exceed the amount of the Security Deposit Amount) authorized by Landlord to fulfill any of Tenant's Obligations; provided, however, that nothing in this indemnification provision shall operate or be construed to limit Tenant's rights against Landlord under the terms of the Lease or Landlord's rights against Tenant thereunder. Tenant shall indemnify and defend, with counsel reasonably acceptable to Landlord, Landlord's right, title and first priority security interest in the Collateral and Substitute Collateral. After Landlord delivers a Notice of Exclusive Control to the financial institution party to the Control Account Agreement, (a) Landlord may liquidate or sell all or any part of the Collateral in a commercially reasonable manner and whether or not the value of any of the Collateral is rising, failing or holding, and (b) Landlord is not required to exercise any right, option or privilege arising from or relating to the Collateral. The provisions of this section shall survive expiration or termination of this Agreement or any determination that this Agreement or any portion is void or voidable.

10.      ASSIGNMENT AND AMENDMENT

         (a) This Agreement may not be amended without the prior written consent of both parties.

         (b) This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that:

                  (i) Landlord may at any time, and without notice to or the necessity of obtaining Tenant's consent, assign to any financial institution providing a loan to Landlord in connection with the Building (together with any such financial institution's successors or assigns, the "Lender") all of its rights under, and interest in, this Agreement. Within one (1) business day after making any such assignment, Landlord shall deliver to Tenant written notice of the assignment and a copy of the instrument of assignment. Upon receipt by Tenant of the aforementioned notice, Lender shall thereafter succeed to all of the rights and privileges of Landlord and shall be subject to the same obligations, terms, conditions and restrictions applicable to Landlord under the terms of this Agreement, provided that after Lender sends Custodian a Lender Notice of Exclusive Control pursuant to Section 10(b) of the Control Account Agreement, Lender shall also be subject to the same obligations (including indemnification obligations arising from and after the date of the Lender Notice of Exclusive Control) as Landlord. Lender will not be liable for any act, omission or breach by Landlord of any obligation under this Agreement or the Control Account Agreement which occurs prior to the date of the Lender Notice of Exclusive Control and will, upon any sale or transfer by Lender of its interest in the property and the Lease, automatically be released and discharged from any and all liability thereafter accruing under this Agreement or the Control Account Agreement; and

                  (ii) If Landlord assigns its interest in the Lease, whether voluntary or through involuntary assignment or transfer such as bankruptcy or foreclosure, such assignment will automatically and without further action or notice to Tenant, cause an assignment of Landlord's rights in this Agreement and the Collateral to the assignee and upon the assignee's assumption of Landlord's obligations under the Lease (including Landlord's obligations with respect to this Agreement and the Collateral), Landlord will thereafter accrue no further liability for the return of the collateral and Tenant will look solely to the transferee or assignee for the return of the Collateral. Upon request of either party, Landlord and Tenant agree to execute such documents as may be necessary or desirable to reflect or better confirm such assignment, assumption and/or release.

11.      WAIVERS

         A waiver by either party of a breach of any provision of this Agreement shall not constitute a waiver of any subsequent breach of such provision or of any other provision hereof. Failure of either party to enforce at any time or from time to time any provision of this Agreement shall not be construed as a waiver thereof.

12.      SEVERABILITY

         Each provision of this Agreement is intended to be severable from the others so that if any provision or term hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remaining provisions and terms hereof.

13.      GOVERNING LAW: SUCCESSORS BOUND

         This Agreement shall be construed in accordance with the internal laws of the State of Washington, determined without regard to conflicts of law. Subject to all the terms and provisions hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Each party hereto consents to submit to the jurisdiction of the courts of the State of Washington and of the United States of America located in King County, Washington for any action, suit or proceeding arising out of or relating to this Agreement. Each party further waives any objection to the laying of venue of any such action, suit or proceeding in such courts, and further agrees not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

14.      NOTICES

         All notices must be in writing and must be sent by personal delivery, United States registered or certified mail (postage prepaid) or by an independent overnight courier service, addressed to the addresses specified below or at such other place which is not a post office box as either party may designate to the other party by written notice given in accordance with this section. Notices given by mail are deemed effective within three business days after the party sending the notice deposits the notice with the United States Post Office. Notices delivered by courier are deemed effective on the next business day after the day the party delivering the notice timely deposits the notice with the courier for overnight (next day) delivery.

         If to Tenant:                 c/o General Counsel
                                       Amazon.com, Inc.
                                       1200 12th Avenue South, Suite 1200
                                       Seattle, Washington 98144

         With a copy to:               Treasurer
                                       Amazon.com, Inc.
                                       1200 12th Avenue South, Suite 1200
                                       Seattle, Washington 98144

         If to Landlord:               c/o Thomas B. Parsons, Vice President
                                       Opus Union Station, L.L.C.
                                       915 - 118th Avenue SE
                                       Bellevue, WA 98005

         With a copy to:               c/o Legal Department
                                       Opus, L.L.C.
                                       10350 Bren Road West
                                       Minnetonka, MN 55343

15.      ENTIRE AGREEMENT

         This Agreement, together with the Lease and the Control Account Agreement, embody the entire agreement and understanding between the parties pertaining to the subject matters hereof and thereof, and supersedes any prior agreements, understandings, negotiations, representations and discussions, whether oral or written, of the parties, pertaining to such subject matters. The parties acknowledge that they have all participated in the drafting of this Agreement, and that they all have been represented by legal counsel of their own choosing and the language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

16.      FURTHER ASSURANCES

         Tenant shall, upon the request of Landlord, execute and deliver such other instruments and take and cause to be taken such further actions as may be reasonably necessary or reasonably appropriate to carry out the provisions and purposes of this Agreement and the Lease, and specifically to continue the creation, attachment and perfection of the security interest granted hereunder, or which are necessary or appropriate for Landlord to enforce its rights and remedies hereunder. Tenant will promptly execute and deliver to Landlord such UCC financing statements to be filed of record in the appropriate filing office or offices if Landlord deems such filing or filings to be necessary or advisable. Tenant will also deliver to Landlord, at its expense, an opinion letter from Perkins Coie LLP, or other attorneys reasonably acceptable to Landlord, substantially in the form of EXHIBIT D.

17.      REINSTATEMENT

         In the event all or any portion of the Obligations are paid by Tenant or any other person, this Agreement, the Control Account Agreement, the respective obligations of Tenant hereunder and thereunder and the liens and security interests created hereby shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payments are rescinded or recovered from Landlord as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Obligations for all purposes of this Agreement and the Control Account Agreement.

         IN WITNESS WHEREOF, Tenant and Landlord have caused this Agreement to be executed by their proper corporate officers as of the day and year first above written.

                                       AMAZON.COM, INC.,

                                       a Delaware corporation

                                       By ______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                       OPUS UNION STATION, L.L.C.,
                                       a Delaware limited liability company

                                       By ______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                    EXHIBIT A
                                       TO
                        SECURITY DEPOSIT PLEDGE AGREEMENT

                      COPY OF SECTION 17.18.4 OF THE LEASE

                  At the option of Tenant, Tenant may elect to provide all or any portion of the Security Deposit by pledging for the benefit of Landlord marketable securities with a market value equal to the Security Deposit Amount. The pledge will be of short term (three (3) years or less) fixed income marketable securities from Tenant's corporate cash investment portfolio, including money market funds, rated A-/A3 or equivalent by a nationally recognized credit rating service. The pledged marketable securities will be held by a bank or financial institution mutually approved by Landlord and Tenant as custodian for Landlord, either in a separate custodian account or as specially designated securities within a larger custodian account. The pledge agreement must be substantially in the form of EXHIBIT M attached hereto and provide Landlord with a perfected first lien security interest in the pledged securities. The custodial agreement must be substantially in the form of EXHIBIT N attached hereto, and provide direct access authorization which would permit Landlord in an Event of Default, without approval of Tenant, to authorize the sale of the securities and the withdrawal of the proceeds thereof (not to exceed the amount of the then required Security Deposit) for application by Landlord on the same terms and conditions as Landlord could draw on a LOC in an Event of Default. Tenant will be entitled to retain all interest and other income capital gains earned or generated by the pledged securities.

                  At all times, the value of the pledged securities if they are held in the form of corporate bonds must equal or exceed 115% of the amount then required, however such amount will be reduced to 110% if not more than 50% of such securities are held in the form of corporate bonds. If the market value of the pledged securities drops below the required level of the then-required Security Deposit, Tenant will immediately add additional marketable securities to the pledge to increase the value of the pledged securities to equal or exceed the required level. Failure of Tenant to increase the pledged securities as required within 3 Business Days of notice from Landlord and / or the account custodian will constitute an Event of Default. Tenant will have the right to substitute additional marketable securities for the securities subject to the pledge, provided Landlord obtains a perfected first lien security interest in the substituted securities prior to the release of the pledged securities.

                                     M-A-1.

                                    EXHIBIT B
                                       TO
                        SECURITY DEPOSIT PLEDGE AGREEMENT

                  [COPY OF EXECUTED CONTROL ACCOUNT AGREEMENT]

                                     M-B-1.

                                    EXHIBIT C
                                       TO
                        SECURITY DEPOSIT PLEDGE AGREEMENT

                        COLLATERAL SECURITIES IN ACCOUNT

                                     M-C-1.

                                    EXHIBIT D
                                       TO
                        SECURITY DEPOSIT PLEDGE AGREEMENT

                             FORM OF OPINION LETTER

                                August ___, 1999

Opus Union Station, L.L.C.
915 - 118 Avenue S.E.
Bellevue, WA 98005

         RE: SECURITY DEPOSIT FOR MULTI-TENANT OFFICE LEASE TO AMAZON.COM, INC., BUILDING 2 OF OPUS CENTER

Ladies and Gentlemen:

         We have acted as counsel to Amazon.com, Inc., a Delaware corporation (the "Company"), in connection with the transactions contemplated by the tenant security deposit provisions of the Multiple-Tenant Office Lease (the "Lease") dated as of August ____, 1999 between the Company and Opus Union Station
L. L. C. (the "Landlord").

A.       BASIS OF OPINION

         In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and statements of government officials, corporate officers and other representatives of the persons referred to therein, and such other instruments as we have deemed relevant or necessary as the basis for the opinions herein expressed, including the following:

         A.1.     The Lease, including the exhibits thereto;

         A.2. The Security Deposit Pledge Agreement (the "Pledge Agreement") between the Company and Landlord, dated as of August ____, 1999; and

         A.3. The Security, Custodian and Control Agreement (the "Control Account Agreement") among Landlord, the Company and Bankers Trust Company of California, N.A. (the "Custodian"), dated as of August ____, 1999.

         Documents A.2 and A.3 are hereinafter collectively referred to as the "Security Documents." The assets pledged by the Company as security in accordance with the Pledge Agreement and delivered to and held by the Custodian in the State of California in accordance with the Control Account Agreement are referred to herein as the "Collateral."

         As to matters of fact bearing upon the opinions expressed herein, we have, with your consent and without investigation, relied upon:

                  (a) information in documents issued by the Secretaries of State of Delaware and Washington such as, without limitation, certificates of corporate good standing of the Company; and

                  (b) information provided in certificates by an officer of the Company.

         We are rendering this opinion letter to you at the request of the Company pursuant to Section 16 of the Pledge Agreement.

                                     M-D-1.

B.       ASSUMPTIONS

         For purposes of this opinion letter, we have relied, without investigation, upon the following assumptions:

         B-1      All natural persons who are involved on behalf of the Company have sufficient legal capacity to enter into and perform the transactions contemplated by the Lease and the Security Documents or to carry out their role in it.

         B-2      The Company holds the requisite title and rights to any
property involved in the transactions.

         B-3      Each party to the transactions other than the Company has
satisfied those legal requirements applicable to it that are necessary to make the documents signed by it enforceable against it in accordance with its terms.

         B-4      Each party to the transactions other than the Company has
complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Lease and the Security Documents against the Company.

         B-5      Each document submitted to us for review is accurate and
complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine.

         B-6      Each public authority document reviewed by us for the purpose of rendering this opinion letter is accurate, complete and authentic, and all official public records (including their proper indexing and filing) are accurate and complete.

         B-7      There has been no mutual mistake of fact or misunderstanding, fraud, duress or undue influence with respect to, or affecting any of, the parties to the transactions.

         B-8      The conduct of the parties to the transactions has complied with any requirement of good faith, fair dealing and conscionability.

         B-9      The party to whom this opinion letter is directed and any
agent acting for it in connection with the transactions have acted in good faith and without notice of any defense against the enforceability of any rights created by, or adverse claim to any property or security interest transferred or created as a part of, the transactions.

         B-10     There arc no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Security Documents or Section 17.18 of the Lease.

         B-11     All statutes, judicial and administrative decisions, and rules and regulations of governmental agencies, constituting the law examined by us, are generally available (i.e., in terms of access and distribution following publication or other release) to lawyers practicing in such jurisdiction, and are in a format that makes legal research reasonably feasible.

         B-12     The constitutionality or validity of the relevant statute, rule, regulation or agency action is not in issue unless a reported decision in the opining jurisdiction has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity.

         B-13     Other agreements and court orders will be enforced as written.

         B-14     The Company will not in the future take any discretionary
action including a decision not to act) permitted under the Security Documents that would result in the violation of law or constitute a breach or default under any other agreement or court order.

                                     M-D-2

         B-15     All parties to the transactions will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of any Security Document or Section 17.18 of the Lease.

         B-16     The enforceability of any provisions in the Security Documents providing for the exercise of remedies in any combination or sequence may be limited by the California Commercial Code.

         B-17     The provisions of the Security Documents or any other
documents requiring the Company or any other party to pay Landlord's attorneys' fees and costs in any action to enforce the provisions thereof may not be enforceable by Landlord if Landlord is not the prevailing party in such action.

         Whenever a statement herein is qualified by the phrase "to our knowledge," or by any other phrase of similar import, or where it is noted that nothing has been brought to our attention, it means that the opinion stated is based solely upon the conscious awareness of information as to the matters being opined upon by (a) the attorney who signs, on behalf of Perkins Coie LLP, this opinion letter, (b) any attorney at Perkins Coie LLP who has been actively involved in negotiating the transactions, preparing the Security Documents or preparing this opinion letter, and (c) solely as to information relevant to a particular opinion issue or confirmation regarding a particular factual matter (e,g., pending or threatened legal proceedings), any attorney at Perkins Coie LLP who is primarily responsible for providing the response concerning that particular opinion issue or confirmation. We have not undertaken, nor were we obligated or expected to undertake, an independent investigation to determine the accuracy of the facts or other information as to which our knowledge is sought, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

C.       OPINIONS

         Based upon the foregoing examinations and assumptions and subject to the qualifications stated below, we are of the opinion that:

         C-1      The Company is duly organized, validly existing and in good standing under Delaware law and is duly qualified to do business and in good standing as a foreign corporation in Washington.

         C-2      The Company has all necessary corporate power and corporate authority to enter into, and to perform its obligations under, each of the Security Documents and to perform its obligations under Section 17.18 of the Lease.

         C-3      The Company has authorized, by all necessary corporate action, the execution, delivery and performance of each of the Security Documents and the Lease.

         C-4      Each of the Security Documents and Section 17.18 of the Lease,
when the Security Documents and the Lease, respectively, have been executed and delivered by the Company, will constitute the legal, valid and binding obligation of the Company enforceable in accordance with their respective terms.

         C-5      To our knowledge, there are no actions or proceedings against the Company, pending or threatened in writing, before any court, government agency or arbitrator that seek to affect the enforceability of any Security Document or Section 17.18 of the Lease or that are specifically applicable to the Collateral.

         C-6      Execution and delivery by the Company of, and performance by the Company of its agreements in, each of the Security Documents and Section
17.18 of the Lease are not prohibited by, nor do they result in the imposition of a fine, penalty or similar action or a violation under, any statute or regulation of Washington or California that a lawyer in Washington or California, respectively, exercising customary professional diligence would reasonably recognize as being directly applicable to the Company or the transactions contemplated by such documents.

                                     M-D-3

         C-7      The Security Documents, when executed and delivered by the parties thereto, will create and perfect a security interest in the Collateral in favor of Landlord as secured party under Division 9 of the California Commercial Code or Chapter 62A- 9 of the Revised Code of Washington, as the case may be, upon deposit of the Collateral with, and so long as the Collateral is held by, the Custodian pursuant to the Control Account Agreement.

         C-8      The Collateral is not a general intangible under Division 9 of the California Commercial Code or Chapter 62A-9 of the Revised Code of
Washington

D.       QUALIFICATIONS

         The opinions set forth herein are subject to the following qualifications:

         D-1      The opinions set forth herein, including those opinions as to the enforceability of the Security Documents and Section 17.18 of the Lease, are subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and the effect of general principles of equity, whether applied by a court of law or equity.

         D-2      The opinions set forth herein, including those opinions as to the enforceability of the Security Documents and Section 17.18 of the Lease, are subject to the effect of generally applicable rules of law that

                  (a) limit or affect the enforceability of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness;

                  (b) provide that forum selection clauses in contracts are not necessarily binding on any court in the forum selected;

                  (c) limit the availability of a remedy under certain circumstances where another remedy has been elected;

                  (d) limit the right of a creditor to use force or cause a breach of the peace in enforcing rights;

                  (e) relate to the sale or disposition of collateral or the requirements of a commercially reasonable sale ,

                  (f) limit the enforceability of provisions of releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent that the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct;

                  (g) may, where less than all of a contract may be enforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

                  (h) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs;

                  (i) may permit a party who has materially failed to render or offer performance required by the contract to cure that failure unless permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or unless it is important in the circumstances to the aggrieved party that performance occur by the date stated in the contract.

         D-3      Notwithstanding any provisions in the Security Documents to the effect that such documents reflect the entire understanding of the parties with respect to the matters described therein, the courts of the State of Washington may consider extrinsic evidence of the circumstances surrounding the negotiation and execution of such documents to ascertain the intent of the parties in using the language employed in the documents, regardless of

                                     M-D-4
whether or not the meaning of the language used in the documents is plain and unambiguous on its face, and may determine that additional or supplemental terms can be incorporated into the documents.

         D-4      The opinions set forth herein, including those opinions as to the enforceability of the Security Documents and Section 17.18 of the Lease, are subject to the qualification that they do not address, except as expressly stated elsewhere in the opinion letter, enforceability of any of the following provisions included in such documents:

                  (a)      choice of law provisions;

                  (b) provisions that contain a waiver of (i) broadly or vaguely stated rights, (ii) the benefits of statutory, regulatory or constitutional rights, unless and to the extent the statute, regulation or constitution explicitly allows waiver, (iii) unknown future defenses, and (iv) rights to damages;

                  (c) provisions that attempt to change or waive rules of evidence or fix the method or quantum of proof to be applied in litigation or similar proceedings;

                  (d) forum-selection clauses and consent to jurisdiction clauses (both as to personal jurisdiction and subject matter jurisdiction);

                  (e) provisions waiving the pledgor's rights under the Uniform Commercial Code, including the right that Collateral be disposed of in a reasonable commercial manner; and

                  (f)      provisions appointing one party as an
         attorney-in-fact for an adverse party.

         The opinions set forth herein are as of the date hereof, and we disclaim any undertaking or obligation to update these opinions for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention.

         This opinion letter is rendered only to you and is solely for your benefit in connection with the transactions contemplated by the Security Documents and Section 17.18 of the Lease. This opinion is rendered only to you and is, subject to the next sentence, solely for you benefit in connection with the transactions contemplated by the Security Documents and Section 17.18 of the Lease. This opinion letter may not, without our prior written consent, be used or relied upon for any other purpose or by any other person except your assignee of the Lease and your lender, in each instance in accordance with Section 10 of the respective Security Documents.

                                                              Very truly yours,

                                                              Perkins Coie LLP

PBA.jab

                                     M-D-5

                                    EXHIBIT N

                           FORM OF CUSTODIAL AGREEMENT

                    SECURITY, CUSTODIAN AND CONTROL AGREEMENT

         THIS SECURITY, CUSTODIAN AND CONTROL AGREEMENT ("Agreement") is made and entered into as of the _ day of August, 1999, by and among Amazon.com, Inc. ("Pledgor"), Bankers Trust Company of California, N.A. ("Custodian"), and OPUS Union Station, L.L.C. (collectively, "Pledgee").

                                    RECITALS

         A. Pledgor and Pledgee have entered into a "Security Deposit Pledge Agreement" dated as of August ____, 1999 ("Pledge Agreement") pursuant to which Pledgor has pledged for the benefit of Pledgee certain securities ("Securities") and has granted Pledgee a security interest in the Account (hereinafter described) pursuant to the Pledge Agreement;

         B. The Pledge Agreement requires Pledgor to establish a third party custodial account or subaccount for the deposit of such Securities;

         C. Pledgor and Custodian have entered into a Custodian Agreement dated September 8, 1998 ("Custodian Agreement") pursuant to which Custodian acts as custodian of certain assets of Pledgor;

         D. Pledgor and Pledgee desire Custodian to accept the Securities and to hold the Securities and the cash and non-cash proceeds in a separate, segregated custodian account or subaccount (the "Account") on the terms set forth herein;

         E. Custodian has established for this purpose Account No. _______ in the name of Pledgor in which Custodian will hold the Securities pursuant to this Agreement; and

         F. Pledgor, Pledgee and Custodian are entering into this Agreement to provide for the control of the Account and as a means to perfect the security interest of Pledgee in the Account and Pledgor's Security Entitlement in respect of the Securities and any other Financial Assets in the Account from time to time. It is understood that Custodian has no responsibility to Pledgee in respect to the validity or perfection of such security interest other than to act in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, it is agreed that the Custodian will accept the Securities and that it will hold the same as Custodian hereunder for the use and benefit, and subject to the powers and duties, as follows:

1.       CERTAIN DEFINITIONS

         As used herein the following terms shall have the following meanings:

         "Entitlement Holder" means a person identified in the records of Custodian as the person having a Security Entitlement against Custodian.

         "Event of Default" shall have the meaning assigned to it in the Pledge Agreement.

         "Entitlement Order" means a notification communicated to Custodian directing transfer or redemption of a Financial Asset to which the Entitlement Holder has a Security Entitlement.

         "Financial Asset" shall mean any property, including cash, held in the Account.

                                      N-1.

         "Security Entitlement" shall mean the rights and property interest of an Entitlement Holder with respect to a Financial Asset as provided in Chapter 5 of Division 8 of the California Commercial Code.

2.       THE ACCOUNT

         EXHIBIT A attached hereto is a complete and accurate statement of the Financial Assets maintained in the Account as of the date thereof. EXHIBIT A does not reflect any Financial Assets which are registered in the name of Pledgor, payable to Pledgor's order, or specifically endorsed to Pledgor, which have not been endorsed to Custodian, or its nominee, or in blank. Except for the claims and interests of Pledgee and Pledgor in the Account (subject to any claim in favor of Custodian permitted under Sections 3 and 11 hereof), Custodian does not know of any claim to or interest in the Account. Custodian will treat all property and cash held by it in the Account as Financial Assets under Division 8 of the California Commercial Code

3.       THE SECURITIES

         (a) Custodian shall accept and retain the Securities in the form in which received, except for those Securities received in physical form which may be held in the name of Custodian's nominee or agent or which may be converted to the Depository Trust Company or other book entry system, subject in each case to withdrawal or other disposition pursuant to this Agreement, the Pledge Agreement or on joint written instruction of Pledgee and Pledgor. All Securities delivered to Custodian shall be in good deliverable form as determined by Custodian with reference to applicable law and industry practices. Except as otherwise provided in Section 8, Custodian shall be under no duty to ascertain or inform any party to this Agreement of, or be required to take any action concerning, any maturities, calls, redemptions, conversions, exchanges, reorganizations, offers, tenders or similar matters relating to the Securities, except that if information as to a call is received by it, Custodian shall notify Pledgee of any called Securities.

         (b) Custodian hereby acknowledges the security interest granted to Pledgee by Pledgor. Custodian shall maintain all Securities free of any lien, charge or claim of any kind in favor of Custodian or any person claiming through Custodian, and it will not assert any lien, encumbrance, claim or right of set-off against the Account or any Financial Asset carried in the Account or any credit balance in the Account, except as otherwise provided in this Section 3(b) and in Section 11 hereof. Notwithstanding the foregoing, any Financial Asset in the Account may at all times be held and treated by Custodian as collateral for the payment of any Financial Asset for which payment has not been made, or for the purchase and sale of foreign exchange or of contracts for foreign exchange relating to authorized transactions in the Account. Custodian will not agree with any third party that Custodian will comply with Entitlement Orders concerning the Account originated by such third party without the prior written consent of Pledgee and Pledgor. Custodian represents that no such agreement with any third party is now in effect.

4.       CONTROL

         Custodian will comply, and will cause its agents and subcustodians to comply, with Entitlement Orders originated by Pledgee concerning the Account without further consent by Pledgor, provided that such Entitlement Order must be accompanied by the notarized affidavit required pursuant to the last sentence of this Section 4. Except as otherwise provided in Sections 3 and 5 hereof, Custodian shall make trades of Financial Assets held in the Account at the direction of Pledgor, or its authorized representatives, and comply with Entitlement Orders concerning the Account from Pledgor, or its authorized representatives, until such time as Pledgee delivers a written notice to Custodian, substantially in the form of EXHIBIT B hereto and accompanied by the affidavit required by the last sentence of this Section 4, that Pledgee is thereby exercising exclusive control over the Account. Such notice may be referred to herein as the "Notice of Exclusive Control." After Custodian receives the Notice of Exclusive Control, it will promptly cease complying with Entitlement Orders or other directions concerning the Account (including any provision hereof regarding payments to the Pledgor) originated by Pledgor or its representatives notwithstanding any contrary provision in the Custodian Agreement. Notwithstanding the preceding provisions, any delivery of instructions to Custodian from Pledgee directing Custodian to trade, withdraw or transfer Financial Assets from the Account, whether by means an entitlement order, a Notice of Exclusive Control or otherwise, shall not be effective, under the terms of this agreement unless accompanied by a sworn, notarized affidavit from Pledgee stating that Pledgee has provided Pledgor with three (3) business days' prior written notice of its intent to so trade, withdraw or transfer Financial Assets.

5.       SUBSTITUTIONS AND WITHDRAWALS

         Pledgor shall have the right to substitute for Securities in the Account other Securities as authorized by the Pledge Agreement from time to time. Substituted Securities shall be delivered to Custodian before any Securities being substituted for are delivered to or on instructions of Pledgor by Custodian. Except for such substitutions, Custodian shall neither accept nor comply, and will not permit any of its agents or subcustodians to comply, with any Entitlement Order from Pledgor withdrawing any Financial Assets from the Account nor deliver any such Financial Asset to or on instruction of Pledgor, without the specific prior written consent of Pledgee; provided, however, prior to receipt by Custodian of Notice of Exclusive Control, Custodian is authorized to collect and receive all income with respect to the Securities and any other Financial Assets in the Account, whether interest or dividends, and to credit such income to Pledgor.

6.       RECORDS

         Custodian shall maintain the Securities and shall identify the Securities on its books and records as securities being held, subject to this Agreement, for Pledgee as pledgee under the Pledge Agreement.

7.       RETURN OF SECURITIES

         Upon joint written notification from Pledgor and Pledgee, Custodian shall return the Securities and any other Financial Assets in the Account to Pledgor. Any such delivery shall constitute a complete discharge of Custodian from any and all further liability for such Securities and Financial Assets hereunder.

8.       CONFIRMATIONS

         Custodian shall issue a confirmation or safekeeping receipt to Pledgor and Pledgee for each Security received by Custodian hereunder which identifies (as applicable) the issuer, the maturity date, the number of shares, the face amount and the coupon rate. Custodian shall supply to Pledgor and to Pledgee a separate written report for each preceding day listing the Securities and any other Financial Assets held in the Account and the unaudited value thereof from Custodian. Presently, Custodian uses Merrill Lynch or Interactive Data Corporation (IDC) to provide such values ("Service Provider"). Custodian may, in its sole discretion, decide to use another similar valuation reporting service Custodian reasonably believes to be reliable. Custodian's report shall include the principal amount and/or number of shares of each Security or Financial Asset, as appropriate, and the market value of each of the Securities or Financial Assets. Pledgor and Pledgee shall promptly review all Custodian's reports and shall promptly advise Custodian of any error, omission or inaccuracy in the listing of Securities or Financial Assets therein known to Pledgor or Pledgee, as the case may be. In no event shall Custodian be required to personally determine or, except as stated above, to report the market value of any Security. Subject to Custodian's obligation to exercise reasonable judgment in selecting a Service Provider as set forth above, Custodian does not verify or represent or warrant either the reliability of Service Provider or the accuracy or completeness of any such information furnished or obtained by or through Service Provider and Custodian shall have no liability in selecting and utilizing Service Provider or furnishing any information derived from Service Provider.

9.       RESPONSIBILITY OF CUSTODIAN

         Custodian shall have no responsibility or liability to Pledgee for making trades of Financial Assets held in the Account at the direction of Pledgor or its authorized representatives or, subject to Section 4 hereof, complying with Entitlement Orders concerning the Account from Pledgor, or its authorized representatives, which are received by Custodian before Custodian receives a Notice of Exclusive Control from Pledgee. Custodian shall have no responsibility or liability to Pledgor for complying with Entitlement Orders that comply with the requirements of Section 4 or complying with Notices of Exclusive Control that comply with the requirements of Section 4 concerning the Account originated or by Pledgee. Custodian shall have no duty to investigate or make any determination as to whether a default Event of Default exists under any agreement between Pledgor and Pledgee, and shall comply with a Notice of Exclusive Control even if Custodian receives a claim that no such default or Event of Default exists or believes that no such default or Event of Default exists. This Agreement does not create any obligation or duty on the part of Custodian other than those expressly set forth herein. Upon receipt of a Notice of Exclusive Control, Custodian shall notify Pledgor of its receipt of such Notice of Exclusive Control and shall deliver the Securities and any other Financial Assets in the Account to or on instructions of Pledgee upon Pledgee's demand. Custodian may fully rely, and may take the actions herein set forth, notwithstanding any notice of dispute between Pledgee and Pledgor. The parties acknowledge that, notwithstanding the above, Custodian is required to and shall comply with the orders of any court of competent jurisdiction with respect to matters otherwise governed by this Agreement, provided, however, that Custodian will give Pledgee and Pledgor immediate notice and a complete copy of any order received by it.

10.      ASSIGNMENT

         (a) Pledgee shall have the right to assign all of its rights under this Agreement including, but not limited to, its rights under Section 4, to any financial institution (together with any such financial institution's successors or assigns, the "Lender") providing loans to Pledgee in connection with the Property described in that certain Multi Tenant Office Lease Agreement between Pledgor (as "Tenant") and Pledgee (as "Landlord") having an Effective Date of August _, 1999 (as now or hereafter amended, the "Lease"). Within one (1) business day after making any such assignment of its rights and interests under this Agreement to Lender, Pledgee shall deliver to Custodian written notice substantially in the form of EXHIBIT C hereto. Upon receipt by Custodian of the aforementioned notice, (i) Lender shall thereafter succeed to all of the rights and privileges of Pledgee and shall be subject to the same conditions and restrictions applicable to Pledgee under the terms of this Agreement, provided that after Lender sends Custodian a Lender Notice of Exclusive Control pursuant to Section 10(b) below, Lender shall also be subject to the same obligations (including indemnification obligations arising from and after the date of the Lender Notice of Exclusive Control) as Pledgee, and (ii) Custodian shall promptly deliver to Lender a written acknowledgment of Lender's succession to Pledgee under this Agreement. Lender will not be liable for any act, omission or breach by Pledgee of any obligation under this Agreement or the Pledge Agreement which occurs prior to the date of the Lender Notice of Exclusive Control and will, upon any sale or transfer of its interest in the property and the Lease, automatically be released and discharged from any and all liability thereafter accruing under this Agreement or the Pledge Agreement, but no such delivery by Lender of its Notice of Exclusive Control will release the Pledgee Landlord from liability to the Pledgor for acts, omissions or breaches of this Agreement during the period the Pledgee Landlord was the Pledgee hereunder.

         (b) Notwithstanding Section 10(a) above, Pledgee shall continue to exercise all of its rights under this Agreement as a licensee of Lender until such time as Lender delivers a written notice to Custodian, substantially in the form of EXHIBIT D hereto, that it is thereby exercising exclusive control over the Account (the "Lender Notice of Exclusive Control"). After Custodian receives the Lender Notice of Exclusive Control, it will promptly cease complying with Entitlement Orders or other directions concerning the Account (including any provision hereof regarding payments to the Pledgor) originated by Pledgor or Pledgee or their respective representatives notwithstanding any contrary provision in the Custodian Agreement. After delivering a Lender Notice of Exclusive Control, Lender shall be bound by and shall comply with all the obligations, terms, restrictions and conditions applicable to Pledgee under the terms of this Agreement, including those concerning trade, withdrawal or transfer of Financial Assets.

         (c) If Pledgee assigns its interest in the Lease, whether voluntary or through involuntary assignment or transfer such as bankruptcy or foreclosure, such assignment will automatically and without further action or notice to Pledgor cause an assignment of Pledgee's rights in this Agreement and the collateral to the assignee and upon the assignee's assumption of Pledgee's obligations under the Lease (including Pledgee's obligations with respect to this Agreement and the Collateral), Pledgee will thereafter accrue no further liability for the return of the Collateral and Pledgor will look solely to the transferee or assignee for the return of the Collateral, but no such assignment will release the assigning Pledgee from liability to Pledgor for acts, omissions or breaches of this Agreement during the period the assignor was the Pledgee hereunder. Upon request of either party, Pledgee and Pledgor agree to execute such documents as may be reasonably necessary or desirable to reflect or better confirm such assignment.

11.      FEES, TAXES

         (a) Pledgor shall pay to Custodian the agreed upon Custodian's fees and other compensation or reimbursement which may become due hereunder as provided in a separate agreement.

         (b) All items of income, gain, expense and loss recognized in the Account shall be reported to the Internal Revenue Service and any applicable state and local taxing authorities under the name and taxpayer identification number of Pledgor.

12.      NO ADDITIONAL DUTIES

         The parties acknowledge and agree that Custodian shall not have any additional duties other than those expressly provided herein. Custodian has not reviewed the Pledge Agreement and shall have no responsibility or liability in respect thereof. Notwithstanding any other provisions of this agreement, the Custodian shall have no duty, obligation or liability to ensure compliance with any regulation or statute applicable to Pledgor or Pledgee.

13.      REPRESENTATIONS

         (a) Each of the parties represents and warrants that (i) it is duly incorporated or organized and is validly existing in good standing in its jurisdiction of incorporation or organization, (ii) the execution, delivery and performance of this Agreement and all documents and instruments to be delivered hereunder have been duly authorized, (iii) the person executing this Agreement on its behalf has been duly authorized to act on its behalf, (iv) this Agreement constitutes its legal, valid, binding and enforceable agreement, subject to the effect of bankruptcy, insolvency or similar laws affecting the rights of debtors and creditors generally, and (v) its entry into this Agreement will not violate its articles of incorporation (or other governing documents) or any agreement, law, rule or regulation by which it is bound or by which any of its assets are affected.

         (b) Custodian represents and warrants that (i) it is and will remain a "securities intermediary" within the meaning of such term in California Commercial Code Section 8102(a)(14), (ii) it is and will remain a "securities intermediary" within the meaning of such term in 31 C.F.R. Section 357.2 (Regulations Governing Book-Entry Treasury Bonds, Notes and Bills) and (iii) it has received a copy of this Agreement signed by Pledgor and Pledgee.

         (c) As between Custodian and Pledgor (i) the representations and warranties of the Pledgor and Custodian, respectively, set forth in the Custodian Agreement, (ii) the provisions of the Custodian Agreement providing for indemnities, exculpations, protections and other privileges for the benefit of Custodian and (iii) the provisions of the Custodian Agreement relating to the services to be provided by Custodian with respect to proxies, notices, reports and other communications relative to any Securities in the Account are hereby incorporated by reference, mutatis mutandis, in respect of this Agreement and the transactions herein contemplated as if set forth at length in this Agreement; provided, however, that except as to matters expressly set forth in
(iii) above such incorporation by reference shall not impose or be deemed to impose on Custodian any duties or responsibilities beyond those expressly set forth in this Agreement; and provided further, however, in the event of any conflict or inconsistency between this Agreement and the Custodian Agreement, the provision that provides the greater protection to the Custodian shall govern. Nothing in this Section 13(c), however, will apply to Pledgee in any manner whatsoever, including after Pledgee gives Custodian a Notice of Exclusive Control.

         (d) Custodian represents and warrants to Pledgee that it is a directly or indirectly wholly owned subsidiary of Deutsche Bank
Aktiengesellschaft.

14.      NOTICES

         Except as otherwise specifically provided for by this Agreement, all notices and other communications between parties shall be in writing, effective upon receipt, and shall be either hand delivered or mailed by first class mail, postage prepaid, or sent by electronic facsimile or independent courier service as follows:

         to Pledgee:               Opus Union Station, L.L.C.
                                   915 - 118th Avenue SE
                                   Bellevue, WA 98005
                                   Attn: Thomas B. Parsons, Vice President
                                   Fax: (425) 453-1712

         With a copy to            Opus, L.L.C.
                                   10350 Bren Road West
                                   Mennetonka, MN 55343
                                   Attn: Legal Department
                                   Fax: (612) 936-4529

         to Pledgor:               Amazon.com, Inc.
                                   1200 12th Avenue South, Suite 1200
                                   Seattle WA 98144
                                   Attn: General Counsel
                                   Fax: (206) 834-7010

         to Custodian:             Bankers Trust Company of California, N.A.
                                   3005 South Grand Avenue, 40th Floor
                                   Los Angeles California 90071
                                   Attention: Diane Severino
                                   Fax: (213) 620-8400

Each party may change its address prospectively for purposes hereof by giving notice to the other parties in accordance with the provisions of this paragraph.

15.      SIGNATURES

         Both Pledgor and Pledgee agree to provide Custodian with specimen signatures of those persons authorized, from time to time, to give instructions to Custodian under this Agreement and Custodian shall not incur any liability with respect to any action taken in reliance upon any written instructions which Custodian in good faith believes to be genuine and to have been signed by a duly authorized person.

16.      INSTRUCTIONS

         Custodian shall be fully protected in acting on written instructions from Pledgor and/or Pledgee as herein provided. All such instructions shall be delivered to Custodian sufficiently in advance to accord to Custodian reasonable time to act thereon.

17.      CUSTODIAN AGREEMENT

         (a) Regardless of any provision in any other agreement, the state of California shall be deemed to be Custodian's location for the purposes of this Agreement and the perfection and priority of creditor's security interest in the Account.

         (b) Custodian shall not be liable for any expenses, losses or damages Pledgee, Pledgor or any third person may suffer or incur by reason of any delay in obtaining Securities from any clearing agent, transfer agent., issuer, securities broker or dealer, or any other third party, or in obtaining monies from the Pledgee, clearing agency or the Federal Reserve wire transfer system.

         (c) Custodian shall not be responsible for the title, validity or genuineness of any Security or other Financial Asset.

         (d) Subject to Section 18 of this Agreement, Custodian shall not be liable for any expenses, losses or damages Pledgee, Pledgor or any third person may suffer or incur by reason of any signature by an unauthorized person on, or forgery or wrongful alteration of, a written instrument or inaccuracy, incompleteness or falsity of data transmitted by computer tape or terminal or in a written instrument if Custodian believes in good faith that such instrument, instruction or data was for the account or benefit of Pledgee or Pledgor, as applicable, or that the writing was signed by, or the data or computer tape was transmitted by, an appropriately authorized person.

18.      STANDARD OF CARE

         Custodian shall be responsible for the performance of only such duties as are set forth herein or contained in instructions given to the Custodian which are not contrary to the provisions of this Agreement. The Custodian will use reasonable care with respect to the safekeeping of property in the Account and, except as otherwise expressly provided herein, in carrying out its obligations under this Agreement. Custodian's responsibility hereunder for physical loss or damage of property is limited to any loss occasioned directly by the gross negligence or willful misconduct of an employee of Custodian or by robbery, burglary or theft (while the Securities and Financial Assets are in Custodian's physical possession), to the extent of the market value of such Securities and Financial Assets at the date of the discovery of such loss if such Securities or Financial Assets cannot be replaced by Custodian. In no event, however, shall Custodian have any responsibility for consequential, indirect, special or exemplary damages, whether or not it has notice thereof, nor shall it have any responsibility or liability for the validity or enforceability of any security interest or other interest of Pledgee or Pledgor in the Securities.

19.      FORCE MAJEURE

         Custodian shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God, earthquakes, fires, floods, wars, civil or military disturbance, sabotage, epidemics, riots, acts of terrorism, loss or malfunctions of utilities or of computer (hardware or software) or communications services, labor disputes, acts of civil or military authority, or governmental, judicial or regulatory actions; provided, however, that Custodian shall use its best efforts to resume performance as soon as reasonably possible.

20.      INDEMNIFICATION

         Except where Custodian has defaulted on its obligations hereunder, or Custodian has been grossly negligent or has acted in bad faith, Pledgee and Pledgor will release Custodian from and indemnify and hold Custodian harmless from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable counsel fees, whether arising in an action or proceeding between the parties hereto or otherwise) to which Custodian may become subject, or which it may suffer or incur, arising out of or based upon this Agreement or the actions contemplated hereby; provided, however, that Pledgee's liability under this paragraph shall be limited to matters arising out of Custodian's execution of Pledgee's instructions or resulting from any actual or alleged breach of this Agreement by Pledgee. This paragraph shall survive the termination of this Agreement.

21.      BINDING EFFECT; ENTIRE AGREEMENT

         (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that except as set forth in Section 10 of this Agreement, this Agreement shall not be assignable by any party to this Agreement without the prior written consent of all parties.

         (b) This Agreement represents the entire agreement of the parties with respect to its subject matter and supersedes all prior oral or written agreements, negotiations or proposals. Custodian shall not be bound by the terms of the Pledge Agreement notwithstanding any reference thereto in this Agreement and shall have no duty to inquire into Pledgor's or Pledgee's compliance therewith Pledgee shall not be bound by the terms of the Custodian Agreement notwithstanding any reference thereto in this Agreement, and shall have no duty to inquire into Custodian's or Pledgor's compliance therewith. This Agreement may not be modified or amended except by written agreement executed by all parties, and the observance of any of the terms of this Agreement may be waived only with prior written consent of all parties hereto.

22.      TERMINATION

         This Agreement may be terminated jointly by Pledgor and Pledgee by an instrument in writing delivered or mailed, postage prepaid, to Custodian, such termination to take effect on the date of such delivery or receipt by Custodian; provided, however, that until a successor custodian shall have been appointed and Custodian shall have transferred the Securities and other Financial Assets as provided be-low, this Agreement shall continue in full force and effect. This Agreement may be terminated by Custodian by an instrument in writing delivered or mailed, postage prepaid, to Pledgor and Pledgee, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however, that until a successor custodian shall have been appointed and Custodian shall have transferred the Securities as provided below to such successor custodian, this Agreement shall continue in full force and effect. If such successor custodian is not appointed by Pledgee and Pledgor and has not accepted the duties of Custodian hereunder within sixty (60) days of the delivery by custodian of its notice of termination of this Agreement, Pledgee acting alone shall designate such successor custodian, in writing delivered to Pledgor and Pledgee, selected from among the ten largest commercial banks (in terms of deposits) in California or in accordance with the directions of a final order or judgment of a court of competent jurisdiction. If a successor custodian shall be appointed as herein provided upon termination of this Agreement, Custodian shall transfer all Securities and other Financial Assets to the designated account of the successor custodian physically or in the appropriate book-entry system, if feasible, and thereupon Custodian shall be discharged from any and all further responsibility hereunder.

23.      IMMUNITY; JURISDICTION

         To the extent, if any, to which Pledgor or any of its respective properties may be deemed to have or hereafter to acquire immunity, on the ground of sovereignty or otherwise, from any judicial process or proceeding to enforce this Agreement or to collect amounts due hereunder (including, without limitation, attachment proceedings prior to judgment or in aid of execution) in any jurisdiction, Pledgor hereby waives such immunity and agrees not to claim the same. Any suit, action or proceeding arising out of this Agreement may be instituted in any State or Federal court sitting in Los Angeles, California, United States of America, and the Pledgor irrevocably submits to the exclusive jurisdiction of any such court in any such suit, action or proceeding and waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding was brought in an inconvenient forum.

24.      COUNTERPARTS

         Three or more duplicate or counterpart originals of this Agreement may be signed by the parties hereto, each of which together shall constitute one and the same Agreement.

25.      GOVERNING LAW

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (EXCLUDING ANY CONFLICT OF LAWS PRINCIPLES THEREOF) WHICH ARE APPLICABLE TO AGREEMENTS THAT ARE NEGOTIATED, EXECUTED, DELIVERED AND TO BE PERFORMED ENTIRELY IN THE STATE OF CALIFORNIA. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under said laws, provided, however, if any provision of this Agreement shall be construed to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provision in this Agreement.

26.      WAIVER OF TRIAL BY JURY.

         THE PARTIES HERETO MUTUALLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AGREEMENT, INCLUDING ANY COUNTERCLAIM OR CROSS-CLAIM THEREIN.

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed by a duly authorized representative as of the date first above written.

                                    AMAZON.COM, INC.
                                    a Delaware corporation

                                    By
                                       -----------------------------------------
                                       Authorized Signature

                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                    OPUS UNION STATION, L.L.C.,
                                    a Delaware limited liability company

                                    By
                                       -----------------------------------------
                                       Authorized Signature

                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                    BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
                                    a banking corporation organized under the laws of the United States

                                    By
                                      ------------------------------------------
                                       Authorized Signature

                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------

                                    EXHIBIT A
                                       TO
                    SECURITY, CUSTODIAN AND CONTROL AGREEMENT

                           FINANCIAL ASSETS IN ACCOUNT

                                     N-A-1.

                                    EXHIBIT B
                                       TO
                    SECURITY, CUSTODIAN AND CONTROL AGREEMENT

                  FORM OF PLEDGEE'S NOTICE OF EXCLUSIVE CONTROL

                            __________________, 199_

TO:      [Name and address of Custodian]

         ________________________________

         ________________________________

         ________________________________


         RE:      NOTICE OF EXCLUSIVE CONTROL - ACCOUNT NO._____________

         Dear Sirs:

         Pursuant to the provisions of the Security, Custodian and Control Agreement dated as of ______________, among the under signed as Pledgee, _______________ as Pledgor and you as Custodian (the "Agreement"), the undersigned hereby gives notice of the exercise of exclusive control over the Account due to the occurrence and continuance of an Event of Default under the Agreement. Subject to the provisions of the Agreement, you are hereby instructed to transfer and credit on your books and records all Financial Assets in the Account to an account in the name of the under signed as the Entitlement Holder.

         In accordance with the Agreement, you are hereby notified to cease complying with Entitlement Orders or other directions concerning the Account or the Financial Assets therein originated by Pledgor or its representatives.

         The undersigned hereby certifies that three (3) business days prior to the date hereof it has given notice to Pledgee that it intends to excuse remedies under the Agreement.

         All capitalized terms used herein without definition have the same meanings as are ascribed to such terms in the Agreement.

                                    Very truly yours,

                                    PLEDGEE:

                                    ____________________________________________

                                     By ________________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                     N-B-1.

                                    EXHIBIT C
                                       TO
                    SECURITY, CUSTODIAN AND CONTROL AGREEMENT

                FORM OF PLEDGEE'S NOTICE OF ASSIGNMENT TO LENDER

                             _______________, 199__

TO:      [Name and address of Custodian]

         ________________________________

         ________________________________

         ________________________________


RE:      NOTICE OF ASSIGNMENT - ACCOUNT NO._____________

Dear Sirs:

         Pursuant to Section 10 of the Security, Custodian and Control Agreement dated as of ______________, among the undersigned as Pledgee, __________ as Pledgor and you as Custodian (the "Agreement"), the undersigned hereby gives notice it has assigned its rights under the Agreement to the ______________ (the "Lender").

         In accordance with the provisions of Section 10 of the Agreement, the undersigned shall continue to exercise its rights under the Agreement as a licensee of the Lender until such time as the Lender delivers to you a Lender Notice of Exclusive Control.

         All capitalized terms used herein without definition have the same meanings as are ascribed to such terms the Agreement.

                                    Very truly yours,

                                    PLEDGEE:

                                    ____________________________________________

                                     By ________________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                     N-C-1.

                                    EXHIBIT D
                                       TO
                    SECURITY, CUSTODIAN AND CONTROL AGREEMENT

                  FORM OF LENDER'S NOTICE OF EXCLUSIVE CONTROL

                           ___________________, 199__

TO:      [Name and address of Custodian]

         ________________________________

         ________________________________

         ________________________________


         RE:      NOTICE OF EXCLUSIVE CONTROL - ACCOUNT NO._____________

Dear Sirs:

         Pursuant to the provisions of the Security, Custodian and Control Agreement dated as of _______________ among _______________ as Pledgee, __________________ as Pledgor and you as Custodian (the "Agreement"), the undersigned hereby gives notice of the exercise of exclusive control over the Account. Subject to the provisions of the Agreement, you are hereby instructed to transfer and credit on your books and records all Financial Assets in the Account to an account in the name of the undersigned as the Entitlement Holder.

         In accordance with the Agreement, you are hereby notified to cease complying with Entitlement Orders or other directions concerning the Account or the Financial Assets therein originated by Pledgor, Pledgee or their respective representatives.

         All capitalized terms used herein without definition have the same meanings as are ascribed to such terms in the Agreement.

                                     Very truly yours,

                                     LENDER:

                                     ___________________________________________

                                     By ________________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                       2.

                                        Opus Center @ Union Station - Building 4
                                                                     Seattle, WA

               AMENDMENT 1 TO MULTI-TENANT OFFICE LEASE AGREEMENT

         This Amendment 1 to Multi-Tenant Office Lease Agreement (this "Amendment") is by and between OPUS UNION STATION II, L.L.C., a Delaware limited liability company ("Landlord") and AMAZON.COM HOLDINGS, INC., a Delaware corporation ("Tenant"), and is made and dated as of May 21, 2001.

         Landlord's predecessor in interest, Opus Union Station, L.L.C., a Delaware limited liability company ("Original Landlord"), and Tenant's predecessor in interest, Amazon.com, Inc., a Delaware corporation ("Original Tenant"), are parties to that certain Multi-Tenant Office Lease Agreement (the "Lease") having an Effective Date of August 23, 1999 and relating to those certain Premises in the Building In Unit 4, Union Station Condominium, a condominium recorded in Volume 15 of Condominiums, pages 37-45, according to the amended and restated declaration thereof recorded under King County Recording No. 9811171094 and the first amendment thereto recorded under King County Recording No. 9901042189, and situated in the City of Seattle, Washington. Original Landlord assigned its entire interest in the Lease to Landlord pursuant to that certain Assignment and Assumption of Lease dated February 15, 2000, recorded under King County Recording No. 20000218001379. Original Tenant assigned its entire interest in the Lease to Tenant pursuant to that certain Assignment and Assumption Agreement having an effective date of October 1, 1999. Unless specifically defined in this Amendment, capitalized terms in this Amendment have the same meaning as set forth in the Lease. Substantial Completion of Floors 1 through 3 and 8 through 11 has been delayed because of Tenant Delays and the parties wish hereby to provide for a takedown schedule for the Floors comprising the Premises, both initially and after the initial takedown, that is different from the sequence now contemplated in the Lease, the parties agreeing that neither party has any claim against the other arising out of delays (including Tenant Delays) in Substantial Completion of such Floors. In addition, Landlord and Tenant have established the final Rentable Area of the Premises and the Building and have agreed that April 10, 2001 is the Commencement Date of the Lease, and wish to amend the Lease as contemplated by
Section 1.1 thereof, in connection with matters related thereto, and to confirm certain other agreements of the parties in connection with the Lease.

         NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, receipt and sufficiency of which is fully and unconditionally acknowledged, Landlord and Tenant do hereby agree as follows:

         1. The description of the Premises in Paragraph 1 of the Basic Term is deleted in its entirety, and in its place is substituted the following:

                                       1.

                  PREMISES:         The entire Rentable Area, containing 253,769
                                    square feet, and located on the 1st floor through the 11th floor of the Opus Center
                                    South Building on the Property. Each floor of the Premises is depicted approximately as shown on EXHIBIT C.

         2. Paragraphs 6, 7 and 8 of the Basic Terms of the Lease are deleted in their entireties, and in their place is substituted the following:

6. IMPROVEMENT ALLOWANCE:                per square foot of Rentable Area in the
                                    Premises. Tenant acknowledges that Landlord has paid the Improvement Allowance for Tenant's Improvements in certain portions of the Premises and that the remaining Improvement Allowance as of the date hereof is

7. CURRENT PROPERTY                 Opus Northwest Management, L.L.C.
   MANAGER/LOCAL CONTACT:           605 Fifth Avenue South, Suite 110
                                    Bellevue, WA 98004
                                    Attn: Property Manager
                                    Telephone: (425) 453-4100
                                    Facsimile: (425) 453-1712

   CURRENT RENT PAYMENT             Opus Union Station II L.L.C.
   ADDRESS:                         c/o Opus Northwest Management, L.L.C.
                                    10350 Bren Road West
                                    Minnetonka, MN 55343

8. ADDRESS OF LANDLORD FOR
   NOTICES:                         Opus Union Station II, L.L.C.
                                    915 - 118th Avenue SE, Suite 300
                                    Bellevue, WA 98005
                                    Attn: Thomas B. Parsons

   WITH A COPY TO:                  Opus, L.L.C.
                                    10350 Bren Road West
                                    Minnetonka, MN 55343
                                    Attn: Legal Department

   AND TO:                          PROPERTY MANAGER AT THE ADDRESS
                                    DESCRIBED IN SECTION 7 OF THE BASIC TERMS

                                       2.

         3. For purposes of Section 1.1 of the Lease, the Rentable Area of the Building is 253,769 square feet, allocated as follows:

     FLOOR(s)                 SQUARE FEET OF RENTABLE AREA PER FLOOR
-----------------             --------------------------------------
Each of 10 and 11                             24,057
        9                                     24,185
 Each of 8 and 7                              24,226
        6                                     24,227
        5                                     24,407
        4                                     25,039
        3                                     24,794
        2                                     20,632
        1                                     13,919

         The parties each waive any right under Section 1.1 of the Lease to remeasure the Premises or to have a neutral architect resolve any dispute with respect to the measurement of Rentable Area. As of the Commencement Date, the Rentable Area of the Premises on which Tenant will be paying Basic Rent is 73,673 square feet, which consists of Floors 4, 5 and 6 in the Building.

         4. The definition of "Commencement Date" set forth in EXHIBIT A to the Lease is hereby deleted and replaced with the following: "Commencement Date" means April 10, 2001.

         5. The definition of "Rent Commencement Date" set forth in EXHIBIT A to the Lease is hereby deleted and replaced with the following: "Rent Commencement Date" means with respect to each floor of the Premises, the date upon which Tenant is required to commence paying Basic Rent as established in Paragraph 4 of the Basic Terms of Lease (as amended below).

         6. Paragraph 4 of the Basic Terms of the Lease is deleted in its entirety and the following is substituted in its place:

                  a. During the period between the Commencement Date and September 30, 2001 (the "Rent Transition End Date"), Tenant will pay Basic Rent
as follows for Floors 4 through 6: at the rate of      per square foot of
Rentable Area of Floor 4, and at the rate of      per square foot of Rentable
Area for Floors 5 and 6, for a total aggregate Basic Rent of      per month
through the Rent Transition End Date.

                  b. During the period commencing on the date a particular Takedown Space is included in the Premises Rentable Area (see the amendment to Section 17.1.14 of the Lease as set forth in Paragraph 10 below) and ending on the Rent Transition End Date, Tenant will pay Basic Rent for each Takedown Space at the following rates:

                                       3.

    TAKEDOWN SPACE                            MONTHLY BASIC RENT
---------------------                 ------------------------------------
First Takedown Space
Second Takedown Space
Third Takedown Space
Fourth Takedown Space
Fifth Takedown Space                      for the period, if any, prior to
                                      October 1, 2001

                  c. Commencing on October 1, 2001 through April 30, 2006 (the end of the 60th month of the Initial Term), the Annual Basic Rent will be
                , payable in monthly installments of .

                  d. From and after May 11, 2006 (the beginning of the 61st month of the Initial Term) through the end of the Initial Term on April 30, 2011, the Annual Basic Rent per square Foot of Rentable Area will be as follows

                                         ANNUAL BASIC RENT - PER SQUARE FOOT
            FLOOR                                 OF RENTABLE AREA
--------------------------               -----------------------------------
Each of Floors 1 through 6
Each of Floors 7 through 9
Each of Floors 10 and 11

         7.       Section 4.5 of the Lease is amended to read as follows:

                  4.5      COMMON AREA.

                  Landlord grants Tenant the non-exclusive right, together with all other occupants of the Building and their agents, employees and invitees, to use the Common Area during the Term, subject to all Laws; provided, however, that at any time that Tenant occupies all of the Rentable Area of the Building, it shall have the exclusive right to use the Common Area on the interior of the Building except that (i) Landlord shall have the right to use of the freight elevator in the Building for janitorial and maintenance services to the Building during the hours of 6 p.m. to 7 am on Business Days and at all hours on non-Business Days and for general deliveries, and (ii) Landlord will coordinate with Tenant to schedule any large general deliveries during the hours of 7:00 a.m. to 6:00 p.m. on Business Days. Landlord, at Landlord's sole and exclusive discretion, may (a) restrain unauthorized persons from using the Common Area; (b) temporarily close any portion of the Common Area (i) for repairs, improvements or Alterations, (ii) to discourage unauthorized use, (iii) to prevent dedication or prescriptive rights, or (iv) for any other reason Landlord deems sufficient in Landlord's reasonable judgment; (c) change the shape and size of the Common Area; (d) add, eliminate

                                       4.

         or change the location of any improvements located in the Common Area; and (e) impose and revise Building Rules concerning use of the Common Area, including, but not limited to, any parking facilities comprising a portion of the Common Area. Landlord's rights tinder this Section 4.5 will be exercised at all times in a manner so as (a) not to prevent, impair or materially alter access to the Premises, (b) to minimize the interference with Tenant's business in the Premises and (c) to the extent it is under Landlord's control, maintain reasonable ingress to and ingress between the Premises and the Parking Garage.

         8. Section 17.1.4 of the Lease is amended by deleting the first sentence in its entirety, and substituting in its place the following:

                  Tenant acknowledges that Landlord is not a general contractor and that Opus Northwest, L.L.C. acted as general contractor for the Tenant's Improvements completed through April 4, 2001.

         9.       Section 17.1.9 of the Lease is hereby deleted.

         10.      Section 17.1.14 of the Lease is amended to read as follows:

                  17.1.14  DELIVERY IN SEGMENTS.

                  The parties agree that for each Takedown Space identified below, all of the Rentable Area on the Floors of such Takedown Space will be included in the Premises Rentable Area on the earlier of (a) the corresponding Last Date for Takedown specified below, or (b) the date of Substantial Completion of any Tenant's Improvements or Subtenant's Improvements pursuant to this Section 17.1.14, provided, however, that if any Substantial Completion of any Subtenant's Improvements occurs before the Last Date for Takedown specified below, then during the period between such Substantial Completion and the Last Date for Takedown specified below, the Rentable Area on such Floor to be included in the Premises Rentable Area shall be limited to the Rentable Area of the Designated Takedown Space that is the subject of such Approved Sublease:

                                    FLOORS COMPRISING TAKEDOWN          LAST DATE
TAKEDOWN SPACE                                 SPACE                  FOR TAKEDOWN
--------------------                --------------------------      -----------------
First Takedown Space                      Floors 2 and 3              June 1, 2001
Second Takedown Space                     Floors 7 and 8              July 1, 2001
Third Takedown Space                          Floor 1                August 1, 2001
Fourth Takedown Space                     Floors 9 and 10           September 1, 2001
Fifth Takedown Space                         Floor 11                October 1, 2001

                                       5.

         "Takedown Space" means the First Takedown Space, the Second Takedown Space, the Third Takedown Space, the Fourth Takedown Space, or the Fifth Takedown Space, as the case may be. Notwithstanding any other provision of this Lease, each Takedown Space will be added to the Premises Rentable Area on the date set forth above, regardless of whether it is Substantially Complete.

         The Final Plans were established for Floors 4, 5, 6 and 7, and all Tenant's improvements on those floors were Substantially Completed, in accordance with the Final Plans, on April 4, 2001, subject to mutually agreed Punch List items. Landlord's Improvements for the entire Building have been completed subject to mutually agreed Punch List items except for the completion of industry standard telephone and data communications cables to be installed within the communications risers serving all floors of the Building. All Punch List items have since been completed. Landlord has no further obligation to construct Tenant's Improvements on those floors or Landlord's Improvements (except for the cabling described above) and Tenant has accepted possession of those Floors. The one-year warranty for the Tenant's Improvements on Floors 4, 5, 6 and 7 commenced on April 4, 2001.

         Final Plans were also established for Floors 1, 2 and 3, but Tenant directed Landlord to stop constructing the Tenant's Improvements on those floors. Tenant acknowledges that as of April 4, 2001 Landlord completed on Floors 1, 2 and 3 the Tenant's Improvements summarized on
         SCHEDULE 1 attached hereto. The one-year warranty for the Tenant's Improvements on Floors 1, 2 and 3 commenced on April 4, 2001. In addition, Tenant did not deliver space plans to Landlord for Floors 8, 9, 10 or 11 and, accordingly, no Final Plans were established by Landlord and Tenant for those floors. Tenant has indicated to Landlord that it may wish to change the Final Plans for all or any of Floors 1, 2 and 3. Notwithstanding anything to the contrary in this Section 17.1.14, because the damage is covered by Landlord's builder's risk insurance, Landlord will promptly repair (to the extent not already repaired) all earthquake damage to the Landlord's Improvements and Tenant's Improvements on Floors 1-7 existing on the Commencement Date.

         Landlord will not undertake any further buildout of Tenant's Improvements beyond those Substantially Completed as of April 4, 2001. Any additional Tenant's Improvements will be built out by Tenant or, if the space is to be occupied by a subtenant ("Subtenant") pursuant to a sublease approved by Landlord (an "Approved Sublease"), then any Tenant's Improvements in the space to be occupied by the Subtenant ("Subtenant's Improvements") may be built out by a Subtenant, pursuant to the following procedures:

                           (1) Tenant may, by notice to Landlord, designate any portion of Floors 1 through 3, inclusive, and/or 8 through 11, inclusive, to be built out (each, a "Designated Takedown Space") by Tenant or a Subtenant.

                                       6.

                           (2) Provided that there exists no Event of Default under the Lease, the remaining Improvement Allowance may be applied to all costs of the Tenant's Improvements or Subtenant's Improvements (including architectural and engineering design, construction fees and any costs payable to Landlord under Section 8.2) and the costs of Tenant's or any Subtenant's service providers as described in Section 17.1.3. Landlord shall pay Tenant (or a Subtenant if Tenant has assigned the Improvement Allowance to a Subtenant in an Approved Sublease) the portion of the Improvement Allowance attributable to such Designated Takedown Space in monthly installments as costs are incurred in accordance with the following paragraph (3).

                           (3) If the total cost of construction (as evidenced by the construction contract approved by Landlord) exceeds the Improvement Allowance allocable to the Designated Takedown Space, then Tenant (or Subtenant) shall contribute its proportionate share of the cost of construction on a monthly basis and may submit monthly draw requests on the Improvement Allowance for Landlord's proportionate share of the costs incurred. Each draw request shall be accompanied by
                  (a) invoices for work performed or materials supplied for which payment is being requested, (b) lien releases from Tenant's (or Subtenant's) general contractor, subcontractors and suppliers for the work and materials covered by prior draw requests that were paid by Landlord. Landlord shall pay the allowable portion of the Improvement Allowance to Tenant (or Subtenant) by the 10th business day following receipt of a complete and accurate draw request. Notwithstanding the foregoing, Landlord shall not be required to pay the final disbursement until Tenant or Subtenant has provided to Landlord a certificate of occupancy or other evidence that the City of Seattle has approved the occupancy of the Designated Takedown Space. Landlord may withhold a disbursement if the work performed is not in accordance with plans submitted to and approved by Landlord, does not meet the requirements of
                  Article 8 of the Lease or if Tenant is in default under the Lease.

                           (4) Provided Tenant is not in default under the Lease, then after all Tenant's Improvements and all Subtenant's Improvements have been completed in the entire Building, Landlord will pay any unused portion of the remaining Improvement Allowance to Tenant within 30 days after receipt of evidence reasonably acceptable to Landlord that all Tenant's Improvements and Subtenant's Improvements have been completed in accordance with the Lease and (if applicable) the Sublease and any agreement between Landlord and the Subtenant, accepted by Tenant and any Subtenant, all contractors and subcontractors for the Tenant's Improvements and the Subtenant's Improvements have been paid and all lien rights of contractors and subcontractors have been waived or released pursuant to Section 8.4 of the Lease; and

                                       7.

                           (5) Tenant or Subtenant will prepare and Landlord will review and approve the plans for the Tenant's Improvements or Subtenant's Improvements in accordance with:
                  (i) Section 17.1.5 of the Lease (except the last sentence thereof and except that in subclause (c) of the second sentence, the word "Landlord" shall be changed to read "Tenant"); (ii) the first eight (8) sentences of Section
                  17.1.6 of the Lease (except that in subclauses (b) and (c) of the second sentence and in the seventh sentence, the word "Landlord" shall be changed to read "Tenant"); and (iii) the first two sentences of Section 17.1.7 of the Lease. Each Designated Takedown Space will be designed in accordance with the foregoing provisions.

                  The Tenant's Improvements or Subtenant's Improvements installed in the Building after April 4, 2001 will be considered Alterations (notwithstanding the definition of "Alterations" in Exhibit A to the Lease) and, except as provided above with respect to the Improvement Allowance and submittal and approval of plans, shall be constructed by Tenant or the Subtenant (if applicable) at such party's expense in accordance with the provisions of Section 8.1 of the Lease (except the second paragraph) and Sections 8.2, 8.3 (except the third sentence), 8.4 and 8.5 of the Lease. Landlord will, at no cost or additional liability to Landlord, if requested by Tenant, execute and deliver to Tenant any permit application relating to the Tenant's Improvements and/or the Subtenant's Improvements if Landlord's signature thereon is necessary under applicable Laws. Tenant acknowledges that it is directly liable to Landlord for liens arising out of the Subtenant's Improvements to the extent required under
         Section 8.4 of the Lease. Tenant may access any of the Takedown Space (and/or any Subtenant may access any of the space to be occupied by it) in order to design and build any additional Tenant's Improvements or Subtenant's Improvements and prepare the space in accordance with the second sentence of Section 1.2.4.

         11. Tenant acknowledges that Tenant or Subtenant (as applicable) shall be solely responsible for the design and installation of any Tenant's Improvements and/or Subtenant's Improvements after April 4, 2001, and that (except as specifically provided above) Landlord shall have no obligations (including without limitation, any obligations under Sections 17.1.3, 17.1.5, 17.1.6, 17.1.7, 17.1.8, 17.1.9, 17.1.10, 17.1.11, or 17.1.12) with respect to any Tenant's Improvements or Subtenant's Improvements not completed on such date. Landlord will not charge any fee in connection with Tenant's Improvements or Subtenant's Improvements installed after April 4, 2001, including under
Section 17.1.4, except to the extent permitted under Section 8.2.

         12. Tenant acknowledges that it has received notice from Landlord under Section 17.6 of the Lease that Landlord intends to sell the Unit, that Tenant has elected pursuant to the terms of Section 17.6 not to pursue purchase of the Unit on the terms offered by Landlord, and that Landlord has the right under Section 17.6 of the Lease to sell the Unit to any other person, provided the sale price is not more than ten percent (10%) below the sale price that Landlord offered to Tenant. Tenant has not waived any other right of first opportunity or first refusal.

                                       8.

         13. If, as of the last day of the 83rd full calendar month of the Initial Term, there exists a sublease for any part of Floor 11 the term of which expires (or upon exercise of an option may expire) after the end of the 96th full calendar month of the Initial Term, then Tenant shall have no right to exercise its termination right as of the end of the 96th full calendar month of the Initial Term with respect to Floor 11. If, as of the last day of the 83rd full calendar month of the Initial Term, there exists a sublease for any part of Floor 10 the term of which expires (or upon exercise of an option may expire) after the end of the 96th full calendar month of the Initial Term, then Tenant shall have no right to exercise its termination right as of the end of the 96th full calendar month of the Initial Term with respect to Floor 10, but such night will be exercisable with respect to Floor 11 except as set forth in the immediately preceding sentence. If, as of the last day of the 95th full calendar month of the Initial Term, there exists a sublease for any part of Floor 11 the term of which expires (or upon exercise of an option may expire) after the end of the 108th full calendar month of the Initial Term, then Tenant shall have no right to exercise its terminate right as of the end of the 108th full calendar month of the Initial Term with respect to Floor 11. If, as of the last day of the 95th full calendar month of the Initial Term, there exists a sublease for any part of Floor 10 the term of which expires (or upon exercise of an option may expire) after the end of the 108th full calendar month of the Initial Term, then Tenant shall have no right to exercise its termination right as of the end of the 108th full calendar month of the Initial Term with respect to Floor 10, but such right will be exercisable with respect to Floor 11 except as set forth in the immediately preceding sentence.

         13. Except as amended herein, the Lease is affirmed by the parties and continues in full force and effect in accordance with its terms.

                                         LANDLORD:

                                         OPUS UNION STATION II, L.L.C.,
                                         a Delaware limited liability company

                                         By:  /s/ Thomas B. Parsons
                                            ------------------------------------
                                            Thomas B. Parsons, Vice President

                                         TENANT:

                                         AMAZON.COM HOLDINGS, INC.,
                                         a Delaware corporation

                                         By:  /s/ Julie Benezet
                                            -----------------------------------
                                         Name: Julie Benezet
                                         Its: Director

                                       9.

                                  RATIFICATION

         AMAZON.COM, INC., a Delaware corporation ("Original Tenant") hereby agrees as follows:

         1. Original Tenant, as tenant, and Opus Union Station, L.L.C. ("Original Landlord"), as landlord, entered into that certain Multi-Tenant Office Lease Agreement, Building 4 dated as of August 23, 1999 (as the same has been and may hereafter be assigned, amended or modified from time to time, the "Lease"). Capitalized terms not otherwise defined herein shall have the meanings given in the Lease.

         2. In connection with Section 17.18.4 of the Lease: (a) Original Tenant and Original Landlord entered into that certain Security Deposit Pledge Agreement dated as of September 13, 1999 (the "Pledge Agreement"); and (b) Original Tenant, Original Landlord and Bankers Trust Company of California, N.A. ("Custodian") entered into that certain Security, Custodian and Control Agreement dated as of September 13, 1999 (the "Control Agreement").

         3. By an Assignment and Assumption Agreement dated as of October 1, 1999 (the "Lease Assignment"), Original Tenant assigned its entire interest in the Lease to Amazon.com Holdings, Inc. ("Tenant") and Tenant assumed all obligations of Original Tenant under the Lease. Original Tenant did not assign its rights in the collateral secured by the Pledge Agreement and subject to the Control Agreement, nor its rights and obligations under said agreements. Further, the Lease Assignment did not release or relieve Original Tenant from any obligations under the Lease and Original Tenant remains liable thereunder as principal and not as surety.

         4. By an Assignment and Assumption of Lease dated as of February 16, 2000, Original Landlord assigned and transferred to Opus Union Station II, LLC ("Landlord") all of Original Landlord's right, title and interest in the Lease, together with all guaranties and other security pledged with respect thereto and Landlord assumed all obligations of Original Landlord under the Lease.

         5. Original Tenant hereby ratifies and confirms that: (a) it has consented and agreed to all amendments to the Lease including this Amendment; and (b) its obligations under the Pledge Agreement and Control Agreement remain in full force and effect and secure the obligations of Original Tenant and, by the Lease Assignment, the Tenant, under the Lease.

                                         ORIGINAL TENANT:

                                         AMAZON.COM, INC.,
                                         a Delaware corporation

                                         By:  /s/ Julie Benezet
                                            ------------------------------------
                                         Name: Julie Benezet
                                         Its: Director

                                      10.

STATE OF WASHINGTON )
                    ) ss.
COUNTY OF KING      )

         I certify that I know or have satisfactory evidence that THOMAS B. PARSONS is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Vice President of OPUS UNION STATION II, L.L.C., a Delaware limited liability company, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

         Dated: May 29 , 2001.

                                           /s/  Robin Wolff
                                         ---------------------------------------
                                         (Signature of Notary Public)

                                                Robin Wolff
                                         ---------------------------------------
                                         (Print Name of Notary Public)

                                         My Appointment Expires: 6/15/2002

                                      11.

STATE OF WASHINGTON )
                    ) ss.
COUNTY OF KING      )

         I certify that I know or have satisfactory evidence that Julie Benezet is the person who appeared before me, and said person acknowledged that the signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the President of AMAZON.COM HOLDINGS, INC., a Delaware corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

         Dated: May 22 , 2001.

                                           /s/ Joanna M. Haught
                                         ---------------------------------------
                                         (Signature of Notary Public)

                                               Joanna M. Haught
                                         ---------------------------------------
                                         (Print Name of Notary Public)

                                         My Appointment Expires:  3-9-03

STATE OF WASHINGTON )
                    ) ss.
COUNTY OF KING      )

         I certify that I know or have satisfactory evidence that Julie Benezet is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the President of AMAZON.COM INC., a Delaware corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

         Dated: May 22 , 2001.

                                           /s/ Joanna M. Haught
                                         ---------------------------------------
                                         (Signature of Notary Public)

                                               Joanna M. Haught
                                         ---------------------------------------
                                         (Print Name of Notary Public)

                                         My Appointment Expires:  3-9-03

                                      12.

                                   SCHEDULE 1
                                       TO
               AMENDMENT 1 TO MULTI-TENANT OFFICE LEASE AGREEMENT

                        SUMMARY OF TENANT'S IMPROVEMENTS
                       COMPLETED ON THE COMMENCEMENT DATE

FLOOR 1

DIVISION 3: Concrete
         Demolition of floor slabs for grease duct.
         Support steel for grease duct openings.
         Trench and infill for kitchen/servery utilities.
         Cut curbs for modified doors.

DIVISION 5: Metals
         Kitchen wall reinforcing steel.

DIVISION 6: Wood
         Misc. carpentry for mail room, dining, corridors.
         Kitchen rough carpentry for doors, walls in dining room, and servery.

DIVISION 7: Protection
         Fireproofing for grease shaft support steel and misc. patching of fireproofing.
         Protect finishes.

DIVISION 8: Doors and Windows
         Install hollow metal frames, wood doors and hardware in corridors, mail room, kitchen office.
         Purchase doors, frames for corridors, mail room, kitchen office. Purchase door hardware for corridors, mail room, kitchen office.
         Modify exterior doors for security access and eliminate exterior doors.

DIVISION 9: Finishes
         All GWB system materials studs, drywall, taping compound, tape, insulation purchased and stocked.
         Complete all metal framing for walls, soffits, columns, features, perimeter walls; begin GWB soffits; perimeter partially taped; finish corridors, kitchen office, mail room exterior.
         Additional Venetian Plaster at lobby alcove walls.
         Purchase material for exhaust duct rated GWB shaft for Levels 2 through roof.
         Temporary heat for drying taping compound and paint.
         Repair GWB trade damage.
         Raise perimeter framing for specified ceiling levels at building perimeter.
         Frame transitions, corridors, lobby area.
         Acoustical ceilings corridors.
         Additional stone flooring for lobby alcove.
         Purchase and store Altro flooring for kitchen/servery/dining areas. Rubber base for corridors
         Floor preparation for corridors, mail room, kitchen office floors.

         Carpet corridors, lobby area.
         Paint corridors, kitchen office, and exterior of mailroom. Paint lobby alcove ceilings, transition areas.

DIVISION 10: Specialties
         Fire extinguishers for Amazon layout.
         Construction clean corridors, office, lobby alcove.
         Final clean corridors, kitchen office, lobby alcove.
         Load materials: carpet, special flooring.
         Corner guards in corridors.

DIVISION 11: Equipment
         Supply kitchen and servery, equipment: walk-in cooler at Amazon, exhaust hoods at site, misc.
         servery equipment at supplier, restocking and return fees, equipment planning and coordination.

DIVISION 15: Mechanical
         Piping and plumbing for kitchen, servery espresso, including bus tunnel work for all penetrating systems complete.
         Sprinkler system complete to ceiling level.
         HVAC duct work for corridors, mail room, lobby expansion, kitchen office, including mounting of VAV boxes and controls; several VAV boxes stocked but not installed.
         Diffusers and sound boots purchased and stocked.
         Grease hood exhaust ductwork horizontal runs complete and capped from hood locations to exhaust shaft.
         Rated duct insulation installed at hard ceilings.
         Overtime to stock VAV boxes and ductwork.
         Louvers for exhaust hoods, make-up air, dryers, and condensers.
         3 extra stocked VAV boxes (design changes)

DIVISION 16: Electrical
         Kitchen, dining, and servery power, HVAC and lighting rough-in complete; panels installed.
         Additional lighting in main lobby for alcove.
         Special support suspension system for conduit runs.
         Co-ordinate electrical in ceilings with other ceiling components. Provide infrastructure for security access system and Controls for exterior doors, dining rooms, elevator lobbies, mail room and west stair.
         Engineer, design, supply, connect, and test security access system.

FLOOR 2

DIVISION 6: Woods
         Rough carpentry for doors and openings in full height walls. Layout for walls complete.

DIVISION 7: Protection
         Patch fireproofing.
         Protect finishes from trade damage at floors, walls, ceilings. Weather protection at manlift openings.

                                       2.

DIVISION 8: Doors and Windows
         Install IDF room door and frame.
         Supply IDF room door and frame.
         Supply IDF room door hardware.

DIVISION 9: Finishes
         All GWB materials studs, drywall, taping compound, tape, insulation purchased and stocked.
         Framing for full height walls at common rooms, core furring, conference rooms, shower/locker rooms, columns complete.
         Install GWB system complete in main IDF room, shower/ locker rooms. Temporary heat for drying taping compound and paint.
         Repair drywall at main IDF room, shower/locker rooms (design change). Purchase and stock ceramic tile for locker/shower rooms.
         IDF acoustic ceiling.
         Special flooring for IDF
         Rubber base for IDF.
         Purchase and stock sheet vinyl, special elevator lobby flooring. Prepare floors in IDF room, shower/locker rooms, and elevator lobby. Purchase and store carpet.
         Paint IDF room, shower/locker rooms.

DIVISION 10: Specialties
         Purchase fire extinguishers and cabinets.
         Construction clean.
         Final clean for IDF room.
         Load carpet, glass, door frames, and doors into building. Purchase and stock toilet partitions for locker/shower rooms.

DIVISION 15: Mechanical
         Piping, plumbing complete to coffee rooms, shower/locker rooms.
         Main IDF room cooling, condensate system complete.
         Complete sprinkler system to ceiling level.
         HVAC system coordinated, VAV boxes and controls purchased and installed.
         Majority of HVAC ductwork installed, not insulated.
         Diffusers and sound boots purchased and stored.
         Unit heaters for main mechanical rooms purchased and stocked.
         Overtime for HVAC material loading and installation to maintain ceiling grid proposed installation schedule.

DIVISION 16:
         Rough-in electrical power, HVAC, and lighting ceilings, perimeter, showers/locker rooms, full-height walls in common rooms, core furring. Purchase and store electrical equipment, lighting fixtures and trim. Provide special suspension system for main conduit runs.
         Coordinate electrical components in ceiling with other elements. Provide infrastructure for security access system.
         Design, engineer, supply components, connect devices and panels, and test security access system.
         Added transformer and panels installed.

                                       3.

FLOOR 3

DIVISION 6: Woods
         Rough carpentry for doors and openings full height walls. Layout for walls complete.

DIVISION 7: Protection
         Patch fireproofing.
         Protect finishes from trade damage at floors, walls, and ceilings. Weather protection at manlift openings.

DIVISION 8: Doors and Windows
         Install IDF room door and frame.
         Supply IDF room door and frame.
         Supply IDF room door hardware.

DIVISION 9: Finishes
         All GWB system materials studs, drywall, taping compound, tape, insulation purchased and stocked.
         Complete framing for full height walls at common rooms, core furring, conference rooms, columns, perimeter, elevator lobby.
         Perimeter walls taped.
         Install GWB system complete in IDF room.
         Temporary heat for drying taping compound and paint.
         Repair drywall at main IDF room.
         Install IDF acoustic ceiling.
         Partial ACT grid in elevator lobby.
         Purchase and stock grid materials and wire mesh panels for special ceilings.
         Special flooring for IDF.
         Rubber base for IDF.
         Prepare floors in IDF room and elevator lobby.
         Purchase and stock sheet vinyl, special elevator lobby flooring. Purchase and stock carpet.
         Paint IDF room.

DIVISION 10: Specialities
         Purchase fire extinguishers and cabinets.
         Construction clean.
         Final clean for IDF room.
         Load carpet, glass, door frames, and doors into buildings.

DIVISION 15: Mechanical
         Piping and plumbing rough-in complete coffee rooms.
         Complete sprinkler system to ceiling level.
         HVAC system coordinated; ductwork installed, insulated to flex, VAV boxes and controls purchased and installed.
         Diffusers and sound boots purchased and stored.
         Overtime for HVAC material loading and installation to maintain ceiling grid proposed installation schedule.

                                       4.

         Unit heater for main mechanical room stocked.
         4 extra VAV boxes (design change-boxes stored on 2nd floor)

DIVISION 16:
         Rough-in electrical power, HVAC, and lighting ceilings, perimeter, showers/locker rooms, full-height walls in common rooms, core furring. Purchase and store electrical equipment, lighting fixtures and trim. Add level three lighting controls.
         Provide special suspension system for main conduit runs.
         Cores for floor penetrations complete.
         Coordinate electrical components in ceiling with other elements. Provide infrastructure for security access system.
         Design, engineer, supply components, connect devices and panels, and test security access system.

                                       5.

                              EXHIBIT B TO SUBLEASE

                    [FLOOR PLANS SHOWING SUBLEASED PREMISES]

                              EXHIBIT C TO SUBLEASE

                                PARKING AGREEMENT

Recorded at the Request of
and after Recording Return to:

Russell F. Tousley. P.S.
Tousley Brain PLLC
700 Fifth Avenue, Suite 5600
Seattle, WA 98104-5056

Abbreviated legal description: Base Unit and Unit 4, Union Station, a condominium, Vol. 150, Pgs. 37-45 (amended and restated by No. 9811171094)

Additional legal description(s) are on pages 10 and 11 of this document.

Assessor's Tax Parcel No.: 880970-0050-05





                                FILED FOR RECORD                          Unit 4
                                AT THE REQUEST OF    Opus Center @ Union Station
                                TRANSNATION TITLE                    Seattle, WA
                                   INSURANCE CO

                           PARKING AGREEMENT AND COVENANT
                           (UNION STATION PARKING GARAGE)

         This Parking Agreement and Covenant (the "Agreement") is made as of February 15th, 2000, by and between UNION STATION ASSOCIATES, LLC, a Washington limited liability company, together with its successors and assigns in ownership of the Base Unit (as defined below) (collectively, "USA LLC") and OPUS UNION STATION II, L.L.C., together with its successors and assigns in ownership of the Office Project (as defined below) (collectively "Unit Owner").

                                    RECITALS:

         A. USA LLC is the declarant of Union Station, A Condominium (the "Condominium"), created by the Declaration and Covenants, Conditions, Restrictions and Reservations for Union Stations, A Condominium recorded under King County Auditor's No. 9807280839, and Survey Map and Plans recorded under King County Auditor's No. 9807280838, Vol. 150, Pg. 37-45.

         B. USA LLC and Unit Owner are parties to a Real Property Purchase and Sale Agreement dated as of May 28, 1999 as amended and assigned to date, pursuant to which USA LLC has agreed to sell Unit 4 of the Condominium legally described in Exhibit A attached hereto (the "Unit") to Unit Owner. Unit Owner intends to construct within such Unit an office building containing approximately 256,886 rentable square feet (the "Office Project").

         C. USA LLC is also the owner of the Base Unit of the Condominium legally described in Exhibit B attached hereto (the "Base Unit") within which USA LLC has constructed, a parking garage containing two (2) parking levels and approximately 425 parking stalls (the "Garage Project - Phase I"). The Office Project is to be located on top of the Base

                                       1.

Unit. USA LLC intends to construct a second garage (the "Garage Project-Phase II") which will be adjacent to and south of the Garage Project-Phase I and will include approximately 675 parking stalls. The Garage Project-Phase I and, when completed, the Garage Project-Phase II, are collectively referred to as the "Garage Project".

         D. In connection with the Unit Owner's development, ownership and operation of the Office Project within the Unit, USA LLC has agreed to make available for the benefit of the Office Project (including any future building built from time to time on or about the Unit) up to 257 parking spaces in the Garage Project.

         E. USA LLC and Unit Owner desire to set forth herein their agreement with respect to such parking rights and the terms and conditions for the use and enjoyment thereof

         NOW, THEREFORE, the parties agree as follows:

         1. Parking Rights in Garage Project. Commencing upon the date upon which the Office Project within the Unit is substantially complete and Unit Owner receives a certificate of occupancy (temporary or permanent) for the Office Project (the "Effective Date"), and continuing perpetually for so long as and during any period in which a building is located on or about the Unit, USA LLC agrees and covenants to make available in the Garage Project for the benefit of the Office Project up to 257 self park, individual parking stalls and Unit Owner agrees to lease such stalls from USA LLC on the terms and conditions set forth herein. The parties acknowledge that Unit Owner shall make such parking stalls available to the tenants and other users and occupants of the Office Project.

         2. Right to Park. On or before the 20th day of each calendar month commencing with the month in which the Office Project is initially occupied by the Unit Owner or its tenants, Unit Owner shall advise USA LLC (or the operator of the Garage Project designated by USA LLC) in writing of the number of parking stalls the Office Project will require for the next succeeding calendar month, not greater than 257 stalls. The number of stalls so requested by the Office Project shall be the number of stalls leased by the Unit Owner for such succeeding month (the "Leased Stalls"). If in any month the Unit Owner does not request a different number of parking stalls required for the next succeeding month, the most recent request shall continue to apply.

         The parking stalls so requested by Unit Owner shall be made available to Unit Owner for the month in which the request applies at the prevailing market rate then being charged to persons (other than Central Puget Sound Regional Transit Authority and/or its successors and assigns) for monthly parking at the Garage Project. The rate shall be determined based upon the rates in effect as of the first day of the month, and any rate increases during such month shall not be effective until the first day of the next month. USA LLC agrees to provide Unit Owner with at least thirty (30) days prior written notice of any increases in the monthly parking rates at the Garage Project.

         On or before the first day of each month, Unit Owner shall make payment to USA LLC (or the operator of the Garage Project designated by USA LLC) for the Leased Stalls for such

                                       2.

month. Payments not made within five (5) days of the date when due shall bear interest at the rate of twelve percent (12%) per annum.

         3. Maintenance of Garage Project. USA LLC agrees to continuously maintain and operate the Garage Project in a first class manner and state of repair, consistent with other similar multi level parking facilities in Class A high-rise buildings in the downtown Seattle area. USA LLC may from time to time temporarily close portions of the Garage Project for maintenance and repair purposes, but USA LLC will use all reasonable efforts to conduct routine repairs and maintenance so as to not unreasonably disrupt the Unit Owner's use of its Leased Stalls. In the event of major damage or casualty to the Base Unit which prohibits the use of the Leased Stalls as provided herein, USA LLC will use all reasonable efforts to promptly repair such damage or casualty and restore the Base Unit improvements to substantially the same condition (including appearance, configuration, layout and structural aspects) as existed immediately prior to such damage or destruction, at USA LLC's sole cost and expense.

         USA LLC agrees and covenants that for so long as the Condominium exists, (i) the Garage Project shall be operated in a manner reflecting the fact that a primary purpose of the Parking Garage during Parking Hours (as defined in the Addendum to this Agreement) shall be to service the parking needs of the tenants and other users and occupants of Condominium outside the Base Unit, and
(ii) access will be available to the Garage Project as required for tenants and employees of the Office Project identified or otherwise designated by Unit Owner. USA LLC and the Unit Owner shall cooperate in good faith to implement an operating program that allows such continuous access, through access cards or similar arrangements. USA LLC shall have the right to close the Garage Project to the public (subject, however, to the access rights of Unit Owner's tenants and occupants, as established by any separate agreement with USA LLC) from time to time (evenings, weekends, holidays) in accordance with the Garage operating program established by USA LLC. USA LLC may adopt reasonable nondiscriminatory rules for the Garage Project.

         4. Default. In the event Unit Owner fails to make a payment when due hereunder or to perform any other obligation hereunder and such failure continues for a period of thirty (30) days after written notice of such failure from USA LLC (which, with respect to nonmonetary failures, shall also specify the steps required to cure the failure), Unit Owner shall be in default hereunder, provided that if any non-monetary default requires more than thirty
(30) days to cure, Unit Owner shall not be deemed to be in default if it commences the cure within such period and diligently pursues such cure to completion. Upon such default, USA LLC may seek any and all remedies available by law or in equity, including an action for damages to collect any unpaid amounts plus interest thereon. Notwithstanding the foregoing, USA LLC may not terminate this Agreement due to such default unless, after the initial thirty
(30) day cure period has expired, USA LLC gives Unit Owner a second ten (10) day written notice and cure period, which notice must specify that the Agreement will terminate on the expiration of such ten (10) day period unless the default is cured within such ten (10) day period.

         In the event USA LLC fails to perform any obligation hereunder and such failure continues for a period of thirty (30) days after written notice of such failure from Unit Owner (which notice shall specify the steps required to cure such failure), USA LLC shall be in default hereunder, provided that if any non-monetary default requires more than thirty (30) days to cure,

                                       3.

USA LLC shall not be deemed to be in default if it commences the cure within such period and diligently pursues such cure to completion. Upon such default, Unit Owner shall be entitled to any and all remedies available in law or in equity, including an injunction or specific performance in order to obtain the benefit of the parking rights set forth in or arising out of this Agreement.

         5. Protection of Lenders. The notices required to be given to Unit Owner pursuant to Section 4 above shall not be deemed to be effective unless such notice is also given to any lender who has a security interest in the Office Project and who has given USA LLC written notice of its right to receive such notices and the address to which such notices should be sent. Any lender who has a security interest in the Office Project and who has provided such notice to USA LLC shall also be authorized to cure any nonpayment or other default within the applicable cure period, and USA LLC agrees to accept such payment or other cure directly from such lender. Notices required to be given to USA LLC by any lender may be sent to the address for notices set forth in
Section 12 hereof.

         6. Binding Effect. The covenants, licenses, leases and/or agreements set forth in the Agreement shall be continuing covenants running with the land. Such covenants shall be binding upon, and inure for the benefit of the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, a Unit Owner of the Office Project shall not have personal liability hereunder except with respect to the obligations which have accrued during such time as such Unit Owner owns the Office Project.

         7. Term. Unless this Agreement is earlier terminated by written agreement of USA LLC and Unit Owner or as a result of a default of party hereunder, the term of this Agreement shall continue until the Office Project is voluntarily demolished or is substantially damaged or destroyed under circumstances in which the then Unit Owner of the Office Project does not commence to repair or rebuild such building within two (2) years of such damage or destruction. Nonuse of the full parking rights granted hereunder by the Unit Owner shall not constitute a termination or abandonment of this Agreement or the rights of the Unit Owner hereunder.

         The two (2) year period referred to above shall be subject to and extended by any period of delay due to Force Majeure. Force Majeure shall mean, strikes, riots, acts of God, delay caused by the failure of a governmental agency to issue a building or occupancy permit despite diligent pursuit thereof, shortages of labor or materials because of priority or similar regulations or order of any governmental or regulatory body, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of said party; provided, however, lack of funds or inability to obtain financing shall not be an event of force majeure.

         8. Estoppel Certificate. Either party shall, within fifteen (15) days of a request from the other party, execute, acknowledge and deliver to the requesting party or its designee a written statement confirming the status of matters under this Agreement, including the number of parking stalls then currently designated by the Unit Owner as provided in Section 2 above, whether all payments are current, whether any party is in default under this Agreement, and such other matters as the requesting party may reasonably request. It is intended that any such

                                       4.

statement may be relied upon by lenders providing financing with respect to any of the properties benefited or burdened by this Agreement.

         9. Recording. At the request of either party, this Agreement shall be recorded in the real property records of King County, Washington.

         10. Subordination of Lenders. USA LLC shall cause any mortgage, deed of trust, sale and leaseback, or other security instrument now or hereafter placed upon the Garage Project, or any portion thereof, by USA LLC, its successors or assigns, including any amendments, replacements, renewals and extensions thereof, to be subordinated to this Agreement and any Addendum hereto. In furtherance thereof, USA LLC agrees to cause its existing mortgagee, deed of trust beneficiary or sale and lease-back lessor, as the case may be (each, a "Mortgagee"), to execute and deliver to Unit Owner an instrument of subordination in form and content reasonably acceptable to Unit Owner, within thirty (30) days of the date of this Agreement.

         11. Meetings with Operator. USA LLC shall cause the management of its designated operator of the Garage Project to meet with Unit Owner upon reasonable request during normal business hours.

         12. Non-Exclusive Rights. The parking rights granted hereunder will be applicable to all available parking stalls in the Garage Project as no stalls will be specifically reserved for the Leased Stalls. In addition, the rights granted to the Unit Owner hereunder shall not limit the rights of Unit Owner or its tenants, employees. invitees, and agents from parking in the Garage Project on the same terms and conditions as parking is made available to the public generally (including hourly or daily parking) as then managed by USA LLC or its designated operator.

         13. Costs and Attorneys' Fees. The parties hereto agree that in the event it becomes necessary for any party to defend or institute legal proceedings as a result of the failure of either party to comply with the terms, covenants, agreements and/or conditions of this Agreement, it is understood and agreed that the prevailing party in such litigation shall be entitled to be reimbursed for all costs incurred or expended in connection therewith, including, but not limited to, reasonable attorney's fees (including paralegals' and consultants' fees and fees for appeals or any bankruptcy proceeding) and court costs.

         14. Notices. Any and all notices or other communications required to permitted by this Agreement or by law to be delivered to, served on or given to either party to this Agreement by the other party to this Agreement, shall be in writing and shall be deemed properly delivered, given or served when personally delivered to such party, or in lieu of personal services, when telecopied or when mailed by United States mail, express, certified or registered, postage prepaid, or by a nationally recognized overnight delivery service, charges prepaid, addresses as follows:

         If to USA LLC:                 Union Station Associates LLC
                                        2401 Utah Avenue South, Suite 305
                                        Seattle, WA  98134
                                        Attn: Kevin Daniels
                                        Facsimile No. (206) 467-0423

                                       5.

         With a copy to:                Ryan, Swanson & Cleveland, PLLC
                                        1201 Third Ave., Suite 3400
                                        Seattle, WA  98101-3034
                                        Attn: David H. Oswald
                                        Facsimile No. (206) 583-0359

         If to Unit Owner:              Opus Union Station II, L.L.C.
                                        915 - 118th Avenue SE
                                        Bellevue, WA  98005
                                        Attn: Thomas B. Parsons, Vice President
                                        Facsimile No. (425) 453-1712

         With a copy to:                Tousley Brain PLLC
                                        700 Fifth Avenue, Suite 5600
                                        Seattle, WA  98104-5056
                                        Attn: Russell F. Tousley, P.S.
                                        Facsimile No. (206) 682-2992

         And to:                        Opus, L.L.C.
                                        10350 Bren Road West
                                        Minnetonka, MN  55343
                                        Attn: Legal Department
                                        Facsimile: (612) 656-4755


and all notices so mailed shall be deemed received on the date which is 24 hours after delivery to the overnight delivery service by the sender, or if placed in the United States mails, on the date of the return receipt or, if delivery of such United States mail is refused or cannot be accomplished, 48 hours after deposit in the United States mails. Either party may change its address for the purpose of this Section by giving ten (10) days advance written notice of such change to the other party in the manner provided in this Section.

         15. Amendment. This Agreement may not be modified, amended or terminated without the prior written approval of USA LLC and Unit Owner, provided that additional terms may be contained in an Addendum to this Agreement; and provided further the number of Leased Stalls and the rates charged to Unit Owners for the Leased Stalls may be set forth, from time to time, on a Schedule to this Agreement. Neither such Addendums nor such Schedule shall be recorded.

         16. Waiver. No waiver or any of the provisions of this Agreement shall be effective unless it is in writing, signed by the party against whom it is asserted and any such written waiver shall only be applicable to the specific instances to which it relates and shall not be deemed to be a continuing or future waiver.

                                       6.

         17. Construction. The captions and section headings contained in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement, nor the intent of any provision hereof. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identification of the person or persons may require. "Person" shall mean an individual, firm, association, corporation, limited liability company, trust or any other form of business or legal entity. Whenever the adverbs "herein", "hereunder", "hereto, "hereby", "hereinafter", etc., are used in this Agreement, they shall mean and refer to this Agreement in its entirety and not to any specific section or paragraph hereof. Whenever the word "including" is used in this Agreement, it shall mean "including, but not limited to".

         18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

         IN WITNESS WHEREOF, this Parking Agreement and Covenant is executed by the parties, intended to be legally bound, as of the date first written above.

USA LLC                                  UNION  STATION ASSOCIATES, LLC,
                                         a Washington limited liability company
                                         By NSD, L.L.C., Manager

                                         By:  /s/ Kevin Daniels
                                            ------------------------------------
                                            Name: Kevin Daniels
                                            Title: Member

UNIT OWNER                               OPUS UNION STATION II, L.L.C.,
                                         a Delaware limited liability company

                                         By:  /s/ Thomas B. Parsons
                                            ------------------------------------
                                            Name: Thomas B. Parsons
                                            Title: Vice President

                                       7.

STATE OF WASHINGTON )
                    ) ss.
COUNTY OF KING      )

         THIS IS TO CERTIFY that on this 15th day of February, 2000, before me, the undersigned, a notary public in and for the state of Washington, duly commissioned and sworn, personally appeared KEVIN DANIELS, to me known to be a Member of NSD, L.L.C., a Washington limited liability company, to me known to be the Manager of UNION STATION ASSOCIATES, LLC, the Washington limited liability company that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of each limited liability company for the uses and therein mentioned, and on oath stated that said individual was authorized to execute said instrument.

         WITNESS my hand and official seal hereto affixed this 15th day of February, 2000.

                                           /s/ Alex B. Galloway
                                         ---------------------------------------
                                         (Signature of Notary)

                                               Alex B. Galloway
                                         ---------------------------------------
                                         (Print or stamp name of Notary)
                                         NOTARY PUBLIC in and for the State of
                                         Washington, residing at North Bend
                                         My Appointment Expires: 5-22-02

STATE OF WASHINGTON )
                    ) ss.
COUNTY OF KING      )

         THIS IS TO CERTIFY that on this 14 day of February, 2000, before me, the undersigned, a notary public in and for the state of Washington, duly commissioned and sworn, personally appeared THOMAS B. PARSONS, to me known to be the Vice President of OPUS UNION STATION II, L.L.C., the Delaware limited liability company that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of each limited liability company for the uses and therein mentioned, and on oath stated that said individual was authorized to execute said instrument.

         WITNESS my hand and official seal hereto affixed this 14 day of February, 2000

                                           /s/ Karen E.Y. Booth
                                         ---------------------------------------
                                         (Signature of Notary)

                                               Karen E.Y. Booth
                                         ---------------------------------------
                                         (Print or stamp name of Notary)
                                         NOTARY PUBLIC in and for the State of
                                         Washington, residing at POULSBO
                                         My Appointment Expires: 12-28-02

                                       8.

                                    EXHIBIT A

                          LEGAL DESCRIPTION OF THE UNIT

Unit 4, Union Station, a condominium recorded in Volume 150 of Condominiums, Pages 37 through 45, according to the Declaration thereof, recorded under King County Recording No. 9807280839, including and together with those certain easements for support, utilities, equipment and improvements, elevators, access and telecommunication links set forth therein and any amendments thereto;

Situate in the City of Seattle, County of King, State of Washington.

                                       9.

                                    EXHIBIT B

                            DESCRIPTION OF BASE UNIT

Base Unit, Union Station, a condominium recorded in Volume 150 of Condominiums, Pages 37 through 45, according to the Declaration thereof, recorded under King County Recording No. 9807280839, including and together with those certain easements for support, utilities, equipment and improvements, elevators, access and telecommunication links set forth therein and any amendments thereto;

Situate in the City of Seattle, County of King, State of Washington.

                                      10.

                                                                          Unit 4
                                                     Opus Center @ Union Station
                                                                     Seattle, WA

                   ADDENDUM TO PARKING AGREEMENT AND COVENANT

         This Addendum to Parking Agreement and Covenant (this "Addendum") is made as of February 15th, 2000 by and between UNION STATION ASSOCIATES, LLC, a Washington limited liability company ("USA LLC") and OPUS UNION STATION II L.L.C., a Delaware limited liability company ("Unit Owner").

         USA LLC and Unit Owner are parties to that certain Parking Agreement and Covenant (Union Station Parking Garage) made and dated concurrently herewith (the "Underlying Agreement"). Unit Owner owns Unit 4. Unless specifically defined in this Addendum, capitalized terms have the same meaning as set forth in the Underlying Agreement.

         USA LLC and Unit Owner wish to amend and supplement the Underlying Agreement all on the terms and conditions hereinafter set forth.

         NOW, THEREFORE. in consideration of the covenants and agreements hereinafter contained, the receipt and sufficiency of which is fully and unconditionally acknowledged, USA LLC and Unit Owner do hereby agree as follows:

         Section 1. This Addendum is incorporated by reference into the Underlying Agreement as if set forth in full in the Underlying Agreement and the combination of the Underlying Agreement and this Addendum are deemed to be a single integrated agreement and shall be construed as such so that a breach by either party of any of the terms, provisions, covenants or conditions of either the Underlying Agreement or this Addendum shall constitute a breach of both agreements entitling the non-defaulting party to exercise any and all remedies provided in the Underlying Agreement or this Addendum or by applicable law.

         Section 2. Any conflict between this Addendum and the Underlying Agreement shall be controlled by the provisions of this Addendum.

         Section 3. USA LLC covenants and agrees for the benefit of Unit Owner that:

                  (a) Unit Owner shall at all times have the right to lease not less than one (1) parking stall in the Garage Project for each 1,000 square feet of Rentable Area of its Unit (the "Unit Entitlement"). As used herein, "Rentable Area" shall have the same meaning as set forth in "Standard Method for Measuring Floor Area in Office Buildings" (ANSI/BOMA Z65 1-1996) published by Building Owners and Managers Association International.

                  (b) Unit Owner shall not be required at any time to lease a minimum number of Leased Stalls.

                  (c) Each month Unit Owner shall notify USA LLC, or its designated garage operators, of the number of each type of parking stall it desires, as provided in paragraph 2 of the Underlying Agreement, for the following month, provided the number of Executive Parking Stalls shall not exceed 15% of the total Unit Entitlement without USA LLC's prior written agreement; and provided further that for any month Unit Owner does not provide such notice, Unit Owner shall have the same number of each type of stall it had during the prior month.

                  (d) As used herein, the following terms have the Following meanings:

                                       1.

                  (i) "Executive Parking Stall" shall mean a stall in the Garage Project which is located in a designated area within the Garage Project available to such users which are specifically set aside for Executive Parking Stall users on a non-reserved basis and which will be available to such users on a 24-hour basis throughout the entire calendar year and shall not be subject in or limited to Parking Hours.

                  (ii) "Regular Parking Stall" shall mean a parking stall available in common with other users of the Garage Project on a non-reserved basis, anywhere in the Garage Project, other than stalls reserved for Executive Parking Stalls or similar reserved parking, which is available to a user on a 24-hour basis throughout the entire calendar year except for days when a Posted Event is scheduled to occur. On days of Posted Events, the Regular Parking Stalls will be limited to the Parking Hours.

                  (iii) "Posted Event" means any event scheduled for the Kingdome, the Football Stadium, the Baseball Stadium or the adjacent Exhibition Hall, during non-Parking Hours, which shall be posted at the entrances to the Garage Project.

                  (iv) "Parking Hours" shall mean 7:00 o'clock a.m. to 6:00 o'clock p.m., Monday through Friday, 7:00 o'clock a.m. to 12:00 o'clock noon on Saturday.

                  (e) In addition to the Unit Entitlement Unit Owner's tenants and guests shall be entitled to lease during Parking Hours any available stalls in the Garage Project on the same basis as the general public and the other owners of units in the Condominium.

                  (f) USA LLC will not lease or license more Executive Parking Stalls than the number of spaces specifically set aside for Executive Parking Stalls in the Garage Project at the time, or lease or license to other owners of units in the Condominium, more spaces than the rate of Unit Owner's Unit Entitlement or lease or license more Regular Parking Stalls than the number of spaces in the Garage Project not set aside for Executive Parking Stalls at the time.

                  (g) Unit Owner shall at all times have the right, if it wishes, to deal directly with USA LLC on behalf of tenants and occupants of the Office Project.

                  (h) USA LLC will notify Unit Owner of Posted Events during any calendar month on or before the 15th day of the prior calendar month.

         Section 4. Parking rates for Units Owners' parking stalls shall be fixed commencing on the Effective Date and ending 36 full calendar months after the Effective Date, and the monthly charge for individual Leased Stalls during such period shall be as follows:

DURING CALENDAR YEAR       EXECUTIVE PARKING STALLS           REGULAR PARKING STALLS*
--------------------       ------------------------           -----------------------
       2001                       $248.06                            $192.04
       2002                       $260.46                            $202.59
       2003                       $273.48                            $212.72
       2004                       $287 15                            $223.35
       2005                       $301.51                            $234.52

                           * plus applicable sales tax

                                       2.

         Section 5. Following expiration of the period covered by Section 4 above, the parking rates for the Garage Project will be based on those charged for parking in similar garages in the area of the Garage Project in view of the hours which a particular parker is entitled to park in the Garage Project. The parties agree that the Merrill Place Garage, the Butler Garage and 83 King Street Garage parking garages (the "Base Comparable Garages") are comparable garages for purposes of establishing rates for the Garage Project. USA LLC agrees not to charge in excess of the mean rate then charged by the Base Comparable Garages for their parking stalls adjusted to be equivalent to Executive Parking Stalls and Regular Parking Stalls. The parties may change the Base Comparable Garages from time to time with the consent of USA LLC and Unit Owner, which consent shall not be unreasonably withheld. The rates, as established from time to time by USA LLC will be attached as a Schedule to this Addendum; provided that a person using a Regular Parking Stall who does not vacate the stall by 30 minutes after expiration of Parking Hours on the day of a Posted Event or who parks in the Garage Project on the day of a Posted Event when such day has no Parking Hours shall be charged the parking fee for the Posted Event in addition to the monthly charge payable by such person.

         Section 6. Any reference in the Underlying Agreement or this Addendum to USA LLC includes its successors and assigns as Owner (as defined in the Condominium Declaration) of the Base Unit.

         Section 7. USA LLC covenants to open and operate the Garage Project at least during all Parking Hours. In furtherance thereof, USA LLC covenants and agrees that during such mandatory hours of operation, it shall have or cause its garage operator to have uniformed staff on duty in the Garage. Notwithstanding that the Parking Garage will be staffed and open to the public only during Parking Hours, USA LLC agrees that users of Executive Parking Stalls and Regular Parking Stalls shall be entitled to park in the Garage Project during hours in which the Garage is closed, without additional charge, except on days of a Posted Event.

         Section 8. USA LLC agrees to comply with and to cause the designated operator of the Garage Project to comply with the requirements the Property Use and Development Agreement recorded under recording number 9002161696 in the records of King County, Washington with respect to the requirements in such document for carpool stalls.

         Section 9. For so long as the Underlying Agreement and/or the Condominium Declaration continue in effect, to the extent permitted by applicable law, USA LLC covenants to defend, indemnify and hold Unit Owner, its agents, property managers, employees, tenants, and Mortgagees harmless from and against all claims, costs, expenses (including but not limited to attorneys' fees), losses, fines, penalties, and other liabilities arising from or a result of (i) the occupancy or use of the Garage Project by USA LLC, any of its sublessees or licensees or any agent, contractor or employee of any of them;
(ii) any accident, injury, loss or damage whatsoever caused to any person or property alleged to have occurred on or about the Garage; or (iii) any negligence or willful misconduct of USA LLC or any sublessee, licensee or agent, contractor or employee of any of them that is alleged or proven to have occurred on or about the Garage Project; provided, however, that with respect to damage caused by or resulting from the concurrent negligence of the indemnified person, its agents or employees, and USA LLC, its agents or employees, the foregoing indemnity shall apply only to the extent of the negligence of USA LLC, its agents or employees.

         Section 10. All of the provisions, agreements, rights, powers, covenants, conditions and obligations contained in the Underlying Agreement and this Addendum shall be binding on the parties, their respective heirs, successors (by merger, consolidation or otherwise) and assigns, devisees, administrators, representatives, lessees and all other persons acquiring either Unit 4 or the Base Unit, or any portion thereof, or any interest therein, whether by operation of law or in any other manner whatsoever, and shall inure to the benefit of the parties and their respective

                                       3.

heirs, successors (by merger, consolidation or otherwise) and assigns as Owners (determined pursuant to the Condominium Declaration). All the provisions of the Underlying Agreement and this Addendum shall be enforceable as equitable servitudes and constitute covenants running with the land pursuant to applicable law. It is expressly acknowledged that respect to the various covenants (whether affirmative or negative) on the part of each respective party contained in the Underlying Agreement or this Addendum, which affect or bind, or are to be performed on portions of each party's respective Unit, the Unit benefited by such covenant shall, during the term of the Underlying Agreement and this Addendum be the dominant estate, and the Unit of the respective Owner, as the case may be (or if the particular covenant affects, binds or is to be performed on less than the whole of such Unit, then with respect to the particular covenant, such portion thereof as is affected by, or bound by, a particular covenant, on or which the particular covenant is to be performed) shall, during the term of the Underlying Agreement and this Addendum, be the servient estate.

         Section 11. Nothing in the Underlying Agreement or this Addendum, nor the acts of the parties, shall be deemed to create a partnership between or among the parties or shall cause them to be considered joint venturers or members of any joint enterprise.

         Section 12. The provisions of the Underlying Agreement and this Addendum are for the exclusive benefit of the parties and their successors and assigns and are not for the benefit of any third person nor shall this Agreement be deemed to have conferred any rights, express or implied, upon any third person. It is expressly understood and agreed that no modification, amendment, whole or in part, of the Underlying Agreement or this Addendum shall require any consent or approval on the part of any person other than the undersigned, or their successors or assigns as the Owner of each of the undersigned's respective Units in the condominium.

         IN WITNESS WHEREOF, this Addendum is executed by the parties, intended to be legally bound, as of the date first written above.

USA LLC                                UNION  STATION ASSOCIATES, LLC,
                                       a Washington limited liability company
                                       By NSD, L.L.C., Manager

                                       By: /s/  Kevin Daniels
                                          --------------------------------------
                                           Name:  Kevin Daniels
                                           Title: Member

UNIT OWNER                             OPUS UNION STATION II, L.L.C.,
                                       a Delaware limited liability company

                                       By: /s/  Thomas B. Parsons
                                          --------------------------------------
                                          Name:  Thomas B. Parsons
                                          Title: Vice President

STATE OF WASHINGTON        )
                           ) ss.
COUNTY OF KING             )

                                       4.

         THIS IS TO CERTIFY that on this 15th day of February, 2000, before me, the undersigned, a notary public in and for the state of Washington, duly commissioned and sworn, personally appeared KEVIN DANIELS, to me known to be a Member of NSD, L.L.C., a Washington limited liability company, to me known to be the Manager of UNION STATION ASSOCIATES, LLC, the Washington limited liability company that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of each limited liability company for the uses and therein mentioned, and on oath stated that said individual was authorized to execute said instrument.

         WITNESS my hand and official seal hereto affixed this 15th of February, 2000.

                                        /s/  Alex B. Galloway
                                       -----------------------------------------
                                       (Signature of Notary)

                                             Alex B. Galloway
                                       -----------------------------------------
                                       (Print or stamp name of Notary)
                                       NOTARY PUBLIC in and for the State of
                                       Washington, residing at North Bend
                                       My Appointment Expires: 5-22-02

                                       5.

STATE OF WASHINGTON )
                           ) ss.
COUNTY OF KING             )

         THIS IS TO CERTIFY that an this 14 day of February, 2000, before me, the undersigned, a notary public in and for the state of Washington, duly commissioned and sworn, personally appeared THOMAS B. PARSONS, to me known to be the Vice President of OPUS UNION STATION II, L.L.C, the Delaware limited liability company that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of each limited liability company for the uses and therein mentioned, and on oath stated that said individual was authorized to execute said instrument.

         WITNESS my hand and official seal hereto affixed this 14 day of February, 2000.

                                        /s/  Karen E.Y. Booth
                                       -----------------------------------------
                                       (Signature of Notary)

                                             Karen E.Y. Booth
                                       -----------------------------------------
                                       (Print or stamp name of Notary)
                                       NOTARY PUBLIC in and for the State of
                                       Washington, residing at POULSBO
                                       My Appointment Expires: 12-28-02

                                       6.

                   ADDENDUM TO PARKING AGREEMENT AND COVENANT

         This Addendum to Parking Agreement and Covenant (this "Addendum") is made as of June 1, 1999 by and between UNION STATION ASSOCIATES, LLC. a Washington limited liability company ("USA LLC") and OPUS UNION STATION, L.L.C., a Delaware limited liability company ("Unit Owner").

         USA LLC and Unit Owner are parties to that certain Parking Agreement and Covenant (Union Station Parking Garage) made and dated concurrently herewith (the "Underlying Agreement"). Unit Owner owns Unit 2. Unless specifically defined in this Addendum, capitalized terms have the same meaning as set forth in the Underlying Agreement.

         USA LLC and Unit Owner wish to amend and supplement the Underlying Agreement, all on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the covenants and agreements hereinafter contained, the receipt and sufficiency of which is fully and unconditionally acknowledged, USA LLC and Unit Owner do hereby agree as follows:

         SECTION 1. This Addendum is incorporated by reference into the Underlying Agreement set forth in full in the Underlying Agreement and the combination of the Underlying Agreement and this Addendum are deemed to be a single integrated agreement and shall be construed as such so that a breach by either party of any of the terms, provisions, covenants or conditions of either the Underlying Agreement or this Addendum shall constitute a breach of both agreements entitling the non-defaulting party to exercise any and all remedies provided in the Underlying Agreement or this Addendum or by applicable law.

         SECTION 2. Any conflict between this Addendum and the Underlying Agreement shall be controlled by the provisions of this Addendum.

         SECTION 3. USA LLC covenants and agrees for the benefit of Unit Owner that:

                  (a) Unit Owner shall at all times have the right to lease not less than one (1) parking stall in the Garage Project for each 1,000 square feet of Rentable Area of its Unit (the "Unit Entitlement"). As used herein, "Rentable Area" shall have the same meaning as set forth in "Standard Method for Measuring Floor Area in Office Buildings" (ANSI/BOMA Z65 1-1996) published by Building Owners and Managers Association International.

                  (b) Unit Owner shall not be required at any time to lease a minimum number of Leased Stalls.

                  (c) Each month Unit Owner shall notify USA LLC, or its designated garage operators, of the number of each type of parking stall it desires, as provided in paragraph 2 of the Underlying Agreement, for the following month. provided the number of Executive Parking Stalls shall not exceed 15% of the total Unit Entitlement without USA LLC's prior written agreement; and provided further that for any month Unit Owner does not provide such notice, Unit Owner shall have the same number of each type of stall it had during the prior month.

                  (d) As used herein. the following terms have the following meanings:

                  (i) "Executive Parking Stall" shall mean a stall in the Garage Project which is located in a designated area within the Garage Project available to such users which are specifically set aside for Executive Parking Stall users on a non-reserved basis and which will be available to such users on a 24 hour basis throughout the entire calendar year and shall not be subject to or limited to Parking Hours.

                  (ii) "Regular Parking Stall" shall mean a parking stall available in common with other users of the Garage Project on a non-reserved basis, anywhere in the Garage Project, other than stalls reserved for Executive Parking Stalls or similar reserved parking, which is available to a user on a 24 hour basis throughout the entire calendar year except for days when a Posted Event is scheduled to occur. On days of Posted Events, the Regular Parking Stalls will be limited to the Parking Hours.

                  (iii) "Posted Event" means any event scheduled for the Kingdome, the Football Stadium, the Baseball Stadium or the adjacent Exhibition Hall, during non-Parking Hours, which shall be posted at the entrances to the Garage Project.

                  (iv) "Parking Hours" shall mean 7:00 o'clock a.m. to 6:00 o'clock p.m., Monday through Friday, 7:00 o'clock a.m. to 12:00 o'clock noon on Saturday.

                  (e) In addition to the Unit Entitlement, Unit Owner's tenants and guests shall be entitled to lease during Parking Hours any available stalls in the Garage Project on the same basis as the general public and the other owners of Units in the Condominium.

                  (f) USA LLC will not lease or license more Executive Parking Stalls than the number of spaces specifically set aside for Executive Parking Stalls in the Garage Project at the time, or lease or license to other owners of units in the Condominium, more spaces than the rate of Unit Owner's Unit Entitlement or lease or license more Regular Parking Stalls than the number of spaces in the Garage Project not set aside for Executive Parking Stalls at the time.

                  (g) Unit Owner shall at all times have the right, if it wishes, to deal directly with USA LLC on behalf of tenants and occupants of the Office Project.

                  (h) USA LLC will notify Unit Owner of Posted Events during any calendar month on or before the 15th day of the prior calendar month.

         SECTION 4. Parking rates for Units Owners' parking stalls shall be fixed commencing on the Effective Date and ending 36 full calendar months after the Effective Date, and the monthly charge for individual Leased Stalls during such period shall be as follows:

DURING CALENDAR YEAR       EXECUTIVE PARKING STALLS*      REGULAR PARKING STALLS*
--------------------       -------------------------      -----------------------
       1999                       $225.00                        $175.00
       2000                       $236.25                        $183.75
       2001                       $248.06                        $192.04
       2002                       $260.46                        $202.59
       2003                       $273.48                        $212.72

                           *plus applicable sales tax

         SECTION 5. Following expiration of the period covered by Section 4 above, the parking rates for the Garage Project will be based on those charged for parking in similar garages in the area of the Garage Project in view of the hours which a particular parker is entitled to park in the Garage Project. The parties agree that the Merrill Place Garage, the Butler Garage and 83 King Street Garage parking garages (the "Base Comparable Garages") are comparable garages for purposes of establishing rates for the Garage Project. USA LLC agrees not to charge in excess of the mean rate then charged by the Base Comparable Garages for their parking stalls adjusted to be equivalent to Executive Parking Stalls and Regular Parking Stalls. The parties may change the Base Comparable Garages from time to time with the consent of USA LLC and Unit Owner, which consent shall not be unreasonably withheld. The rates, as established from time to time by USA LLC will be attached as a Schedule to this Addendum; provided that a person using a Regular Parking Stall who does not vacate the stall by 30 minutes after expiration of Parking Hours on the day of a Posted Event or who parks in the Garage Project on the day of a Posted

Event when such day has no Parking Hours shall be charged the parking fee for the Posted Event in addition to the monthly charge payable by such person.

         SECTION 6. Any reference in the Underlying Agreement or this Addendum to USA LLC includes its successors and assigns as Owner (as defined in the Condominium Declaration) of the Base Unit.

         SECTION 7. USA LLC covenants to open and operate the Garage Project at least during all Parking Hours. In furtherance thereof, USA LLC covenants and agrees that during such mandatory hours of operation, it shall have or cause its garage operator to have uniformed staff on duty in the Garage. Notwithstanding that the Parking Garage will be staffed and open to the public only during Parking Hours, USA LLC agrees that users of Executive Parking Stalls and Regular Parking Stalls shall be entitled to park in the Garage Project during hours in which the Garage is closed, without additional charge, except on days of a Posted Event.

         SECTION 8. USA LLC agrees to comply with and to cause the designated operator of the Garage Project to comply with the requirements the Property Use and Development Agreement recorded under recording number 9002161696 in the records of King County, Washington with respect to the requirements in such document for carpool stalls.

         SECTION 9. For so long as the Underlying Agreement and/or the Condominium Declaration continue in effect, to the extent permitted by applicable law, USA LLC covenants to defend, indemnify and hold Unit Owner, its agents, property managers, employees, tenants, and Mortgagees harmless from and against all claims, costs, expenses (including but not limited to attorneys' fees), losses, fines, penalties, and other liabilities arising from or a result of (i) the occupancy or use of the Garage Project by USA LLC, any of its sublessees or licensees or any agent, contractor or employee of any of them;
(ii) any accident, injury, loss or damage whatsoever caused to any person or property alleged to have occurred on or about the Garage; or (iii) any negligence or willful misconduct of USA LLC or any sublessee, licensee or agent, contractor or employee of any of them that is alleged or proven to have occurred on or about the Garage Project; provided, however, that with respect to damage caused by or resulting from the concurrent negligence of the indemnified person, its agents or employees, and USA LLC, its agents or employees, the foregoing indemnity shall apply only to the extent of the negligence of USA LLC, its agents or employees.

         SECTION 10. All of the provisions, agreements, rights, powers, covenants, conditions and obligations contained in the Underlying Agreement and this Addendum shall be binding on the parties, their respective heirs, successors (by merger, consolidation or otherwise) and assigns, devisees, administrators, representatives, lessees and all other persons acquiring either Unit 2 or the Base Unit, or any portion thereof, or any interest therein, whether by operation of law or in any other manner whatsoever, and shall inure to the benefit of the parties and their respective heirs, successors (by merger, consolidation or otherwise) and assigns as Owners (determined pursuant to the Condominium Declaration). All the provisions of the Underlying Agreement and this Addendum shall be enforceable as equitable servitudes and constitute covenants running with the land pursuant to applicable law. It is expressly acknowledged that respect to the various covenants (whether affirmative or negative) on the part of each respective party contained in the Underlying Agreement or this Addendum, which affect or bind, or are to be performed on portions of each party's respective Unit, the Unit benefited by such covenant shall, during the term of the Underlying Agreement and this Addendum be the dominant estate, and the Unit of the respective Owner, as the case may be (or if the particular covenant affects, binds or is to be performed on less than the whole of such Unit, then with respect to the particular covenant, such portion thereof as is affected by, or bound by, a particular covenant, on or which the particular covenant is to be performed) shall, during the term of the Underlying Agreement and this Addendum, be the servient estate.

         SECTION 11. Nothing in the Underlying Agreement or this Addendum, nor the acts of the parties, shall be deemed to create a partnership between or among the parties or shall cause them to be considered joint venturers or members of any joint enterprise.

         SECTION 12. The provisions of the Underlying Agreement and this Addendum are for the exclusive benefit of the parties and their successors and assigns and are not for the benefit of any third person nor shall this Agreement be deemed to have conferred any rights, express or implied, upon any third person. It is expressly understood and agreed that no modification, amendment, whole or in part, of the Underlying Agreement or this

Addendum shall require any consent or approval on the part of any person other than the undersigned, or their successors or assigns as the Owner of each of the undersigned's respective Units in the condominium.

         IN WITNESS WHEREOF, this Addendum Is executed by the parties, intended to be legally bound, as of the date first written above.

USA LLC                                UNION STATION ASSOCIATES, LLC,
                                       a Washington limited liability company
                                       By NSD, L.L.C., Manager

                                       By:  /s/  Kevin Daniels
                                          --------------------------------------
                                          Name:  Kevin Daniels
                                          Title: Member

UNIT OWNER                             OPUS UNION STATION, L.L.C.,
                                       a Delaware limited liability company

                                       By:  /s/  Thomas B. Parsons
                                          --------------------------------------
                                          Name:  Thomas B. Parsons
                                          Title: Vice President

STATE OF WASHINGTON        )
                           ) ss.
COUNTY OF KING             )

         THIS IS TO CERTIFY that on the 1st day of June, 1999, before me, the undersigned, a notary public in and for the State of Washington, duly commissioned and sworn, personally appeared KEVIN DANIELS to me known to be a Member of NSD, L.L.C., a Washington limited liability company and to me known to be the Manager of UNION STATION ASSOCIATES, L.L.C., the Washington limited liability company that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of each limited liability company for the uses and purposes therein mentioned, and on oath stated that said individual was authorized to execute said instrument.

         WITNESS my hand and official seal hereto affixed this 1st day of June, 1999.

                                         /s/  Alex B. Galloway
                                       -----------------------------------------
                                       (Signature of Notary)

                                              Alex B. Galloway
                                       -----------------------------------------
                                       (Print or stamp name of Notary)

                                       NOTARY PUBLIC in and for the State of
                                       Washington
                                       My Appointment Expires: 5-22-02

STATE OF WASHINGTON        )
                           ) ss.
COUNTY OF KING             )

         I certify that I know or have satisfactory evidence that Thomas B. Parsons is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Vice President of OPUS UNION STATION, L.L.C. to be the free and voluntary act and deed of said limited liability corporation, for the uses and purposes mentioned in the instrument.

         WITNESS my hand and official seal hereto affixed this 1st day of June, 1999.

                                         /s/  Alex B. Galloway
                                       -----------------------------------------
                                       (Signature of Notary)

                                             Alex B. Galloway
                                       -----------------------------------------
                                       (Print or stamp name of Notary)

                                       NOTARY PUBLIC in and for the State of
                                       Washington
                                       My Appointment Expires: 5-22-02

RETURN ADDRESS:
David H Oswald, Esq
Ryan, Swanson & Cleveland, PLLC
1201 Third Avenue, Suite 3400
Seattle, WA 98101-3034

                                  AMENDMENT TO
                         PARKING AGREEMENT AND COVENANT

RECORDING NO OF RELATED DOCUMENT                        20000216000353

GRANTOR                                                 UNION STATION ASOCIATES, LLC

GRANTEE                                                 OPUS UNION STATION II L.L.C.

ABREVIATED LEGAL DESCRIPTION                            N/A (See related document referred to above)

ASSESSOR'S TAX PARCEL NO.                               880970-0050-00

         The Amendment to Parking Agreement and Covenant (the "Amendment") is made and entered into this 10th day of May, 2000, by and between Union Station Associates, LLC, a Washington limited liability company ("USA") and OPUS Union Station II, L.L.C., a Delaware limited liability company ("OPUS")

         WHEREAS, USA and OPUS entered into a Parking Agreement and Covenant dated February 15, 2000, and recorded under King County Recording No. 20000216000353 (the "Parking Agreement"), which Parking Agreement provided for the lease of up to 257 parking stalls in the Garage Project (as defined in the Parking Agreement), and

         WHEREAS, the number of parking stalls was based on the proposed rentable square footage of the Office Project (as defined in the Parking Agreement) of 256,886, and

         WHEREAS, the revised rentable square footage of the Office Project is now 260,044 square feet and the parties have agreed to increase the maximum number of parking stalls available to OPUS to 260,

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree to amend the Parking Agreement as follows:

         1. In the last line of Recital paragraph D and the sixth line of paragraph 1 of the Parking Agreement "257" is hereby amended to be "260".

                                       1.

         2. Except as hereby amended by this Amendment, the Parking Agreement shall remain in full force and effect.

                                       UNION STATION ASSOCIATES, LLC,
                                       a Washington limited liability company

                                       By  NSD, L.L.C., a Washington limited
                                           liability company, its manager

                                       By:  /s/  Kevin Daniels
                                          --------------------------------------
                                          Kevin Daniels, Member

                                       OPUS UNION STATION II, L.L.C.,
                                       a Delaware limited liability company

                                       By:  /s/  Thomas B. Parsons
                                          --------------------------------------
                                          Thomas B. Parsons, Vice President

                                       2.

STATE OF WASHINGTON  )
                     ) ss.
COUNTY OF KING       )

         I certify that I know or have satisfactory evidence that KEVIN DANIELS is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Member of NSD, LLC, as the Manager of UNION STATION ASSOCIATES, LLC, to be the free and voluntary act and deed of said limited liability company, for the uses and purposes mentioned in the instrument

         WITNESS my hand and official seal hereto affixed this 10th day of May, 2000

                                         /s/  Linda Pieratt
                                       -----------------------------------------
                                       (Signature of Notary)

                                              Linda Pieratt
                                       -----------------------------------------
                                       (Print or stamp name of Notary)
                                       NOTARY PUBLIC in and for the State of
                                       Washington
                                       My Appointment Expires: 8-19-00

STATE OF WASHINGTON )
                    ) ss.
COUNTY OF KING      )

         I certify that I know or have satisfactory evidence that THOMAS B, PARSONS is the person who appeared before me, and said person acknowledged that he signed this instrument, an oath stated that he was authorized to execute the instrument and acknowledged it as the Vice-President of OPUS UNION STATION II, L.L.C., to be the free and voluntary act and deed of said limited liability company, for the uses and purposes mentioned in the instrument

         WITNESS my hand and official seal hereto affixed this 10th day of May, 2000

                                         /s/  Robin Wolff
                                       -----------------------------------------
                                       (Signature of Notary)

                                              Robin Wolff
                                       -----------------------------------------
                                       (Print or stamp name of Notary)
                                       NOTARY PUBLIC in and for the State of
                                       Washington
                                       My Appointment Expires: 6/15/2002

                                       3.

                              EXHIBIT D TO SUBLEASE

                               LANDLORD'S CONSENT

         The undersigned, Landlord under the Prime Lease (as defined in the foregoing Sublease Agreement dated as of May ___, 2003, by and between Amazon.com Holdings, Inc. and Blue Nile, Inc.), hereby consents, as contemplated in Article 13 of such Prime Lease, to the foregoing Sublease on the express condition that nothing in this consent is intended to relieve, release, discharge or otherwise affect the liability of Sublandlord or Original Tenant from the performance of their respective obligations to Landlord under the Prime Lease and they shall remain fully liable under the Prime Lease to perform all of the obligations of the "Tenant" under the Prime Lease. This Consent shall apply only to this Sublease and shall not be deemed to be either (a) a consent to any other sublease, assignment or other Transfer (as defined in the Prime Lease) of any interest in any of the Premises leased to Sublandlord under the Prime Lease or (b) a release from or waiver of the obligation to obtain Landlord's consent in the event of any future sublease or assignment or other Transfer of any interest in any of the Premises leased to Sublandlord under the Prime Lease.

         This consent and the Recognition Agreement dated May 22, 2003 between Landlord, Subtenant and Amazon.com Holdings, Inc., represent the entire agreement of Landlord with respect to the Sublease and shall be binding upon and inure to the benefit of Subtenant, Sublandlord, Original Tenant, and Landlord and their respective successors and assigns.

         Nothing in this Consent or the Sublease shall be deemed to obligate Landlord to perform any obligations under the Prime Lease for the benefit of Subtenant. This Consent is issued on the understanding that nothing contained in the Sublease or this Consent and no direct relationship between Landlord and Subtenant including, without limitations, the provisions of Section 4.3 of the Sublease, shall modify, expand or enlarge Landlord's obligations under the Prime Lease nor release Sublandlord or Original Tenant from any of their obligations thereunder.

Dated this 22 day of May, 2003.

                                       SEATTLE UNION STATION II, LLC,
                                       a Washington limited liability company

                                       By:  /s/  Joseph D. Weinstein
                                          --------------------------------------
                                          Joseph D. Weinstein, Asst Secy of Mig
                                       Corp, its Manager

                  ORIGINAL TENANT'S CONSENT AND ACKNOWLEDGMENT

         Original Tenant hereby consents to the foregoing Sublease and ratifies and affirms that Original Tenant remains liable under the Prime Lease as a principal and not as a surety notwithstanding execution of the foregoing Sublease or any course of conduct or dealings between Subtenant and Tenant and nothing contained herein and no such course of conduct or dealings shall relieve, release, discharge or otherwise affect the liability of Original Tenant for the performance of Sublandlord's and Original Tenant's obligations to Landlord under the Prime Lease.

Agreed to and accepted this 21 day of May, 2003.

                                       AMAZON.COM, INC.

                                       By:  /s/  Mark S. Peek
                                          --------------------------------------
                                       Name:     Mark S. Peek
                                       Title:   VP CAO